As filed with the Securities and Exchange Commission on June 27, 2003
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IASIS Healthcare Corporation

(Exact name of registrant as specified in its charter)

Delaware	8062	76-0450619
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

113 Seaboard Lane, Suite A-200

Franklin, Tennessee 37067
(615) 844-2747
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Frank A. Coyle

General Counsel and Secretary
113 Seaboard Lane, Suite A-200
Franklin, Tennessee 37067
(615) 844-2747
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Leigh Walton J. James Jenkins, Jr. Bass, Berry & Sims PLC 315 Deaderick Street, Suite 2700 Nashville, Tennessee 37238 (615) 742-6200	Phyllis G. Korff Richard B. Aftanas Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036 (212) 735-3000

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed
Title of Each Class of	Amount to be	Offering Price Per	Maximum Aggregate	Amount of
Securities to be Registered	Registered	Security(1)	Offering Price(1)	Registration Fee(1)

8 1/2% Senior Subordinated Notes due 2009	$100,000,000	100%	$100,000,000	$8,090
Guarantees of 8 1/2% Senior Subordinated Notes due 2009(2)	—	—	—	—
Total	$100,000,000	100%	$100,000,000	$8,090

(1)	Determined in accordance with Rule 457(f) under the Securities Act.

(2)	No separate consideration will be received for the Guarantees, and, therefore, no additional registration fee is required.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

ADDITIONAL REGISTRANTS

Arizona Diagnostic & Surgical Center, Inc.

(Exact name of registrant as specified in its charter)

Delaware	8062	62-1799439
(State or other jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

113 Seaboard Lane, Suite A-200

Franklin, Tennessee 37067
(615) 844-2747
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Baptist Joint Venture Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	8062	62-1796514
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

113 Seaboard Lane, Suite A-200

Franklin, Tennessee 37067
(615) 844-2747
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Beaumont Hospital Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	8062	62-1796501
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

113 Seaboard Lane, Suite A-200

Franklin, Tennessee 37067
(615) 844-2747
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Biltmore Surgery Center, Inc.

(Exact name of registrant as specified in its charter)

Arizona	8062	86-0837176
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

113 Seaboard Lane, Suite A-200

Franklin, Tennessee 37067
(615) 844-2747
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Biltmore Surgery Center Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	8062	62-1796499
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

113 Seaboard Lane, Suite A-200

Franklin, Tennessee 37067
(615) 844-2747
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brookwood Diagnostic Center of Tampa, Inc.

(Exact name of registrant as specified in its charter)

Delaware	8062	62-1801013
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

113 Seaboard Lane, Suite A-200

Franklin, Tennessee 37067
(615) 844-2747
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CliniCare of Texas, Inc.

(Exact name of registrant as specified in its charter)

Delaware	8062	62-1801973
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

113 Seaboard Lane, Suite A-200

Franklin, Tennessee 37067
(615) 844-2747
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CliniCare of Utah, Inc.

(Exact name of registrant as specified in its charter)

Delaware	8062	62-1795211
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

113 Seaboard Lane, Suite A-200

Franklin, Tennessee 37067
(615) 844-2747
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Davis Hospital & Medical Center, Inc.

(Exact name of registrant as specified in its charter)

Delaware	8062	62-1795217
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

113 Seaboard Lane, Suite A-200

Franklin, Tennessee 37067
(615) 844-2747
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Davis Surgical Center Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	8062	62-1796493
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

113 Seaboard Lane, Suite A-200

Franklin, Tennessee 37067
(615) 844-2747
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

First Choice Physicians Network Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	8062	62-1796513
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

113 Seaboard Lane, Suite A-200

Franklin, Tennessee 37067
(615) 844-2747
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

IASIS Finance, Inc.

(Exact name of registrant as specified in its charter)

Delaware	8062	62-1797792
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

113 Seaboard Lane, Suite A-200

Franklin, Tennessee 37067
(615) 844-2747
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

IASIS Healthcare Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	8062	62-1798194
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

113 Seaboard Lane, Suite A-200

Franklin, Tennessee 37067
(615) 844-2747
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

IASIS Healthcare MSO Sub of Salt Lake City, LLC

(Exact name of registrant as specified in its charter)

Utah	8062	62-1756039
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

113 Seaboard Lane, Suite A-200

Franklin, Tennessee 37067
(615) 844-2747
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

IASIS Home Infusion and Medical Equipment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	8062	62-1797794
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

113 Seaboard Lane, Suite A-200

Franklin, Tennessee 37067
(615) 844-2747
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

IASIS Management Company

(Exact name of registrant as specified in its charter)

Delaware	8062	62-1797795
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

113 Seaboard Lane, Suite A-200

Franklin, Tennessee 37067
(615) 844-2747
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

IASIS Physician Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	8062	62-1801974
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

113 Seaboard Lane, Suite A-200

Franklin, Tennessee 37067
(615) 844-2747
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

IASIS Transco, Inc.

(Exact name of registrant as specified in its charter)

Delaware	8062	62-1801016
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

113 Seaboard Lane, Suite A-200

Franklin, Tennessee 37067
(615) 844-2747
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jordan Valley Hospital Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	8062	62-1795215
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

113 Seaboard Lane, Suite A-200

Franklin, Tennessee 37067
(615) 844-2747
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jordan Valley Hospital, LP

(Exact name of registrant as specified in its charter)

Delaware	8062	82-0588653
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

113 Seaboard Lane, Suite A-200

Franklin, Tennessee 37067
(615) 844-2747
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

MCS/ AZ, Inc.

(Exact name of registrant as specified in its charter)

Delaware	8062	62-1799433
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

113 Seaboard Lane, Suite A-200

Franklin, Tennessee 37067
(615) 844-2747
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Memorial Hospital of Tampa, LP

(Exact name of registrant as specified in its charter)

Delaware	8062	62-1795584
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

113 Seaboard Lane, Suite A-200

Franklin, Tennessee 37067
(615) 844-2747
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mesa General Hospital, LP

(Exact name of registrant as specified in its charter)

Delaware	8062	62-1795590
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

113 Seaboard Lane, Suite A-200

Franklin, Tennessee 37067
(615) 844-2747
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Metro Ambulatory Surgery Center, Inc.

(Exact name of registrant as specified in its charter)

Delaware	8062	62-1796497
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

113 Seaboard Lane, Suite A-200

Franklin, Tennessee 37067
(615) 844-2747
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Odessa Regional Hospital, LP

(Exact name of registrant as specified in its charter)

Delaware	8062	62-1795574
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

113 Seaboard Lane, Suite A-200

Franklin, Tennessee 37067
(615) 844-2747
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Palms of Pasadena Homecare, Inc.

(Exact name of registrant as specified in its charter)

Delaware	8062	62-1797790
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

113 Seaboard Lane, Suite A-200

Franklin, Tennessee 37067
(615) 844-2747
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Palms of Pasadena Hospital, LP

(Exact name of registrant as specified in its charter)

Delaware	8062	62-1795583
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

113 Seaboard Lane, Suite A-200

Franklin, Tennessee 37067
(615) 844-2747
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Pioneer Valley Health Plan, Inc.

(Exact name of registrant as specified in its charter)

Delaware	8062	62-1795212
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

113 Seaboard Lane, Suite A-200

Franklin, Tennessee 37067
(615) 844-2747
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Pioneer Valley Hospital, Inc.

(Exact name of registrant as specified in its charter)

Delaware	8062	62-1795216
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

113 Seaboard Lane, Suite A-200

Franklin, Tennessee 37067
(615) 844-2747
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Rocky Mountain Medical Center, Inc.

(Exact name of registrant as specified in its charter)

Delaware	8062	62-1795213
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

113 Seaboard Lane, Suite A-200

Franklin, Tennessee 37067
(615) 844-2747
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Salt Lake Regional Medical Center, Inc.

(Exact name of registrant as specified in its charter)

Delaware	8062	62-1795214
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

113 Seaboard Lane, Suite A-200

Franklin, Tennessee 37067
(615) 844-2747
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Sandy City Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	8062	62-1796492
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

113 Seaboard Lane, Suite A-200

Franklin, Tennessee 37067
(615) 844-2747
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Southeast Texas Hospital, LP

(Exact name of registrant as specified in its charter)

Delaware	8062	27-0060569
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

113 Seaboard Lane, Suite A-200

Franklin, Tennessee 37067
(615) 844-2747
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Southridge Plaza Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	8062	62-1796491
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

113 Seaboard Lane, Suite A-200

Franklin, Tennessee 37067
(615) 844-2747
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Southwest General Hospital, LP

(Exact name of registrant as specified in its charter)

Delaware	8062	62-1795572
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

113 Seaboard Lane, Suite A-200

Franklin, Tennessee 37067
(615) 844-2747
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

SSJ St. Petersburg Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	8062	62-1796504
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

113 Seaboard Lane, Suite A-200

Franklin, Tennessee 37067
(615) 844-2747
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

St. Luke’s Behavioral Hospital, LP

(Exact name of registrant as specified in its charter)

Delaware	8062	62-1795588
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

113 Seaboard Lane, Suite A-200

Franklin, Tennessee 37067
(615) 844-2747
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

St. Luke’s Medical Center, LP

(Exact name of registrant as specified in its charter)

Delaware	8062	62-1795587
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

113 Seaboard Lane, Suite A-200

Franklin, Tennessee 37067
(615) 844-2747
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Tampa Bay Staffing Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	8062	62-1797791
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

113 Seaboard Lane, Suite A-200

Franklin, Tennessee 37067
(615) 844-2747
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Tempe St. Luke’s Hospital, LP

(Exact name of registrant as specified in its charter)

Delaware	8062	62-1795586
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

113 Seaboard Lane, Suite A-200

Franklin, Tennessee 37067
(615) 844-2747
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Town & Country Hospital, LP

(Exact name of registrant as specified in its charter)

Delaware	8062	62-1795580
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

113 Seaboard Lane, Suite A-200

Franklin, Tennessee 37067
(615) 844-2747
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

The information in this prospectus is not complete and may be changed. We may not exchange for these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED JUNE 27, 2003

PROSPECTUS

IASIS Healthcare Corporation

Offer to Exchange

up to $100,000,000 of
8 1/2% Senior Subordinated Notes due 2009
for
up to $100,000,000 of
8 1/2% Senior Subordinated Notes due 2009
that have been registered under
the Securities Act of 1933

Terms of the new 8 1/2% senior subordinated notes offered in the exchange offer:

•	The terms of the new notes are identical to the terms of the outstanding notes, except that the new notes have been registered under the Securities Act of 1933 and will not contain restrictions on transfer or registration rights.

Terms of the exchange offer:

•	We are offering to exchange up to $100,000,000 of our outstanding 8 1/2% senior subordinated notes due 2009 for new notes with materially identical terms that have been registered under the Securities Act and are generally freely tradable.

•	We will exchange all outstanding notes that you validly tender and do not validly withdraw before the exchange offer expires for an equal principal amount of new notes.

•	The exchange offer expires at 5:00 p.m., New York City time, on , 2003, unless extended.

•	Tenders of outstanding notes may be withdrawn at any time prior to the expiration of the exchange offer.

•	The exchange of new notes for outstanding notes should not be a taxable event for U.S. federal income tax purposes.

     Each broker-dealer registered as such under the Securities Exchange Act of 1934 that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. The letter of transmittal that accompanies this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for outstanding notes where the outstanding notes were acquired by the broker-dealer as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date of the exchange offer and ending on the close of business 180 days after the expiration date of the exchange offer, or such shorter period as will terminate when all new notes held by broker-dealers that receive new notes for their own account or initial purchasers of the outstanding securities have been sold pursuant to this prospectus, we will make this prospectus available to any broker-dealer for use in connection with any resale of new notes received by a broker-dealer for its own account. See “Plan of Distribution.”

     You should carefully consider the Risk Factors beginning on page 11 of this prospectus before participating in the exchange offer.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the new notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                        , 2003

PROSPECTUS SUMMARY
The Exchange Offer
SUMMARY CONSOLIDATED FINANCIAL AND OTHER DATA
RISK FACTORS
FORWARD-LOOKING STATEMENTS
THE EXCHANGE OFFER
CAPITALIZATION
SELECTED FINANCIAL DATA
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
BUSINESS
MANAGEMENT
DESCRIPTION OF NOTES
PLAN OF DISTRIBUTION
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
WHERE YOU CAN FIND MORE INFORMATION
INDEX TO FINANCIAL STATEMENTS
REPORT OF INDEPENDENT AUDITORS
CONSOLIDATED STATEMENTS OF OPERATIONS
CONSOLIDATED STATEMENTS OF CASH FLOWS
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
CONDENSED AND CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
CONDENSED AND CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
NOTES TO UNAUDITED CONDENSED AND CONSOLIDATED FINANCIAL STATEMENTS
PART II
SIGNATURES
EXHIBIT INDEX
EX-3.3 ADVANCED MEDICAL EQUIPMENT CERTIFICATE
EX-3.4 ADVANCED MEDICAL EQUIPMENT AMENDMENT
EX-3.5 ARIZONA DIAGNOSTICS CERTIFICATE
EX-3.6 ARIZONA DIAGNOSTICS AMENDMENT
EX-3.11 BROOKWOOD DIAGNOSTIC CENTER CERTIFICATE
EX-3.12 CLINICARE OF ARIZONA CERTIFICATE
EX-3.13 CLINICARE OF ARIZONA AMENDMENT
EX-3.14 OASIS STAFFING SERVICES AMENDMENT
EX-3.15 CLINICARE OF ARIZONA AMENDMENT
EX-3.16 CLINICARE OF TEXAS CERTIFICATE
EX-3.22 IASIS HOME INFUSION CERTIFICATE
EX-3.23 IASIS HOMECARE OF ARIZONA CERTFICATE
EX-3.24 IASIS HOMECARE OF ARIZONA AMENDMENT
EX-3.27 JORDAN VALLEY HOSPITAL CERTIFCATE
EX-3.28 MCS/AZ CERTIFICATE OF INCORPORATION
EX-3.30 PALMS OF PASENDA CERTIFICATE
EX-3.38 TOWN & COUNTRY HOMECARE CERTIFICATE
EX-3.39 TOWN & COUNTRY HOMECARE AMENDMENT
EX-3.40 IASIS HOLDCO OF FLORIDA AMENDMENT
EX-3.42 JORDAN VALLEY HOSPITAL CERTFIFCATE
EX-3.47 SOUTHEAST TEXAS HOSPITAL CERTIFICATE
EX-3.54 JORDAN VALLEY HOSPITAL AGREEMENT
EX-3.55 ODESSA REGIONAL HOSPITAL AGREEMENT
EX-3.56 SOUTHEAST TEXAS HOSPITAL AGREEMENT
EX-4.1THE BANK OF NEW YORK INDENTURE 06/06/03
EX-4.2 SUBSIDIARY GUARANTEE 06/06/03
EX-4.6 SUPPLEMENTAL INDENTURE 09/29/00
EX-4.7 SUPPLEMENTAL INDENTURE 04/01/03
EX-4.11 REGISTRATION RIGHTS AGREEMENT 06/06/03
EX-4.14 FORM OF IASIS EXCHANGE NOTE DUE 2009
EX-10.25 CREDIT AGREEMENT A#1 05/21/03
EX-12 STATEMENT REGARDING COMPUTATION OF RATIOS
EX-21 SUBSIDIARIES OF THE REGISTRANT
EX-23.1 CONSENT OF ERNST & YOUNG LLP
EX-25 STATEMENT OF ELIGIBILITY ON FORM T-1
EX-99.1 LETTER OF TRANSMITTAL
EX-99.2 FORM OF LETTER TO CLIENTS
EX-99.3 FORM OF LETTER TO REGISTERED HOLDERS
EX-99.4 FORM OF NOTICE OF GUARANTEED DELIVERY

      You should rely only on the information contained in this prospectus and the accompanying letter of transmittal. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

i

PROSPECTUS SUMMARY

      This summary contains information about IASIS Healthcare Corporation and the exchange. It may not contain all the information that may be important to you. You should read this entire prospectus before making an investment decision. The terms “IASIS,” “we,” “our,” and “us,” as used in this prospectus, refer to IASIS Healthcare Corporation and its subsidiaries as a consolidated entity, except where it is clear that such terms mean only IASIS Healthcare Corporation. Our fiscal year ends on September 30. All references to years in this prospectus when discussing our financial results relate to fiscal years. All other references to years relate to calendar years. References to the “notes” in this prospectus refer collectively to the outstanding notes and the new notes. Investors should carefully consider the information set forth under “Risk Factors” beginning on page 11.

Company Overview

      We are a leading owner and operator of acute care hospitals that develops and operates networks of medium-sized hospitals in high-growth urban and suburban markets. We operate our hospitals with a strong community focus by offering and developing healthcare services to meet the needs of the markets we serve, promoting strong relationships with physicians and working with local managed care plans. Currently, we own or lease 14 hospitals with a total of 2,116 beds in service. Our hospitals are located in four regions:

•	Salt Lake City, Utah;

•	Phoenix, Arizona;

•	Tampa-St. Petersburg, Florida; and

•	three cities in the State of Texas, including San Antonio.

      We also operate three ambulatory surgery centers and a Medicaid managed health plan in Phoenix called Health Choice Arizona, Inc. that serves over 60,000 members.

      Our general, acute care hospitals offer a variety of medical and surgical services commonly available in hospitals, including emergency services, general surgery, internal medicine, cardiology, obstetrics, orthopedics and physical rehabilitation. In addition, our facilities provide outpatient and ancillary services including outpatient surgery, physical therapy, radiation therapy, diagnostic imaging and respiratory therapy. Our corporate staff actively manages our healthcare facilities and provides a variety of corporate services, including strategic planning, designing and operating information systems, ethics and compliance programs, internal audit, managed care contract negotiation and management, accounting, financial and clinical systems, legal support, personnel and employee benefits management, supply and equipment purchasing agreements and resource management.

Business Strategy

      Our objective is to provide high-quality, cost-effective healthcare services in the communities we serve.

      The key elements of our business strategy are:

Increase Our Market Share in High-Growth Markets. Most of our hospitals are located in high-growth markets that are expected to experience population growth rates through 2005 in excess of the national average. We intend to increase our market share in our existing markets through organic growth and selective acquisitions.

Recruit and Retain Quality Physicians. We intend to continue to recruit and retain quality physicians for our medical staffs and maintain their loyalty to our facilities by:

•	dedicating corporate personnel and resources to physician recruitment;

•	equipping our hospitals with technologically advanced equipment;

•	enhancing physician convenience and access;

•	sponsoring training programs to educate physicians on advanced medical procedures; and

•	providing physicians with remote access to clinical information through our information systems.

We also use our existing physician relationships to recruit new primary care physicians and specialists. In addition, we have established local physician advisory committees to work closely with our local management teams and advise us on facility and market-specific needs and strategies.

Increase Revenue by Expanding Our Services. We analyze demographic and patient data and consult with key physicians and payors to identify and prioritize the healthcare needs of the communities we serve. Examples include:

•	expanding emergency room and surgical capacity;

•	upgrading and expanding specialty services, including cardiology, orthopedics, bariatrics, obstetrics and sub-acute care;

•	updating our technology in surgery, diagnostic imaging and other medical equipment;

•	increasing the number of beds in service at certain of our hospitals; and

•	enhancing the convenience and quality of our outpatient services.

Focus on Profitable Products and Services. We continuously evaluate our services and look to expand our profitable lines of business and improve our business mix. We use our advanced information systems to perform detailed product line margin analyses and monitor the profitability of the services provided at our facilities. We use these analyses to capitalize on price and volume trends through the expansion of certain services.

Provide High Quality Services. We strive to provide high quality services at each of our facilities. We believe the high quality of our services differentiates our hospitals within their markets and provides us with a competitive advantage. All of our hospitals are accredited by the Joint Commission on Accreditation of Healthcare Organizations. We use our information systems to continually monitor the quality of the services we provide in our facilities. We intend to voluntarily comply with the initiatives recently approved by the American Hospital Association and other healthcare organizations concerning the collection and publication of standardized quality measures of patient care.

Focus on Operational Excellence. Our management team has extensive multi-facility operating experience and focuses on operational excellence at our facilities. We believe we can improve our operations and profitability by:

•	using our standardized information systems to provide us with more accurate, timely and cost-effective clinical and financial information;

•	focusing on efficient staffing and supply utilization;

•	capitalizing on purchasing efficiencies and reducing operating costs through our relationship with our national group purchasing organization; and

•	continuing to improve our billing and collection processes through implementation of a national call center and other efforts to increase cash flow and reduce bad debt expenses.

Continue to Develop Favorable Managed Care Relationships. We plan to increase patient volume at our facilities and improve profitability by negotiating favorable terms with managed care plans, entering into contracts with additional managed care plans, where desirable, and aligning reimbursement with acuity of services. Additionally, enhanced contract management systems implemented in each of our hospitals improve our ability to administer managed care contracts to ensure that claims are adjudicated correctly. We believe that the broad geographic coverage of our hospitals in certain of the regions in which we operate increases our attractiveness to managed care plans in those areas.

Continue to Strengthen and Retain Local and Regional Management Teams. We recruit and retain experienced senior managers to give our hospitals their own dedicated management teams. We believe a strong local management team at each facility, including a chief executive officer, chief financial officer and chief nursing officer, enhances physician, employee and community relations. In addition, we have regional management teams that oversee our local management teams, implement corporate initiatives, and provide managed care contracting, quality assurance, clinical operations, revenue cycle management, marketing and other services.

Selectively Pursue Acquisitions and Strategic Alliances. We intend to selectively pursue hospital acquisitions in existing and new markets where we believe we can improve the financial and operational performance of the acquired hospital and enhance our regional presence. We intend to target hospitals with 100 to 400 beds. We will focus our new market development efforts to acquire undermanaged and undercapitalized facilities in growing urban and suburban regions with stable or improving managed care environments and other opportunistic acquisitions. In addition, we will continue to identify opportunities to expand our presence through strategic alliances with other healthcare providers.

Risk Factors

      For an explanation of certain risks of participating in the exchange offer, see “Risk Factors” beginning on page 11 of this prospectus.

Principal Executive Offices

      Our principal executive offices are located at 113 Seaboard Lane, Suite A-200, Franklin, Tennessee 37067 and our telephone number at that address is (615) 844-2747. Our corporate website address is www.iasishealthcare.com. Information contained on our website is not part of this prospectus.

The Exchange Offer

      On June 6, 2003, we completed a private offering of the outstanding notes. We entered into a registration rights agreement with the initial purchasers of the outstanding notes in which we agreed to deliver to you this prospectus.

Outstanding Notes	8 1/2% senior subordinated notes due 2009, which were issued on June 6, 2003.

New Notes	8 1/2% senior subordinated notes due 2009, which have been registered under the Securities Act.

Exchange Offer	We are offering to exchange new notes for outstanding notes. The exchange offer is not conditioned on a minimum aggregate principal amount of the outstanding notes being tendered.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2003, unless we decide to extend it.

Procedures for Tendering Outstanding Notes	To participate in the exchange offer, you must complete, sign and date the letter of transmittal and send it, together with all other documents required by the letter of transmittal, including the outstanding notes that you wish to exchange, to The Bank of New York, as exchange agent, at the address indicated on the cover page of the letter of transmittal. In the alternative, you can tender your outstanding notes by following the procedures for book-entry transfer described in this prospectus.

If your outstanding notes are held through The Depository Trust Company, or DTC, and you wish to participate in the exchange offer, you may do so through the automated tender offer program of DTC. If you tender under this program, you will agree to be bound by the letter of transmittal that we are providing with this prospectus as though you had signed the letter of transmittal.

If a broker, dealer, commercial bank, trust company or other nominee is the registered holder of your outstanding notes, we urge you to contact that person promptly to tender your outstanding notes in the exchange offer.

For more information on tendering your outstanding notes, see “Exchange Offer – Terms of the Exchange Offer,” “– Procedures for Tendering” and “– Book-Entry Transfer.”

Guaranteed Delivery Procedures	If you wish to tender your outstanding notes and you cannot get your required documents to the exchange agent on time, you may tender your outstanding notes according to the guaranteed delivery procedures described in “Exchange Offer – Guaranteed Delivery Procedures.”

Withdrawal of Tenders	You may withdraw your tender of outstanding notes at any time prior to the expiration date of the exchange offer. To withdraw, you must deliver a written or facsimile transmission notice of withdrawal to the exchange agent at its address indicated on the cover page of the letter of transmittal before 5:00 p.m., New York City time, on the expiration date of the exchange offer.

Acceptance of Outstanding Notes and Delivery of New Notes	If you fulfill all conditions required for proper acceptance of outstanding notes, we will accept any and all outstanding notes that you properly tender in the exchange offer on or before 5:00 p.m., New York City time, on the expiration date. We will return any outstanding notes that we do not accept for exchange to you as promptly as practicable after the expiration date and acceptance of the outstanding notes for exchange. See “Exchange Offer – Terms of the Exchange Offer.”

Broker-Dealers	Each broker-dealer registered as such under the Exchange Act that receives new notes for its own account in exchange for outstanding notes, when such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of those new notes. See “Plan of Distribution.”

Fees and Expenses	We will bear all expenses related to the exchange offer. See “Exchange Offer – Fees and Expenses.”

Use of Proceeds	We will not receive any proceeds from the issuance of the new notes. We are making this exchange offer solely to satisfy our obligations under the registration rights agreement.

Consequences of Failure to Exchange Outstanding Notes	If you do not exchange your outstanding notes in this exchange offer, you will no longer be able to require us to register the outstanding notes under the Securities Act, except in the limited circumstances provided under the registration rights agreement. In addition, you will not be able to resell, offer to resell or otherwise transfer the outstanding notes unless we have registered the outstanding notes under the Securities Act, or unless you resell, offer to resell or otherwise transfer the outstanding notes under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act.

U.S. Federal Income Tax Considerations	The exchange of the new notes for the outstanding notes in the exchange offer should not be a taxable event for U.S. federal income tax purposes. See “Certain United States Federal Income Tax Considerations.”

Exchange Agent	We have appointed The Bank of New York as exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus or the letter of transmittal and requests for the notice of guaranteed delivery to the exchange agent addressed as follows: The Bank of New York, 101 Barclay Street, New York, New York 10286, Attention: Reorganization Department. Eligible institutions may make requests by facsimile at (212) 298-1915.

The Offering

      The new notes will be identical to the outstanding notes except that the new notes have been registered under the Securities Act and will not have restrictions on transfer or registration rights. The new notes will evidence the same debt as the outstanding notes, and the same indenture will govern the new notes and the outstanding notes.

      The following summary contains basic information about the new notes and is not intended to be complete. It does not contain all of the information that is important to you. For a more complete understanding of the new notes, see “Description of the Notes.”

Issuer	IASIS Healthcare Corporation

Total Amount of New Notes Offered	$100,000,000 aggregate principal amount of 8 1/2% Senior Subordinated Notes due 2009

Maturity	October 15, 2009

Interest	Interest on the new notes accrues at an annual rate of 8 1/2%. We will pay interest in cash on April 15 and October 15 of each year, beginning on October 15, 2003.

Guarantor Subsidiaries	All of our existing material domestic subsidiaries, except Health Choice Arizona, Inc., will initially guarantee our obligations under the new notes. Our subsidiary guarantors will fully and unconditionally guarantee our obligations on an unsecured senior subordinated basis. The guarantees will be subordinated to all senior indebtedness of our subsidiary guarantors.

Sinking Fund	None.

Ranking	The new notes will be our unsecured senior subordinated obligations and rank:

• junior in right of payment to all of our existing and future senior debt; and

• pari passu in right of payment to all of our existing and future unsecured senior subordinated debt.

The guarantee of each subsidiary guarantor will be such guarantor’s unsecured senior subordinated obligation and rank:

• junior in right of payment to all of such guarantor’s existing and future senior debt; and

• pari passu in right of payment to all of such guarantor’s existing and future unsecured senior subordinated debt.

At March 31, 2003, we had approximately $587 million of outstanding indebtedness. Of this amount, approximately $357 million would have been senior to the new notes and $230 million would have been pari passu with the new notes. In addition, as of March 31, 2003, we had the ability to borrow up to an additional $86.7 million under our Amended and Restated Credit Agreement with respect to our bank credit facility, all of which would be senior debt.

Optional Redemption	We may redeem any of the new notes beginning on June 15, 2006. The initial redemption price will equal 104.25% of their principal amount, plus accrued and unpaid interest. The redemption price will decline each year after 2006. The redemption price will be 100% of the principal amount, plus accrued and unpaid interest, beginning on June 15, 2008.

Before June 15, 2006, we may redeem up to 35% of the aggregate principal amount of all new notes outstanding on the date of redemption using the net cash proceeds from capital stock we issue, with some limitations. The redemption price will equal 108.50% of the aggregate principal amount of the new notes we redeem, plus accrued and unpaid interest and any liquidated damages. For additional information regarding optional redemption of the new notes, see the discussion under the caption “Description of Notes – Optional Redemption.”

Change of Control	If any of the following “change of control” events occurs:

• we sell all or substantially all of our assets,

• we merge or consolidate with another company,

• we liquidate or dissolve our company, or

• we or another person removes or replaces a majority of our board of directors,

the terms of the new notes require us to make an offer to purchase all outstanding new notes. The purchase price will equal 101% of the principal amount of all new notes outstanding on the date of purchase, plus accrued and unpaid interest. We may not have enough funds available at the time of a change of control to make any required debt repayment or repurchases of the new notes. The terms of the bank credit facility may block these payments as well.

Covenants	The terms of the new notes restrict our ability, among other things, to:

• incur additional indebtedness;

• pay dividends or make distributions on our capital stock;

• repurchase or redeem our capital stock;

• make particular kinds of investments and other restricted payments;

• create liens;

• enter into transactions with affiliates;

• issue stock of subsidiaries;

• use assets as security in other transactions;

• transfer or sell assets; and

• merge or consolidate with other companies.

For a more detailed description of these restrictions and any exceptions to these restrictions, see the discussion under the caption “Description of Notes – Certain Covenants.”

Use of Proceeds	We will not receive any proceeds from the issuance of the new notes. We are making the exchange offer solely to satisfy our obligations under the registration rights agreement.

Transfer Restrictions	The new notes have been registered under the Securities Act of 1933 and are freely transferable. We do not intend to list the new notes on any securities exchange.

Trading Market	There is no established trading market for the new notes.

Ratios of Earnings to Fixed Charges

      For the purpose of calculating the ratio of earnings to fixed charges, earnings are defined as earnings (loss) from continuing operations before income taxes, plus fixed charges, excluding capitalized interest, plus amortization of capitalized interest. Fixed charges are defined as interest expensed and capitalized, plus amortization of premiums, discounts and capitalized expenses related to indebtedness, plus an estimate of the interest within rental expense.

	Paracelsus Hospitals						IASIS

			Nine Months										Six Months
			Ended				Year Ended						Ended
			September 30,				September 30,						March 31,
	Year Ended
	December 31, 1998		1998		1999		2000		2001		2002		2002		2003

Ratio of Earnings to Fixed Charges	1.20	x	1.25	x	1.15	x	0.98	x	0.62	x	1.39	x	1.37	x	1.51	x

      Our earnings were insufficient to cover our fixed charges for the years ended September 30, 2000 and 2001 by approximately $1.8 million and $30.5 million, respectively.

SUMMARY CONSOLIDATED FINANCIAL AND OTHER DATA

      The following summary consolidated financial data as of and for the years ended September 30, 2000, 2001 and 2002 has been derived from our audited consolidated financial statements, which have been audited by Ernst & Young LLP. The summary consolidated financial data as of and for the six months ended March 31, 2002 and 2003 have been derived from our unaudited condensed and consolidated financial statements, and, in our opinion, reflect all adjustments, consisting of normal accruals, necessary for a fair presentation of the data for those periods. Our results of operations for the six months ended March 31, 2003 may not be indicative of results that may be expected for the full year.

      You should read the summary consolidated financial and other data below in conjunction with our audited consolidated financial statements, unaudited condensed and consolidated financial statements, and their respective accompanying notes.

	Year Ended			Six Months Ended
	September 30,			March 31,

	2000	2001	2002	2002	2003

	(in thousands)
Statement of Operations Data:
Net revenue	$815,163	$889,541	$949,888	$465,305	$526,201
Costs and expenses:
Salaries and benefits	285,451	317,439	324,713	158,045	182,952
Supplies and other operating expenses	357,552	395,003	422,914	209,153	229,154
Provision for bad debts	60,579	73,417	72,238	34,365	39,865
Interest, net	62,352	64,346	55,317	28,539	26,448
Depreciation and amortization	47,559	53,163	46,111	21,668	25,533
Provision for asset revaluation, closure and other costs(a)	—	16,612	—	—	—
Recapitalization costs(b)	3,478	—	—	—	—
Loss on debt extinguishment	—	—	—	—	3,900
(Gain) loss on sale of assets, net	—	—	—	7	(780)

Total costs and expenses	816,971	919,980	921,293	451,777	507,072

Earnings (loss) from continuing operations before minority interests and income taxes(c)	(1,808)	(30,439)	28,595	13,528	19,129
Minority interests	74	441	1,042	524	699

Earnings (loss) from continuing operations before income taxes(c)	(1,882)	(30,880)	27,553	13,004	18,430
Income tax expense	2,219	—	—	—	—

Net earnings (loss) from continuing operations(c)	$(4,101)	$(30,880)	$27,553	$13,004	$18,430

	As of March 31, 2003

		Pro Forma
	Actual	As Adjusted (d)

	(in thousands)
Balance Sheet Data:
Total assets	$925,734	$1,001,233
Long-term debt and capital lease obligations, excluding current maturities	581,741	657,240
Stockholders’ equity	173,976	173,976
Working capital	82,556	154,279

Selected Operating Data:

      The following table presents actual operating data for our acute care service and Health Choice business segments for the six months ended March 31, 2002 and 2003 and for the years ended September 30, 2000, 2001 and 2002. The following data includes information relating to Rocky Mountain Medical Center, which we opened in April 2000 and closed in June 2001.

				Six Months Ended
	Year Ended September 30,			March 31,

	2000	2001	2002	2002	2003

	(dollars in thousands)
Financial Data:
Acute Care Service
Net revenue	$725,741	$778,987	$811,732	$396,447	$451,994
EBITDA(e)	108,283	99,572	122,852	60,854	70,287
Health Choice(f)
Net revenue	$89,422	$110,554	$138,156	$68,858	$74,207
EBITDA(e)	3,298	4,110	7,171	2,888	3,943
Total
Net revenue	$815,163	$889,541	$949,888	$465,305	$526,201
EBITDA(e)	111,581	103,682	130,023	63,742	74,230
Operating Data:
Acute Care Facilities
Number of hospitals at end of period	15	14	14	14	14
Beds in service at end of period	2,194	2,063	2,106	2,085	2,116
Average length of stay(g)	4.5	4.3	4.3	4.3	4.5
Occupancy rates (average beds in service)	43.0%	44.1%	43.5%	44.2%	48.5%
Admissions(h)	74,243	80,511	77,806	39,179	41,684
Adjusted admissions(i)	121,030	130,502	131,501	64,531	69,396
Patient days(j)	330,510	347,689	333,922	168,122	186,825
Adjusted patient days(i)	522,908	545,781	544,337	268,782	297,760

(a)	In 2001, we recorded asset revaluation, closure and other costs of $16.6 million related to the closure of Rocky Mountain Medical Center in June 2001, employee severance costs and the write-off of deferred initial public offering costs. At March 31, 2003, Rocky Mountain Medical Center net assets held for sale totaled approximately $22.1 million. Although no definitive purchase agreement has been executed regarding the sale of Rocky Mountain Medical Center, we are currently in negotiations with a potential purchaser who would convert its use to retail. If this transaction is consummated, we will not recover the entire book value of the Rocky Mountain Medical Center assets.

(b)	We incurred legal, accounting and other related charges of approximately $3.5 million in connection with the recapitalization transaction in October 1999, when Paracelsus Healthcare Corporation (currently known as Clarent Hospital Corporation) and unrelated third parties recapitalized five acute care hospitals in Salt Lake City, Utah owned by a subsidiary of Paracelsus. In connection with the recapitalization, JLL Healthcare, LLC and some of our stockholders purchased an aggregate of $125.0 million of the outstanding common stock of the subsidiary of Paracelsus. The subsidiary then repurchased $155.0 million of its common stock from Paracelsus. The recapitalization transaction resulted in Paracelsus retaining a minority interest in the preexisting Paracelsus subsidiary that owned the five acute care hospitals. After the recapitalization, the former Paracelsus subsidiary changed its name to IASIS Healthcare Corporation.

(c)	Earnings (loss) continued operations excludes the cumulative effect of a change in accounting principle of $39.5 million related to the adoption of SFAS 142, Goodwill and Other Intangible Assets, during the year ended September 30, 2002, and excludes the reversal of excess loss accrual (loss on discontinued operations and disposal) of $1.0 million, $1.0 million, and ($10.6) million for the years ended September 30, 2002, 2001 and 2000, respectively, related to certain discontinued operations.

(d)	The pro forma as adjusted balance sheet data as of March 31, 2003 gives effect to the sale of $100.0 million of our outstanding senior subordinated notes on June 6, 2003 and the application of the estimated net proceeds from the offering to the repayment of $24.5 million of debt as if these events occurred as of March 31, 2003.

(e)	EBITDA represents earnings from continuing operations before interest expense, (gain) loss on sale of assets, minority interests, income taxes, provision for asset revaluation, closure and other costs, recapitalization costs, depreciation and amortization, loss on debt extinguishment and cumulative effect of a change in accounting principle. Management routinely calculates and communicates EBITDA and believes that it is useful to investors because it is commonly used as an analytical indicator within the healthcare industry to evaluate hospital performance, allocate resources and measure leverage capacity and debt service ability. EBITDA should not be considered as a measure of financial performance under accounting principles generally accepted in the United States (GAAP), and the items excluded from EBITDA are significant components in understanding and assessing financial performance. EBITDA should not be considered in isolation or as an alternative to net earnings (loss), cash flows generated by operating, investing, or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. EBITDA, as presented, may not be comparable to similarly titled measures of other companies. See Note 13 to our audited consolidated financial statements and Note 8 to our unaudited condensed and consolidated financial statements included elsewhere in this prospectus.

(f)	Health Choice Arizona, Inc. will not be a subsidiary guarantor of the new notes. Health Choice Arizona, Inc. generated 14.2% of our consolidated net revenue in the twelve-month period ended March 31, 2003, held 0.4% of our consolidated assets as of March 31, 2003, and generated 5.9% of our EBITDA in the twelve-month period ended March 31, 2003. See Note 13 to our audited consolidated financial statements and Note 8 to our unaudited condensed and consolidated financial statements included elsewhere in this prospectus.

(g)	Represents the average number of days that a patient stayed in our hospitals.

(h)	Represents the total number of patients admitted to our hospitals for stays in excess of 23 hours. Management and investors use this number as a general measure of inpatient volume.

(i)	Adjusted admissions and adjusted patient days are general measures of combined inpatient and outpatient volume. We compute adjusted admissions/patient days by multiplying admissions/patient days by gross patient revenues and then dividing that number by gross inpatient revenues.

(j)	Represents the number of days our beds were occupied over the period.

RISK FACTORS

      You should carefully consider the factors described and referred to below in addition to the other information set forth in this prospectus before deciding whether to participate in the exchange offer. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations. If any of the risks set out or referred to below actually occur, our business, financial condition or results of operations could be materially adversely affected.

Risks relating to the notes.

If you do not properly tender your outstanding notes, you will continue to hold unregistered outstanding notes and your ability to transfer outstanding notes will remain restricted and may be adversely affected.

      We will only issue new notes in exchange for outstanding notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the outstanding notes and you should carefully follow the instructions on how to tender your outstanding notes. Neither we nor the exchange agent is required to tell you of any defects or irregularities with respect to your tender of outstanding notes.

      If you do not exchange your outstanding notes for new notes pursuant to the exchange offer, the outstanding notes you hold will continue to be subject to the existing transfer restrictions. In general, you may not offer or sell the outstanding notes except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register outstanding notes under the Securities Act unless our registration rights agreement with the initial purchasers of the outstanding notes requires us to do so. Further, if you continue to hold any outstanding notes after the exchange offer is consummated, you may be unable to sell them because there will be fewer of these notes outstanding.

Our substantial indebtedness could adversely affect our ability to service our debt.

      As of March 31, 2003, after giving pro forma effect to the offering of the outstanding notes, we had total long-term debt of $657.2 million, excluding current maturities of $5.0 million and including $332.3 million of senior indebtedness. Of such total debt, $100.0 million consisted of the outstanding notes, $230.0 million consisted of our 13% senior subordinated notes due 2009 and $324.6 million consisted of borrowings under our bank credit facility. Our total long-term debt represented approximately 79% of our total capitalization as of March 31, 2003. See “Capitalization.”

      Our substantial indebtedness could have important consequences to you. For example, it could:

•	make it more difficult for us to satisfy our obligations with respect to the notes;

•	increase our vulnerability to interest rate fluctuations because much of our debt is at variable interest rates;

•	limit our ability to use operating cash flow in other areas of our business because we must dedicate a substantial portion of these funds to make principal payments and fund debt service;

•	limit our ability to compete with others who are not as highly-leveraged;

•	limit our flexibility in planning for, or reacting to, changing market conditions, changes in our industry and economic downturns; and

•	limit, among other things, our ability to borrow additional funds.

To service our indebtedness, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.

      Our ability to make scheduled payments of principal or to satisfy our other debt obligations, to refinance our indebtedness, including the notes, or to fund planned capital expenditures will depend on our future performance. Prevailing economic conditions and financial, business, regulatory and other factors, many of which are beyond our control, will also affect our ability to make these payments.

      We cannot assure you, however, that our business will generate sufficient cash flow from operations, that additional cost savings and operating improvements will be realized or that future borrowings will be available to us under our bank credit facility, or otherwise, in an amount sufficient to enable us to grow our business, service our indebtedness, including the notes, or to make anticipated capital expenditures. We may need to refinance all or a portion of our indebtedness, including the notes on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness, including our bank credit facility and the notes, on commercially reasonable terms or at all.

We and our subsidiaries have the ability to incur substantially more debt.

      We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of the indenture governing the notes and the indenture governing our 13% senior subordinated notes due 2009 do not fully prohibit us or our subsidiaries from doing so. Our bank credit facility permits additional borrowings of up to $85.4 million, and all of those borrowings would be senior to the notes and the subsidiary guarantees. If we or our subsidiaries add new debt to our or their current debt levels, the related risks that we and they now face could intensify.

Your right to receive payments on the notes is junior to our existing senior indebtedness and possibly all our future borrowings. Further, the guarantees of the notes are junior to all of our guarantors’ existing senior indebtedness and possibly to all their future borrowings.

      The notes and the subsidiary guarantees will be subordinated obligations to substantially all of our existing and future debt, in particular our bank credit facility and capital lease obligations, other than trade payables and any such debt that expressly provides that it ranks equally with, or is subordinated to, the notes or the subsidiary guarantees. Any subsidiary guarantee will be subordinated in right of payment to all senior indebtedness of the relevant guarantor subsidiary including guarantees of our bank credit facility. The notes will also be effectively subordinated to all of our secured debt to the extent of the assets securing such indebtedness. As of March 31, 2003, on a pro forma basis after giving effect to the offering of the outstanding notes, we had approximately $332.3 million of debt that ranks senior to the outstanding notes, excluding letters of credit and guarantees. We may also incur additional senior indebtedness consistent with the terms of our debt agreements.

      In a bankruptcy, liquidation, reorganization or dissolution relating to us, our assets will be available to pay the notes and the subsidiary guarantees only after all payments have been made on our senior indebtedness. We cannot assure you that sufficient assets would remain to make any payments on the notes. In addition, all payments on the notes and the subsidiary guarantees will be blocked in the event of a payment default on senior debt and may be blocked for up to 179 of 360 consecutive days in the event of certain non-payment defaults on senior debt.

      In a bankruptcy, liquidation, reorganization or similar proceeding relating to us, holders of the notes will participate with trade creditors and all other holders of subordinated indebtedness of us and our guarantor subsidiaries that is deemed to be of the same class as the notes in the assets remaining after we and our guarantor subsidiaries have paid all of the debt senior to the notes. However, because the indenture governing the notes requires that amounts otherwise payable to holders of the notes in a bankruptcy or similar proceeding be paid to holders of debt senior to such security instead, holders of the notes may receive less, ratably, than holders of trade payables in any such proceeding. In any of these cases, we and our guarantor subsidiaries may not have sufficient funds to pay all of our creditors, and holders of notes may receive less, ratably, than the holders of other debt.

The covenants in our debt agreements impose restrictions that may limit our operating and financial flexibility.

      The operating and financial restrictions and covenants in our existing debt agreements, including our bank credit facility, the 13% senior subordinated notes indenture and the indenture governing the notes, and any future financing agreements, may adversely affect our ability to finance future operations or capital needs or to engage in other business activities. Specifically, our debt agreements may restrict our ability to:

•	declare dividends or redeem or repurchase capital stock;

•	prepay, redeem or repurchase debt, including the notes;

•	incur liens and engage in sale-leaseback transactions;

•	make loans and investments;

•	incur additional indebtedness;

•	amend or otherwise change debt and other material agreements;

•	make capital expenditures;

•	engage in mergers, acquisitions and asset sales;

•	enter into transactions with affiliates; and

•	change our primary business.

      For a further discussion of operating and financial restrictions affecting us, see the discussion under the caption “Description of Notes – Certain Covenants.” A breach of any of the restrictions or covenants in our debt agreements could cause a default under our bank credit facility, other debt including our 13% senior subordinated notes due 2009 or the notes. A significant portion of our indebtedness then may become immediately due and payable. We are not certain whether we would have, or be able to obtain, sufficient funds to make these accelerated payments, including payments on the notes.

Your right to receive payments on the notes could be adversely affected if our non-guarantor subsidiaries declare bankruptcy, liquidate or reorganize.

      All of our material subsidiaries will initially guarantee the notes, except for Health Choice Arizona, Inc. In the event of a bankruptcy, liquidation or reorganization of one of our non-guarantor subsidiaries, holders of its indebtedness and its trade creditors will generally be entitled to payment of their claims from the assets of that subsidiary before any assets are made available for distribution to us.

      As of March 31, 2003, Health Choice Arizona, Inc. had $32.3 million of indebtedness and other liabilities (including medical claims and trade payables). Assuming we had completed the offering of the outstanding notes on March 31, 2003, the outstanding notes would have been effectively junior to this indebtedness and other liabilities. Health Choice Arizona, Inc. generated 14.2% of our consolidated net revenue in the twelve-month period ended March 31, 2003, held 0.4% of our consolidated assets as of March 31, 2003.

We may be unable to repurchase the notes upon a change of control.

      Upon the occurrence of a change of control, as defined in “Description of Notes – Certain Definitions,” you may require us to repurchase your notes at 101% of their principal, plus accrued and unpaid interest to the date of purchase. Please note, however, that events that would constitute a change of control also would constitute an event of default under our bank credit facility. The occurrence of an event of default under our bank credit facility will constitute an event of default under the indenture governing the notes and the 13% senior subordinated notes indenture. Any of our future credit agreements or other agreements relating to indebtedness may contain similar restrictions and provisions. Accordingly, we may not be able to satisfy our obligations to purchase your notes unless we are able to refinance or obtain waivers with respect to our bank credit facility and certain other indebtedness. If we do not obtain such waiver or consent or repay such borrowings, we would remain prohibited from purchasing the notes by the terms of the relevant senior indebtedness. In such case, our failure to purchase the tendered notes would constitute an event of default under the indenture governing the notes which would, in turn, constitute a default under our bank credit facility and could constitute a default under other senior indebtedness. In such circumstances, the subordination provisions in the indenture governing the notes would likely restrict payments to the holders of the notes until our obligations under our bank credit facility and any other senior indebtedness are paid in full. We cannot assure you that we will have sufficient resources to purchase your notes in the event of a change of control particularly if such change of control requires us to refinance or results in the acceleration of other indebtedness.

The subsidiary guarantees could be voided or subordinated because of federal bankruptcy law or comparable state law provisions.

      Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, the subsidiary guarantees could be voided, or claims in respect of the subsidiary guarantees could be subordinated to all other debts of any guarantor subsidiary, if, among other things, such guarantor subsidiary, at the time it incurred the indebtedness evidenced by the guarantee:

•	received less than reasonably equivalent value or fair consideration for the incurrence of such indebtedness;

•	was insolvent or rendered insolvent by reason of such incurrence;

•	was engaged in a business or transaction for which such guarantor subsidiary’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

      In addition, any payment by such guarantor subsidiary pursuant to any subsidiary guarantee could be voided and required to be returned to such guarantor subsidiary or to a fund for the benefit of the creditors of such guarantor subsidiary.

      The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor subsidiary would be considered insolvent if:

•	the sum of such guarantor subsidiary’s debts, including contingent liabilities, was greater than the fair saleable value of all of such guarantor subsidiary’s assets;

•	the present fair saleable value of such guarantor subsidiary’s assets was less than the amount that would be required to pay such guarantor subsidiary’s probable liability on existing debts, including contingent liabilities, as they become absolute and mature; or

•	any guarantor subsidiary could not pay debts as they become due.

      Based on historical financial information, recent operating history and other factors, none of our guarantor subsidiaries believes that, after giving effect to the indebtedness incurred in connection with the issuance of the notes, it will be insolvent, will have unreasonably small capital for the business in which it is engaged or will have incurred debts beyond its ability to pay as they mature. There can be no assurance, however, as to what standard a court would apply in making such determinations or that a court would agree with our guarantor subsidiaries’ conclusions in this regard.

We are controlled by JLL Healthcare, LLC.

      JLL Healthcare, LLC, which is controlled by Joseph Littlejohn & Levy Fund III, L.P., an affiliate of JLL Partners, Inc., owns 87.5% of our outstanding common stock. As a result of its voting power, Joseph

Littlejohn & Levy Fund III, L.P. is in a position to elect a majority of our board of directors and control all matters affecting us, including any determination with respect to:

•	our direction and policies;

•	the acquisition and disposition of assets;

•	future issuances of common stock, preferred stock or other securities;

•	our future incurrence of debt; and

•	any dividends on the common stock or preferred stock.

      Some decisions concerning our operations or financial structure may present conflicts of interest between Joseph Littlejohn & Levy Fund III, L.P. and the holders of the notes. If we encounter financial difficulties or are unable to pay our debts as they mature, the interests of our equity holders might conflict with those of the holders of the notes. In addition, our equity holders may have an interest in pursuing acquisitions, divestitures, financings or other transactions, that, in their judgment, could enhance their equity investment even though such transactions might involve risks to the holders of the notes.

There is no public trading market for the new notes and we do not know if a market will develop or, if a market does develop, whether it will be sustained.

      There is no established trading market for the new notes. Although the initial purchasers of the outstanding notes have informed us that they currently intend to make a market in the new notes, they have no obligation to do so and may discontinue making a market at any time without notice. We do not intend to apply for listing of the new notes on any securities exchange or for quotation through The Nasdaq National Market. The liquidity of any market for the new notes will depend upon the number of holders of the new notes, our performance, the market for similar securities, the interest of securities dealers in making a market in the new notes and other factors relating to us. A liquid trading market may not develop for the new notes.

Risks relating to our business.

If we are unable to negotiate favorable contracts with managed care plans, our net revenue may be reduced.

      Our ability to obtain favorable contracts with health maintenance organizations, preferred provider organizations and other managed care plans significantly affects the revenue and operating results of most of our hospitals. Revenue derived from health maintenance organizations, preferred provider organizations and other managed care plans accounted for 43.0% and 42.1% of our net patient revenue for the fiscal year ended September 30, 2002 and the six months ended March 31, 2003, respectively. In most cases, we negotiate our managed care contracts annually as they come up for renewal at various times during the year. Our future success will depend, in part, on our ability to renew existing managed care contracts and enter into new managed care contracts on terms favorable to us. Other healthcare providers, including some with greater geographic coverage or a wider range of services, may impact our ability to enter into managed care contracts or negotiate increases in our reimbursement and other favorable terms and conditions. In one region in which we operate, the largest healthcare provider organization controls one of the largest payor organizations and operates it primarily as a closed network. The patients enrolled in this integrated provider’s network are largely unavailable to us. In addition, this vertically integrated health system recently has begun contracting with a large independent payor in the region. In the event the integrated health system imposes a network limitation on that independent payor, this will further reduce access by our hospitals to a portion of the commercial patients in that region, and, as a result, our net revenue and profitability may be reduced.

Changes in governmental programs may significantly reduce our revenue.

      Governmental healthcare programs, principally Medicare and Medicaid, accounted for 38.8% and 39.8% of our net patient revenue for the fiscal year ended September 30, 2002 and the six months ended March 31, 2003, respectively, exclusive of revenue from Health Choice. Recent legislative changes, including those enacted as part of the Balanced Budget Act of 1997, have resulted in limitations on and, in some cases, reductions in levels of, payments to healthcare providers for certain services under many of these government programs. Many changes imposed by the Balanced Budget Act of 1997 are being phased in over a period of years. Certain rate reductions resulting from the Balanced Budget Act of 1997 are being mitigated by the Balanced Budget Refinement Act of 1999 and the Medicare, Medicaid and SCHIP Benefit Improvement and Protection Act of 2000. Nonetheless, the Balanced Budget Act of 1997 significantly changed the method of payment under the Medicare and Medicaid programs. This change has resulted, and we expect will continue to result, in significant reductions in payments for our inpatient, outpatient, home health and skilled nursing services. On August 1, 2000, the Centers for Medicare and Medicaid Services began reimbursing hospital outpatient services on a prospective payment system basis. We believe that hospital operating margins across the country, including ours, have been and may continue to be under pressure because of limited pricing flexibility and growth in operating expenses in excess of the increase in prospective payments under the Medicare program. In addition, a number of states are experiencing budget problems and have adopted or are considering legislation designed to reduce their Medicaid expenditures and to provide universal coverage and additional care, including enrolling Medicaid recipients in managed care programs and imposing additional taxes on hospitals to help finance or expand states’ Medicaid systems.

Our hospitals face competition for patients from other hospitals and healthcare providers.

      In general, the hospital industry is highly competitive. Our hospitals face competition for patients from other hospitals in our markets, large tertiary care centers and outpatient service providers that provide similar services to those provided by our hospitals. Some of the hospitals that compete with ours are owned by governmental agencies or not-for-profit corporations supported by endowments and charitable contributions and can finance capital expenditures and operations on a tax-exempt basis. Some of our competitors have greater geographic coverage, offer a wider range of services or have more capital or other resources than we do. If our competitors are able to achieve greater geographic coverage, improve access and convenience to physicians and patients, recruit physicians to provide competing services at their facilities, expand or improve their services or obtain more favorable managed care contracts, we may experience a decline in patient volume.

Our performance depends on our ability to recruit and retain quality physicians.

      The success of our hospitals depends on the following factors, among others:

•	the number and quality of the physicians on the medical staffs of our hospitals;

•	the admitting practices of those physicians; and

•	our maintenance of good relations with those physicians.

      We generally do not employ physicians. Our efforts to recruit and retain physicians are affected by our managed care contracting relationships, national shortages in some specialties, such as anesthesiology and radiology, the adequacy of our support personnel and the condition of our facilities and medical equipment. Our efforts to recruit physicians has also been impacted by the inability of physicians in certain of the regions in which our facilities are located to obtain professional liability insurance on acceptable terms. We currently require all of the physicians on our medical staffs to maintain professional liability insurance. If we are unable to meet the needs of physicians in the regions in which our hospitals are located, they may not want to serve on our medical staffs or they may be discouraged from referring patients to our hospitals, which could adversely affect our profitability.

Our hospitals face competition for staffing, which may increase our labor costs and reduce profitability.

      We compete with other healthcare providers in recruiting and retaining qualified management and staff personnel responsible for the day-to-day operations of each of our hospitals, including nurses and other non-physician healthcare professionals. In some markets, the scarce availability of nurses and other medical support personnel has become a significant operating issue. This shortage may require us to enhance wages and benefits to recruit and retain nurses and other medical support personnel, recruit personnel from foreign countries, and hire more expensive temporary personnel. We also depend on the available labor pool of semi-skilled and unskilled employees in each of the markets in which we operate. If our labor costs increase, we may not be able to raise rates to offset these increased costs. Because a significant percentage of our revenue consists of fixed, prospective payments, our ability to pass along increased labor costs is constrained. Our failure to recruit and retain qualified management, nurses and other medical support personnel, or to control our labor costs could have a material adverse effect on our profitability.

Our significant indebtedness may limit our ability to grow and compete with other hospital companies.

      As of March 31, 2003, after giving proforma effect to the offering of the outstanding notes, we had total long-term debt of $657.2 million, excluding current maturities. This represented approximately 79% of our total capitalization as of March 31, 2003. The amount of our outstanding indebtedness is large compared to the net book value of our assets, and we have significant repayment obligations under our outstanding indebtedness. In addition, the outstanding indebtedness under our bank credit facility bears interest at floating rates. Therefore, increases in prevailing interest rates will increase our interest payment obligations.

      Our significant debt repayment obligations:

•	limit our ability to use operating cash flow in other areas of our business because we must use a substantial portion of these funds to make principal and interest payments;

•	increase our vulnerability to general adverse economic and industry conditions because we must still meet our debt service obligations, notwithstanding the fact that our revenue may have decreased; and

•	limit our ability to obtain additional financing to fund future working capital requirements, capital expenditures, acquisitions and other general corporate requirements.

      Our debt agreements contain financial covenants that restrict our ability to incur additional indebtedness, make capital expenditures and engage in mergers, acquisitions and asset sales. If we breach any of the restrictions in our debt agreements, we may have to immediately repay a significant portion of our indebtedness. In addition, substantially all of our current stockholders have pledged their common stock for the benefit of our lenders as security for our obligations under our bank credit facility. In the event of a default under our bank credit facility, our lenders would have the right to foreclose on the common stock of our current stockholders, which would result in a change of control of our company.

If we fail to comply with extensive laws and government regulations, we could suffer penalties or be required to make significant changes to our operations.

      The healthcare industry, including our company, is required to comply with extensive and complex laws and regulations at the federal, state and local government levels relating to, among other things:

•	billing for services;

•	relationships with physicians and other referral sources;

•	adequacy of medical care;

•	quality of medical equipment and services;

•	qualifications of medical and support personnel;

•	confidentiality, maintenance and security issues associated with health-related information and medical records;

•	the screening, stabilization and transfer of patients who have emergency medical conditions;

•	licensure;

•	operating policies and procedures; and

•	addition of facilities and services.

      Because many of these laws and regulations are relatively new, we do not always have the benefit of significant regulatory or judicial interpretation of these laws and regulations. In the future, different interpretations or enforcement of these laws and regulations could subject our current or past practices to allegations of impropriety or illegality or could require us to make changes in our facilities, equipment, personnel, services, capital expenditure programs and operating expenses.

      If we fail to comply with applicable laws and regulations, we could be subjected to liabilities, including:

•	criminal penalties;

•	civil penalties, including the loss of our licenses to operate one or more of our facilities; and

•	exclusion of one or more of our facilities from participation in the Medicare, Medicaid and other federal and state healthcare programs.

Providers in the healthcare industry have been the subject of federal and state investigations, and we may become subject to investigations in the future.

      Both federal and state government agencies have heightened and coordinated civil and criminal enforcement efforts as part of numerous ongoing investigations of hospital companies, as well as their executives and managers. These investigations relate to a wide variety of topics, including:

•	referral, cost reporting and billing practices;

•	Medicare outlier payments; and

•	physician ownership and joint ventures involving hospitals.

      Amendments in 1986 to the federal False Claims Act have made it easier for private parties to bring “qui tam” whistleblower lawsuits against companies. Some states have adopted similar state whistleblower and false claims provisions.

      The Office of the Inspector General of the U.S. Department of Health and Human Services and the Department of Justice have, from time to time, established national enforcement initiatives that focus on specific billing practices or other suspected areas of abuse. Initiatives include a focus on hospital billing for outpatient charges associated with inpatient services, as well as improper billing for transfers of patients to other hospitals. Further, increased attention has been paid to physician recruitment agreements and hospitals with high Medicare outlier payments. The Office of Inspector General is examining outlier payments, and the Centers for Medicare and Medicaid Services is analyzing data to identify hospitals with high outlier payments for further review. We do not believe that we have a high level of outlier payments.

      Some of our activities may be the subject of governmental investigations or inquiries from time to time. For example, we have significant Medicare and Medicaid billings, we provide home healthcare services at one of our hospitals, we have joint venture arrangements involving physician investors and we have two hospitals that have physician investors. In addition, our executives and managers, many of whom have worked at other healthcare companies that are or may become the subject of federal and state investigations and private litigation, may be included in governmental investigations or named as defendants in private litigation. Any investigations of us, our executives or managers could result in significant liabilities or penalties to us, as well as adverse publicity.

We have a limited operating history.

      We began operating our hospitals in October 1999 and have undergone recent changes in our senior management. Most of our senior management team, including our Chairman, President and Chief Executive Officer, our Chief Operating Officer and our Chief Financial Officer have been in their current positions for less than two full fiscal years. As a result, although the individual members of our management team have experience managing large groups of hospitals, they have limited experience working together as a single management team.

      In addition, our lack of operating history may make it difficult for investors to evaluate our business and financial condition. We have been operating all of our facilities together for less than three full fiscal years, and therefore we do not have complete comparative historical financial information with which to evaluate our performance.

A failure of our information systems would adversely affect our ability to properly manage our operations.

      We rely on our sophisticated information systems and our ability to successfully use these systems in our operations. These systems are essential to the following areas of our business operations, among others:

•	patient accounting, including billing and collection of net revenue;

•	financial, accounting, reporting and payroll;

•	coding and compliance;

•	laboratory, radiology and pharmacy systems;

•	medical records and document storage;

•	inventory management; and

•	negotiating, pricing and administering managed care contracts.

      If we are unable to use these systems effectively, we may experience delays in collection of net revenue, and may not be able to properly manage our operations.

If any one of the regions in which we operate experiences an economic downturn or other material change, our overall business results may suffer.

      Of our 14 acute care hospitals, four are located in Salt Lake City, three are located in Phoenix, three are located in Tampa-St. Petersburg, and four are located in the State of Texas. For the fiscal year ended September 30, 2002 and the six months ended March 31, 2003, our net revenue was generated as follows:

		Six Months
	Year Ended	Ended
Operations	September 30, 2002	March 31, 2003

Salt Lake City	24%	24%
Phoenix	18%	18%
Tampa-St. Petersburg	20%	20%
Texas	22%	23%
Health Choice and other	16%	15%

      Any material change in the current demographic, economic, competitive or regulatory conditions in any of these regions could adversely affect our overall business results because of the significance of our operations in each of these regions to our overall operating performance. Moreover, due to the concentration of our revenue in only four regions, our business is not diversified and, therefore, is subject to greater market risks than some competing multi-facility healthcare companies.

We may be subject to liabilities because of claims brought against our facilities.

      Plaintiffs frequently bring actions against hospitals and other healthcare providers, alleging malpractice, product liability or other legal theories. Many of these actions involve large claims and significant defense costs. We maintain professional malpractice liability insurance and general liability insurance in amounts we believe are sufficient to cover claims arising out of the operations of our facilities. Some of the claims could exceed the scope of the coverage in effect or coverage of particular claims or damages could be denied.

      The premiums and self-insurance retentions associated with such insurance have risen substantially in recent years. For 2003, our self-insured retention has increased from $2.0 million in 2002 to $5.0 million and the maximum coverage under our insurance policies has decreased from $100.0 million to $75.0 million. As a result, we are subject to greater self-insured risk and may be required to fund losses out of our operating cash flow to a greater extent than during 2002. We cannot assure you that we will be able to continue to obtain insurance coverage in the future or that, if such insurance is available, that it will be available on acceptable terms.

Should we be unable to control healthcare costs at Health Choice, our profitability may be adversely affected.

      During the year ended September 30, 2002 and the six months ended March 31, 2003, our Health Choice health plan generated 14.5% and 14.1%, respectively, of our net revenue. Health Choice derives substantially all of its net revenue through a contract with the Arizona Health Care Cost Containment System, which is the state agency that administers Arizona’s Medicaid program. The Arizona Health Care Cost Containment System sets the capitated rates we receive at Health Choice and Health Choice subcontracts with physicians, hospitals and other healthcare providers to provide services to its enrollees. If we fail to effectively manage healthcare costs, these costs may exceed the payments we receive. Many factors can cause actual healthcare costs to exceed the capitated rates set by the Arizona Health Care Cost Containment System, including:

•	our ability to contract with cost-effective healthcare providers;

•	the increased cost of individual healthcare services;

•	the type and number of individual healthcare services delivered; and

•	the occurrence of catastrophes, epidemics or other unforeseen occurrences.

If Health Choice’s contract with the Arizona Health Care Cost Containment System were discontinued, our net revenue and profitability would be adversely affected.

      Health Choice’s current contract with the Arizona Health Care Cost Containment System expires on September 30, 2003. Health Choice has entered into a new three year contract with the Arizona Health Care Cost Containment System effective October 1, 2003. The contract provides the Arizona Health Care Cost Containment System with two one year renewal options following the initial term. In the event Health Choice’s contract with the Arizona Health Care Cost Containment System were discontinued, we would be forced to cease operations at Health Choice and our net revenue and cash flow would be reduced and our profitability would be adversely affected.

Significant competition from other healthcare companies and state efforts to regulate the sale of not-for-profit hospitals may affect our ability to acquire hospitals.

      One element of our business strategy is to expand through selective acquisitions of hospitals in our existing markets and in new growing markets. We compete for acquisitions with other healthcare companies, some of which have greater competitive advantages or financial resources than us. Therefore, we may not be able to acquire hospitals on terms favorable to us or at all. Additionally, many states, including some where we have hospitals and others where we may in the future acquire hospitals, have adopted legislation regarding the sale or other disposition of hospitals operated by not-for-profit entities. In other states that do not have specific legislation, the attorneys general have demonstrated an interest in these transactions under their general obligations to protect charitable assets from waste. These legislative and administrative efforts focus primarily on the appropriate valuation of the assets divested and the use of the proceeds of the sale by the not-for-profit seller. These review and approval processes can add time to the closing of an acquisition of a not-for-profit hospital and future actions on the state level could seriously delay or even prevent our ability to acquire not-for-profit hospitals in the future.

Difficulties with the integration of acquisitions may disrupt our ongoing operations.

      If we are able to make acquisitions, we cannot guarantee that we will be able to effectively integrate the acquired facilities with our existing operations. The process of integrating acquired hospitals may require a disproportionate amount of management’s time and attention, potentially distracting management from its day-to-day responsibilities. In addition, poor integration of acquired facilities could cause interruptions to our business activities, including those of the acquired facilities. As a result, we may not realize all or any of the anticipated benefits of an acquisition and we may incur significant costs related to the acquisitions or integration of these facilities. In addition, we may acquire hospitals that have unknown or contingent liabilities, including liabilities for failure to comply with healthcare laws and regulations. Although we seek indemnification from prospective sellers covering these matters, we may nevertheless have material liabilities for past activities of acquired hospitals.

State efforts to regulate the construction or expansion of hospitals could impair our ability to operate and expand our operations.

      Some states require healthcare providers to obtain prior approval, known as certificates of need, for:

•	the purchase, construction or expansion of healthcare facilities;

•	capital expenditures exceeding a prescribed amount; or

•	changes in services or bed capacity.

      In giving approval, these states consider the need for additional or expanded healthcare facilities or services. Florida is the only state in which we currently own hospitals that has certificate of need laws. The failure to obtain any required certificate of need could impair our ability to operate or expand operations.

FORWARD-LOOKING STATEMENTS

      Some of the statements we make in this prospectus are forward-looking statements. We generally identify forward-looking statements in this prospectus using words like “believe,” “intend,” “expect,” “estimate,” “may,” “should,” “plan,” “project,” “contemplate,” “anticipate,” “predict” or similar expressions. Those forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief or expectations including, but not limited to, the discussions of:

•	our operating and growth strategy (including possible acquisitions or dispositions);

•	our financing needs;

•	projections of our revenue and income or loss;

•	our capital expenditures; and

•	our future operations.

      Forward-looking statements involve known and unknown risks and uncertainties that may cause actual results in future periods to differ materially from those anticipated in the forward-looking statements. Those risks and uncertainties include, among others, the risks and uncertainties discussed under the caption “Risk Factors” in this prospectus. Although we believe that the assumptions underlying the forward-looking statements contained in this prospectus are reasonable, any of these assumptions could prove to be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this prospectus will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus, you should not regard the inclusion of such information as a representation by us or any other person that our objectives and plans will be achieved. Except as required by applicable law, including the securities laws of the United States, and the rules and regulations of the Securities and Exchange Commission, we do not plan to publicly update or revise any forward-looking statements after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

THE EXCHANGE OFFER

Purpose and effect of the exchange offer

      In connection with the issuance of the outstanding notes, we entered into a registration rights agreement with the initial purchasers of the outstanding notes. The following description of the registration rights agreement is a summary only. It is not complete and does not describe all of the provisions of the registration rights agreement. For more information, you should review the provisions of the registration rights agreement that we filed with the Securities and Exchange Commission as an exhibit to the registration statement of which this prospectus is a part.

      Under the registration rights agreement, we agreed that, promptly after the effectiveness of the registration statement of which this prospectus is a part, we would offer to the holders of outstanding notes who are not prohibited by any law or policy of the Securities and Exchange Commission from participating in the exchange offer, the opportunity to exchange their outstanding notes for a new series of notes, which we refer to as the new notes, that are identical in all material respects to the outstanding notes, except that the new notes do not contain transfer restrictions, have been registered under the Securities Act and are not subject to further registration rights. We and our subsidiary guarantors have agreed to keep the exchange offer open for not less than 20 business days, or longer if required by applicable law, after the date on which notice of the exchange offer is mailed to the holders of the outstanding notes. We and our subsidiary guarantors also have agreed to use our commercially reasonable efforts to cause the exchange offer to be consummated on or before the date that is 30 business days after the registration statement of which this prospectus is a part has become effective, or longer, if required by the federal securities laws.

      If:

•	we and our subsidiary guarantors are not permitted to consummate the exchange offer because the exchange offer is not permitted by applicable law or Securities and Exchange Commission policy; or

•	any holder of transfer restricted securities notifies us prior to the 20th business day following consummation of the exchange offer that:

•	it is prohibited by law or Securities and Exchange Commission policy from participating in the exchange offer; or

•	that it may not resell the new notes acquired by it in the exchange offer to the public without delivering a prospectus and the prospectus contained in the registration statement of which this prospectus is a part is not appropriate or available for such resales; or

•	that it is a broker-dealer and owns outstanding notes acquired directly from us or one of our affiliates,

then we and the subsidiary guarantors have agreed to use our commercially reasonable efforts to file with the Securities and Exchange Commission a shelf registration statement to cover resales of the outstanding notes by the holders thereof who satisfy certain conditions relating to the provision of information in connection with the shelf registration statement.

      We and our subsidiary guarantors will use commercially reasonable efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission.

      For purposes of the preceding, a transfer restricted security is each outstanding note until the earliest to occur of:

•	the date on which the note has been exchanged by a Person other than a broker-dealer for a new note in the exchange offer;

•	following the exchange by a broker-dealer in the exchange offer of an outstanding note for a new note, the date on which the new note is sold to a purchaser who receives from the broker-dealer on or prior to the date of sale a copy of this prospectus;

•	the date on which the note has been effectively registered under the Securities Act and disposed of in accordance with the shelf registration statement; or

•	the date on which the note is distributed to the public pursuant to Rule 144 under the Securities Act.

      We and our subsidiary guarantors also have agreed:

•	unless the exchange offer would not be permitted by applicable law or Securities and Exchange Commission policy, we and our subsidiary guarantors will commence the exchange offer and use our commercially reasonable efforts to issue on or prior to 30 business days, or longer, if required by the federal securities laws, after the date on which the registration statement of which this prospectus is a part is declared effective by the Securities and Exchange Commission, new notes in exchange for all outstanding notes tendered in the exchange offer; and

•	if obligated to file a shelf registration statement, we will use our commercially reasonable efforts to file the shelf registration statement with the Securities and Exchange Commission on or prior to 30 days after the filing obligation arises and to cause the shelf registration to be declared effective by the Securities and Exchange Commission on or prior to 90 days after the obligation arises.

      If:

•	we and our subsidiary guarantors fail to consummate the exchange offer within 30 business days of the effective date of the registration statement of which this prospectus is a part; or

•	the shelf registration statement or the registration statement of which this prospectus is a part is declared effective but thereafter ceases to be effective or usable in connection with resales of transfer restricted securities during the periods specified in the registration rights agreement, then a registration default shall be deemed to have occurred and we and our subsidiary guarantors will pay liquidated damages to each holder of outstanding notes, with respect to the first 90-day period immediately following the occurrence of the first registration default in an amount equal to a per annum rate of .25% on the principal amount of outstanding notes held by such holder. The amount of the liquidated damages will increase by an additional per annum rate of .25% with respect to each subsequent 90-day period until all registration defaults have been cured, up to a maximum amount of liquidated damages for all registration defaults of 1.00% per annum on the principal amount of outstanding notes constituting transfer restricted securities. All accrued liquidated damages will be paid by us and our subsidiary guarantors on each interest payment date to the global note holder by wire transfer of immediately available funds or by federal funds check, to holders that own at least $1.0 million aggregate principal amount of notes and who have given us wire transfer instructions by wire transfer in accordance with those instructions, and to holders of certificated outstanding notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified.

      Following the cure of all registration defaults, the accrual of liquidated damages will cease. Holders of outstanding notes will be required to make certain representations to us in order to participate in the exchange offer and will be required to deliver certain information to be used in connection with the shelf registration statement and to provide comments on the shelf registration statement within the time periods set forth in the registration rights agreement in order to have their outstanding notes included in the shelf registration statement and benefit from the provisions regarding liquidated damages set forth above.

      By acquiring transfer restricted securities, a holder will be deemed to have agreed to indemnify us and our subsidiary guarantors against certain losses arising out of information furnished by the holder in writing for inclusion in any registration statement. Holders of outstanding notes will also be required to suspend their use of the prospectus included in the shelf registration statement under certain circumstances upon receipt of notice to that effect from us.

Resale of the New Notes

      Based on no action letters of the Securities and Exchange Commission staff issued to third parties, we believe that new notes may be offered for resale, resold and otherwise transferred by you without further compliance with the registration and prospectus delivery provisions of the Securities Act if:

•	the new notes are acquired in the ordinary course of your business;

•	you have no arrangement or understanding with any person to participate in and are not engaged in, and do not intend to engage in, a distribution of the new notes; and

•	you are not our affiliate within the meaning of Rule 405 under the Securities Act or a broker-dealer that acquired outstanding notes directly from us for its own account.

      The Securities and Exchange Commission, however, has not considered the exchange offer for the new notes in the context of a no action letter, and the Securities and Exchange Commission may not make a similar determination as in the no action letters issued to these third parties.

      If you tender outstanding notes in the exchange offer with the intention of participating in any manner in a distribution of the new notes or otherwise do not satisfy the foregoing criteria, you

•	cannot rely on the interpretations by the Securities and Exchange Commission staff discussed above;

•	will not be able to exchange your outstanding notes for new notes in the exchange offer; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the outstanding notes, unless the resale is made pursuant to an exemption from, or is otherwise not subject to, those requirements.

      Unless an exemption from registration is otherwise available, any security holder intending to distribute new notes should be covered by an effective registration statement under the Securities Act. This registration statement should contain the selling security holder’s information required by Item 507 of Regulation S-K under the Securities Act. This prospectus may be used for an offer to resell, resale or other transfer of new notes only as specifically described in this prospectus. Only broker-dealers that acquired the outstanding notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives new notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge in the letter of transmittal that it will deliver a prospectus in connection with any resale of the new notes. Please read the section captioned “Plan of Distribution” for more details regarding the transfer of new notes.

Terms of the Exchange Offer

      Subject to the terms and conditions described in this prospectus and in the letter of transmittal, we will accept for exchange any outstanding notes properly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date. We will issue new notes in principal amount equal to the principal amount of outstanding notes surrendered in the exchange offer. Outstanding notes may be tendered only for new notes and only in integral multiples of $1,000.

      The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange.

      As of the date of this prospectus, $100,000,000 in aggregate principal amount of the outstanding notes are outstanding. This prospectus and the letter of transmittal are being sent to all registered holders of outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offer.

      We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the Securities and Exchange Commission. Outstanding notes that the holders thereof do not tender for exchange in the exchange offer will remain outstanding and continue to accrue interest. These outstanding notes will continue to be entitled to the rights and benefits such holders have under the indenture relating to the notes.

      We will be deemed to have accepted for exchange properly tendered outstanding notes when we have given oral or written notice of the acceptance to the exchange agent and complied with the applicable provisions of the registration rights agreement. The exchange agent will act as agent for the tendering holders for the purposes of receiving the new notes from us.

      If you tender outstanding notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses in connection with the exchange offer. It is important that you read the section labeled “– Fees and Expenses” for more details regarding fees and expenses incurred in the exchange offer.

      We will return any outstanding notes that we do not accept for exchange for any reason to the tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

Expiration Date

      The exchange offer will expire at 5:00 p.m., New York City time, on                     , 2003, unless, in our sole discretion, we extend it.

Extensions, Delays in Acceptance, Termination or Amendment

      We expressly reserve the right, at any time or various times, to extend the period of time during which the exchange offer is open. We may delay acceptance of any outstanding notes by giving oral or written notice of such extension to their holders. During any such extensions, all outstanding notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange.

      In order to extend the exchange offer, we will notify the exchange agent orally or in writing of any extension. We will notify the registered holders of outstanding notes of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

      If any of the conditions described below under “– Conditions to the Exchange Offer” have not been satisfied, we reserve the right, in our sole discretion

•	to delay accepting for exchange any outstanding notes,

•	to extend the exchange offer, or

•	to terminate the exchange offer,

by giving oral or written notice of such delay, extension or termination to the exchange agent. Subject to the terms of and the approvals required under the registration rights agreement, we also reserve the right to amend the terms of the exchange offer in any manner.

      Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders of outstanding notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement. The supplement will be distributed to the registered holders of the outstanding notes. Depending upon the significance of the amendment and the manner of disclosure to the registered holders, we may extend the exchange offer.

Conditions to the Exchange Offer

      We will not be required to accept for exchange, or exchange any new notes for, any outstanding notes if as a result of any change in law or applicable interpretations thereof by the staff of the Securities and

Exchange Commission, we determine upon advice of our outside counsel that we are not permitted to effect the exchange offer as described in this prospectus.

      In addition, we will not be obligated to accept for exchange the outstanding notes of any holder that has not made to us the representations described under “– Purpose and Effect of the Exchange Offer,” “– Procedures for Tendering” and “Plan of Distribution” and such other representations as may be reasonably necessary under applicable Securities and Exchange Commission rules, regulations or interpretations to allow us to use an appropriate form to register the new notes under the Securities Act.

      We expressly reserve the right to extend, amend or terminate the exchange offer, and to reject for exchange any outstanding notes not previously accepted for exchange, upon the failure to be satisfied of any of the conditions to the exchange offer specified herein or in the letter of transmittal. We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the outstanding notes as promptly as practicable.

      These conditions are for our sole benefit, and we may assert them or waive them in whole or in part at any time or at various times in our sole discretion. If we fail at any time to exercise any of these rights, this failure will not mean that we have waived our rights. Each such right will be deemed an ongoing right that we may assert at any time or at various times.

      In addition, we will not accept for exchange any outstanding notes tendered, and will not issue new notes in exchange for any such outstanding notes, if at such time any stop order has been threatened or is in effect with respect to the registration statement of which this prospectus is a part or the qualification of the indenture relating to the notes under the Trust Indenture Act of 1939.

Procedures for Tendering

Procedures for Tendering Generally

      Only a holder of outstanding notes may tender such outstanding notes in the exchange offer. To tender in the exchange offer, a holder must:

•	complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal;

•	have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires; and

•	mail or deliver such letter of transmittal or facsimile to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date; or

•	comply with the automated tender offer program procedures of DTC described below.

      In addition, either:

•	the exchange agent must receive outstanding notes along with the letter of transmittal;

•	the exchange agent must receive, prior to 5:00 p.m., New York City time, on the expiration date, a timely confirmation of book-entry transfer of such outstanding notes into the exchange agent’s account at DTC according to the procedure for book-entry transfer described below or a properly transmitted agent’s message; or

•	the holder must comply with the guaranteed delivery procedures described below.

      To be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at its address indicated on the cover page of the letter of transmittal. The exchange agent must receive such documents prior to 5:00 p.m., New York City time, on the expiration date.

      The tender by a holder that is not withdrawn prior to 5:00 p.m., New York City time, on the expiration date will constitute an agreement between the holder and us in accordance with the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

      THE METHOD OF DELIVERY OF OUTSTANDING NOTES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT YOUR ELECTION AND RISK. RATHER THAN MAIL THESE ITEMS, WE RECOMMEND THAT YOU USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. YOU SHOULD NOT SEND THE LETTER OF TRANSMITTAL OR OUTSTANDING NOTES TO US. YOU MAY REQUEST YOUR BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR OTHER NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR YOU.

How to Tender If You are a Beneficial Owner

      If you beneficially own outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender those notes, you should contact the registered holder promptly and instruct it to tender on your behalf. If you are a beneficial owner and wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either:

•	make appropriate arrangements to register ownership of the outstanding notes in your name; or

•	obtain a properly completed bond power from the registered holder of outstanding notes.

      The transfer of registered ownership, if permitted under the indenture for the notes, may take considerable time and may not be completed prior to the expiration date.

Signatures and Signature Guarantees

      You must have signatures on a letter of transmittal or a notice of withdrawal, as described below, guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Exchange Act. In addition, the entity must be a member of one of the recognized signature guarantee programs identified in the letter of transmittal.

When You Need Endorsements or Bond Powers

      If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes, the outstanding notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder’s name appears on the outstanding notes. A member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an eligible guarantor institution must guarantee the signature on the bond power.

      If the letter of transmittal or any outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing. Unless waived by us, they should also submit evidence satisfactory to us of their authority to deliver the letter of transmittal.

Tendering Through DTC’s Automated Tender Offer Program

      The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC’s system may use DTC’s automated tender offer program to tender. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, transmit their acceptance of the exchange offer electronically. They may do so by causing DTC to transfer the outstanding notes to the exchange agent in accordance with its procedures for transfer. DTC will then send an agent’s message to the exchange agent.

      The term “agent’s message” means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, to the effect that:

•	DTC has received an express acknowledgment from a participant in its automated tender offer program that is tendering outstanding notes that are the subject of such book-entry confirmation;

•	such participant has received and agrees to be bound by the terms of the letter of transmittal or, in the case of an agent’s message relating to guaranteed delivery, that such participant has received and agrees to be bound by the applicable notice of guaranteed delivery; and

•	the agreement may be enforced against such participant.

Determinations Under the Exchange Offer

      We will determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered outstanding notes and withdrawal of tendered outstanding notes. Our determination will be final and binding. We reserve the absolute right to reject any outstanding notes not properly tendered or any outstanding notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defect, irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of outstanding notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of outstanding notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of outstanding notes will not be deemed made until such defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

When We Will Issue New Notes

      In all cases, we will issue new notes for outstanding notes that we have accepted for exchange in the exchange offer only after the exchange agent timely receives:

•	outstanding notes or a timely book-entry confirmation of such outstanding notes into the exchange agent’s account at DTC; and

•	a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent’s message.

Return of Outstanding Notes Not Accepted or Exchanged

      If we do not accept any tendered outstanding notes for exchange or if outstanding notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged outstanding notes will be returned to their tendering holder. In the case of outstanding notes tendered by book-entry transfer in the exchange agent’s account at DTC according to the procedures described below, such non-exchanged outstanding notes will be credited to an account maintained with DTC. These actions will occur as promptly as practicable after the expiration or termination of the exchange offer.

Your Representations to Us

      By signing or agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

•	you are not our affiliate, as defined in Rule 144 of the Securities Act;

•	you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the new notes to be issued in the exchange offer;

•	you are acquiring the new notes in your ordinary course of business; and

•	if you are a broker-dealer, that you will receive new notes for your own account in exchange for outstanding notes that were acquired as a result of market-making activities or other trading activities and that you will comply with the registration and prospectus delivery requirement of the Securities Act in connection with any resale of the new notes.

Book Entry Transfer

      The exchange agent will establish an account with respect to the outstanding notes at DTC for purposes of the exchange offer promptly after the date of this prospectus. Any financial institution participating in DTC’s system may make book-entry delivery of outstanding notes by causing DTC to transfer such outstanding notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. Holders of outstanding notes who are unable to deliver confirmation of the book-entry tender of their outstanding notes into the exchange agent’s account at DTC or all other documents required by the letter of transmittal to the exchange agent on or prior to 5:00 p.m., New York City time, on the expiration date must tender their outstanding notes according to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

      If you wish to tender your outstanding notes but your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal or any other required documents to the exchange agent or comply with the applicable procedures under DTC’s automated tender offer program prior to the expiration date, you may tender if:

•	the tender is made through a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an eligible guarantor institution;

•	prior to the expiration date, the exchange agent receives from such member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., commercial bank or trust company having an office or correspondent in the United States, or eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery by facsimile transmission, mail or hand delivery or a properly transmitted agent’s message and notice of guaranteed delivery:

•	setting forth your name and address, the registered number(s) of your outstanding notes and the principal amount of outstanding notes tendered,

•	stating that the tender is being made thereby, and

•	guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal or facsimile thereof, together with the outstanding notes or a book-entry confirmation, and any other documents required by the letter of transmittal will be deposited by the eligible guarantor institution with the exchange agent; and

•	the exchange agent receives such properly completed and executed letter of transmittal or facsimile thereof, as well as all tendered outstanding notes in proper form for transfer or a book-entry confirmation, and all other documents required by the letter of transmittal, within three New York Stock Exchange trading days after the expiration date.

      Upon request to the exchange agent, a notice of guaranteed delivery will be sent you if you wish to tender your outstanding notes according to the guaranteed delivery procedures described above.

Withdrawal of Tenders

      Except as otherwise provided in this prospectus, you may withdraw your tender at any time prior to 5:00 p.m., New York City time, on the expiration date.

      For a withdrawal to be effective:

•	the exchange agent must receive a written notice of withdrawal at the address indicated on the cover page of the letter of transmittal, or

•	you must comply with the appropriate procedures of DTC’s automated tender offer program system.

      Any notice of withdrawal must:

•	specify the name of the person who tendered the outstanding notes to be withdrawn, and

•	identify the outstanding notes to be withdrawn, including the principal amount of such withdrawn outstanding notes.

      If outstanding notes have been tendered under the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with withdrawn outstanding notes and otherwise comply with the procedures of DTC.

      We will determine all questions as to the validity, form, eligibility and time of receipt of notice of withdrawal. Our determination shall be final and binding on all parties. We will deem any outstanding notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

      Any outstanding notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder. In the case of outstanding notes tendered by book-entry transfer into the exchange agent’s account at DTC according to the procedures described above, such outstanding notes will be credited to an account maintained with DTC for the outstanding notes. This return or crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn outstanding notes by following one of the procedures described under “– Procedures for Tendering” above at any time on or prior to the expiration date.

Fees and Expenses

      We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitation by facsimile, telephone, electronic mail or in person by our officers and regular employees and those of our affiliates.

      We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

      We will pay the cash expenses to be incurred in connection with the exchange offer. They include:

•	Securities and Exchange Commission registration fees;

•	fees and expenses of the exchange agent and trustee;

•	our accounting and legal fees and printing costs;

•	reasonable fees and disbursements of counsel for the initial purchasers of the outstanding notes incurred in connection with the registration statement of which this prospectus is a part and, in the event of any shelf registration statement, reasonable fees and disbursements of one firm or counsel designated by the holders of a majority of the aggregate principal amount of the outstanding notes to act as counsel for the holders in connection with the shelf registration statement; and

•	related fees and expenses.

Transfer Taxes

      You will not be obligated to pay any transfer taxes in connection with the tender of outstanding notes unless you instruct us to register new notes in the name of, or request that outstanding notes not tendered or accepted in the exchange offer be returned to, a person other than the registered tendering holder. In those cases, you will be responsible for the payment of any applicable transfer taxes.

Consequences of Failure to Exchange

      If you do not exchange new notes for your outstanding notes under the exchange offer, you will remain subject to the existing restrictions on transfer of the outstanding notes. In general, you may not offer or sell the outstanding notes unless they are registered under the Securities Act, or unless the offer or sale is exempt from the registration requirements under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act.

Accounting Treatment

      We will record the new notes in our accounting records at the same carrying value as the outstanding notes. This carrying value is the aggregate principal amount of the outstanding notes less any bond discount, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer.

Other Considerations

      Participation in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

      We may in the future seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any outstanding notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered outstanding notes.

USE OF PROCEEDS

      We will not receive any proceeds from the issuance of the new notes. We are making this exchange offer solely to satisfy our obligations under our registration rights agreement. In consideration for issuing the new notes as contemplated by this prospectus, we will receive outstanding notes in a like principal amount. The form and terms of the new notes are identical in all respects to the form and terms of the outstanding notes, except the new notes have been registered under the Securities Act and will not contain restrictions on transfer or registration rights. Outstanding notes surrendered in exchange for the new notes will be retired and canceled and will not be reissued. Accordingly, the issuance of the new notes will not result in any change in our outstanding indebtedness.

CAPITALIZATION

      The following table sets forth our capitalization as of March 31, 2003, on an actual basis and on a pro forma as adjusted basis, giving effect to the sale of the outstanding notes, and assuming that all of the outstanding notes are exchanged for new notes, and the application of the net proceeds from the sale of the outstanding notes to repay approximately $24.5 million of indebtedness under our bank credit facility.

	As of March 31, 2003

		Pro Forma
	Actual	As Adjusted

	(dollars in thousands)
Cash and cash equivalents	$6,362	$78,085

Long-term debt:
Bank Credit Facility(a)	$349,126	$324,625
13% senior subordinated notes due 2009	230,000	230,000
Notes offered hereby	—	100,000
Capital lease obligations	7,647	7,647

Total debt	586,773	662,272
Less current maturities	(5,032)	(5,032)

Total long-term debt	581,741	657,240

Stockholders’ equity:
Preferred stock, $.01 par value, 5,000,000 shares authorized; no shares issued and outstanding actual and pro forma as adjusted	—	—
Common stock—$0.01 par value, authorized 100,000,000 shares; 31,985,029 shares issued and 31,956,113 shares outstanding	320	320
Nonvoting common stock, $.01 par value, 10,000,000 shares authorized; no shares issued and outstanding actual and pro forma as adjusted	—	—
Additional paid-in capital	450,720	450,720
Treasury stock, at cost, 16,306,541 shares actual and pro forma as adjusted	(155,300)	(155,300)
Accumulated deficit	(121,764)	(121,764)

Total stockholders’ equity	173,976	173,976

Total capitalization	$755,717	$831,216

(a)	Our bank credit facility includes a revolving credit facility and tranche B term loan. For a description of our bank credit facility, see “Description of Other Indebtedness.”

SELECTED FINANCIAL DATA

      We derived the selected financial data for the year ended December 31, 1998 and for the nine months ended September 30, 1999 from the combined financial statements of the Paracelsus hospitals, which have been audited by Ernst & Young LLP, independent auditors for Paracelsus. We derived the selected financial data for the nine months ended September 30, 1998 from the unaudited condensed combined financial statements of the Paracelsus hospitals.

      We derived the selected financial data for each of the three fiscal years ended September 30, 2000, 2001 and 2002 from our consolidated financial statements, which have been audited by Ernst & Young LLP and include financial data for the Tenet hospitals from October 15, 1999, their date of acquisition. We derived the selected financial data for the six months ended March 31, 2002 and 2003 from our unaudited condensed and consolidated financial statements. The unaudited condensed and consolidated financial statements reflect all adjustments that, in the opinion of our management, are necessary for a fair presentation of such information.

      You should read the selected financial data in the tables below in conjunction with our consolidated financial statements, unaudited condensed and consolidated financial statements and the accompanying notes. You should also read Management’s Discussion and Analysis of Financial Condition and Results of Operations. All of these materials are contained elsewhere in this prospectus.

	Paracelsus Hospitals(a)			IASIS

		Nine Months
		Ended					Six Months Ended
	Year Ended	September 30,		Year Ended September 30,			March 31,
	December 31,
	1998	1998	1999	2000	2001	2002	2002	2003

Statement of Operations Data
Net revenue	$178,309	$134,017	$137,397	$815,163	$889,541	$949,888	$465,305	$526,201
Costs and expenses:
Salaries and benefits	63,158	47,306	47,169	285,451	317,439	324,713	158,045	182,952
Supplies and other operating expenses	71,346	55,073	56,846	357,552	395,003	422,907	209,153	229,154
Provision for bad debts	11,822	8,131	9,934	60,579	73,417	72,238	34,365	39,865
Interest, net	17,088	13,426	7,304	62,352	64,346	55,317	28,539	26,448
Depreciation and amortization	11,770	8,606	9,620	47,559	53,163	46,111	21,668	25,533
Allocated management fees	6,587	4,940	5,027	—	—	—	—	—
Recapitalization costs(b)	—	—	—	3,478	—	—	—	—
Reversal of excess loss contract accrual(c)	(7,500)	(7,500)	—	—	—	—	—	—
Provision for asset revaluation, closure and other costs(d)	—	—	—	—	16,612	—	—	—
Loss on debt extinguishment	—	—	—	—	—	—	—	3,900
(Gain) loss on sale of assets, net	—	—	—	—	—	7	7	(780)

Total costs and expenses	174,271	129,982	135,900	816,971	919,980	921,293	451,777	507,072

Earnings (loss) from continuing operations before minority interests, income taxes and cumulative effect of a change in accounting principle	4,038	4,035	1,497	(1,808)	(30,439)	28,595	13,528	19,129
Minority interests	68	54	(140)	74	441	1,042	524	699

Earnings (loss) from continuing operations before income taxes and cumulative effect of a change in accounting principle	3,970	3,981	1,637	(1,882)	(30,880)	27,553	13,004	18,430
Income tax expense	—	—	—	2,219	—	—	—	—

	Paracelsus Hospitals(a)			IASIS

		Nine Months
		Ended					Six Months Ended
	Year Ended	September 30,		Year Ended September 30,			March 31,
	December 31,
	1998	1998	1999	2000	2001	2002	2002	2003

Net earnings (loss) from continuing operations before cumulative effect of a change in accounting principle	3,970	3,981	1,637	(4,101)	(30,880)	27,553	13,004	18,430
Earnings (loss) from discontinued operations and cumulative effect of a change in accounting principle(e)	—	—	—	(10,602)	1,000	(38,525)	(39,497)	—

Net earnings (loss)	$3,970	$3,981	$1,637	$(14,703)	$(29,880)	$(10,972)	$(26,493)	$18,430

Net earnings (loss) attributable to common stockholders(f)	—	—	—	$(40,105)	$(4,532)	$(10,972)	$(26,493)	$18,430
Balance Sheet Data (at end of period):
Total assets	$216,319	$222,458	$213,259	$873,839	$866,309	$898,483	$925,210	$925,734
Long-term debt and capital lease obligations (including current portion)	2,273	1,269	1,499	557,654	550,177	582,943	590,804	586,773
Mandatorily redeemable Series A and Series B preferred stock(g)	—	—	—	189,278	—	—	—	—
Stockholders’ equity (deficit)(g)	(85,635)	(85,568)	(84,585)	5,431	166,294	155,544	179,520	173,976
Working capital	10,350	17,433	3,687	65,018	68,016	56,999	64,809	82,556

(a)	The selected financial data includes complete financial data for the Paracelsus hospitals for the all of the periods noted with the exception of Rocky Mountain Medical Center, which was closed as of June 30, 1997, reopened by us on April 10, 2000 and subsequently closed by us on June 2, 2001.

(b)	We incurred legal, accounting and other related charges of approximately $3.5 million in connection with the recapitalization transaction.

(c)	The loss reserve of approximately $38.1 million initially recorded in 1996 in connection with an unprofitable capitated Medicare managed care contract at Rocky Mountain Medical Center was reduced by approximately $15.5 million in 1997 and by $7.5 million in 1998 based on the final settlement of the unprofitable contract.

(d)	In 2001, we recorded asset revaluation, closure and other costs of $16.6 million related to the closure of Rocky Mountain Medical Center in June 2001, employee severance costs and the write-off of deferred initial public offering costs. At March 31, 2003, Rocky Mountain Medical Center net assets held for sale totaled approximately $22.1 million. Although no definitive purchase agreement has been executed regarding the sale of Rocky Mountain Medical Center, we are currently in negotiations with a potential purchaser who would convert its use to retail. If this transaction is consummated, we will not recover the entire book value of the Rocky Mountain Medical Center assets.

(e)	Earnings (loss) from discontinued operations and cumulative effect of a change in accounting principle consists of a $39.5 million non-cash transitional impairment charge, related to the adoption of SFAS 142, Goodwill and Other Intangible Assets, during the year ended September 30, 2002 and reversal of excess loss accrual (loss on discontinued operations and disposal) of ($10.6) million, $1.0 million, and $1.0 million for the years ended September 30, 2000, 2001 and 2002, respectively.

(f)	Includes preferred stock dividends accrued (reversed) and accretion of $25,402 and $(25,348) for the years ended September 30, 2000 and 2001, respectively. Net earnings (loss) attributable to common stockholders is not shown for any period ended prior to October 1, 1999 as such periods represent combined financial statements for entities under common control.

(g)	On October 26, 2000, all shares of our mandatorily redeemable Series A and Series B preferred stock were exchanged for shares of our common stock on the basis of ten common shares for each preferred share. This exchange was recorded in the first quarter of 2001, and increased our stockholders’ equity by approximately $189.3 million.

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

      The following discussion and analysis of financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes, our unaudited condensed and consolidated financial statements and related notes and the other financial information appearing elsewhere in this prospectus. Data for the years ended September 30, 2000, 2001 and 2002 has been derived from our audited consolidated financial statements. Data for the six months ended March 31, 2002 and 2003 has been derived from our unaudited condensed and consolidated financial statements.

General

      We are a leading owner and operator of acute care hospitals that develops and operates networks of medium-sized hospitals in high-growth urban and suburban markets. We operate our hospitals with a strong community focus by offering and developing healthcare services to meet the needs of the markets we serve, promoting strong relationships with physicians and working with local managed care plans. Currently, we own or lease 14 hospitals with a total of 2,116 beds in service. Our hospitals are located in four regions:

•	Salt Lake City, Utah;

•	Phoenix, Arizona;

•	Tampa-St. Petersburg, Florida; and

•	three markets in the State of Texas, including San Antonio.

We also operate three ambulatory surgery centers and a Medicaid managed health plan called Health Choice that serves over 60,000 members.

      Net revenue is comprised of net patient service revenue and other revenue. Net patient service revenue is reported net of contractual adjustments. The adjustments principally result from differences between the hospitals’ established charges and payment rates under Medicare, Medicaid and various managed care plans. Established hospital charges generally have increased at a faster rate than the rate of increase for Medicare and Medicaid payments. The calculation of appropriate payments from the Medicare and Medicaid programs as well as terms governing agreements with other third-party payors are complex and subject to interpretation. As a result, there is at least a reasonable possibility that recorded estimates will change by a material amount. Other revenue includes revenue from Health Choice, medical office building rental income and other miscellaneous revenue. Operating expenses consist of salaries and benefits, supplies, other operating expenses and provision for bad debts.

      Our hospitals’ net patient service revenue continues to be affected by an increasing proportion of revenue being derived from fixed payment, higher discount sources including Medicare, Medicaid, managed care organizations and others. Fixed payment amounts for Medicare and Medicaid services are often based upon a diagnosis regardless of the cost incurred or the level of services provided. Our net revenue, cash flows and results of operations have been negatively impacted by this reimbursement methodology. We expect patient volumes from Medicare and Medicaid to continue to increase due to the general aging of the population and expansion of state Medicaid programs. Under the Balanced Budget Act of 1997, reimbursement from Medicare and Medicaid was reduced from 1998 through 2002. Certain of the rate reductions resulting from the Balanced Budget Act of 1997 are being mitigated by the Balanced Budget Refinement Act of 1999 and the Medicare, Medicaid and SCHIP Benefit Improvement and Protection Act of 2000. It is estimated that the Medicare, Medicaid and SCHIP Benefit Improvement and Protection Act of 2000 will provide approximately $35.0 billion in funding restorations to Medicare healthcare providers over a period of five years, approximately one-third of which will go to hospitals. The percentage of our net patient revenue related to Medicare and Medicaid was 37.9% and 38.8% for the years ended September 30, 2001 and 2002, respectively and 39.0% and 39.8% for the six months ended March 31, 2002 and 2003, respectively.

      Our hospitals have historically experienced growth in outpatient volume at a faster rate than the growth in inpatient volume primarily as a result of improvements in technology, pharmacology and clinical practices and hospital payment changes by Medicare and managed care organizations. In response to this shift toward outpatient care, we have reconfigured some of our hospitals to more effectively accommodate outpatient services and restructured existing surgical and diagnostic capacity to permit additional outpatient volume and a greater variety of outpatient services.

      In addition, inpatient care is expanding to include sub-acute care when a less-intensive, lower cost level of care is appropriate. We have been proactive in the development of a variety of sub-acute inpatient services to utilize a portion of our available capacity. By offering cost-effective sub-acute services in appropriate circumstances, we are able to provide a continuum of care when the demand for such services exists. We have identified opportunities to expand existing physical rehabilitation units and develop other post-acute services such as long term acute care arrangements within our facilities.

      Certain states in which we operate have reported budget deficits as a result of increased costs and lower than expected tax collections. Health and human service programs, including Medicaid and similar programs, represent a significant portion of state spending. As a response to these budgetary concerns, certain states have proposed and others may propose decreased funding for these programs. If such funding decreases are approved by the states in which we operate, our operating results and cash flows could be materially reduced.

      Upon renewal of our insurance policies effective October 2002, we experienced a significant increase in premiums paid to insurance carriers, especially for professional and general liability coverage. For 2003, our self-insured retention increased from $2.0 million in 2002 to $5.0 million and the maximum coverage under our insurance has decreased from $100 million to $75 million. The cost of insurance has negatively affected operating results and cash flows throughout the healthcare industry due to pricing pressures on insurers and fewer carriers willing to underwrite professional and general liability insurance. We currently have no information that would lead us to believe that this current trend is temporary in nature, and thus there is no assurance that continued increases in insurance costs will not have a material adverse effect on our future operating results and cash flows.

      The hospital industry continues to experience a shortage of nurses. We have experienced particular difficulty in retaining and recruiting nurses in our Phoenix, Arizona market and certain hospitals in our Texas markets. This shortage is forecasted to continue into the near future. We have begun a comprehensive recruiting and retention plan for nurses that focuses on competitive salaries and benefits as well as employee satisfaction, best practices, tuition assistance, effective training programs and workplace environment. Additionally, we are actively developing programs to recruit qualified nurses from countries outside of the United States. However, should we be unsuccessful in our attempts to maintain nursing coverage adequate for our present and future needs, our future operating results could be adversely impacted.

Recapitalization and Acquisition Transactions

      Our company was formed in October 1999 through a series of transactions that were arranged by JLL Partners, Inc. (formerly known as Joseph Littlejohn & Levy, Inc.) and members of our management team. JLL Partners, Inc. is the private equity firm that controls JLL Healthcare, LLC, our largest stockholder. The first transaction was effective October 8, 1999, when Paracelsus Healthcare Corporation and unrelated third parties recapitalized five acute care hospitals in Salt Lake City, Utah owned by a subsidiary of Paracelsus. In connection with the recapitalization, JLL Healthcare, LLC and some of our stockholders purchased an aggregate of $125.0 million of the outstanding common stock of the subsidiary of Paracelsus. The subsidiary then repurchased $155.0 million of its common stock from Paracelsus. The recapitalization transaction resulted in Paracelsus retaining an approximately 6.0% minority interest in the preexisting Paracelsus subsidiary that owned the five acute care hospitals. After the recapitalization, the former Paracelsus subsidiary changed its name to IASIS Healthcare Corporation and changed its fiscal year end to September 30.

      The second transaction was effective October 15, 1999, when we acquired ten acute care hospitals and other related facilities and assets from Tenet Healthcare Corporation. Concurrent with the Tenet transaction, a company formed by members of our management to acquire and operate hospitals and related businesses was merged with and into a wholly owned subsidiary of our company.

      The Tenet transaction and merger with a company formed by members of our management were accounted for using the purchase method of accounting. The operating results of these acquired companies have been included in our accompanying consolidated statements of operations from the October 15, 1999 date of acquisition.

Discontinued Operations

      Our financial results from continuing operations exclude the results of Clinicare, our physician practice operations that consisted of 31 physicians in 13 offices. We have completed exiting this business by selling the assets of our physician practices and closing our practice support offices. Net revenue and expenses associated with these operations have been reclassified to discontinued operations. We incurred losses from our discontinued physician practice operations in the year ended September 30, 2000 of $10.6 million. The loss from discontinued operations for the year ended September 30, 2000, included a charge of $7.4 million to provide for costs associated with the discontinuation and disposal of the physician practice operations. During the years ended September 30, 2001 and 2002, $1.0 million and $972,000, respectively, of previously recorded loss accruals were reversed because the actual costs of discontinuing these operations were less than previously estimated.

Critical Accounting Policies

      Our consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States. In preparing our financial statements, we make estimates, judgments and assumptions that affect the reported amounts of assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates. The following represent the estimates that we consider most critical to our operating performance and involve the most subjective and complex assumptions and assessments.

      Allowance for Doubtful Accounts. Our ability to collect outstanding receivables from third-party payors and others is critical to our operating performance and cash flows. The primary collection risk lies with uninsured patient accounts or patient accounts for which primary insurance has paid but a patient portion remains outstanding. Our allowance for doubtful accounts is estimated based primarily upon the age of patient accounts receivable, the patient’s economic inability to pay and the effectiveness of our collection efforts. We routinely monitor our accounts receivable balances and utilize historical collection and write-off experience to support the basis for our estimates of the provision for doubtful accounts. Significant changes in payor mix or business office operations could have a significant impact on our results of operations and cash flows.

      Allowance for Contractual Discounts. We derive a significant portion of our net patient revenue from Medicare, Medicaid and managed care payors that receive discounts from our standard charges. For the year ended September 30, 2002 and the six months ended March 31, 2003, Medicare, Medicaid and managed care revenue accounted for 81.8% and 81.9%, respectively, of total net patient revenue. Medicare and Medicaid regulations and various managed care contracts are often complex and may include multiple reimbursement mechanisms for different types of services provided in our healthcare facilities and cost settlement provisions requiring complex calculations and assumptions subject to interpretation. We estimate the allowance for contractual discounts on a payor-specific basis given our interpretation of the applicable regulations or contract terms. Management has invested significant resources in human resources and information systems to improve the estimation process. However, the services authorized and provided and resulting reimbursement are often subject to interpretation. These interpretations sometimes result in payments that differ from our estimates. Additionally, updated regulations and contract renegotiations occur frequently necessitating continual review and assessment of the estimation process by management. The significance of our third-party settlement estimates has increased due to the delays in the filing and review of Medicare cost reports as a result of delays in receiving necessary reports from Medicare fiscal intermediaries. These delays hamper our ability to adjust third-party settlement estimates in as timely and precise a manner as would be otherwise possible.

      Insurance Reserves. Given the nature of our operating environment, we may become subject to medical malpractice or workers compensation claims or lawsuits. We maintain third-party insurance coverage for individual malpractice and workers compensation claims to mitigate a portion of this risk. In addition, we maintain excess coverage limiting our exposure to an aggregate annual amount for claims. We estimate our reserve for self-insured professional and general liability and workers compensation risks using historical claims data, demographic factors, severity factors, current incident logs and other actuarial data. As of March 31, 2003, our professional and general liability accrual for asserted and unasserted claims was approximately $21.4 million, and is included within other long-term liabilities. For the year ended September 30, 2002 and the six months ended March 31, 2003, our total premiums and self-insured retention cost for professional and general liability insurance were approximately $15.6 million and $8.8 million, respectively. Our estimated accrual of the self-insurance risk for workers compensation claims at March 31, 2003 was $4.1 million, which is included in other accrued expenses and other current liabilities. The estimated accrual for malpractice and workers compensation claims could be significantly affected should current and future occurrences differ from historical claims trends. The estimation process is also complicated by the relatively short period of time in which we have owned our healthcare facilities, as occurrence data under previous ownership may not necessarily reflect occurrence data under our ownership. While we monitor current claims closely and consider outcomes when estimating our insurance accruals, the complexity of the claims and wide range of potential outcomes often hampers timely adjustments to the assumptions used in the estimates.

      Medical Claims Payable. Medical claims expense, which is included in other operating expenses, was $122.7 million, or 89.0% of Health Choice revenue, for the year ended September 30, 2002, and $65.5 million, or 88.3% of Health Choice revenue, for the six months ended March 31, 2003. Our liability for medical claims was $31.1 million at March 31, 2003. Given the increased patient enrollment in our health plan, the medical claims payable has continually increased. We estimate the medical claims payable using historical claims experience (including severity and payment lag time) and other actuarial data including number of enrollees, age of enrollees and certain enrollee health indicators to predict the cost of healthcare services provided to enrollees during any given period. While management believes that its estimation methodology effectively captures trends in medical claims costs, actual payments could differ significantly from our estimates given changes in the healthcare cost structure or adverse experience. For the year ended September 30, 2002 and the six months ended March 31, 2003, approximately $6.4 million and $3.5 million, respectively, of health plan payments made to hospitals and other healthcare entities owned by us for services provided to our enrollees were eliminated in consolidation. Our operating results and cash flows could be materially affected by increased or decreased utilization of our owned healthcare facilities by enrollees of our health plan.

      The estimates, judgments and assumptions used by us under “Allowance for Doubtful Accounts,” “Allowance for Contractual Discounts,” “Insurance Reserves” and “Medical Claims Payable” are, we believe, reasonable, but involve inherent uncertainties as described above, which may or may not be controllable by management. As a result, the accounting for such items could result in different amounts if management used different assumptions or if different conditions occur in future periods.

Selected Operating Data

      The following table sets forth certain unaudited operating data for each of the periods presented. The operating data include the Tenet hospitals from October 15, 1999, their date of acquisition.

				Six Months
	Year Ended September 30,			Ended March 31,

	2000(a)	2001(a)	2002	2002	2003

Number of hospitals at end of period	15	14	14	14	14
Licensed beds at end of period	2,685	2,520	2,550	2,507	2,492
Beds in service at end of period	2,194	2,063	2,106	2,085	2,116
Average length of stay (days)(b)	4.45	4.32	4.29	4.29	4.48
Occupancy rates (average beds in service)	43.0%	44.1%	43.5%	44.2%	48.5%
Admissions(c)	74,243	80,511	77,806	39,179	41,684
Adjusted admissions(d)	121,030	130,502	131,501	64,531	69,396
Patient days(e)	330,510	347,689	333,922	168,122	186,825
Adjusted patient days(d)	522,908	545,781	544,337	268,782	297,760

(a)	Includes Rocky Mountain Medical Center, which we opened on April 10, 2000 and closed on June 2, 2001.

(b)	Represents the average number of days that a patient stayed in our hospitals.

(c)	Represents the total number of patients admitted to our hospitals for stays in excess of 23 hours. Management and investors use this number as a general measure of inpatient volume.

(d)	Adjusted admissions and adjusted patient days are general measures of combined inpatient and outpatient volume. We compute adjusted admissions/patient days by multiplying admissions/patient days by gross patient revenue and then dividing that number by gross inpatient revenue.

(e)	Represents the number of days our beds were occupied over the period.

Results of Operations

      The following table presents, for the periods indicated, information expressed as a percentage of net revenue. This information has been derived from our consolidated statements of operations. The results of operations include the Tenet hospitals, Health Choice and the company formed by members of our management from October 15, 1999, their acquisition date.

				Six Months
	Year Ended			Ended
	September 30,			March 31,

	2000	2001	2002	2002	2003

Net revenue	100.0%	100.0%	100.0%	100.0%	100.0%
Salaries and benefits	35.0	35.7	34.2	34.0	34.8
Supplies	15.1	14.9	14.0	14.2	14.0
Other operating expenses(a)	28.8	29.5	30.5	30.7	29.5
Provision for bad debts	7.4	8.2	7.6	7.4	7.6

Total operating expenses	86.3	88.3	86.3	86.3	85.9

Depreciation and amortization	5.8	6.0	4.9	4.7	4.8
Interest, net	7.7	7.2	5.8	6.1	5.0
Minority interests	—	0.1	0.1	0.1	0.1
Provision for asset revaluation, closure and other costs	—	1.9	—	—	—
Recapitalization costs	0.4	—	—	—	—
Loss on debt extinguishment	—	—	—	—	0.8
Loss (gain) on sale of assets, net	—	—	—	—	(0.1)

Earnings (loss) from continuing operations before income taxes and cumulative effect of a change in accounting principle	(0.2)	(3.5)	2.9	2.8	3.5
Income tax expense	0.3	—	—	—	—

Earnings (loss) from continuing operations before cumulative effect of a change in accounting principle	(0.5)	(3.5)	2.9	2.8	3.5
Earnings (loss) from discontinued operations and cumulative effect of a change in accounting principle(b)	(1.3)	0.1	(4.1)	(8.5)	—

Net earnings (loss)	(1.8)%	(3.4)%	(1.2)%	(5.7)%	3.5%

(a)	Other operating expenses consist of medical claims expense of Health Choice and other operating costs.

(b)	Earnings (loss) from discontinued operations and cumulative effect of a change in accounting principle consists of a $39.5 million non-cash transitional impairment charge, related to the adoption of SFAS 142, Goodwill and Other Intangible Assets, during the year ended September 30, 2002 and reversal of excess loss accrual (loss on discontinued operations and disposal) of ($10.6) million, $1.0 million and $1.0 million, and for the years ended September 30, 2000, 2001 and 2002, respectively.

Six Months Ended March 31, 2003 Compared to Six Months Ended March 31, 2002

      Net revenue for the six months ended March 31, 2003 was $526.2 million, an increase of $60.9 million, or 13.1%, from $465.3 million for the same period in 2002. The increase in net revenue was a combination of an increase of $55.6 million in net revenue from hospital operations, which we refer to as our acute care segment in our financial statements, and an increase of $5.3 million in net revenue from Health Choice.

      Net revenue from our hospital operations for the six months ended March 31, 2003 was $452.0 million, an increase of $55.6 million, or 14.0%, from $396.4 million for the same period in 2002. Our net patient revenue per adjusted patient day increased 4.3% for the six months ended March 31, 2003, compared to the same period in 2002. The increase in net revenue per adjusted patient day was due primarily to increased acuity and price increases in our hospital operations.

      Admissions increased 6.4% from 39,179 for the six months ended March 31, 2002 to 41,684 for the same period in 2003, and patient days increased 11.1% from 168,122 for the six months ended March 31, 2002 to 186,825 for the same period in 2003. Adjusted admissions increased 7.5% from 64,531 for the six months ended March 31, 2002, to 69,396 for the same period in 2003, and adjusted patient days increased 10.8% from 268,782 for the six months ended March 31, 2002, to 297,760 for the same period in 2003. The average length of stay resulting from admissions and patient days increased 4.4% from 4.29 days for the six months ended March 31, 2002 to 4.48 days for the same period in 2003. This increase in length of stay was attributable in part to greater acuity, an increase in sub-acute services with expected longer lengths of stay and an increased emphasis on product lines, such as cardiac and bariatric surgical cases, requiring longer lengths of stay during the six months ended March 31, 2003.

      Net revenue from Health Choice was $74.2 million for the six months ended March 31, 2003, an increase of $5.3 million, or 7.7%, from $68.9 million for the same period in 2002. The increase in covered lives, as noted above, has positively impacted Health Choice’s net revenue for the six months ended March 31, 2003 compared to the same period in 2002.

      Operating expenses increased $50.4 million from $401.6 million for the six months ended March 31, 2002 to $452.0 million for the same period in 2003. Operating expenses as a percentage of net revenue were 85.9% for the six months ended March 31, 2003, compared to 86.3% for the same period in 2002.

      Operating expenses from our hospital operations for the six months ended March 31, 2003 were $381.7 million, an increase of $46.1 million, or 13.7%, from $335.6 million for the same period in 2002. This increase was comprised of a $36.2 million increase in operating expenses as a result of volume growth in our markets, including increased contract labor utilization, along with increases in insurance costs, rent expense, physician recruiting costs, corporate infrastructure and general inflation.

      Operating expenses from our hospital operations as a percentage of net revenue were 84.4% for the six months ended March 31, 2003 compared to 84.7% for the same period in 2002. This decrease was due to a combination of decreased supplies expense, provision for bad debts and other operating expenses as a percentage of net revenue, offset partially by an increase in salaries and benefits expense as a percentage of net revenue. Salaries and benefits expense as a percentage of net revenue increased 0.6% from period to period due primarily to increased contract labor resulting from volume growth. Salaries and benefits expense increased by approximately $24.2 million for the six months ended March 31, 2003 compared to the same period in 2002 as a result of volume growth, general wage inflation and an increase in employee benefits and contract labor. Contract labor, a component of salaries and benefits expense, increased by $6.2 million for the six months ended March 31, 2003 compared to the same period in 2002 due to significant volume growth in certain markets requiring greater utilization of agency nurses and technicians, coupled with increases in the rates charged by the staffing agencies. Benefits expense increased by approximately $3.9 million for the six months ended March 31, 2003 compared to the same period in 2002, which is attributable to the increased cost and utilization of healthcare benefits for employees.

      Provision for bad debts as a percentage of net revenue was generally unchanged from period to period. Supplies expense as a percentage of net revenue decreased 0.4% from period to period due in part to our new group purchasing contract which we entered into in the third quarter of fiscal 2002, which has resulted in better pricing generally and discounts on implants and cardiac devices. The supplies expense improvement was also due to better compliance with the group purchasing contract compared to the prior year, as well as having better inventory systems and processes in place. Other operating expenses as a percentage of net revenue decreased 0.5% from period to period due primarily to the growth in net revenue, offset to an extent by an increase in insurance costs, rent expense, and physician recruiting costs. We expect our other operating expenses to continue to be negatively impacted for the remainder of fiscal year 2003 by increases in insurance expense. On an annual basis, insurance costs are currently estimated to increase in the range of $3.6 million to $4.0 million, or 19.9% to 22.1%, over the prior year.

      Operating expenses for Health Choice increased $4.3 million to $70.3 million for the six months ended March 31, 2003 compared to $66.0 million for the same period in 2002. Operating expenses as a percentage of net revenue for Health Choice were 94.7% for the six months ended March 31, 2003 and 95.8% for the same period in 2002. The increase in operating expenses was due to the incremental cost of increased enrollment, while as a percentage of net revenue, operating expenses benefited from a decrease in the medical loss ratio.

      EBITDA for hospital operations was $70.3 million, or 15.6% of net revenue, for the six months ended March 31, 2003, compared to $60.8 million, or 15.3% of net revenue, for the same period in 2002. The increase in the EBITDA margin for hospital operations was due primarily to increases in volume and net revenue coupled with decreases in supplies and other operating expenses as a percentage of net revenue as noted above, offset by increases in salaries and benefits expense. Health Choice, our Medicaid managed health plan, has a significantly lower EBITDA margin than hospital operations. EBITDA for Health Choice was $3.9 million, or 5.3% of net revenue, for the six months ended March 31, 2003, compared to $2.9 million, or 4.2% of net revenue, for the same period in 2002. The 34.5% increase in EBITDA and the increase in EBITDA margin were due to increased enrollment and an improvement in the medical loss ratio, as noted above. See Note 13 to our audited consolidated financial statements and Note 8 to our unaudited condensed and consolidated financial statements included elsewhere in this prospectus.

      Depreciation and amortization expense increased $3.8 million from $21.7 million for the six months ended March 31, 2002 to $25.5 million for the same period in 2003. The increase in depreciation and amortization was the result of additions to property and equipment during 2002 and 2003.

      Interest expense decreased $2.1 million from $28.5 million for the six months ended March 31, 2002 to $26.4 million for the same period in 2003 due to declines in interest rates during fiscal year 2002 and 2003. Borrowings under our bank credit facility bear interest at variable rates, and the weighted average interest rate of outstanding borrowings under the bank credit facility was approximately 5.8% for the six months ended March 31, 2003 compared to 6.6% for the same period in 2002.

      During the six months ended March 31, 2003, we recorded a loss on debt extinguishment of $3.9 million related to the expensing of unamortized deferred financing costs associated with the refinancing of our bank credit facility, as discussed below.

      We recorded no provision for income taxes for the six months ended March 31, 2003 and 2002 due to the use of deferred tax assets that were previously reserved with a valuation allowance.

      During the six months ended March 31, 2002, we recorded a $39.5 million cumulative effect of a change in accounting principle, consisting of a non-cash transitional impairment charge, related to the adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets.

Year Ended September 30, 2002 Compared to Year Ended September 30, 2001

      Net revenue for the year ended September 30, 2002 was $949.9 million, an increase of $60.4 million, or 6.8%, from $889.5 million for the year ended September 30, 2001. The increase in net revenue was a combination of an increase of $32.7 million in net revenue from hospital operations, which we refer to as our acute care service segment in our financial statements, and an increase of $27.6 million in net revenue from Health Choice.

      Net revenue from our hospital operations for the year ended September 30, 2002 was $811.7 million, an increase of $32.7 million, or 4.2%, from $779.0 million for the year ended September 30, 2001. A portion of the increase in net revenue from period to period was due to a reduction in net revenue of $6.35 million in the prior year to provide for managed care valuation allowances, as discussed below. Offsetting the increase in net revenue was Rocky Mountain Medical Center, which generated $12.9 million of net revenue for the year ended September 30, 2001 and was closed on June 2, 2001, as discussed below. Excluding Rocky

Mountain Medical Center and the effect of managed care valuation allowances, same facility net revenue from our hospital operations increased $39.3 million, or 5.1%, from period to period. Our net patient revenue per adjusted patient day increased 4.5% for the year ended September 30, 2002, compared to the year ended September 30, 2001, again excluding Rocky Mountain Medical Center and the managed care valuation allowances. The increase in net patient revenue per adjusted patient day was due primarily to price increases in our hospital operations and increased acuity.

      Admissions decreased 2.2% from 79,594 for the year ended September 30, 2001, excluding Rocky Mountain Medical Center, to 77,806 for the same period in 2002, and patient days decreased 3.0% from 344,394 for the year ended September 30, 2001, excluding Rocky Mountain Medical Center, to 333,922 for the same period in 2002. Adjusted admissions increased 2.0% from 128,923 for the year ended September 30, 2001, excluding Rocky Mountain Medical Center, to 131,501 for the same period in 2002, and adjusted patient days increased 0.8% from 540,108 for the year ended September 30, 2001, excluding Rocky Mountain Medical Center, to 544,377 for the same period in 2002. Volume was negatively impacted during the year ended September 30, 2002 by the results from our Arizona market as well as the closure of sub-acute units in other markets during the prior year. Excluding our Arizona market, admissions and adjusted admissions increased 1.4% and 4.8%, respectively, while patient days and adjusted patient days increased 1.8% and 4.6%, respectively.

      In our Arizona market, admissions and patient days were lower during the year ended September 30, 2002, compared to the same period in 2001. The decline in volume in that market was due primarily to the Company’s decision to eliminate unprofitable services, along with the closure of two sub-acute units in the third and fourth quarters of fiscal 2001 and changes in managed care contracts. In response to the declines in volume and net revenue in the Arizona market, we have focused on obtaining favorable price increases, growing profitable product lines, eliminating unprofitable product lines, upgrading medical equipment and technology and recruiting additional physicians to improve the patient and service mix. Additionally, in December 2001 we obtained discounts for certain supplies and implemented a workforce reduction plan.

      Net revenue from Health Choice was $138.2 million for the year ended September 30, 2002, an increase of $27.6 million, or 25.0%, from $110.6 million for the year ended September 30, 2001. Covered lives under this prepaid Medicaid plan have increased 18.0% from 49,455 at September 30, 2001 to 58,342 at September 30, 2002. The increase in covered lives has positively impacted Health Choice’s net revenue for the year ended September 30, 2002 compared to the year ended September 30, 2001. The growth in covered lives is due primarily to a change in the eligibility standards in Arizona beginning in April 2001, with additional phase-in dates in July 2001 and October 2001, which increased the Medicaid-eligible population.

      Operating expenses increased $34.0 million from $785.9 million for the year ended September 30, 2001 to $819.9 million for the same period in 2002. Operating expenses as a percentage of net revenue were 86.3% for the year ended September 30, 2002, compared to 88.3% for the year ended September 30, 2001. Excluding Rocky Mountain Medical Center and the effect of the $6.35 million managed care valuation allowances recorded as a reduction of net revenue (as discussed below), operating expenses as a percentage of net revenue were 86.4% for the year ended September 30, 2001.

      Operating expenses from our hospital operations for the year ended September 30, 2002 were $688.9 million, an increase of $9.5 million from $679.4 million for the year ended September 30, 2001. This increase was comprised of a $41.1 million increase in operating expenses due to volume growth in our markets, excluding Arizona, and increases in professional liability insurance costs and general inflation, offset by a $23.1 million decrease in operating expenses from Rocky Mountain Medical Center due to its closure and approximately $8.5 million in savings from the workforce reduction plan implemented in the Arizona market as discussed above.

      Operating expenses from our hospital operations as a percentage of net revenue were 84.9% for the year ended September 30, 2002 compared to 85.0% for the year ended September 30, 2001, excluding Rocky Mountain Medical Center and the effect of the managed care valuation allowances. Salaries and benefits expense increased by $13.4 million for the year ended September 30, 2002 compared to the year ended September 30, 2001 due primarily to general wage inflation and increased staffing at the corporate level.

However, salaries and benefits expense as a percentage of net revenue was comparable to the prior year period. Contract labor, a component of salaries and benefits expense, increased by $1.1 million for the year ended September 30, 2002 compared to the year ended September 30, 2001 due primarily to a continued shortage of nurses and technicians, coupled with increases in rates charged by staffing agencies. Provision for bad debts as a percentage of net revenue decreased 0.2% from the prior year period due primarily to better performance in a number of areas in our business offices, including improved collections on self-pay accounts receivable as a result of our new national call center and procedures to qualify patients for Medicaid, which has resulted in a decrease in our self-pay revenue. Other operating expenses as a percentage of net revenue increased 0.6% from period to period due primarily to an overall increase in insurance premiums generally and an increase in our self-insured retention and premiums for professional liability insurance effective October 2001, as well as increases in professional fees and repairs and maintenance expenses. Insurance expense increased by approximately $9.3 million, or in excess of 100%, for the year ended September 30, 2002 compared to the year ended September 30, 2001, and we expect our other operating expenses to continue to be negatively impacted for the near term by these insurance expense increases as a result of continued cost pressures on the professional liability insurance market. As a result of the October 2001 acquisition of the land and buildings at two of our facilities in Arizona previously operated under long-term leases, approximately $7.5 million in rent expense for the year ended September 30, 2001 was not incurred in the current fiscal year. Supplies expense as a percentage of net revenue decreased 0.4% from period to period due in part to our new group purchasing contract which we entered into in the third quarter of 2002, which has resulted in better pricing generally and greater discounts on implants and cardiac devices. The supplies expense improvement was also due to the implementation of improved inventory systems and processes.

      During the year ended September 30, 2001, Rocky Mountain Medical Center generated net revenue of $12.9 million and incurred operating expenses of $23.0 million. Operating expenses for the year ended September 30, 2001, consisted of $7.7 million in salaries and benefits, $2.6 million in supplies, $3.3 million in provision for bad debts and $9.4 million in other operating expenses. Other operating expenses included costs for purchased services, rents and leases, utilities, marketing, insurance and other expenses.

      We opened Rocky Mountain Medical Center in Salt Lake City, Utah on April 10, 2000 with 118 licensed beds and 71 beds in service. Our census levels and net revenue were slow to grow and significantly lower than we expected prior to opening the hospital primarily as a result of what we believe to be exclusionary contracting practices and other conduct pursued in the Salt Lake City market by HCA Inc. and its affiliates. As a result, we closed Rocky Mountain Medical Center on June 2, 2001 and recorded asset revaluation and closure costs of $11.9 million during the year ended September 30, 2001, as discussed below. We have classified the assets at Rocky Mountain Medical Center as held for sale. In addition, as a result of the exclusionary contracting practices and other conduct that we believe had a material adverse effect on the business and operations of Rocky Mountain Medical Center, we filed a lawsuit against HCA Inc. and its affiliates seeking damages and other remedies. The lawsuit is currently pending.

      Operating expenses for Health Choice increased $24.6 million to $131.0 million for the year ended September 30, 2002 compared to $106.4 million for the year ended September 30, 2001. Operating expenses as a percentage of net revenue for Health Choice were 94.8% for the year ended September 30, 2002 and 96.3% for the year ended September 30, 2001. The increase in operating expenses was due to the incremental cost of increased enrollment. Improvement in operating expenses as a percentage of net revenue reflects the benefit of spreading fixed administrative costs over a larger enrollment base and an improvement in the medical loss expense ratio.

      EBITDA for hospital operations was $122.8 million, or 15.1% of net revenue, for the year ended September 30, 2002, compared to $99.6 million, or 12.8% of net revenue, for the year ended September 30, 2001. Health Choice has a significantly lower EBITDA margin than hospital operations. EBITDA for Health Choice was $7.2 million, or 5.2% of net revenue, for the year ended September 30, 2002, compared to $4.1 million, or 3.7% of net revenue, for the year ended September 30, 2001. The increases in EBITDA and EBITDA margin were due to increased enrollment and an improvement in fixed administrative costs and medical loss expenses as a percentage of net revenue, as noted above. See Note 13 to our audited consolidated financial statements and Note 8 to our unaudited condensed and consolidated financial statements included elsewhere in this prospectus.

      Depreciation and amortization expense decreased $7.1 million from $53.2 million for the year ended September 30, 2001 to $46.1 million for the same period in 2002. Effective October 1, 2001, we adopted SFAS No. 142, Goodwill and Other Intangible Assets, which eliminated amortization for goodwill and other intangible assets with indefinite lives, as discussed below. The adoption of this accounting standard was responsible for a $12.0 million decrease in amortization expense for the year ended September 30, 2002 compared to the year ended September 30, 2001. The decrease in amortization has been partially offset by an increase in depreciation as a result of additions to property, plant and equipment during 2001 and 2002.

      Interest expense decreased $9.0 million from $64.3 million for the year ended September 30, 2001 to $55.3 million for the same period in 2002 due to declines in interest rates during fiscal years 2001 and 2002. Borrowings under our bank credit facility bear interest at variable rates, and the weighted average interest rate of outstanding borrowings under the bank credit facility was approximately 6.5% for the year ended September 30, 2002 compared to 9.5% for the year ended September 30, 2001. The decrease in interest expense due to lower interest rates was partially offset by the expense of additional borrowings of approximately $55.3 million on October 15, 2001 for the acquisition of the land and buildings at two of our facilities in Arizona previously operated under long-term operating leases.

      We recorded no provision for income taxes for the year ended September 30, 2002 due to the use of deferred tax assets that were previously reserved with a valuation allowance. We recorded no provision for income taxes for the year ended September 30, 2001 due to the uncertainty of realizing a tax benefit related to the losses incurred.

      We recorded a reversal of preferred stock dividends of $25.3 million during the year ended September 30, 2001. The preferred stock, which was exchanged for shares of our common stock on the basis of ten common shares for each preferred share in October 2000, was mandatorily redeemable and dividends were payable in shares of our common stock. The preferred stock was exchanged for common stock without benefit to the preferred stockholders of the accrued dividends, therefore, the accrual of dividends was reversed in the first quarter of fiscal 2001. Net loss attributable to common stockholders after the effect of the preferred stock dividend reversal for the year ended September 30, 2001 was $4.5 million compared to a net loss for the year ended September 30, 2002 of $11.0 million. The net loss for 2002 includes a cumulative effect of change in accounting principle of $39.5 million for the adoption of SFAS No. 142 as of October 1, 2001, which is discussed below.

Year Ended September 30, 2001 Compared to Year Ended September 30, 2000

      Net revenue for the year ended September 30, 2001 was $889.5 million, an increase of $74.3 million, or 9.1%, from $815.2 million for the year ended September 30, 2000. Approximately $22.8 million of the increase in net revenue was due to the inclusion of a full year of operations for the Tenet facilities and Health Choice compared to the prior year period, which included the results of these operations from their acquisition date, October 15, 1999. The remaining increase in net revenue consisted of $36.7 million from hospital operations and $21.2 million from Health Choice. Offsetting a portion of this increase was a reduction to net revenue of $6.35 million in our hospital operations to provide for managed care valuation allowances during the year ended September 30, 2001. Of this amount, a provision of $4.5 million was made for healthcare service claims disputed with managed care organizations and other third-party payors. These claims resulted from services rendered to patients in previous periods and were considered valid claims for reimbursement at the time the services were rendered. We substantially completed an information systems conversion in calendar year 2000. Certain managed care and other claims submitted during the conversion period were denied, in whole or in part, by third-party payors as being improperly submitted. The allowance was provided to report the claims at their estimated net realizable value. Also, we terminated a capitated contract with a managed care organization at two of our Phoenix hospitals in March 2001. The remainder of the managed care valuation allowances related to a provision of $1.85 million due to disputes that arose with respect to costs associated with patients covered under that capitated contract.

      Net revenue from our hospital operations for the year ended September 30, 2001 was $779.0 million, an increase of $53.3 million, or 7.3%, from $725.7 million for the same period in 2000. Approximately $19.5 million of the increase was due to the inclusion of a full year of operations for the Tenet hospital facilities. Net revenue from Rocky Mountain Medical Center increased $8.4 million from $4.5 million for the year ended September 30, 2000 to $12.9 million for the year ended September 30, 2001. Rocky Mountain Medical Center was closed on June 2, 2001, as discussed above. The remaining increase in net revenue was due to volume growth and price increases in our hospital operations. The increase in volume was attributable largely to our increased focus on improving physician relations and communications, physician recruitment, new services, facility improvements and population growth in our primary service areas. As discussed above, our net revenue was reduced by $6.35 million during the year ended September 30, 2001 for managed care valuation allowances. Our net revenue per adjusted patient day, excluding Rocky Mountain Medical Center, increased 2.5% for the year ended September 30, 2001, or 3.4% excluding the effect of the managed care valuation allowances. The overall increase in net revenue from our hospital operations also was negatively affected by a decline in the net revenue and volume in the hospital operations in our Arizona market.

      In our Arizona market, admissions and patient days each declined by approximately 3.0% during the year ended September 30, 2001 compared to the prior year. The decline in volume in that market was due primarily to the closure of two sub-acute units, turnover in management at certain of the hospitals and the termination of the capitated contract. During the three months ended September 30, 2001, we hired new management for our hospital operations in that market. Prior to March of 2001, we had a significant capitated Medicare contract in our Arizona market under which we experienced an increase in utilization and other costs without corresponding increases in net revenue. In an effort to improve operating results, effective March 1, 2001, we terminated the capitated contract and renegotiated this contract to a per-diem arrangement under which we generally are paid a fixed payment for each day a patient receives care in our hospitals.

      Admissions, excluding Rocky Mountain Medical Center, increased 7.7% from 73,887 for the year ended September 30, 2000 to 79,594 for the same period in 2001, and patient days, excluding Rocky Mountain Medical Center, increased 4.6% from 329,121 in 2000 to 344,394 in 2001. Adjusted admissions, excluding Rocky Mountain Medical Center, increased 7.2% from 120,259 for the year ended September 30, 2000 to 128,923 for the same period in 2001 and adjusted patient days, excluding Rocky Mountain Medical Center, increased 3.8% from 520,435 in 2000 to 540,108 in 2001. Assuming that the acquisition of the Tenet hospital facilities on October 15, 1999 was effective as of October 1, 1999, admissions, patient days, adjusted admissions and adjusted patient days, excluding Rocky Mountain Medical Center, would have increased 4.8%, 1.6%, 4.4% and 0.9%, respectively. These changes in volume were negatively impacted during the year ended September 30, 2001 by the results from our Arizona market, as discussed above. Excluding Rocky Mountain Medical Center, the average length of stay resulting from admissions and patient days decreased 2.7% from 4.45 days for the year ended September 30, 2000 to 4.33 days for the same period in 2001. This decrease in length of stay was attributable in part to improved case management, growth in services requiring shorter length of stays, closure of the sub-acute units in the Arizona market and changes in technology, pharmacology and clinical practices.

      Net revenue from Health Choice was $110.6 million for the year ended September 30, 2001, an increase of $21.2 million, or 23.7%, from $89.4 million for the year ended September 30, 2000. Approximately $3.3 million of the increase is due to the inclusion of a full year of operations for Health Choice. Additionally, covered lives under this prepaid Medicaid plan have increased 21.4% from 40,746 at September 30, 2000 to 49,455 at September 30, 2001. The increase in covered lives positively impacted Health Choice net revenue for the year ended September 30, 2001 compared to the prior year period.

      Operating expenses increased $82.3 million from $703.6 million for the year ended September 30, 2000 to $785.9 million for the year ended September 30, 2001. Operating expenses as a percentage of net revenue were 88.3% for the year ended September 30, 2001, compared to 86.3% for the year ended September 30, 2000. Excluding Rocky Mountain Medical Center and the effect of the $6.35 million managed care valuation allowances, operating expenses as a percentage of net revenue were 86.4% for the year ended September 30, 2001 and 85.1% for the year ended September 30, 2000.

      Operating expenses from our hospital operations for the year ended September 30, 2001 were $679.4 million, an increase of $61.9 million, or 10.0%, from $617.5 million for the year ended September 30, 2000. Approximately $18.6 million of the increase, consisting of $8.7 million in salaries and benefits, $1.8 million in supplies, $400,000 in provision for bad debts and $7.7 million in other operating expenses, was due to the inclusion of a full year of operations for the Tenet hospital facilities. Of the remaining $43.3 million increase in operating expenses, $9.5 million was due to an increase in the operating expenses of Rocky Mountain Medical Center and $33.8 million was due primarily to the volume growth in our hospital operations, increases in labor and benefits costs, including increased use of contract labor, and increases in the provision of bad debts.

      Excluding Rocky Mountain Medical Center and the managed care valuation allowances, operating expenses from our hospital operations as a percentage of net revenue were 85.0% for the year ended September 30, 2001 compared to 83.7% for the year ended September 30, 2000. This increase was due primarily to a combination of increased salaries and benefits expense and provision for bad debts as a percentage of net revenue for the year ended September 30, 2001 compared to the prior year, offset partially by a decrease in supplies and other operating expenses as a percentage of net revenue for the same period. Salaries and benefits expense as a percentage of net revenue increased 1.3% from year to year due primarily to an increased level of temporary staffing in certain of our markets where volume has been growing, general wage inflation, increased cost and utilization of healthcare benefits for employees and increased staffing at our corporate office. Contract labor increased by $5.8 million during the year ended September 30, 2001 compared to the prior year primarily due to labor shortages in nursing and technicians. Corporate salaries and wages increased by approximately $1.6 million for the year ended September 30, 2001 compared to the prior year as a result of building our corporate support infrastructure. Provision for bad debts as a percentage of net revenue increased 0.8% from year to year primarily due to self-pay inpatient volume principally through our emergency room services and an increase in self-pay accounts receivable resulting from balances due after insurance payments, such as deductibles and co-insurance. Supplies expense as a percentage of net revenue decreased 0.1% due to increasing compliance with our group purchasing contract and decreased supplies utilization beginning in the three months ended September 30, 2001. Other operating expenses as a percentage of net revenue decreased 0.7% from year to year primarily due to lower professional fees and purchased services expenses, partially as a result of substantially completing our information system conversions.

      During the year ended September 30, 2001, Rocky Mountain Medical Center generated net revenue of $12.9 million and incurred operating expenses of $23.0 million. During the year ended September 30, 2000, Rocky Mountain Medical Center generated net revenue of $4.5 million and incurred operating expenses of $13.5 million. Operating expenses for the year ended September 30, 2001, consisted of $7.7 million in salaries and benefits, $2.6 million in supplies, $3.3 million in provision for bad debts and $9.4 million in other operating expenses. For the year ended September 30, 2000, operating expenses consisted of $5.5 million in salaries and benefits, $1.3 million in supplies, $900,000 in provision for bad debts and $5.8 million in other operating expenses. Other operating expenses included costs for purchased services, rents and leases, utilities, marketing, insurance and other expenses of approximately $900,000 and $335,000 for the years ended September 30, 2001 and 2000, respectively.

      Operating expenses for Health Choice increased $20.3 million to $106.4 million for the year ended September 30, 2001 compared to $86.1 million for the year ended September 30, 2000, due to the incremental cost of increased enrollment and the fact Health Choice was acquired effective October 15, 1999 and therefore did not have a full twelve months of expenses in the prior period. Operating expenses as a percentage of net revenue for Health Choice were comparable at 96.3% for each of the years ended September 30, 2001 and 2000.

      EBITDA for hospital operations was $99.6 million, or 12.8% of net revenue, for the year ended September 30, 2001, compared to $108.3 million, or 14.9% of net revenue, for the year ended September 30, 2000. The decline in the EBITDA margin for hospital operations was due primarily to the effect of Rocky Mountain Medical Center, the managed care valuation allowances and increases in salaries and benefits expense and provision for bad debts as noted above. Health Choice, our Medicaid managed health plan, has a significantly lower EBITDA margin than hospital operations. EBITDA for Health Choice was $4.1 million for the year ended September 30, 2001 and $3.3 million for the year ended September 30, 2000, each representing 3.7% of net revenue. Assuming that the acquisition of Health Choice on October 15, 1999 was effective as of October 1, 1999, the EBITDA margin for Health Choice for the year ended September 30, 2000 would have represented 3.6% of net revenue. See Note 13 to our audited consolidated financial statements and Note 8 to our unaudited condensed and consolidated financial statements.

      Depreciation and amortization expense increased $5.6 million from $47.6 million for the year ended September 30, 2000 to $53.2 million for the year ended September 30, 2001 due to the timing of the Tenet transaction on October 15, 1999, the depreciation of assets associated with Rocky Mountain Medical Center and the depreciation of information systems equipment that was acquired subsequent to March 31, 2000.

      Interest expense increased $2.0 million from $62.4 million for the year ended September 30, 2000 to $64.4 million for the year ended September 30, 2001 due to the timing of borrowings of $560.0 million associated with the Tenet transaction and the recapitalization of the Paracelsus hospitals in October 1999, offset partially by interest rate decreases during 2001.

      We recorded no benefit for income taxes for the year ended September 30, 2001 due to the uncertainty of realizing a tax benefit related to the losses incurred. We recorded a provision for income taxes for the year ended September 30, 2000 of $2.2 million. Our provision for income taxes for the year ended September 30, 2000 resulted from differences between earnings recognized for financial reporting purposes and taxable income and the corresponding change in valuation allowance on our deferred tax assets. See Note 8 of the notes to the consolidated financial statements for information regarding differences between effective tax rates and statutory rates.

      We recorded a reversal of preferred stock dividends of $25.3 million during the year ended September 30, 2001, compared to preferred stock dividends and accretion of $25.4 million recorded during the year ended September 30, 2000. The preferred stock, which was exchanged for shares of our common stock on the basis of ten common shares for each preferred share in October 2000, was mandatorily redeemable and dividends were payable in shares of our common stock. The preferred stock was exchanged for common stock without benefit to the preferred stockholders of the accrued dividends, therefore, the accrual of dividends was reversed in the first quarter of fiscal 2001. Net loss attributable to common stockholders after the effect of the preferred stock dividends and accretion for the year ended September 30, 2001 was $4.5 million compared to a net loss of $40.1 million for the year ended September 30, 2000.

Implementation of Recent Accounting Pronouncements

      In January 2003, the Financial Accounting Standards Board (FASB) issued Interpretation No. 46, Consolidation of Variable Interest Entities (VIEs), an Interpretation of Accounting Research Bulletin No. 51 (FIN 46). FIN 46 requires certain VIEs to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective for all new VIEs created or acquired after January 31, 2003. For VIEs created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after June 15, 2003. The Company does not expect this interpretation to have a material effect on its future results of operations or financial position.

      In November 2002, the FASB issued Interpretation No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees (FIN 45). FIN 45 requires a guarantor to recognize, at the inception of a guarantee, a liability for the fair value of the obligation it has undertaken in issuing the guarantee. The Company will apply FIN 45 to guarantees, if any, issued or modified after December 31, 2002. The adoption of FIN 45 did not have a material effect on the Company’s consolidated financial position or results of operations.

      In June 2001, the FASB issued Statements of Financial Accounting Standards (SFAS) No. 141, Business Combinations, effective for transactions completed subsequent to June 30, 2001, and No. 142, Goodwill and

Other Intangible Assets, effective for fiscal years beginning after December 15, 2001. We adopted SFAS Nos. 141 and 142, effective October 1, 2001. Under SFAS No. 142, goodwill and intangible assets deemed to have indefinite lives are no longer amortized but are subject to impairment tests on an annual basis, or more frequently if certain indicators arise. Other intangible assets will continue to be amortized over their useful lives. As a result of the transitional impairment test required by SFAS No. 142, we recognized a noncash impairment loss as of October 1, 2001 of approximately $39.5 million based on a discounted cash flow analysis. This loss relates to the impairment of goodwill associated with the Arizona market included in the acute care service segment and is reflected as a cumulative effect of a change in accounting principle as of October 1, 2001. Application of the nonamortization provisions of SFAS No. 142 is expected to result in an increase to pre-tax net earnings of approximately $12.0 million per year. Excluding the amortization of goodwill would have resulted in a net loss of approximately $17.9 million and $4.1 million for the years ended September 30, 2001 and 2000, respectively.

Asset Revaluation, Closure and Other Costs

Asset Revaluation

      During the year ended September 30, 2001, we closed Rocky Mountain Medical Center and recorded a pre-tax asset revaluation charge of approximately $2.8 million related to the closure and revaluation of net assets in conjunction with their classification as held for sale. At September 30, 2002, Rocky Mountain Medical Center net assets held for sale totaled approximately $22.1 million. Although no definitive purchase agreement has been executed regarding the sale of Rocky Mountain Medical Center, we are currently in negotiations with a potential purchaser who would convert its use to retail. If this transaction is consummated, we will not recover the entire book value of the Rocky Mountain Medical Center assets. Net revenue and pre-tax losses from Rocky Mountain Medical Center were $12.9 million and $16.1 million, respectively, for the year ended September 30, 2001, excluding the asset revaluation and closure charge, and $4.5 million and $15.7 million, respectively, for the year ended September 30, 2000.

Closure Costs

      During the year ended September 30, 2001, we adopted and implemented an exit plan and recorded pre-tax closure charges of approximately $9.1 million with respect to the closure of Rocky Mountain Medical Center. These charges were comprised of approximately $1.5 million in severance and related costs, $3.5 million in facility and lease termination costs, $2.4 million in contract termination costs and $1.7 million in other exit costs. These closure plans included the involuntary termination of approximately 200 hospital and business office personnel, which were completed by September 30, 2001. During 2002, we paid a total of $3.5 million in closure costs, which consisted of $200,000 in severance and related costs, $1.4 million in facility and lease termination costs, $400,000 in contract termination costs and $1.5 million in other exit costs. During the year ended September 30, 2001, we paid a total of $3.4 million in closure costs, including approximately $1.7 million in severance and related costs, $700,000 in facility and lease termination costs, $400,000 in contract termination costs and $600,000 in other exit costs. At March 31, 2003, accrued closure costs totaled approximately $900,000.

Other Costs

      We recorded employee severance costs of $2.5 million during the year ended September 30, 2001 related to management severance and the termination of employees in one of our markets. In addition, during 2001, we recorded costs of $2.2 million to write-off deferred initial public offering costs. On January 22, 2001, we filed a Registration Statement on Form S-1 with the Securities and Exchange Commission, which was amended on February 13, 2001 and March 6, 2001, to register the sale of our common stock through an underwritten public offering. We subsequently decided not to pursue the public offering and it was terminated.

Summary of Operations by Quarter

      The patient volumes and net operating revenue at our hospitals and ambulatory surgery centers are subject to seasonal variations and generally are greater during the quarters ending December 31 and March 31 than other quarters. These seasonal variations are caused by a number of factors, including seasonal cycles of illness, climate and weather conditions, vacation patters of both patients and physicians and other factors relating to the timing of elective procedures.

      The following table presents unaudited quarterly operating results for the fiscal years ending September 30, 2001 and 2002 and the quarters ended December 31, 2002 and March 31, 2003. We believe that all necessary adjustments have been included in the amounts stated below to present fairly the quarterly results when read in conjunction with the consolidated financial statements. Results of operations for any particular quarter are not necessarily indicative of results of operations for a full year or predictive of future periods.

	Quarter Ended

	Dec. 31,	March 31,	June 30,	Sept. 30,
	2000	2001	2001	2001

	($ in thousands)
Net revenue	$219,369	$232,619	$216,975	$220,578
Net earnings (loss) from continuing operations	(3,611)	4,982	(27,699)	(4,552)
Net earnings (loss)	(3,611)	4,982	(26,699)	(4,552)

	Quarter Ended

	Dec. 31,	March 31,	June 30,	Sept. 30,
	2001	2002	2002	2002

	($ in thousands)
Net revenue	$220,881	$244,424	$239,898	$244,685
Net earnings from continuing operations	289	12,715	8,754	5,795
Net earnings (loss)(a)	(39,208)	12,715	8,754	6,767

	Quarter Ended

	December 31, 2002	March 31, 2003

	($ in thousands)
Net revenue	$254,765	$271,436
Net earnings (loss) from continuing operations	7,492	10,938
Net earnings (loss)	7,492	10,938

(a)	Results for the first quarter ended December 31, 2001 have been restated for the cumulative effect of a change in accounting principle of $39.5 million related to the adoption of SFAS No. 142.

Liquidity and Capital Resources

      At March 31, 2003, we had $82.6 million in working capital compared to $57.0 million at September 30, 2002. We generated cash of $52.1 million from operating activities during the six months ended March 31, 2003, compared to $29.5 million during the six months ended March 31, 2002. Net accounts receivable increased from $154.5 million at September 30, 2002 to $155.9 million at March 31, 2003. Excluding third-party settlement receivables, our days of net revenue outstanding at March 31, 2003 were 57 compared to 60 at September 30, 2002.

      Investing activities used $35.4 million during the six months ended March 31, 2003. Capital expenditures for the six months ended March 31, 2003 were approximately $36.5 million. Our growth strategy requires significant capital expenditures during the year ending September 30, 2003 and future years. We have budgeted capital expenditures for the remainder of fiscal 2003 to be approximately $33.5 million to $43.5 million, including $23.3 million of construction costs for the renovation and expansion of certain of our existing facilities and $7.7 million to $12.2 million for new equipment at our facilities. On November 20, 2002, we announced plans to build a new hospital in Jefferson County, Texas to replace our Mid-Jefferson

Hospital in Nederland, Texas and Park Place Medical Center in Port Arthur, Texas. We plan to commence construction in the fall of 2003 and open the new facility in the first half of 2005. The total cost to build the new hospital is currently estimated to be approximately $80.0 million. Included in our budgeted capital expenditures are construction and other project related costs for the new hospital of approximately $5 million that we expect to incur during 2003. We plan to finance our proposed capital expenditures, including the construction of the new hospital, with borrowings under our revolving credit facility, cash generated from operations, real estate financing and other capital sources that become available.

      Financing activities used net cash of $10.4 million during the six months ended March 31, 2003. During the six months ended March 31, 2003, we borrowed $91.1 million pursuant to the terms of our bank credit facility, repaid $1.5 million in outstanding borrowings pursuant to the terms of our bank credit facility and capital lease obligations and made voluntary prepayments of $100.5 million pursuant to the terms of our revolving credit facility. In addition, we paid $353.0 million on our previous credit facility and paid $10.6 million in financing costs with the $363.0 million in proceeds received from our new bank credit facility, as discussed below. During the next twelve months, we are required to repay $3.5 million under our new bank credit facility.

      On October 15, 1999, we entered into a bank credit facility through which a syndicate of lenders made a total of $455.0 million available to us in the form of an $80.0 million tranche A term loan, a $250.0 million tranche B term loan and a $125.0 million revolving credit facility. Effective October 5, 2001, we amended our bank credit facility to provide for an additional $30.0 million incremental senior secured term loan on substantially the same terms and conditions as our current existing bank credit facility. The new incremental term loan was used solely to fund the purchase on October 15, 2001, of the land and buildings at two of our facilities in Arizona previously operated under long-term leases.

      On February 7, 2003, we completed the refinancing of our bank credit facility to provide for a new $475.0 million credit facility in the form of a $350.0 million, six year term B loan and $125.0 million, five year revolving credit facility. Effective June 6, 2003, we amended the new credit facility to allow for the issuance of the notes. We used the proceeds from the new credit facility to refinance amounts outstanding under the previous credit facility and to fund closing and other transaction related costs of $10.6 million incurred in connection with the refinancing. The new $125.0 million revolving credit facility is available for working capital and other general corporate purposes. Loans under the new credit facility accrue interest at variable rates at specified margins above either the agent bank’s alternate base rate or its Eurodollar rate. Principal payments on the new term B loan are due in quarterly installments of $875,000 beginning March 31, 2003 until maturity. The new credit facility includes a 1% prepayment penalty on voluntary prepayments made during the first year on amounts outstanding under the term B loan. On June 11, 2003, we used $24.5 million of the proceeds from the issuance of the notes to make a voluntary prepayment on the term B loan, incurring a prepayment penalty of $245,000. The new credit facility is also subject to mandatory prepayment under specific circumstances including a portion of excess cash flow and the net proceeds from an initial public offering, asset sales, debt issuances and specified casualty events, each subject to various exceptions.

      The new credit facility provides for annual capital expenditure limitations of $80.0 million for the year ended September 30, 2003, $165.0 million for the year ended September 30, 2004 and $70.0 million per year for fiscal years 2005 through 2009. In addition, the new credit facility replaced the fixed charge coverage covenant under the previous credit facility with a senior leverage test, and provided for revisions to certain other financial covenants. The new credit facility requires that we comply with various other financial ratios and tests and contains covenants limiting our ability to, among other things, incur debt, engage in acquisitions or mergers, sell assets, make investments or capital expenditures, make distributions or stock repurchases and pay dividends. Failure to comply with these ratios, tests and covenants would constitute an event of default under the new credit facility. In addition, the occurrence of an event of default under our new credit facility would constitute an event of default under the indentures governing our 13% senior subordinated notes due 2009 and 8 1/2% senior subordinated notes due 2009.

      At March 31, 2003, $349.1 million was outstanding under our term B loan and no amounts were outstanding under our revolving credit facility. The new revolving credit facility includes a $75.0 million sub-limit for letters of credit that may be issued by us and, at March 31, 2003, we had issued $38.3 million in letters of credit. We also pay a commitment fee equal to 0.5% of the average daily amount available under the new revolving credit facility. At June 27, 2003, we had no amounts outstanding under our new revolving credit facility and had issued $39.6 million in letters of credit, resulting in remaining availability under the revolving credit facility of $85.4 million. In connection with the refinancing of our bank credit facility, we expensed approximately $3.9 million in deferred financing costs associated with the previous credit facility.

      On October 13, 1999, we issued $230.0 million of 13% senior subordinated notes due 2009. On May 25, 2000, we exchanged all of our outstanding 13% senior subordinated notes due 2009 for 13% senior subordinated exchange notes due 2009 that have been registered under the Securities Act of 1933, as amended. On June 6 2003, we issued $100.0 million of 8 1/2% senior subordinated notes due 2009, which we are offering to exchange for 8 1/2% senior subordinated exchange notes due 2009 that have been registered under the Securities Act. After deducting for the underwriters’ discounts of $2.3 million, the net proceeds from the 8 1/2% senior subordinated notes were used to prepay $24.5 million of the Company’s term B loan and pay approximately $1.5 million in costs associated with the offering. The remaining net proceeds will be used for working capital and general corporate purposes, including capital expenditures. Interest on the 13% senior subordinated notes and the 8 1/2% senior subordinated notes is payable semi-annually on April 15 and October 15.

      The 13% senior subordinated notes and the 8 1/2% senior subordinated notes are unsecured obligations and are subordinated in right of payment to all of our existing and future senior indebtedness. If a change in control occurs, as defined in the indentures, each holder of the 13% senior subordinated notes and the 8 1/2% senior subordinated notes will have the right to require us to repurchase all or any part of that holder’s notes in cash at 101% of the aggregate principal amount repurchased plus accrued and unpaid interest to the date of purchase. Except with respect to a change of control, we are not required to make mandatory redemption or sinking fund payments with respect to the notes. All of our material domestic subsidiaries have fully and unconditionally guaranteed the 13% senior subordinated notes and all of our material domestic subsidiaries, other than Health Choice of Arizona, Inc., have fully and unconditionally guaranteed the 8 1/2% senior subordinated notes, in each case on a joint and several basis. The indentures for the 13% senior subordinated notes and the 8 1/2% senior subordinated notes contain certain covenants, including but not limited to, restrictions on new indebtedness, asset sales, capital expenditures, dividends and our ability to merge or consolidate.

      On January 15, 2003, Standard and Poor’s (1) affirmed our corporate credit rating of “B”; (2) affirmed the credit rating on our 13% senior subordinated notes of “CCC+”; and (3) assigned a “B” credit rating to our new $475.0 million bank credit facility. Additionally, Standard and Poor’s revised our outlook to stable from negative. On January 22, 2003, Moody’s assigned a rating of “B1” to the $125.0 million revolving credit facility under the new bank credit facility, affirmed its existing rating of “B3” on our 13.0% senior subordinated notes and assigned a “B1” rating to the $350.0 million term loan under the new bank credit facility. Additionally, Moody’s revised our outlook to stable from negative. The ratings assigned to the new bank credit facility are consistent with the ratings assigned to the previous bank credit facility. On May 22, 2003, Standard and Poor’s and Moody’s affirmed the ratings discussed above and assigned ratings of “CCC+” and “B3”, respectively, to the 8 1/2% senior subordinated notes.

      On August 18, 2000, our subsidiary, Rocky Mountain Medical Center, Inc., filed a Complaint and Motion for Preliminary Injunction in the Third Judicial District Court for Salt Lake County, State of Utah against St. Mark’s Hospital. St. Mark’s Hospital is owned by HCA Inc. The complaint alleges certain state law violations by St. Mark’s Hospital, including exclusionary contracting practices and other conduct constituting, among other things, a group boycott under the Utah Antitrust Act, and seeks unspecified monetary and punitive damages. Both parties filed Motions for Summary Judgment in this case and consolidated oral arguments regarding both parties’ motions were held on October 29, 2001. On December 14, 2001, the court denied both parties’ motions. On June 25, 2002, the court granted our motion to add HCA Inc. and one of its subsidiaries as defendants. On July 22, 2002, Rocky Mountain Medical Center filed an amended complaint. The amended complaint alleges the same causes of actions as the original complaint and names HCA Inc. and Ogden Regional Medical Center, Inc. as defendants. On February 3, 2003, the action was reassigned to a new judge and, on March 11, 2003, he held a status conference in which he ordered Rocky Mountain Medical Center to certify the case ready for trial no later than September 15, 2003. Discovery is ongoing and we continue to vigorously pursue this litigation. We expect to incur additional fees and costs related to this civil action during the next several fiscal quarters.

      As of March 31, 2003, we provided a performance guaranty in the form of a letter of credit in the amount of $20.6 million for the benefit of the Arizona Health Care Cost Containment System to support our obligations under the Health Choice contract to provide and pay for healthcare services. The amount of the performance guaranty that the Arizona Health Care Cost Containment System requires is based upon the membership in the plan and the related capitation revenue paid to us. Health Choice has entered into a new three year contract with the Arizona Health Care Cost Containment System effective October 1, 2003. The contract provides the Arizona Health Care Cost Containment System with two one year renewal options following the initial term.

      We are a party to certain rent shortfall or master lease agreements with certain non-affiliated entities and an unconsolidated entity, including parent-subsidiary guarantees, in the ordinary course of business. We have not engaged in any transaction or arrangement with an unconsolidated entity that is reasonably likely to materially affect liquidity.

      Based upon our current level of operations and anticipated growth, we believe that cash generated from operations and amounts available under the revolving credit facility will be adequate to meet our anticipated debt service requirements, capital expenditures and working capital needs for the next 12 months. We cannot assure you, however, that our business will generate sufficient cash flow from operations or that future borrowings will be available under our bank credit facility, or otherwise, to enable us to grow our business, service our indebtedness, including the bank credit facility, our senior subordinated exchange notes and the notes, or make anticipated capital expenditures. We do not consider the sale of any assets to be necessary to repay our indebtedness or to provide working capital. However, for other reasons, we may sell facilities in the future from time to time. One element of our business strategy is expansion through the acquisition of hospitals in existing and new markets. The completion of acquisitions may result in the incurrence, or assumption by us, of additional indebtedness. We continually assess our capital needs and may seek additional financing, including debt or equity, as considered necessary to fund capital expenditures and potential acquisitions or for other corporate purposes. Our future operating performance, ability to service or refinance the senior subordinated exchange notes and the notes and ability to service and extend or refinance the bank credit facility will be subject to future economic conditions and to financial, business and other factors, many of which are beyond our control.

      The following table reflects a summary of obligations and commitments outstanding as of September 30, 2002.

	Payments due by period

	Less than			After
	1 year	1-3 years	4-5 years	5 years	Total

	(In millions)
Contractual Cash Obligations:
Long-term debt	$25.3	$258.0	$64.5	$230.0	$577.8
Capital lease obligations	1.4	2.7	2.0	—	6.1
Operating leases	22.6	37.1	26.8	79.0	165.5
Other long-term obligations	1.6	2.3	1.3	—	5.2

Subtotal	$50.9	$300.1	$94.6	$309.0	$754.6

	Amount of commitment expiration per period

	Less than			After
	1 year	1-3 years	4-5 years	5 years	Total

	(In millions)
Other Commitments:
Construction and improvement commitments	$22.5	$5.5	$—	$—	$28.0
Guarantees of surety bonds	11.3	—	—	—	11.3
Letters of credit	1.7	29.4	—	—	31.1
Physician commitments	7.2	—	—	—	7.2
Other commitments	0.7	0.9	0.7	0.2	2.5

Subtotal	$43.4	$35.8	$0.7	$0.2	$80.1

Total obligations and commitments	$94.3	$335.9	$95.3	$309.2	$834.7

Quantitative and Qualitative Disclosures about Market Risk

      We are subject to market risk from exposure to changes in interest rates based on our financing, investing and cash management activities. Amounts outstanding under our bank credit facility bear interest at floating rates at specified margins above either the agent bank’s alternate base rate or its Eurodollar rate. We have not taken any action to cover interest rate risk and are not a party to any interest rate market risk management activities.

      Although changes in the alternate base rate or Eurodollar rate would affect the cost of funds borrowed in the future, we believe the effect, if any, of reasonably possible near term changes in interest rates on our consolidated financial position, results of operations or cash flow would not be material. The fair market value of the outstanding obligations under our bank credit facility approximates the carrying value of the bank credit facility as a result of the variable interest rates. See “Description of Other Indebtedness” beginning on page 91 for more detail.

BUSINESS

Company Overview

      We are a leading owner and operator of acute care hospitals that develops and operates networks of medium-sized hospitals in high-growth urban and suburban markets. We operate our hospitals with a strong community focus by offering and developing healthcare services to meet the needs of the markets we serve, promoting strong relationships with physicians and working with local managed care plans. Currently, we own or lease 14 hospitals with a total of 2,116 beds in service. Our hospitals are located in four regions:

•	Salt Lake City, Utah;

•	Phoenix, Arizona;

•	Tampa-St. Petersburg, Florida; and

•	three markets in the State of Texas, including San Antonio.

We also operate three ambulatory surgery centers and a Medicaid managed health plan in Phoenix called Health Choice that serves over 60,900 members.

      Our general, acute care hospitals offer a variety of medical and surgical services commonly available in hospitals, including emergency services, general surgery, internal medicine, cardiology, obstetrics, orthopedics and physical rehabilitation. In addition, our facilities provide outpatient and ancillary services including outpatient surgery, physical therapy, radiation therapy, diagnostic imaging and respiratory therapy. Our corporate staff actively manages our healthcare facilities and provides a variety of corporate services, including strategic planning, designing and operating information systems, ethics and compliance programs, internal audit, managed care contract negotiation and management, accounting, financial and clinical systems, legal support, personnel and employee benefits management, supply and equipment purchasing agreements and resource management.

Formation

      Our company was formed in October 1999 through a series of transactions that were arranged by JLL Partners, Inc. (formerly known as Joseph Littlejohn & Levy, Inc.) and members of our management team. JLL Partners, Inc. is the private equity firm that controls JLL Healthcare, LLC, our largest stockholder. The first transaction was effective October 8, 1999, when Paracelsus Healthcare Corporation (currently known as Clarent Hospital Corporation) and unrelated third parties recapitalized five acute care hospitals in Salt Lake City, Utah owned by a subsidiary of Paracelsus. In connection with the recapitalization, JLL Healthcare, LLC and some of our stockholders purchased an aggregate of $125.0 million of the outstanding common stock of the subsidiary of Paracelsus. The subsidiary then repurchased $155.0 million of its common stock from Paracelsus. The recapitalization transaction resulted in Paracelsus retaining a minority interest in the preexisting Paracelsus subsidiary that owned the five acute care hospitals. After the recapitalization, the former Paracelsus subsidiary changed its name to IASIS Healthcare Corporation.

      The second transaction was effective October 15, 1999, when we acquired ten acute care hospitals and other related facilities and assets from Tenet Healthcare Corporation. Concurrent with the Tenet transaction, a company formed by members of our management to acquire and operate hospitals and related businesses was merged with and into a wholly owned subsidiary of our company.

Business Strategy

      Our objective is to provide high-quality, cost-effective healthcare services in the communities we serve. The key elements of our business strategy are:

•	Increase Our Market Share in High-Growth Markets. Most of our hospitals are located in high-growth markets that are expected to experience population growth rates through 2005 in excess of the national average. We intend to increase our market share in our existing markets through organic growth and selective acquisitions.

•	Recruit and Retain Quality Physicians. We intend to continue to recruit and retain quality physicians for our medical staffs and maintain their loyalty to our facilities by:

•	dedicating corporate personnel and resources to physician recruitment;

•	equipping our hospitals with technologically advanced equipment;

•	enhancing physician convenience and access;

•	sponsoring training programs to educate physicians on advanced medical procedures; and

•	providing physicians with remote access to clinical information through our information systems.

We also use our existing physician relationships to recruit new primary care physicians and specialists. In addition, we have established local physician advisory committees to work closely with our local management teams and advise us on facility and market-specific needs and strategies.

•	Increase Revenue by Expanding Our Services. We analyze demographic and patient data and consult with key physicians and payors to identify and prioritize the healthcare needs of the communities we serve. Examples include:

•	expanding emergency room and surgical capacity;

•	upgrading and expanding specialty services, including cardiology, orthopedics, bariatrics, obstetrics and sub-acute care;

•	updating our technology in surgery, diagnostic imaging and other medical equipment;

•	increasing the number of beds in service at certain of our hospitals; and

•	enhancing the convenience and quality of our outpatient services.

•	Focus on Profitable Products and Services. We continuously evaluate our services and look to expand our profitable lines of business and improve our business mix. We use our advanced information systems to perform detailed product line margin analyses and monitor the profitability of the services provided at our facilities. We use these analyses to capitalize on price and volume trends through the expansion of certain services.

•	Provide High Quality Services. We strive to provide high quality services at each of our facilities. We believe the high quality of our services differentiates our hospitals within their markets and provides us with a competitive advantage. All of our hospitals are accredited by the Joint Commission on Accreditation of Healthcare Organizations. We use our information systems to continually monitor the quality of the services we provide in our facilities. We intend to voluntarily comply with the initiatives recently approved by the American Hospital Association and other healthcare organizations concerning the collection and publication of standardized quality measures of patient care.

•	Focus on Operational Excellence. Our management team has extensive multi-facility operating experience and focuses on operational excellence at our facilities. We believe we can improve our operations and profitability by:

•	using our standardized information systems to provide us with more accurate, timely and cost-effective clinical and financial information;

•	focusing on efficient staffing and supply utilization;

•	capitalizing on purchasing efficiencies and reducing operating costs through our relationship with our national group purchasing organization; and

•	continuing to improve our billing and collection processes through implementation of a national call center and other efforts to increase cash flow and reduce bad debt expenses.

•	Continue to Develop Favorable Managed Care Relationships. We plan to increase patient volume at our facilities and improve profitability by negotiating favorable terms with managed care plans, entering into contracts with additional managed care plans, where desirable, and aligning reimbursement with acuity of services. Additionally, enhanced contract management systems implemented in each of our hospitals improve our ability to administer managed care contracts to ensure that claims are adjudicated correctly. We believe that the broad geographic coverage of our hospitals in certain of the regions in which we operate increases our attractiveness to managed care plans in those areas.

•	Continue to Strengthen and Retain Local and Regional Management Teams. We recruit and retain experienced senior managers to give our hospitals their own dedicated management teams. We believe a strong local management team at each facility, including a chief executive officer, chief financial officer and chief nursing officer, enhances physician, employee and community relations. In addition, we have regional management teams that oversee our local management teams, implement corporate initiatives, and provide managed care contracting, quality assurance, clinical operations, revenue cycle management, marketing and other services.

•	Selectively Pursue Acquisitions and Strategic Alliances. We intend to selectively pursue hospital acquisitions in existing and new markets where we believe we can improve the financial and operational performance of the acquired hospital and enhance our regional presence. We intend to target hospitals with 100 to 400 beds. We will focus our new market development efforts to acquire undermanaged and undercapitalized facilities in growing urban and suburban regions with stable or improving managed care environments. In addition, we will continue to identify opportunities to expand our presence through strategic alliances with other healthcare providers.

Our Facilities

      We operate 14 general, acute care hospitals and three ambulatory surgery centers. Of the 14 hospitals we operate, we currently own 12 and lease two. Two of the hospitals we own have third party investors that together own an ownership interest of 11.2% and 2.6%, respectively. Two of the surgery centers we operate are owned by joint ventures in which we own varying interests. The following table contains information concerning our hospitals and ambulatory surgery centers as of March 31, 2003.

			Licensed
Facility	City	State	Beds

Hospitals
Salt Lake City, Utah
Davis Hospital and Medical Center	Layton	UT	126
Jordan Valley Hospital(a)	West Jordan	UT	50
Pioneer Valley Hospital(b)	West Valley City	UT	139
Salt Lake Regional Medical Center	Salt Lake City	UT	200
Phoenix, Arizona
Mesa General Hospital Medical Center(c)	Mesa	AZ	130
St. Luke’s Medical Center(d)	Phoenix	AZ	295
Tempe St. Luke’s Hospital	Tempe	AZ	109
Tampa-St. Petersburg, Florida
Memorial Hospital of Tampa	Tampa	FL	174
Palms of Pasadena Hospital	St. Petersburg	FL	307
Town & Country Hospital	Tampa	FL	201

			Licensed
Facility	City	State	Beds

State of Texas
Mid-Jefferson Hospital	Nederland	TX	138
Odessa Regional Hospital(e)	Odessa	TX	121
Park Place Medical Center	Port Arthur	TX	244
Southwest General Hospital	San Antonio	TX	316
Surgery Centers
Salt Lake City, Utah
Davis Surgical Center(f)	Layton	UT	—
Phoenix, Arizona
Biltmore Surgery Center(g)	Phoenix	AZ	—
Arizona Diagnostic and Surgery Center	Mesa	AZ	—

(a)	Owned by a limited partnership in which we own a 97.4% interest.

(b)	Pioneer Valley Hospital is leased pursuant to a lease agreement that expires on January 31, 2004. We have options to extend the term of the lease through January 31, 2039.

(c)	Mesa General Hospital Medical Center is leased pursuant to a lease agreement that expires on July 31, 2006. We have options to extend the term of the lease through July 31, 2023.

(d)	Includes St. Luke’s Behavioral Health Center.

(e)	Owned by a limited partnership in which we own an 88.8% interest.

(f)	Owned by a joint venture in which we own a 26.4% interest.

(g)	Owned by a joint venture in which we own a 62.4% interest.

      We also operate medical office buildings in conjunction with our hospitals. These office buildings are occupied primarily by physicians who practice at our hospitals.

      In addition, we own the land and buildings at Rocky Mountain Medical Center, which we opened on April 10, 2000 and closed on June 2, 2001. We have classified the assets at Rocky Mountain Medical Center as held for sale.

      Our principal executive offices in Franklin, Tennessee are located in approximately 31,000 square feet of office space. Of our office space, 27,000 square feet of space is leased pursuant to a lease that expires in 2005. We have an option to extend the term of this lease for two additional five-year periods. The remaining 4,000 square feet of our office space is leased pursuant to a sublease that expires in 2004. Our principal executive offices, hospitals and other facilities are suitable for their respective uses and generally are adequate for our present needs.

Hospital Operations

      Our senior management team has extensive multi-facility operating experience and focuses on maintaining operational excellence at our facilities. At each hospital we operate, we have implemented systematic policies and procedures to maximize the hospital’s operating and financial performance. A hospital’s local management team is generally comprised of a chief executive officer, chief financial officer and chief nursing officer. Local management teams, in consultation with our corporate staff, develop annual operating plans setting forth revenue growth strategies. These strategies include the expansion of services offered by the hospital and the recruitment of physicians in each community, as well as plans to reduce costs by improving operating efficiencies. We believe that the competence, skills and experience of the management team at each hospital is critical to the hospital’s success because of its role in executing the hospital’s operating plan. Our performance-based compensation program for each local management team is based upon the achievement of qualitative and quantitative goals set forth in the annual operating plan. Our hospital management teams are advised by boards of trustees that include members of hospital medical staffs as well as community leaders. The board of trustees establishes policies concerning medical, professional and ethical practices, monitors such practices and is responsible for ensuring that these practices conform to established standards.

      Factors that affect demand for our services include:

•	the geographic location of our hospitals and their convenience for patients and physicians;

•	our participation in managed care programs;

•	competition from other healthcare providers;

•	the size of and growth in local population; and

•	local economic conditions.

Improved treatment protocols as a result of advances in medical technology and pharmacology also affect the nature and demand for healthcare services across the industry, including at our hospitals.

      We believe that the ability of our hospitals to meet the healthcare needs of their communities is determined by the:

•	level of physician support;

•	availability of nurses and other healthcare professionals;

•	quality, skills and compassion of our employees;

•	breadth of our services;

•	physical capacity and level of technology at our facilities; and

•	emphasis on quality of care.

      The following table presents actual operating data for our hospitals for the years ended September 30, 2001 and 2002 and the six months ended March 31, 2002 and 2003, respectively. Data does not include Health Choice:

	Year Ended September 30,			Six Months Ended March 31,

			Percentage			Percentage
			Increase			Increase
	2001(a)	2002	(Decrease)	2002	2003	(Decrease)

Number of hospitals at end of period	14	14	—	14	14	—
Number of beds in service at end of period	2,063	2,106	2.1%	2,085	2,116	1.5%
Average length of stay (days)(b)	4.33	4.29	—	4.29	4.48	—
Occupancy rates (average beds in service)	44.7%	43.5%	—	44.2%	48.5%	—
Admissions(c)	79,594	77,806	(2.3)%	39,179	41,684	6.4%
Adjusted admissions(d)	128,923	131,501	2.0%	64,531	69,396	7.5%
Patient days(e)	344,394	333,922	(3.1)%	168,122	186,825	11.1%
Adjusted patient days(d)	540,108	544,337	0.8%	268,782	297,760	10.8%

(a)	Operating statistics for 2001 exclude data for Rocky Mountain Medical Center, which we closed on June 2, 2001.

(b)	Represents the average number of days that a patient stayed in our hospitals.

(c)	Represents the total number of patients admitted to our hospitals for stays in excess of 23 hours. Management and investors use this number as a general measure of inpatient volume.

(d)	Adjusted admissions and adjusted patient days are general measures of combined inpatient and outpatient volume. We compute adjusted admissions/patient days by multiplying admissions/patient days by gross patient revenue and then dividing that number by gross inpatient revenue.

(e)	Represents the number of days our beds were occupied over the period.

      We continuously evaluate our services and look to expand our profitable lines of business and improve our business mix. We use our advanced information systems to perform detailed product line margin analyses and monitor the profitability of the services provided at our facilities. We use these analyses to capitalize on price and volume trends through the expansion of certain services. We also use our information systems to monitor patient care and other quality of care assessment activities on a continuing basis.

      Our hospitals continue to experience growth in outpatient volume at a faster rate than the growth in inpatient volume. In addition, the average lengths of inpatient stay at our hospitals have decreased, primarily as a result of improvements in technology, pharmacology and clinical practices and hospital payment changes by Medicare and managed care organizations. In response to this shift toward outpatient care, we have reconfigured some of our hospitals to more effectively accommodate outpatient services and restructured existing surgical and diagnostic capacity to permit additional outpatient volume and a greater variety of outpatient services.

      The patient volumes and net revenue at our hospitals and outpatient surgery centers are subject to seasonal variations and generally are greater during the quarter ending March 31 than other quarters. These seasonal variations are caused by a number of factors, including seasonal cycles of illness, climate and weather conditions in our markets, vacation patterns of both patients and physicians and other factors relating to the timing of elective procedures.

      In addition, inpatient care is expanding to include sub-acute care when a less-intensive, lower cost level of care is appropriate. We have been proactive in the development of a variety of sub-acute inpatient services to utilize a portion of our available capacity. By offering cost-effective sub-acute services in appropriate circumstances, we are able to provide a continuum of care when the demand for such services exists. We have identified opportunities to expand existing physical rehabilitation units and develop other post-acute services such as long term acute care arrangements within our facilities. The results of our product line analyses confirms that the use of such venues improves clinical outcomes and is economically beneficial.

Sources of Revenue

      We receive payment for patient services from:

•	the federal government, primarily under the Medicare program;

•	state Medicaid programs;

•	health maintenance organizations, preferred provider organizations and private insurers; and

•	individual patients.

      The table below presents the approximate percentages of net patient revenue from the following sources:

				Six Months Ended
	Years Ended December 31,			March 31,

Payor Source	2000	2001	2002	2002	2003

Medicare	29.6%	29.4%	27.7%	29.1%	28.7%
Medicaid	7.4	8.5	11.1	9.9	11.1
Managed Care	37.6	42.2	43.0	42.9	42.1
Self-Pay and Other	25.4	19.9	18.2	18.1	18.1

Total(1)	100.0%	100.0%	100.0%	100.0%	100.0%

Note:	For 2000, the above table includes data for our company for the year ended September 30, 2000 and data for the Tenet hospitals for the period from October 1, 1999 through October 15, 1999. This data does not include Health Choice or other non-patient revenue.

(1)	For the fiscal years ended September 30, 2000, 2001 and 2002, net patient revenue comprised 87.4%, 85.7% and 84.5%, respectively, of our total net revenue. For the six months ended March 31, 2002 and 2003, net patient revenue comprised 84.0% and 85.1%, respectively, of our total net revenue.

      Most of our hospitals offer discounts from established charges to private managed care plans if they are large group purchasers of healthcare services. These discount programs can limit our ability to increase net patient revenue in response to increasing costs. Patients generally are not responsible for any difference between established hospital charges and amounts reimbursed for such services under Medicare, Medicaid, health maintenance organizations, preferred provider organizations or private insurance plans. Patients generally are responsible for services not covered by these plans, and exclusions, deductibles or co-insurance features of their coverage. The amount of these exclusions, deductibles and co-insurance generally has been increasing each year. Collecting amounts due from patients typically is more difficult than collecting from governmental or managed care plans. During the 2002 fiscal year, we established a national call center to centralize our self-pay patient account collection efforts. Other efforts have included implementation of procedures to qualify patients for Medicaid, which has resulted in a decrease in our self-pay revenue.

Competition

      Our facilities and related businesses operate in competitive environments. A number of factors affect our competitive position, including:

•	our managed care contracting relationships;

•	the number, availability, quality and specialties of physicians, nurses and other healthcare professionals;

•	the scope, breadth and quality of services;

•	the reputation of our facilities and physicians;

•	the physical condition of our facilities and medical equipment;

•	the location of our facilities;

•	the availability of parking or proximity to public transportation;

•	charges for services; and

•	the geographic coverage of our hospitals in the regions in which we operate.

      We currently face competition from established, not-for-profit healthcare companies, investor-owned hospital companies, large tertiary care centers, specialty hospitals and outpatient service providers such as surgery centers and imaging centers. In addition, some of our hospitals operate in regions with vertically integrated healthcare providers that include both payors and healthcare providers, which could affect our ability to obtain managed care contracts. We expect to encounter increased competition from specialty hospitals, outpatient service providers and companies, like ours, that consolidate hospitals and healthcare companies in specific geographic markets. Continued consolidation in the healthcare industry will be a leading contributing factor to increased competition in markets in which we already have a presence and in markets we may enter in the future.

      Another factor in the competitive position of a hospital is the ability of its management to obtain contracts with purchasers of group healthcare services. The importance of obtaining managed care contracts has increased in recent years and is expected to continue to increase as private and government payors and others turn to managed care organizations to help control rising healthcare costs. Our markets have experienced significant managed care penetration. The revenue and operating results of our hospitals are significantly affected by our hospitals’ ability to negotiate favorable contracts with managed care plans. Health maintenance organizations and preferred provider organizations use managed care contracts to encourage patients to use certain hospitals in exchange for discounts from the hospitals’ established charges. Traditional health insurers also are interested in containing costs through similar contracts with hospitals.

      An additional competitive factor is whether a hospital is part of a local hospital network and the scope and quality of services offered by the network and by competing networks. A hospital that is part of a network that offers a broad range of services in a wide geographic area is more likely to obtain more favorable managed care contracts than a hospital that is not. We evaluate changing circumstances in each geographic area in which we operate on an ongoing basis. We may position ourselves to compete in these managed care markets by forming our own, or joining with others to form, local hospital networks.

Employees and Medical Staff

      As of March 31, 2003, we had approximately 8,200 employees, including approximately 2,900 part-time employees. We consider our employee relations to be good. In certain markets, there is currently a shortage of nurses and other medical support personnel. We recruit and retain nurses and medical support personnel by creating a desirable, professional work environment, providing competitive wages, benefits and long-term incentives, and providing career development and other training programs. In order to supplement our current employee base, we are expanding our relationship with colleges, universities and other medical education institutions in our markets and recruiting nurses and other medical support personnel from abroad. Our hospitals are staffed by licensed physicians who have been admitted to the medical staff of our individual hospitals. Any licensed physician may apply to be admitted to the medical staff of any of our hospitals, but admission to the staff must be approved by each hospital’s medical staff and the appropriate governing board of the hospital in accordance with established credentialing criteria.

      Our employees are not subject to collective bargaining agreements, although nurses at one of our hospitals voted in the third quarter of fiscal 2002 regarding union representation. These ballots have been impounded by the National Labor Relations Board (NLRB) pending the results of an appeal filed by us. We anticipate a decision from the NLRB regarding our appeal in fiscal 2003. Because we believe that unionization is not in the best interests of the hospital’s employees or patients, we are vigorously opposing the unionization attempt.

Compliance Program

      Our compliance program is designed to ensure that we maintain high standards of conduct in the operation of our business and implement policies and procedures so that employees act in compliance with all applicable laws, regulations and company policies. The organizational structure of our compliance program includes a compliance committee of our board of directors, a corporate management compliance committee and local management compliance committees at each of our hospitals. These committees have the oversight responsibility for the effective development and implementation of our program. Our Vice President of Ethics and Business Practices, who reports directly to our Chairman, President and Chief Executive Officer and to the compliance committee of our board of directors, serves as Chief Compliance Officer and is charged with direct responsibility for the development and implementation of our compliance program. Other features of our compliance program include designating a Facility Compliance Officer for each of our hospitals, periodic ethics and compliance training and effectiveness reviews, the development and implementation of policies and procedures and a mechanism for employees to report, without fear of retaliation, any suspected legal or ethical violations.

Reimbursement

Medicare

      Medicare is a federal program that provides hospital and medical insurance benefits to persons age 65 and over, some disabled persons and persons with end-stage renal disease. All of our hospitals are certified as providers of Medicare services. Under the Medicare program, acute care hospitals receive reimbursement under a prospective payment system for inpatient and outpatient hospital services. Currently, certain types of facilities are exempt from the prospective payment system methodology, including psychiatric hospitals and specially designated units, children’s hospitals and cancer hospitals. Hospitals and units exempt from the prospective payment system are reimbursed on a reasonable cost-based system, subject to cost limits. The Centers for Medicare and Medicaid Services is in the process of developing rules to implement prospective payment systems for psychiatric hospitals and units. We currently operate one psychiatric hospital and three specially designated units that will be subject to these rules, when implemented.

      Under the inpatient prospective payment system, a hospital receives a fixed payment based on the patient’s assigned diagnosis related group. The diagnosis related group classifies categories of illnesses according to the estimated intensity of hospital resources necessary to furnish care for each principal diagnosis. The diagnosis related group rates for acute care hospitals are based upon a statistically normal distribution of severity. When the cost of treatments for patients fall well outside the normal distribution, providers may request and receive additional payments known as outlier payments. The diagnosis related group payments do not consider a specific hospital’s actual costs but are adjusted for geographic area wage differentials. The majority of inpatient capital costs for acute care hospitals are reimbursed on a prospective system based on diagnosis related group weights multiplied by geographically adjusted federal weights.

      The diagnosis related group rates are adjusted each federal fiscal year and have been affected by federal legislation. The index used to adjust the diagnosis related group rates, known as the “market basket index,” gives consideration to the inflation experienced by hospitals and entities outside of the healthcare industry in purchasing goods and services. However, for several years the percentage increases to the diagnosis related group rates have been lower than the percentage increases in the costs of goods and services purchased by hospitals. The Medicare, Medicaid, and SCHIP Benefit Improvement and Protection Act of 2000 provides some relief to low diagnosis related group increases that had been mandated by the Balanced Budget Act of 1997. Under the Benefit Improvement and Protection Act, the diagnosis related group rate increased in the amount of the full market basket for federal fiscal year 2001, in the amount of the market basket minus 0.55% for federal fiscal year 2002, and in an amount equal to the market basket minus 0.55% for federal fiscal year 2003. The Centers for Medicare and Medicaid Services has proposed a rule that would increase the diagnosis related group rate by the full market basket amount for federal fiscal year 2004. Based on the historical adjustments to the market baskets, future legislation may decrease the future rate of increase for diagnosis related group payments, but we are unable to predict the amount of the reduction.

      On June 9, 2003, the Centers for Medicare and Medicaid Services published a final rule modifying the methodology for determining Medicare outlier payments in order to ensure that only the highest cost cases are entitled to receive additional payments under the inpatient prospective payment system. For discharges occurring on or after October 1, 2003, outlier payments will be based on either a provider’s most recent tentatively settled cost reports or the most recent settled cost report, whichever is from the latest cost reporting period. Previously, outlier payments have been based on the most recent settled cost report, resulting in excessive outlier payments for some hospitals. The final rule requires, in most cases, the use of hospital-specific cost to charge ratios instead of a statewide ratio. Further, outlier payments may be adjusted retroactively to recoup any past outlier overpayments plus interest or to return any underpayments plus interest. We believe that these changes to the outlier payment methodology will not have a material adverse effect on our business, financial position or results of operations.

      Outpatient services traditionally have been paid at the lower of established charges or on a reasonable cost basis. On August 1, 2000, the Centers for Medicare and Medicaid Services began reimbursing hospital outpatient services and certain Medicare Part B services furnished to hospital inpatients who have no Part A coverage on a prospective payment system basis. The Centers for Medicare and Medicaid Services will continue to use existing fee schedules to pay for physical, occupational and speech therapies, durable medical equipment, clinical diagnostic laboratory services and nonimplantable orthotics and prosthetics.

      All services paid under the prospective payment system for hospital outpatient services are classified into groups called ambulatory payment classifications or “APC”s. Services in each APC are similar clinically and in terms of the resources they require. A payment rate is established for each APC. The fee schedule for the outpatient prospective payment system was updated by a conversion factor equal to the market basket index for the calendar year 2001, by the market basket index minus 1% for the calendar year 2002 and by the market index of 3.5% for the calendar year 2003. We anticipate that future legislation may decrease the future rate of increase for APC payments, but we are unable to predict the amount of the reduction.

      Under the outpatient prospective payment system, hospitals may receive additional amounts known as “pass-through payments” for using new technology, but the total amount of pass-through payments in a calendar year is subject to a cap. In April 2002, the Centers for Medicare and Medicaid Services implemented a payment cap of 2.5% of projected total payments under the hospital outpatient prospective payment system for years before 2004, which resulted in significantly reduced pass-through payments. The decrease in pass-through payments was partially offset, however, by increases in related APC payments. For calendar year 2003, pass-through payments have not been reduced because these payments are not expected to exceed the statutory cap. The cap will be reduced to 2.0% of projected total payments under the hospital outpatient prospective payment system for 2004 and subsequent years. The Centers for Medicare and Medicaid Services may implement reductions in the pass-through payments in future years to reflect the cap applicable to 2004 and after.

      Medicare historically reimbursed skilled nursing units within hospitals on the basis of actual costs, subject to limits. As mandated by the Balanced Budget Act of 1997, the Centers for Medicare and Medicaid Services has established a prospective payment system for Medicare skilled nursing units, under which units are paid a federal per diem rate for virtually all covered services. The effect of the new payment system generally has been to significantly reduce reimbursement for skilled nursing services, which has led many hospitals to close such units. We will monitor closely and evaluate the few remaining skilled nursing units in our hospitals and related facilities to determine whether it is feasible to continue to offer such services under the new reimbursement system.

Medicaid

      Medicaid programs are jointly funded by federal and state governments and are administered by states under an approved plan that provides hospital and other healthcare benefits to qualifying individuals who are unable to afford care. All of our hospitals are certified as providers of Medicaid services. State Medicaid programs may use a prospective payment system, cost-based or other payment methodology for hospital services. Medicaid programs are required to take into account and make additional payments to hospitals serving disproportionate numbers of low income patients with special needs. Some of our hospitals receive such additional payments. The federal government and many states from time to time consider altering the level of Medicaid funding or expanding Medicaid benefits in a manner that could adversely affect future levels of Medicaid reimbursements received by our hospitals. Enrollment in managed Medicaid plans has increased in recent years and we expect this trend to continue.

Annual Cost Reports

      All hospitals participating in the Medicare and Medicaid programs, whether paid on a reasonable cost basis or under a prospective payment system, are required to meet specific financial reporting requirements. Federal regulations require submission of annual cost reports identifying medical costs and expenses associated with the services provided by each hospital to Medicare beneficiaries and Medicaid recipients. These annual cost reports are subject to routine audits, which may result in adjustments to the amounts ultimately determined to be due to us under these reimbursement programs. The audit process, particularly in the case of Medicaid, takes several years to reach the final determination of allowable amounts under the programs. Providers also have the right of appeal, and it is common to contest issues raised in audits of prior years’ reports.

      Most of our prior year cost reports of our facilities are still open. If any of our facilities are found to have been in violation of federal or state laws relating to preparing and filing of Medicare or Medicaid cost reports, whether prior to or after the recapitalization transactions and our ownership of these facilities, our facilities and we could be subject to substantial monetary fines, civil and criminal penalties and exclusion from participation in the Medicare and Medicaid programs. If an allegation is lodged against one of our facilities for a violation occurring during the time period before the recapitalization transaction, or before our acquisition of the Tenet hospitals, we may have indemnification rights against Paracelsus or Tenet, as the case may be. In the recapitalization transaction with Paracelsus and in the Tenet transaction, we negotiated customary indemnification and hold harmless provisions for any damages we may incur.

Managed Care

      The percentage of admissions and net revenue attributable to managed care plans has increased as a result of pressures to control the cost of healthcare services. We expect that the trend toward increasing percentages related to managed care plans will continue in the future. Generally, we receive lower payments from managed care plans than from traditional commercial insurers.

      Enrollment in health maintenance organizations has declined slightly as many employers moved to offer plans with greater choice of providers. Enrollment in managed Medicare plans decreased in fiscal year 2002 due to managed Medicare plans withdrawing from the Medicare program or reducing their service areas. Enrollment in managed Medicaid plans has increased as the federal and state governments seek to control the cost of Medicaid programs.

Commercial Insurance

      Our hospitals provide services to a decreasing number of individuals covered by traditional private healthcare insurance. Private insurance carriers make direct payments to hospitals or, in some cases, reimburse their policy holders, based upon the particular hospital’s established charges and the particular coverage provided in the insurance policy.

      Commercial insurers are continuing efforts to limit the payments for hospital services by adopting discounted payment mechanisms, including prospective payment or diagnosis related group-based payment systems, for more inpatient and outpatient services. To the extent that these efforts are successful, hospitals may receive reduced levels of reimbursement, which would have a negative effect on operating results.

Government Regulation and Other Factors

Licensure, Certification and Accreditation

      Healthcare facility construction and operation is subject to federal, state and local regulations relating to the adequacy of medical care, equipment, personnel, operating policies and procedures, fire prevention, rate-setting and compliance with building codes and environmental protection laws. Our facilities also are subject to periodic inspection by governmental and other authorities to assure continued compliance with the various standards necessary for licensing and accreditation. We believe that all of our operating healthcare facilities are properly licensed under appropriate state laws. All of our operating hospitals are certified under the Medicare program and are accredited by the Joint Commission on Accreditation of Healthcare Organizations, the effect of which is to permit the facilities to participate in the Medicare and Medicaid programs. If any facility loses its accreditation by the Joint Commission, or otherwise loses its certification under the Medicare program, then the facility will be unable to receive reimbursement from the Medicare and Medicaid programs. We intend to conduct our operations in compliance with current applicable federal, state, local and independent review body regulations and standards. The requirements for licensure, certification and accreditation are subject to change and, in order to remain qualified, we may need to make changes in our facilities, equipment, personnel and services.

Utilization Review

      Federal law contains numerous provisions designed to ensure that services rendered by hospitals to Medicare and Medicaid patients meet professionally recognized standards and are medically necessary and that claims for reimbursement are properly filed. These provisions include a requirement that a sampling of admissions of Medicare and Medicaid patients be reviewed by quality improvement organizations that analyze the appropriateness of Medicare and Medicaid patient admissions and discharges, quality of care provided, validity of diagnosis related group classifications and appropriateness of cases of extraordinary length of stay or cost. Quality improvement organizations may deny payment for services provided, assess fines and recommend to the Department of Health and Human Services that a provider not in substantial compliance with the standards of the quality improvement organization be excluded from participation in the Medicare program. Most non-governmental managed care organizations also require utilization review.

Federal and State Fraud and Abuse Provisions

      Participation in any federal healthcare program, like Medicare, is regulated heavily by statute and regulation. If a hospital provider fails to substantially comply with the numerous conditions of participation in the Medicare or Medicaid program or performs specific prohibited acts, the hospital’s participation in the Medicare program may be terminated or civil or criminal penalties may be imposed upon it under provisions of the Social Security Act and other statutes.

      Among these statutes is a section of the Social Security Act known as the anti-kickback statute. This law prohibits providers and others from soliciting, receiving, offering or paying, directly or indirectly, any remuneration with the intent of generating referrals or orders for services or items covered by a federal healthcare program. Violation of this statute is a felony.

      As authorized by Congress, the Office of the Inspector General of the Department of Health and Human Services has published final safe harbor regulations that outline categories of activities that are deemed protected from prosecution under the anti-kickback statute. Currently there are safe harbors for various activities, including the following: investment interests, space rental, equipment rental, practitioner recruitment, personal services and management contracts, sale of practice, referral services, warranties, discounts, employees, group purchasing organizations, waiver of beneficiary coinsurance and deductible amounts, managed care arrangements, obstetrical malpractice insurance subsidies, investments in group practices, ambulatory surgery centers, and referral agreements for specialty services.

      The fact that conduct or a business arrangement does not fall within a safe harbor does not automatically render the conduct or business arrangement illegal under the anti-kickback statute. The conduct or business arrangement, however, does risk increased scrutiny by government enforcement authorities. We may be less willing than some of our competitors to take actions or enter into business arrangements that do not clearly satisfy the safe harbors. As a result, this unwillingness may put us at a competitive disadvantage.

      The Office of the Inspector General, among other regulatory agencies, is responsible for identifying and eliminating fraud, abuse and waste. The Office of the Inspector General carries out this mission through a nationwide program of audits, investigations and inspections. In order to provide guidance to healthcare providers, the Office of the Inspector General has from time to time issued “fraud alerts” that, although they do not have the force of law, identify features of a transaction that may indicate that the transaction could violate the anti-kickback statute or other federal healthcare laws. The Office of the Inspector General has identified several incentive arrangements as potential violations, including:

•	payment of any incentive by the hospital when a physician refers a patient to the hospital;

•	use of free or significantly discounted office space or equipment for physicians in facilities usually located close to the hospital;

•	provision of free or significantly discounted billing, nursing, or other staff services;

•	free training for a physician’s office staff, including management and laboratory techniques;

•	guaranties which provide that, if the physician’s income fails to reach a predetermined level, the hospital will pay the deficiency up to a specified amount;

•	low-interest or interest-free loans, or loans which may be forgiven if a physician refers patients to the hospital;

•	payment of the costs of a physician’s travel and expenses for conferences or a physician’s continuing education courses;

•	coverage on the hospital’s group health insurance plans at an inappropriately low cost to the physician;

•	payment of services which require few, if any, substantive duties by the physician, or payment for services in excess of the fair market value of the services rendered;

•	purchasing goods or services from physicians at prices in excess of their fair market value; or

•	“gainsharing,” the practice of giving physicians a share of any reduction in a hospital’s costs for patient care attributable in part to the physician’s efforts.

      We have a variety of financial relationships with physicians who refer patients to our hospitals. Physicians currently own interests in two of our ambulatory surgery centers and two of our hospitals. We intend to sell ownership interests in certain other of our facilities to physicians and other qualified investors in the future. We also have contracts with physicians providing for a variety of financial arrangements, including employment contracts, leases and professional service agreements. We provide financial incentives to recruit physicians to relocate to communities served by our hospitals, including minimum revenue guaranties and loans. Although we have established policies and procedures to ensure that our arrangements with physicians comply with current law and available interpretations, we cannot assure you that regulatory authorities that enforce these laws will not determine that some of these arrangements violate the anti-kickback statute or other applicable laws. This determination could subject us to liabilities under the Social Security Act, including criminal penalties of imprisonment or fines, civil penalties up to $50,000, damages up to three times the total amount of remuneration and exclusion from participation in Medicare, Medicaid or other federal healthcare programs, any of which could have a material adverse effect on our business, financial condition or results of operations.

      The Social Security Act also imposes criminal and civil penalties for submitting false claims to Medicare and Medicaid. False claims include, but are not limited to, billing for services not rendered, misrepresenting actual services rendered in order to obtain higher reimbursement and cost report fraud. Like the anti-kickback statute, these provisions are very broad. Further, the Health Insurance Portability and Accountability Act of 1996 created civil penalties for conduct including improper coding and billing for unnecessary goods and services. Careful and accurate preparation and submission of claims for reimbursement must be performed in order to avoid liability.

      The Health Insurance Portability and Accountability Act of 1996 also broadened the scope of the fraud and abuse laws by adding several criminal provisions for healthcare fraud offenses that apply to all health benefit programs. This act also created new enforcement mechanisms to combat fraud and abuse, including the Medicare Integrity Program and an incentive program under which individuals can receive up to $1,000 for providing information on Medicare fraud and abuse that leads to the recovery of at least $100 of Medicare funds. In addition, federal enforcement officials now have the ability to exclude from Medicare and Medicaid any investors, officers and managing employees associated with business entities that have committed healthcare fraud. It also established a new violation for the payment of inducements to Medicare or Medicaid beneficiaries in order to influence those beneficiaries to order or receive services from a particular provider or practitioner.

      The Social Security Act also includes a provision commonly known as the “Stark Law.” This law prohibits physicians from referring Medicare and Medicaid patients to entities with which they or any of their immediate family members have a financial relationship if these entities provide certain designated health services that are reimbursable by Medicare, including inpatient and outpatient hospital services. Sanctions for violating the Stark Law include civil money penalties up to $15,000 per prohibited service provided and exclusion from the federal healthcare programs. There are a number of exceptions to the self-referral prohibition, including an exception for a physician’s ownership interest in an entire hospital as opposed to an ownership interest in a hospital department. There are also exceptions for many of the customary financial arrangements between physicians and providers, including employment contracts, leases and recruitment agreements.

      On January 4, 2001, the Centers for Medicare and Medicaid Services issued final regulations subject to comment intended to clarify parts of the Stark Law and some of the exceptions to it. These regulations are considered the first phase of a two-phase process, with the remaining regulations to be published at an unknown future date. Recently, the Centers for Medicare and Medicaid Services indicated that the phase two regulations will be published in June 2003, but it is not possible to predict whether the regulations will be published by that date. The majority of the phase one regulations became effective on or before January 4, 2002. The Centers for Medicare and Medicaid Services has delayed until January 7, 2004, the effective date of a portion of the phase one regulations related to whether percentage-based compensation is deemed to be “set in advance” for purposes of exceptions to the Stark Law. We cannot predict the final form that these regulations will take or the effect that the final regulations will have on us.

      Evolving interpretations of current, or the adoption of new, federal or state laws or regulations could affect many of the arrangements entered into by each of our hospitals. For example, Congress is currently considering legislation that would modify the hospital ownership exception to the Stark Law in a manner that could require us to restructure arrangements with any physicians who own an interest in our hospitals. Law enforcement authorities, including the Office of the Inspector General, the courts and Congress are increasing scrutiny of arrangements between healthcare providers and potential referral sources to ensure that the arrangements are not designed as a mechanism to exchange remuneration for patient care referrals and opportunities. Investigators also have demonstrated a willingness to look behind the formalities of a business transaction to determine the underlying purpose of payments between healthcare providers and potential referral sources.

      Many of the states in which we operate also have adopted laws that prohibit payments to physicians in exchange for referrals similar to the anti-kickback statute or that otherwise prohibit fraud and abuse. Many states also have passed self-referral legislation similar to the Stark Law, prohibiting the referral of patients to entities with which the physician has a financial relationship. Often these state laws are broad in scope, because they apply regardless of the source of payment for care. These statutes typically provide criminal and civil penalties, as well as loss of licensure. Little precedent exists for the interpretation or enforcement of these state laws.

      Our operations could be adversely affected by the failure of our arrangements to comply with the anti-kickback statute, the Stark Law, billing laws and regulations, current state laws or other legislation or regulations in these areas adopted in the future. We are unable to predict whether other legislation or regulations at the federal or state level in any of these areas will be adopted, what form such legislation or regulations may take or their impact on our operations. We are continuing to enter into new financial arrangements with physicians and other providers in a manner structured to comply in all material respects with these laws. We cannot assure you, however, that governmental officials responsible for enforcing these laws will not assert that we are in violation of them or that such statutes ultimately will be interpreted by the courts in a manner consistent with our interpretation.

The Federal False Claims Act and Similar State Laws

      Another trend affecting the healthcare industry today is the increased use of the Federal False Claims Act, and, in particular, actions being brought by individuals on the government’s behalf under the False Claims Act’s “qui tam” or whistleblower provisions. Whistleblower provisions allow private individuals to bring actions on behalf of the government alleging that the defendant has defrauded the federal government. If the government intervenes in the action and prevails, the party filing the initial complaint may share in any settlement or judgment. If the government does not intervene in the action, the whistleblower plaintiff may pursue the action independently. When a private party brings a qui tam action under the False Claims Act, the defendant generally will not be served with the lawsuit until the government makes a determination whether it will intervene.

      When a defendant is determined by a court of law to be liable under the False Claims Act, the defendant must pay three times the actual damages sustained by the government, plus mandatory civil penalties of between $5,500 to $11,000 for each separate false claim. Settlements entered into prior to litigation usually involve a less severe calculation of damages. There are many potential bases for liability under the False Claims Act. Although liability often arises when an entity knowingly submits a false claim for reimbursement to the federal government, the False Claims Act defines the term “knowingly” broadly. Thus, simple negligence will not give rise to liability under the False Claims Act, but submitting a claim with reckless disregard to its truth or falsity can constitute “knowingly” submitting a false claim and will qualify for liability. In some cases, whistleblowers or the federal government have taken the position that providers who allegedly have violated other statutes, such as the anti-kickback statute and the Stark Law, have thereby submitted false claims under the False Claims Act.

      A number of states, including states in which we operate, have adopted their own false claims provisions as well as their own whistleblower provisions whereby a private party may file a civil lawsuit in state court. From time to time, companies in the healthcare industry, including ours, may be subject to actions under the False Claims Act or similar state laws. We currently are not aware of any actions against us under the False Claims Act or similar state laws.

Corporate Practice of Medicine/ Fee Splitting

      The states in which we operate have laws that prohibit unlicensed persons or business entities, including corporations, from employing physicians or laws that prohibit certain direct or indirect payments or fee-splitting arrangements between physicians and unlicensed persons or business entities. Possible sanctions for violations of these restrictions include loss of a physician’s license, civil and criminal penalties and rescission of business arrangements that may violate these restrictions. These statutes vary from state to state, are often vague and seldom have been interpreted by the courts or regulatory agencies. Although we exercise care to structure our arrangements with healthcare providers to comply with the relevant state law, and believe these arrangements comply with applicable laws in all material respects, we cannot assure you that governmental officials responsible for enforcing these laws will not assert that we, or transactions in which we are involved, are in violation of such laws, or that such laws ultimately will be interpreted by the courts in a manner consistent with our interpretations.

The Health Insurance Portability and Accountability Act of 1996

      The Health Insurance Portability and Accountability Act of 1996 requires the use of uniform electronic data transmission standards for healthcare claims and payment transactions submitted or received electronically. These provisions are intended to encourage electronic commerce in the healthcare industry. On August 17, 2000, the Department of Health and Human Services published final regulations establishing electronic data transmission standards that all healthcare providers must use when submitting or receiving certain healthcare transactions electronically. For entities that failed to file for an extension by October 16, 2002, compliance with these regulations became mandatory on October 16, 2002. Entities that filed for an extension before October 16, 2002 have until October 16, 2003 to comply with the regulations. Our facilities filed for the extension before October 16, 2002 and we anticipate that we will be in compliance with the standards by October 16, 2003. Based on the existing transaction standards regulations, we believe that the cost of compliance with these regulations will not have a material adverse effect on our business, financial position or results of operations.

      The Health Insurance Portability and Accountability Act also requires the Department of Health and Human Services to adopt standards to protect the security and privacy of health-related information. The Department of Health and Human Services released final regulations containing privacy standards in December 2000 and published revisions to the final regulations in August 2002. Compliance with these regulations became mandatory on April 14, 2003. The privacy regulations will extensively regulate the use and disclosure of individually identifiable health-related information. The privacy regulations also provide patients with significant new rights related to understanding and controlling how their health information is used or disclosed. The Department of Health and Human Services released final security regulations on February 20, 2003. The security regulations will become mandatory on April 20, 2005 and will require health care providers to implement administrative, physical and technical practices to protect the security of individually identifiable health information that is maintained or transmitted electronically.

      Violations of the Health Insurance Portability and Accountability Act could result in civil penalties of up to $25,000 per type of violation in each calendar year and criminal penalties of up to $250,000 per violation. In addition, our facilities will continue to remain subject to any privacy-related federal or state laws that are more restrictive than the privacy regulations issued under the Health Insurance Portability and Accountability Act. These statutes vary by jurisdiction and could impose additional penalties.

The Emergency Medical Treatment and Active Labor Act

      The Federal Emergency Medical Treatment and Active Labor Act was adopted by Congress in response to reports of a widespread hospital emergency room practice of “patient dumping.” At the time of the enactment, patient dumping was considered to have occurred when a hospital capable of providing the needed care sent a patient to another facility or simply turned the patient away based on such patient’s inability to pay for his or her care. The law imposes requirements upon physicians, hospitals and other facilities that provide emergency medical services. Such requirements pertain to what care must be provided to anyone who comes to such facilities seeking care before they may be transferred to another facility or otherwise denied care. The government broadly interprets the law to cover situations in which patients do not actually present to a hospital’s emergency room, but present to a hospital-based clinic or are transported in a hospital-owned ambulance. Sanctions for violations of this statute include termination of a hospital’s Medicare provider agreement, exclusion of a physician from participation in Medicare and Medicaid programs and civil money penalties. In addition, the law creates private civil remedies that enable an individual who suffers personal harm as a direct result of a violation of the law, and a medical facility that suffers a financial loss as a direct result of another participating hospital’s violation of the law, to sue the offending hospital for damages and equitable relief. Although we believe that our practices are in material compliance with the law, we can give no assurance that governmental officials responsible for enforcing the law will not assert from time to time that our facilities are in violation of this statute.

Healthcare Reform

      The healthcare industry attracts much legislative interest and public attention. Changes in the Medicare, Medicaid and other programs, hospital cost-containment initiatives by public and private payors, proposals to limit payments and healthcare spending and industry-wide competitive factors are highly significant to the healthcare industry. In addition, a framework of extremely complex federal and state laws, rules and regulations governs the healthcare industry and, for many provisions, there is little history of regulatory or judicial interpretation upon which to rely.

      Many states have enacted or are considering enacting measures designed to reduce their Medicaid expenditures and change private healthcare insurance. Most states, including the states in which we operate, have applied for and been granted federal waivers from current Medicaid regulations to allow them to serve some or all of their Medicaid participants through managed care providers. We are unable to predict the future course of federal, state or local healthcare legislation. Further changes in the law or regulatory framework that reduce our revenue or increase our costs could have a material adverse effect on our business, financial condition or results of operations.

Conversion Legislation

      Many states have enacted or are considering enacting laws affecting the conversion or sale of not-for-profit hospitals. These laws generally include provisions relating to attorney general approval, advance notification and community involvement. In addition, attorneys general in states without specific conversion legislation may exercise authority over these transactions based upon existing law. In many states, there has been an increased interest in the oversight of not-for-profit conversions. The adoption of conversion legislation and the increased review of not-for-profit hospital conversions may increase the cost and difficulty or prevent the completion of transactions with or acquisitions of not-for-profit organizations in various states.

Healthcare Industry Investigations

      Significant media and public attention has focused in recent years on the hospital industry. Recently, increased attention has been paid to hospitals with high Medicare outlier payments and to recruitment agreements involving recruiting physicians into an existing practice. Further, there are numerous ongoing federal and state investigations regarding multiple issues. These investigations have targeted hospital companies as well as their executives and managers. We have substantial Medicare, Medicaid and other governmental billings, which could result in heightened scrutiny of our operations. We continue to monitor these and all other aspects of our business and have developed a compliance program to assist us in gaining comfort that our business practices are consistent with both legal principles and current industry standards. However, because the law in this area is complex and constantly evolving, we cannot assure you that government investigations will not result in interpretations that are inconsistent with industry practices, including ours. In public statements surrounding current investigations, governmental authorities have taken positions on a number of issues, including some for which little official interpretation previously has been available, that appear to be inconsistent with practices that have been common within the industry and that previously have not been challenged in this manner. In some instances, government investigations that have in the past been conducted under the civil provisions of federal law may now be conducted as criminal investigations.

      Many current healthcare investigations are national initiatives in which federal agencies target an entire segment of the healthcare industry. One example is the federal government’s initiative regarding hospital providers’ improper requests for separate payments for services rendered to a patient on an outpatient basis within three days prior to the patient’s admission to the hospital, where reimbursement for such services is included as part of the reimbursement for services furnished during an inpatient stay. In particular, the government has targeted all hospital providers to ensure conformity with this reimbursement rule. The federal government also has undertaken a national investigative initiative targeting the billing of claims for inpatient services related to bacterial pneumonia, as the government has found that many hospital providers have attempted to bill for pneumonia cases under more complex and higher reimbursed diagnosis related groups codes. Further, the federal government continues to investigate Medicare overpayments to prospective payment hospitals that incorrectly report transfers of patients to other prospective payment system hospitals as discharges. We are aware that prior to our acquisition of them, several of our hospitals were contacted in relation to certain government investigations that were targeted at an entire segment of the healthcare industry. Although we take the position that, under the terms of the acquisition agreements, the prior owners of these hospitals retained any liability resulting from these government investigations, we cannot assure you that the prior owners’ resolution of these matters or failure to resolve these matters, in the event that any resolution was deemed necessary, will not have a material adverse effect on our operations.

      It is possible that governmental entities may conduct investigations at facilities operated by us and that such investigations could result in significant penalties to us, as well as adverse publicity. It is also possible that our executives and managers, many of whom have worked at other healthcare companies that are or may become the subject of federal and state investigations and private litigation, could be included in governmental investigations or named as defendants in private litigation. The positions taken by authorities in any future investigations of us, our executives or managers or other healthcare providers and the liabilities or penalties that may be imposed could have a material adverse effect on our business, financial condition and results of operations.

Certificates of Need

      In some states, the construction of new facilities, acquisition of existing facilities or addition of new beds or services may be subject to review by state regulatory agencies under a certificate of need program. Florida is the only state in which we currently operate that requires approval under a certificate of need program. These laws generally require appropriate state agency determination of public need and approval prior to the addition of beds or services or other capital expenditures. Failure to obtain necessary state approval can result in the inability to expand facilities, add services, complete an acquisition or change ownership. Further, violation may result in the imposition of civil sanctions or the revocation of a facility’s license.

Health Choice

      Health Choice is a prepaid Medicaid managed health plan in the Phoenix, Arizona area that we acquired in connection with our acquisition of three Phoenix-area hospitals from Tenet Healthcare Corporation. For the fiscal years ended September 30, 2000, 2001 and 2002, Health Choice net revenue comprised approximately 11.0%, 12.4% and 14.5%, respectively, of our total net revenue. For the six months ended March 31, 2002 and 2003, Health Choice net revenue comprised approximately 14.8% and 14.1%, respectively, of our total net revenue. Health Choice derives substantially all of its revenue through a contract with the Arizona Health Care Cost Containment System to provide specified health services to qualified Medicaid enrollees through contracts with providers. The contract requires us to provide healthcare services in exchange for fixed periodic payments and supplemental payments from the Arizona Health Care Cost Containment System. These services are provided regardless of the actual costs incurred to provide these services. We receive reinsurance and other supplemental payments from the Arizona Health Care Cost Containment System to cover certain costs of healthcare services that exceed certain thresholds. Health Choice is reimbursed for healthcare costs that exceed stated amounts at a rate ranging from 75% to 100% of qualified healthcare costs in excess of stated levels of $5,000 to $35,000 depending on eligibility classification of the member. Qualified costs are the lesser of the amount paid by Health Choice or the Arizona Health Care Cost Containment System fee schedule. As of March 31, 2003, we provided a performance guaranty in the form of a letter of credit in the amount of $20.6 million for the benefit of the Arizona Health Care Cost Containment System to support our obligations under the contract to provide and pay for the healthcare services. The amount of the performance guaranty is based upon the membership in the plan and the related capitation paid to us.

      The current contract with the Arizona Health Care Cost Containment System commenced on October 1, 1997 for an initial term of one year and reserved to the Arizona Health Care Cost Containment System the option to extend the term of the contract through September 30, 2002. Arizona law permits the Arizona Health Care Cost Containment System to extend contracts through October 1, 2004. Under the current amendment, the contract has been extended by the Arizona Health Care Cost Containment System through September 30, 2003. Health Choice has entered into a new three year contract with the Arizona Health Care Cost Containment System effective October 1, 2003. The new contract provides the Arizona Health Care Cost Containment System with two one year renewal options following the initial term. In the event our contract were to be discontinued, our revenue would be reduced and our profitability would be adversely affected.

      In November 2000, Arizona voters approved Proposition 204, which requires that tobacco settlement funds be used to increase the Arizona Health Care Cost Containment System eligibility income limits for full acute care medical coverage to 100% of the federal poverty level. Arizona’s share of such settlement funds has been estimated by the State to be $3.2 billion. Prior to Proposition 204, Arizona Health Care Cost Containment System coverage generally excluded those persons earning more than 34% of the federal poverty level, but as of October 1, 2001, coverage was expanded to 100% of the federal poverty level. As a result of this initiative, the State of Arizona estimates that the Arizona Health Care Cost Containment System will enroll between 137,600 and 185,000 new, low-income persons between October 2001 and 2005. The federal poverty level is a federal standard that changes each year in April. Usually, it is adjusted upward by a small percentage. As of September 30, 2002, the federal poverty level for a single individual was $8,860 of income per year. As we expected, Proposition 204 has resulted in an increase in enrollment in Health Choice with a corresponding increase in the health plan’s revenues. In addition, our hospitals in the Phoenix market are now serving more low-income patients who are covered by the Arizona Health Care Cost Containment System.

      Health Choice is subject to state and federal laws and regulations, and the Centers for Medicare and Medicaid Services and the Arizona Health Care Cost Containment System have the right to audit Health Choice to determine the plan’s compliance with such standards. Health Choice is required to file periodic reports with the Arizona Health Care Cost Containment System and to meet certain financial viability standards. Health Choice also must provide its enrollees with certain mandated benefits and must meet certain quality assurance and improvement requirements. Health Choice filed for an extension to compliance with the electronic transactions regulations under the Health Insurance Portability and Accountability Act and must comply with these regulations by October 16, 2003. In addition, Health Choice is required to comply with the privacy standards of the Health Insurance Portability Accountability Act, which became mandatory on April 14, 2003. Health Choice will be required to comply with the security and identifier regulations of the act when compliance with those regulations becomes mandatory. We cannot predict the impact that the final regulations, when fully implemented, will have on Health Choice.

      The federal anti-kickback statute has been interpreted to prohibit the payment, solicitation, offering or receipt of any form of remuneration in return for the referral of federal healthcare program patients or any item or service that is reimbursed, in whole or in part, by any federal healthcare program. Similar anti-kickback statutes have been adopted in Arizona, which apply regardless of the source of reimbursement. The Department of Health and Human Services has adopted safe harbor regulations specifying certain relationships and activities that are deemed not to violate the federal anti-kickback statute that specifically relate to managed care:

•	waivers by health maintenance organizations of Medicare and Medicaid beneficiaries’ obligation to pay cost-sharing amounts or to provide other incentives in order to attract Medicare and Medicaid enrollees;

•	certain discounts offered to prepaid health plans by contracting providers;

•	certain price reductions offered to eligible managed care organizations; and

•	certain price reductions offered by contractors with substantial financial risk to managed care organizations.

      We believe that the incentives offered by Health Choice to its Medicaid enrollees and the discounts it receives from contracting healthcare providers satisfy the requirements of the safe harbor regulations. However, failure to satisfy each criterion of the applicable safe harbor does not mean that the arrangement constitutes a violation of the law; rather the safe harbor regulations provide that the arrangement must be analyzed on the basis of its specific facts and circumstances. We believe that Health Choice’s arrangements comply in all material respects with the federal anti-kickback statute and similar Arizona statutes.

Environmental Matters

      We are subject to various federal, state and local laws and regulations relating to environmental protection. Our hospitals are not highly regulated under environmental laws because we do not engage in any industrial activities at those locations. The principal environmental requirements and concerns applicable to our operations relate to:

•	the proper handling and disposal of hazardous and low level radioactive medical waste;

•	ownership or historical use of underground and above-ground storage tanks;

•	management of impacts from leaks of hydraulic fluid or oil associated with elevators, chiller units or incinerators;

•	appropriate management of asbestos-containing materials present or likely to be present at some locations; and

•	the potential acquisition of or maintenance of air emission permits for boilers or other equipment.

      We do not expect our compliance with environmental laws and regulations to have a material effect on us. We also may be subject to requirements related to the remediation of substances that have been released to the environment at properties owned or operated by us or our predecessors or at properties where substances were sent for off-site treatment or disposal. These remediation requirements may be imposed without regard to fault, and liability for environmental remediation can be substantial.

Insurance

      As is typical in the healthcare industry, we are subject to claims and legal actions by patients in the ordinary course of business. To cover these claims, we maintain professional malpractice liability insurance and general liability insurance in amounts that we believe to be sufficient for our operations, although some claims may exceed the scope of the coverage in effect. We also maintain umbrella coverage. Losses up to our self-insured retentions and any losses incurred in excess of amounts maintained under such insurance will be funded from working capital.

      The cost of malpractice and other liability insurance, and the premiums and self-retention limits of such insurance, have risen significantly. For 2003, our self-insured retention has increased from $2.0 million in 2002 to $5.0 million and the maximum coverage under our insurance policies has decreased from $100.0 million to $75.0 million. We cannot assure you that this insurance will continue to be available at reasonable prices that will allow us to maintain adequate levels of coverage. We also cannot assure you that our cash flow will be adequate to provide for professional and general liability claims in the future.

Our Information Systems

      During 2000 and 2001, we converted and upgraded our clinical and financial information systems in all of our hospitals. We selected McKesson HBOC’s clinical and patient accounting software and Lawson’s financial application and enterprise resource planning software. We use other vendors for specialized information systems needs in our emergency, surgery and radiology departments. We continually evaluate and upgrade our information systems to incorporate new technology. Our information systems are essential to the following areas of our business operations, among others:

•	patient accounting, including billing and collection of net revenue;

•	financial, accounting, reporting and payroll;

•	coding and compliance;

•	laboratory, radiology and pharmacy systems;

•	medical records and document storage;

•	materials and asset management; and

•	negotiating, pricing and administering our managed care contracts.

Legal Proceedings

      On August 18, 2000, our subsidiary, Rocky Mountain Medical Center, filed a Complaint and Motion for Preliminary Injunction in the Third Judicial District Court for Salt Lake County, State of Utah against St. Mark’s Hospital. St. Mark’s Hospital is owned by HCA Inc. The complaint alleges certain state law violations by St. Mark’s Hospital, including exclusionary contracting practices and other conduct constituting, among other things, a group boycott under the Utah Antitrust Act, and seeks unspecified monetary and punitive damages. Both parties filed Motions for Summary Judgment in this case and consolidated oral arguments regarding both parties’ motions were held on October 29, 2001. On December 14, 2001, the court denied both parties’ motions. On June 25, 2002, the court granted our motion to add HCA Inc. and one of its subsidiaries as defendants. The case is still pending, discovery is ongoing and we intend to continue to vigorously pursue this litigation.

      We have been advised that our hospital in San Antonio, Texas, Southwest General Hospital, is a subject of an investigation relating to the provision of hyperbaric oxygen therapy services. In a letter dated February 11, 2003, the U.S. Attorney for the Western District of Texas stated that the investigation relates to certain billing practices for these services since 1998. We are cooperating with the U.S. Attorney’s office with respect to this investigation. Based on information currently available, we believe the investigation relates primarily to the period when Tenet Healthcare Corporation owned the hospital. Although we are unable to predict the outcome of this investigation, we do not believe it will have a material adverse effect on our business, financial condition or results of operations.

      We are involved in other litigation and proceedings in the ordinary course of our business. We do not believe the outcome of any such litigation will have a material adverse effect upon our business, financial condition or results of operations.

MANAGEMENT

Directors and Executive Officers

      The table below presents information with respect to our directors and executive officers:

Name	Age	Position

David R. White	56	Chairman of the Board, President and Chief Executive Officer
Sandra K. McRee	47	Vice President and Chief Operating Officer
W. Carl Whitmer	39	Vice President and Chief Financial Officer
Frank A. Coyle	39	Secretary, General Counsel
McKinley D. Moore	47	Senior Vice President, Development
John M. Doyle	42	Vice President and Treasurer
Larry D. Hancock	44	President, Utah Market
Dolores Horvath	56	President, Arizona Market
Phillip J. Mazzuca	43	President, Florida and Texas Markets
Derek Morkel	36	Operations Chief Financial Officer
Michael S. Berk	32	Director
Jay R. Bloom	47	Director
Ramsey A. Frank	42	Director
Anthony Grillo	47	Director
Robert E. Kiss	45	Director
Paul S. Levy	55	Director
Jeffrey C. Lightcap	43	Director
Frank J. Rodriguez	31	Director

      David R. White was our non-executive Chairman of the Board of Directors from October 1999 until November 30, 2000. Mr. White was appointed our Chief Executive Officer on December 1, 2000 and our President on May 22, 2001. He continues to serve as Chairman of the Board. Mr. White served as President and Chief Executive Officer of LifeTrust, an assisted living company, from November 1998 until November 2000. From June 1994 to September 1998, Mr. White served as President of the Atlantic Group at Columbia/ HCA, where he was responsible for 45 hospitals located in nine states. Previously, Mr. White was Executive Vice President and Chief Operating Officer at Community Health Systems, Inc., a for-profit hospital management company that operated approximately 20 acute-care hospitals.

      Sandra K. McRee was appointed our Chief Operating Officer in May 2001. Ms. McRee was a Regional Vice President for Province Healthcare Corporation from April 1999 until May 2001, where she oversaw the operations of five facilities in Florida, Louisiana and Mississippi. Ms. McRee also served as Vice President, Operations of Province from October 1998 through March 1999. From August 1997 through September 1998, she served as a Division President for Columbia/ HCA. Ms. McRee also served as a Group Vice President, Operations for Columbia/ HCA from May 1995 through July 1997. Prior to joining Columbia/ HCA, Ms. McRee served as an Assistant Vice President for Community Health Systems Inc. where she oversaw 36 facilities. Ms. McRee has spent her entire professional career in the healthcare industry.

      W. Carl Whitmer served as our Vice President and Treasurer from March 2000 through October 2001, and was appointed our Chief Financial Officer effective November 1, 2001. Prior to joining our company, Mr. Whitmer served as Vice President of Finance and Treasurer of PhyCor Inc., where he was employed from July 1994 through February 2000. Mr. Whitmer’s responsibilities at PhyCor included acquisitions, capital planning and management, investor relations, treasury management and external financial reporting. Prior to joining PhyCor, Mr. Whitmer served as a Senior Manager with the accounting firm of KPMG LLP, where he was employed from July 1986 to July 1994.

      Frank A. Coyle has been our Secretary and General Counsel since October 1999. From August 1998 until October 1999, Mr. Coyle served as Secretary and General Counsel of Iasis Healthcare Corporation, a company formed by members of our management that was merged into one of our subsidiaries. Mr. Coyle served from May 1995 to August 1998 as Assistant Vice President Development in Physician Services and in-house Development Counsel for Columbia/ HCA. From May 1990 to May 1995, Mr. Coyle was an attorney with Baker, Worthington, Crossley, Stansberry & Woolf where his work included mergers, acquisitions, securities transactions, not-for-profit representation and formation of Tennessee health maintenance organizations.

      McKinley D. Moore was appointed Senior Vice President, Development in January 2003. Prior to joining our company, Mr. Moore served as Vice President, Development of Symbion, Inc. from June 2002 through December 2002 where he was responsible for surgery center acquisitions and for development of joint venture relationships with hospitals. Mr. Moore served as Vice President, Acquisitions at Quorum Health Group, Inc. from May 1995 through May 2001 where he was responsible for hospital acquisitions and divestitures. From September 1987 through April 1995, Mr. Moore served as Director of Development for HealthTrust, Inc. where he was responsible for hospital acquisitions and divestitures and for developing joint ventures with physicians and not-for-profit hospitals. Prior to joining HealthTrust, Mr. Moore worked in the corporate office and in the Dallas-Forth Worth division office of HCA Inc. in marketing, planning, and business development, and began his career as a Financial Analyst with Hospital Affiliates International.

      John M. Doyle has been our Vice President and Treasurer since April 2002. Mr. Doyle was a senior manager at Ernst & Young LLP from February 1997 until March 2002 and at KPMG LLP from August 1994 to January 1997, where he specialized in healthcare audit and business advisory services, including mergers and acquisitions. In addition, from October 1991 to August, 1994, Mr. Doyle was the Chief Financial Officer for two community hospitals in East Tennessee and North Carolina.

      Larry D. Hancock was named President of our Utah Market in June 2003. He served as President of Altius Health Plans in Salt Lake City, Utah from 1998 to June 2003. Prior to joining Altius, he served as President and Chief Executive Officer of American Family Care of Utah from July 1996 to September 1998. He was Chief Financial Officer of St. Mark’s Hospital in Salt Lake City from 1989 to 1994 and then served as President and Chief Executive Officer of St. Mark’s from 1994 to 1996. Prior to 1989, Mr. Hancock served as Chief Financial Officer and Controller of various hospitals owned and operated by proprietary healthcare organizations.

      Dolores Horvath served as our Chief Nursing Officer from September 2001 until October 2002. Ms. Horvath was appointed President for our Arizona market in October 2002. She was an independent healthcare consultant from December 1997 until September 2001. From May 1995 to December 1997, Ms. Horvath served as Director of Outcomes Management for Columbia/ HCA’s Chicago division. Prior to that time, Ms. Horvath served as Chief Nursing Officer and Chief Operating Officer of several rural and urban healthcare facilities.

      Phillip J. Mazzuca served as Chief Executive Officer of Town & Country Hospital, one of our Florida hospitals, from November 1999 to August 2001. He served as a Division President of our Arizona market from August 2001 to October 2001, reporting to the Division President of our Arizona and Utah markets, and was appointed as the Division President for our Florida and Texas markets in October 2001. Mr. Mazzuca served as the Hospital Chief Executive Officer for Parkway Medical Center Hospital from March 1993 until November 1999. Prior to serving in that position, Mr. Mazzuca served as a Hospital Chief Executive Officer for various hospitals owned and operated by proprietary healthcare organizations.

      Derek Morkel has been our Operations Chief Financial Officer since February 2002. From May 1999 until February 2002, Mr. Morkel was employed by Province Healthcare as Chief Financial Officer of Parkview Regional Hospital, and then Palestine Regional Medical Center. Prior to joining Province, Mr. Morkel was employed by HCA as a Hospital Business Office Manager from December 1998 to

May 1999. Mr. Morkel also served as the Chief Executive Officer of Nucare Medical from January 1997 to December 1998.

      Michael S. Berk has been one of our Directors since October 1999. Mr. Berk is a Vice President of JLL Partners, Inc., which he joined in February 1999. From September 1997 to February 1999, Mr. Berk was an associate at Frontenac Company.

      Jay R. Bloom has been one of our Directors since October 1999. Mr. Bloom is a managing director of Trimaran Fund Management, L.L.C., the investment advisor to Trimaran Fund II, L.L.C., a private equity fund. In addition, he is a member of the Investment Committee of Trimaran Advisors, L.L.C., the investment advisor to Caravelle Investment Fund, L.L.C. and Caravelle Investment Fund II, L.L.C., where he oversees a portfolio of bank loans, high yield securities, mezzanine and special situation investments. Mr. Bloom is also a vice chairman of CIBC World Markets Corp., a member of CIBC’s executive board, U.S. Management Committee, and a co-head of the CIBC Argosy Merchant Banking Funds. Prior to joining CIBC World Markets in 1995, Mr. Bloom was a founder and managing director of The Argosy Group L.P. Prior to joining The Argosy Group L.P., Mr. Bloom was a managing director at Drexel Burnham Lambert Incorporated and also worked at Lehman Brothers Kuhn Loeb Incorporated. In addition, Mr. Bloom previously practiced law with Paul Weiss Rifkind Wharton & Garrison. Mr. Bloom currently serves on the Board of Directors of JAC Holdings International, Inc., Transportation Technologies Industries, Inc., PrimeCo Wireless Communications, LLC, NSP Holdings, LLC, Lancer Industries, Inc. and Fairfield Manufacturing Company, Inc.

      Ramsey A. Frank has been one of our Directors since October 1999. Mr. Frank is a Senior Managing Director of JLL Partners, Inc., which he joined in September 1999. From January 1993 to September 1999, Mr. Frank was a Managing Director at Donaldson, Lufkin & Jenrette, Inc., where he headed the restructuring group and was a senior member of the leveraged finance group. Mr. Frank serves as a director of Advance PCS, Builders FirstSource, Inc., Motor Coach Industries International Inc. and New World Pasta Company.

      Anthony Grillo has been one of our Directors since October 1999. Mr. Grillo is a Senior Managing Director and heads the restructuring group of Evercore Partners, Inc., which he joined in March 2001. He was a Senior Managing Director of Joseph Littlejohn & Levy from January 1999 through March 2001. From March 1991 to December 1998, Mr. Grillo was a Senior Managing Director at The Blackstone Group, where he was involved with Blackstone’s private equity, restructuring and mergers practices. Mr. Grillo serves as a director of several companies, including Garden Way, Inc., Lancer Industries Inc., Littelfuse, Inc. and Safeguard Business Systems.

      Robert E. Kiss has been one of our Directors since April 2003. Mr. Kiss also served as a director of IASIS from October 1999 to May 2001. Mr. Kiss is a Managing Director of the Private Equity Group of J.P. Morgan Investment Management, Inc., the investment management affiliate of J.P. Morgan Chase & Co. Mr. Kiss is part of a team which manages $9.0 billion in commitments to private equity. Prior to his current role, which began in March 2000, Mr. Kiss was with J.P. Morgan Capital Corporation, the private equity investment unit of J.P. Morgan & Co., Inc., which he joined in June 1996. There he was responsible for direct private equity investments in the healthcare industry.

      Paul S. Levy has been one of our Directors since October 1999. Mr. Levy is a Senior Managing Director of JLL Partners, Inc., which he founded in 1988. Mr. Levy serves as a director of several companies, including Builders FirstSource, Inc., Fairfield Manufacturing Company, Inc., Hayes Lemmerz International Inc., Lancer Industries Inc., Motor Coach Industries International Inc. and New World Pasta Company.

      Jeffrey C. Lightcap has been one of our Directors since October 1999. Mr. Lightcap is a Senior Managing Director of JLL Partners, Inc., which he joined in June 1997. From February 1993 to May 1997, Mr. Lightcap was a Managing Director at Merrill Lynch & Co., Inc., where he was the head of leveraged buyout firm coverage for the mergers and acquisitions group. Mr. Lightcap serves as a director of several companies, including Hayes Lemmerz International Inc., JAG Holdings, Motor Coach Industries International Inc. and New World Pasta Company.

      Frank J. Rodriguez has been one of our Directors since October 1999. Mr. Rodriguez is a Vice President of JLL Partners, Inc., which he joined in August 1995. From July 1993 to July 1995, Mr. Rodriguez was a

member of the Merchant Banking Group at Donaldson, Lufkin & Jenrette, Inc. Mr. Rodriguez serves as a director of Motor Coach Industries International Inc.

      Our certificate of incorporation and by-laws provide that our Board of Directors will consist of not less than three nor more than 15 members, the exact number of which shall be determined by our Board of Directors in a resolution. Our Directors are elected at our annual meeting of stockholders for one-year terms and until their successors are duly elected and qualified. Our executive officers serve at the discretion of the Board of Directors.

      Pursuant to a stockholders agreement, dated as of October 8, 1999, as amended, among our company, JLL Healthcare, LLC and other of our stockholders, nine designees of JLL Healthcare, LLC currently are serving on our Board of Directors. JLL Healthcare, LLC has the right to designate ten persons to serve on our Board of Directors. The operating agreement of JLL Healthcare, LLC provides that its designees on the Board of Directors will include eight designees of JLL Partners, Inc., one designee of CIBC WMC Inc. and one designee of J.P. Morgan Capital Corporation. Messrs. Berk, Frank, Grillo, Levy, Lightcap and Rodriguez serve on the Board of Directors as designees of JLL Partners, Inc. Mr. Bloom serves on the Board of Directors as a designee of CIBC WMC Inc. Mr. Kiss serves on the Board of Directors as a designee of J.P. Morgan Capital Corporation.

Compensation Committee Interlocks and Insider Participation

      Our compensation committee is comprised of Messrs. White, Levy, Lightcap and Rodriguez. Messrs. Levy, Lightcap and Rodriguez have never been officers or employees of our company or its subsidiaries. Mr. White was appointed our Chief Executive Officer on December 1, 2000 and our President on May 22, 2001.

Director Compensation

      Currently, our Directors do not receive any compensation for their services. We do, however, reimburse them for travel expenses and other out-of-pocket costs incurred in connection with attendance at Board of Directors and committee meetings.

Executive Compensation

      The following table provides information as to annual, long-term or other compensation during the last three fiscal years for:

•	the individual serving as our Chief Executive Officer during the fiscal year ended September 30, 2002;

•	our four other most highly compensated executive officers who were serving as executive officers at September 30, 2002; and

•	one additional individual who was among our four most highly compensated executive officers, other than our Chief Executive Officer, during the year ended September 30, 2002, but who was not serving as an executive officer at September 30, 2002.

SUMMARY COMPENSATION TABLE

				Long-Term
				Compensation
	Annual Compensation			Awards

				Securities
				Underlying	All Other
Name and Principal Position	Year	Salary($)	Bonus($)	Options(#)	Compensation

David R. White	2002	$629,167	$450,000	—	$6,282	(2)
Chairman of the Board,	2001	521,733	—	643,091	3,653
President & Chief Executive	2000	—	—	1,075,962	—
Officer(1)
Sandra K. McRee(3)	2002	427,379	153,300	—	2,508	(2)
Chief Operating Officer	2001	140,221	—	625,987	—
W. Carl Whitmer(4)	2002	379,024	135,900	457,993	6,169	(2)
Chief Financial Officer	2001	220,887	—	41,996	3,171
	2000	93,745	—	125,997	1,387
Phillip J. Mazzuca(5)	2002	261,857	39,063	—	2,078	(2)
Division President	2001	200,928	5,709	100,170	84,508	(6)
	2000	171,583	—	25,827	3,724
Frank A. Coyle	2002	193,283	39,976	—	5,329	(2)
General Counsel and Secretary	2001	158,058	—	25,197	4,739
	2000	114,442	—	100,795	3,390
Dewey A. Greene(7)	2002	199,733	—	—	72,420	(8)
Division President	2001	40,064	—	125,997	—
	2000	—	—	—	—

(1)	Mr. White served as our non-executive Chairman of the Board of Directors from October 1999 until November 2000. He was appointed our Chief Executive Officer in December 2000 and our President in May 2001.

(2)	Our contribution on behalf of the employee to our 401(k) plan.

(3)	Ms. McRee was appointed our Chief Operating Officer in May 2001.

(4)	Mr. Whitmer served as our Vice President and Treasurer from March 2000 until October 2001. He was appointed Chief Financial Officer in November 2001.

(5)	Mr. Mazzuca served as Chief Executive Officer of Town & Country Hospital through August 2001. He was appointed as a Division President in September 2001.

(6)	Our contribution of $3,245 on behalf of Mr. Mazzuca to our 401(k) plan and relocation allowance of $81,263.

(7)	Mr. Greene served as our Division President, Arizona and Utah until July 2002.

(8)	Represents severance paid to Mr. Greene.

Stock Option Grants

      The following table sets forth certain information concerning options granted in 2002 to the named executive officers. None of the named executive officers other than Mr. Whitmer was granted options during 2002. None of the named executive officers was granted stock appreciation rights.

OPTIONS GRANTED IN LAST FISCAL YEAR

	Individual Grants
					Potential Realizable
		Percent			Value at Assumed
		of Total			Annual Rates of
	Number of	Options			Stock Price
	Securities	Granted to			Appreciation For
	Underlying	Employees	Exercise		Option Term
	Options	In Fiscal	or Base	Expiration
Name	Granted(*)	Year(%)	Price($/Sh)	Date	5%($)	10%($)

W. Carl Whitmer	148,538		$9.52	10/31/11	889,310	2,253,685
	173,295		24.76	10/31/11	—	—
	136,160		40.00	10/31/11	—	—

	457,993	19%

*	Twenty percent of the options vested on the date of grant. The remaining options vest in four equal annual installments, with the first installment vesting in September 2002.

      The following table summarizes certain information with respect to unexercised options held by the named executive officers at September 30, 2002. The securities underlying unexercised options were valued at $9.52 per share. No unexercised options were in-the-money at September 30, 2002.

FISCAL YEAR-END OPTION VALUES

	Number of Securities
	Underlying Unexercised-
	Options Held at
	September 30, 2002

Name	Exercisable	Unexercisable

David R. White	1,033,089	685,964
Sandra K. McRee	250,395	375,592
W. Carl Whitmer	275,594	350,392
Phillip J. Mazzuca	55,564	70,433
Frank A. Coyle	78,015	47,977
Dewey A. Greene	—	—

2000 Stock Option Plan

      Our board of directors approved the IASIS Healthcare Corporation 2000 Stock Option Plan on May 1, 2000, and our stockholders approved the plan on December 29, 2000. The plan is designed to comply with the requirements of “performance-based compensation” under Section 162(m) of the Internal Revenue Code, and the conditions for exemption from the short-swing profit recovery rules under Rule 16b-3 under the Securities Exchange Act. Under the terms of this plan, a committee established by our board of directors administers this plan and may grant, in its discretion, incentive stock options and non-qualified stock options to selected directors, officers, employees and consultants of our company. Among other things, the committee has the power to determine at what time options may be granted as well as the terms, conditions, restrictions and performance criteria, if any, relating to the options. In addition, the plan prohibits the transfer of options, except by will or the laws of descent. Upon exercise of an option under the plan, an optionee is required to enter into a stockholders’ agreement with us in the form then in effect. The stockholders’ agreement governs the optionee’s rights as a stockholder and restricts the optionee’s ability to transfer his or her shares of common stock.

      The maximum number of shares of our common stock that may be issued pursuant to options granted under the plan is 7,208,940; provided, however, that the maximum number of shares of our common stock that any optionee may receive during the term of the plan may not exceed 3,675,000, all subject to adjustment as described in this plan.

      The terms and conditions applicable to options are set forth by the committee in each individual option agreement. However, no option granted under this plan may expire later than ten years from its date of grant. In addition, the committee may not grant incentive stock options to any person who is not our employee on the date of the grant, and the exercise price of an incentive stock option cannot be less than the fair market value of a share of our common stock on the date of its grant. The exercise price of an incentive stock option granted to a stockholder who owns at the time of the grant shares of our common stock with more than ten percent of the total combined voting power of all classes of our capital stock cannot be less than 110% of the fair market value of a share of our common stock on the date of the grant and the exercise period shall not exceed five years from the date of the grant. Furthermore, the aggregate fair market value of the shares of our common stock for which incentive stock options granted under this plan or any other stock option plan of our company, determined as of the date of grant, that become exercisable for the first time by any person during any calendar year may not exceed $100,000. Any incentive stock options granted in excess of this limitation will be treated for all purposes as non- qualified stock options.

      Our board of directors may amend this plan at any time for any reason subject to the stockholders approval to the extent necessary to meet the requirements of applicable law. However, no amendment can adversely affect an optionee’s right under a previously granted option without the consent of the optionee. Unless terminated earlier by the board, this plan will terminate by its terms effective May 1, 2010, although previously granted options may be exercised after plan termination in accordance with the terms of the plan as in effect upon termination.

      As of March 31, 2003, options to purchase a total of 6,791,889 shares had been granted and were outstanding under this plan, of which options to purchase 2,698,248 shares were then vested and exercisable. Generally, options vest in five equal annual installments. A portion of the options granted to some optionees vested immediately on the date of grant.

      Our stock option agreements provide that, in the event of a change of control, all then unexercisable options shall become immediately exercisable in full. A change in control is deemed to have occurred when any person or group of persons within the meaning of Section 13(d) of the Exchange Act, other than Joseph Littlejohn & Levy Fund III, L.P. or any of its affiliates, shall acquire beneficially or of record more than 50% of our then outstanding voting securities or upon a sale of all or substantially all of our assets.

Equity Compensation Plans

      The table below sets forth the following information as of June 27, 2003, with respect to our compensation plans, including individual compensation arrangements, under which our equity securities are authorized for issuance, aggregated by (i) all compensation plans previously approved by our security holders and (ii) all compensation plans not previously approved by our security holders:

•	the number of securities to be issued upon the exercise of outstanding options;

•	the weighted-average exercise price of the outstanding options; and

•	the number of securities remaining available for future issuance under the plans.

      Our 2000 Stock Option Plan has been approved by our stockholders. Our Senior Executive Officer Compensation Plan was approved by our board of directors. It was not required to be approved by our stockholders. The Senior Executive Officer Compensation Plan provides that our senior executive officers are eligible to purchase shares of our capital stock as determined by our board of directors from time to time or as set forth in the senior executive officer’s employment agreement at a purchase price equal to fair market value. We have not issued any warrants or other rights to purchase our equity securities.

Number of Securities
Remaining Available
for Future Issuance
	Number of Securities		Under Equity
	to be Issued	Weighted-average	Compensation Plans
	Upon Exercise of	Exercise Price of	(excluding securities
Plan Category	Outstanding Options	Outstanding Options	reflected in the first column)

Equity compensation plans approved by security holders	6,791,889	$24.33	366,141
Equity compensation plans not approved by security holders	—	—	—

Total	6,791,889	$24.33	366,141

Employment Arrangements

      We entered into a five-year employment agreement with David R. White under which he serves as our Chairman of the Board, President and Chief Executive Officer. His employment commenced on December 1, 2000. Mr. White’s employment agreement provides for an initial base salary of $625,000 each year. Mr. White also is entitled to receive an annual target bonus of up to 200% of his base salary based upon the achievement of EBITDA and total indebtedness objectives set annually by our board of directors.

      Mr. White’s employment agreement contains severance provisions regarding his compensation upon termination of his employment under some circumstances. If Mr. White’s employment is terminated without cause or if he leaves our company for “good reason,” he will be entitled to receive severance payments equal to two times his annual base salary, a lump sum payment equal to the present value of all other benefits he would have received through two years after the date of his termination, and could be eligible to receive a pro rata bonus that is determined based on a formula described in his employment agreement. This agreement contains a non-competition and non-solicitation provision pursuant to which Mr. White will not compete with us or our subsidiaries within 25 miles of the location of any hospital we manage for two years following the date of termination of his employment. During this time he will not solicit or recruit our business partners and employees. In certain circumstances following a change in control, we have agreed to compensate Mr. White in the event any payment under his employment agreement is subject to an excise tax under Section 4999 of the Internal Revenue Code.

      We entered into a five-year employment agreement with each of Sandra K. McRee, under which she serves as our Chief Operating Officer, and W. Carl Whitmer, under which he serves as our Chief Financial Officer. Ms. McRee’s employment commenced on June 1, 2001. Mr. Whitmer has been employed by us since March 2000 and was appointed our Chief Financial Officer effective November 1, 2001. Each employment agreement provides for an initial base salary of $380,000 each year. In conjunction with their employment agreements, we awarded Ms. McRee options to purchase 625,986 shares of our common stock and Mr. Whitmer options to purchase 457,993 shares of our common stock under our 2000 Stock Option Plan. Ms. McRee’s options vest in five equal installments, with the first option vesting on September 30, 2001. Mr. Whitmer’s options vested 20% on the date of grant, with the balance vesting in four equal installments beginning September 30, 2002. Ms. McRee and Mr. Whitmer also are entitled to receive an annual target bonus of up to 100% of their base salaries based upon the achievement of EBITDA and total indebtedness objectives set annually by our board of directors.

      The employment agreements also contain severance provisions regarding compensation upon termination of employment under some circumstances. If either Ms. McRee or Mr. Whitmer is terminated without cause or leaves our company for “good reason,” such person will be entitled to receive severance payments equal to two times annual base salary, a lump sum payment equal to the present value of all other benefits that would have been received through two years after the date of termination, and could be eligible to receive a pro rata bonus that is determined based on a formula described in the employment agreements. The employment agreements also contain a non-competition and non-solicitation provision pursuant to which Ms. McRee and Mr. Whitmer agree not to compete with us or our subsidiaries within 50 miles of the location of any hospital we manage for two years following the date of termination of employment, and not to solicit or recruit our business partners and employees during this time.

STOCK OWNERSHIP OF

PRINCIPAL STOCKHOLDERS AND MANAGEMENT AND
RELATED STOCKHOLDER MATTERS

      The following table presents information as of June 27, 2003 regarding ownership of shares of our common stock by each person known to be a holder of more than 5% of our common stock, the members of our board of directors, each executive officer named in the summary compensation table and all current directors and executive officers as a group.

      When reviewing the following table, you should be aware that the amounts and percentage of common stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. Under the rules of the Securities and Exchange Commission, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days.

      Unless otherwise indicated, the address of each person listed below is 113 Seaboard Lane, Suite A-200, Franklin, Tennessee 37067.

		Percentage of
	Shares	Shares
	Beneficially	Beneficially
Beneficial Owners	Owned(a)	Owned

JLL Healthcare, LLC(b)	27,974,625	87.5%
David R. White	1,066,924	3.2
Sandra K. McRee	250,395	*
W. Carl Whitmer	275,594	*
Phillip J. Mazzuca	55,564	*
Frank A. Coyle	112,670	*
Dewey A. Greene	—	*
Michael S. Berk(c)	—	*
Jay R. Bloom	—	*
Ramsey A. Frank(c)	27,974,625	87.5
Anthony Grillo	—	*
Robert E. Kiss	—	*
Paul S. Levy(c)	27,974,625	87.5
Jeffrey C. Lightcap(c)	27,974,625	87.5
Frank J. Rodriguez(c)	—	*
Current directors and executive officers as a group (18 persons)	28,043,115	88.4

*	Less than 1%

(a)	The following shares of common stock subject to options granted pursuant to our 2000 Stock Option Plan currently exercisable or exercisable within 60 days of June 27, 2003, are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options but are not deemed outstanding for computing the percentage ownership of any other person: Mr. White, 1,033,089; Ms. McRee, 250,395; Mr. Whitmer, 275,594; Mr. Mazzuca, 55,564; Mr. Coyle, 78,015; all current directors and executive officers as a group (18 persons), 1,820,936.

(b)	Through its controlling interest in JLL Healthcare, LLC, Joseph Littlejohn & Levy Fund III, L.P. may be deemed to beneficially own all of the shares of common stock owned by JLL Healthcare, LLC. Members of JLL Healthcare, LLC include Joseph Littlejohn & Levy Fund III, L.P., Trimaran Fund II, L.L.C. and other investors in the Trimaran investment program, J.P. Morgan Capital Corporation, FCA Ventures II, L.P. and other investors.

(c)	Messrs. Berk, Frank, Levy, Lightcap and Rodriguez are all associated with Joseph Littlejohn & Levy Fund III, L.P. which, through its controlling interest in JLL Healthcare, LLC, may be deemed to beneficially own all of the shares of common stock owned by JLL Healthcare, LLC. Messrs. Berk and Rodriguez disclaim any beneficial ownership of this common stock. Messrs. Frank, Levy and Lightcap are managing members of JLL Associates III, LLC, the general partner of Joseph Littlejohn & Levy Fund III, L.P., and, as a result, each may be deemed to beneficially own all of the shares owned by JLL Healthcare, LLC.

      Substantially all of our current stockholders have pledged their common stock of our company for the benefit of our lenders as security for our obligations under our bank credit facility. In the event of a default under our bank credit facility, our lenders would have the right to foreclose on the common stock of our current stockholders, which would result in a change in control of our company.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Stockholders Agreement

      In connection with the recapitalization of the Paracelsus hospitals and the acquisition of hospitals and related facilities from Tenet, JLL Healthcare, LLC and the other investors in our company entered into a stockholders agreement dated October 8, 1999, as amended, governing their ownership of our company. The following is a summary of the material terms of the stockholders agreement:

•	The stockholders other than JLL Healthcare, LLC have agreed to specified restrictions on the transfer of their shares.

•	There is no provision restricting how our stockholders vote on any matters.

•	From and after 180 days following an initial public offering of our common stock, the stockholders, under specified circumstances and subject to some conditions will have the right to require us to register their shares under the Securities Act and to participate in specified registrations of shares by us. JLL Healthcare is entitled to eight demand registrations, each other stockholder owning more than 5% of the outstanding common stock is entitled to two demand registrations, and each stockholder owning more than 3% and less than 5% is entitled to one demand registration.

•	From and after 180 days following an initial public offering, whenever the company proposes to register any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities (other than registrations on Forms S-8 and S-4), the stockholders shall have “piggyback” registration rights with respect to all these registrations.

•	We have agreed to pay the administrative fees and expenses of JLL Healthcare, LLC during the term of the stockholders agreement. During the fiscal year ended September 30, 2002 and the six months ended March 31, 2003, we paid JLL Healthcare, LLC approximately $450,000 and $140,000, respectively, for its administrative fees and expenses.

Tax Sharing Agreements

      In connection with the recapitalization, we and JLL Healthcare, LLC entered into a tax sharing agreement. This agreement will terminate and have no force and effect upon the closing of this offering. We and JLL Healthcare, LLC have been the only members of JLL Healthcare, LLC’s consolidated group for U.S. federal income tax purposes as well as of some similar consolidated, combined or unitary groups for state and local income tax purposes. Each member of a consolidated group for U.S. federal income tax purposes is jointly and severally liable for the federal income tax liability of each other member of the consolidated group. For any period in which we were included in JLL Healthcare, LLC’s consolidated group, we would be liable in the event that any federal tax liability was incurred, but not discharged, by JLL Healthcare, LLC.

DESCRIPTION OF OTHER INDEBTEDNESS

Our Bank Credit Facility

      The following summary of the material provisions of our bank credit facility is not complete and is subject to, and is qualified in its entirety by reference to, the terms of our bank credit facility.

      On February 7, 2003, we completed the refinancing of our bank credit facility to provide for a new $475.0 million credit facility in the form of a $350.0 million, six year term B loan and $125.0 million, five year revolving credit facility. The loans under the bank credit facility accrue interest at variable rates at specified margins above either the agent bank’s alternate base rate or its Eurodollar rate. Principal payments on the new term B loan are due in quarterly installments of $875,000 beginning March 31, 2003 until maturity. The bank credit facility is also subject to mandatory prepayment under specific circumstances including a portion of excess cash flow and the net proceeds from an initial public offering, asset sales, debt issuances and specified casualty events, each subject to various exceptions. Proceeds from the bank credit facility were used to refinance amounts outstanding under the previous credit facility and to fund closing and other transaction related costs of $10.6 million incurred in connection with the refinancing. In addition, the bank credit facility provides for revisions to certain financial covenants and replaced the fixed charge coverage covenant under the previous credit facility with a senior leverage test. The new $125.0 million revolving credit facility is available for working capital and other general corporate purposes. Consistent with the previous credit facility, the bank credit facility requires that we comply with various financial ratios and tests and contains covenants limiting our ability to, among other things, incur debt, engage in acquisitions or mergers, sell assets, make investments or capital expenditures, make distributions or stock repurchases and pay dividends. The bank credit facility includes a 1% prepayment penalty on voluntary prepayments made during the first year on amounts outstanding under the term loan.

      The bank credit facility is guaranteed by all of our existing material domestic subsidiaries other than Health Choice of Arizona, Inc. and these guaranties are secured by a pledge of substantially all of those subsidiaries’ assets. Substantially all of our outstanding common stock is pledged for the benefit of our lenders as security for our obligations under the bank credit facility.

      At June 27, 2003, there was $324.6 million outstanding under the six year term B loan and no amounts outstanding under the revolving credit facility. The new revolving credit facility includes a $75.0 million sub-limit for letters of credit that may be issued. At March 31, 2003, we had issued $38.3 million in letters of credit. The loans under the previous bank credit facility accrued interest at variable rates at specified margins above either the agent bank’s alternate base rate or its reserve-adjusted Eurodollar rate. The weighted average interest rate of outstanding borrowings under the bank credit facilities was approximately 5.78% for the six months ended March 31, 2003. We pay a commitment fee equal to 0.5% of the average daily amount available under the new revolving credit facility. During the three months ended March 31, 2003, we expensed approximately $3.9 million in unamortized deferred financing costs associated with the previous credit facility.

      In connection with the sale of the outstanding notes, we obtained an amendment to the bank credit facility. Among other things, the amendment provides for revisions to certain financial covenants, including increasing our capital expenditure limitation in fiscal year 2004 to $165.0 million. For each year thereafter through fiscal year 2009, the amendment reduced our annual capital expenditure limitation from $80 million to $70.0 million.

13% Senior Subordinated Notes

      In October 1999, we issued $230 million aggregate principal amount of 13% senior subordinated notes due 2009. Interest on these notes is payable in cash on April 15 and October 15 of each year. These notes rank junior to all our senior indebtedness and equally with our other senior subordinated indebtedness. These notes mature on October 15, 2009.

      We may redeem any of these notes beginning on October 15, 2004. The initial redemption price will equal 106.5% of their principal amount, plus accrued and unpaid interest. The redemption price will decline each year after 2004. The redemption price will be 100% of the principal amount, plus accrued and unpaid interest, beginning on October 15, 2008. At March 31, 2003, the fair market value of our outstanding senior subordinated exchange notes was $253.0 million, based upon quoted market prices as of that date.

      Upon the occurrence of a change of control, the terms of these notes require us to make an offer to purchase all outstanding notes. The purchase price will equal 101% of the principal amount of all notes outstanding, plus accrued and unpaid interest to the date of purchase.

      The terms of these notes restrict our ability, among other things, to:

•	incur additional indebtedness;

•	pay dividends or make distributions on our capital stock;

•	repurchase or redeem our capital stock;

•	make some kinds of investments and other restricted payments;

•	transfer or sell assets; and

•	merge or consolidate with other companies.

      All of our material subsidiaries other than Health Choice of Arizona, Inc. have guaranteed our obligations under these notes. These guarantees are subordinated to all senior indebtedness of the guarantors.

DESCRIPTION OF NOTES

      You can find the definitions of certain terms used in this description under the subheading “Certain Definitions.” In this description, the words “IASIS” and “we” refer only to IASIS Healthcare Corporation and not to any of its subsidiaries.

      We will issue the new notes under an Indenture (the “Indenture”) among us, the Guarantors and The Bank of New York, as trustee (the “Trustee”). This is the same Indenture pursuant to which we issued the outstanding notes. The terms of the new notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

      The following description is a summary of the material provisions of the Indenture. It does not restate the Indenture in its entirety. We urge you to read the Indenture because it, and not this description, define your rights as holders of the new notes. A copy of the Indenture is filed as an exhibit to the registration statement of which this prospectus is a part. Certain defined terms used in this description but not defined below under “– Certain Definitions” have the meanings assigned to them in the Indenture.

      As of the date of the Indenture, all of our subsidiaries will be “Restricted Subsidiaries.” However, under the circumstances described below under the subheading “– Certain Covenants – Designation of Restricted and Unrestricted Subsidiaries,” we will be permitted to designate certain of our subsidiaries as “Unrestricted Subsidiaries.” Our Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the Indenture. Our Unrestricted Subsidiaries will not guarantee the new notes.

Brief Description of the New Notes and the Guarantees

The New Notes

      The New Notes:

•	are general unsecured obligations of IASIS;

•	are subordinated in right of payment to all existing and future Senior Debt of IASIS, including our indebtedness under our Credit Agreement;

•	are equal in right of payment with all existing and future senior subordinated Indebtedness of IASIS; and

•	are unconditionally guaranteed by the Guarantors.

The Guarantees

      The new notes are guaranteed initially by all of our material Domestic Subsidiaries, except for Health Choice Arizona, Inc.

      Each Guarantee of the new notes:

•	is a general unsecured obligation of the Guarantor;

•	is subordinated in right of payment to all existing and future Senior Debt of the Guarantor, including the guarantee of the guarantor of our indebtedness under our Credit Agreement; and

•	is equal in right of payment with all existing and future senior subordinated Indebtedness of the Guarantor.

      As of the date hereof, all of our material subsidiaries will be Guarantors, except for Health Choice Arizona, Inc. In the event of a bankruptcy, liquidation or reorganization of one of our non-guarantor subsidiaries, that subsidiary will pay the holders of its debt and its trade creditors before it will be able to distribute any of its assets to us. The guarantor subsidiaries generated approximately 85.4% and 95.2% of our consolidated net revenue and EBITDA, respectively, in the twelve month period ended March 31, 2003 and held approximately 99.2% of our consolidated assets as of March 31, 2003.

Principal, Maturity and Interest

      The notes will initially be limited in aggregate principal amount to $100 million and will mature on October 15, 2009. IASIS may issue additional notes (the “Additional Notes”) from time to time at later dates. Any offering of Additional Notes is subject to the covenant described below under the caption “– Certain Covenants – Incurrence of Indebtedness and Issuance of Preferred Stock.” The notes and any Additional Notes subsequently issued under the Indenture would be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. IASIS will issue Notes in denominations of $1,000 and integral multiples of $1,000.

      Interest on the notes will accrue at the rate of 8.50% per annum and will be payable semi-annually in arrears on October 15 and April 15, commencing on October 15, 2003. IASIS will make each interest payment to the Holders of record at the close of business on the April 1 and October 1 immediately preceding the applicable interest payment date.

      Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

      If a holder owns at least $1.0 million aggregate principal amount of notes and has given wire transfer instructions to IASIS, IASIS will pay all principal, interest and premium and Liquidated Damages, if any, on that holder’s notes in accordance with those instructions. All other payments on notes will be made at the office or agency of the Paying Agent and Registrar within the City and State of New York unless IASIS elects to make interest payments by check mailed to the holders at their addresses set forth in the register of holders.

Paying Agent and Registrar for the Notes

      The Trustee will initially act as Paying Agent and Registrar. IASIS may change the Paying Agent or Registrar without prior notice to the holders, and IASIS or any of its Subsidiaries may act as Paying Agent or Registrar.

Transfer and Exchange

      A holder may transfer or exchange notes in accordance with the Indenture. The Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and IASIS may require a holder to pay any taxes and fees required by law or permitted by the Indenture. IASIS is not required to transfer or exchange any note selected for redemption. Also, IASIS is not required to transfer or exchange any note for a period of 15 days before a selection of notes is to be redeemed.

      The registered holder of a note will be treated as the owner of it for all purposes.

Subsidiary Guarantees

      The Guarantors will jointly and severally guarantee IASIS’ obligations under the notes. Each Subsidiary Guarantee will be subordinated to the prior payment in full of all Senior Debt of that Guarantor. The subordination provisions applicable to the Subsidiary Guarantees will be the same as the subordination provisions applicable to the notes, as set forth below under “– Subordination.” The obligations of each Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law. See “Risk Factors – The subsidiary guarantees could be voided or subordinated because of federal bankruptcy law or comparable state law provisions.”

      A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than IASIS or another Guarantor, unless:

      (1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

      (2) either:

(a)	the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the Indenture, its Subsidiary Guarantee and the Registration Rights Agreement pursuant to a supplemental indenture satisfactory to the Trustee; or

(b)	the Net Proceeds of such sale or other disposition are applied in accordance with the “Asset Sale” provisions of the Indenture.

      The Subsidiary Guarantee of a Guarantor will be released:

(1)	in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor or of a Guarantor which is the parent company of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of IASIS, if the Guarantor or such parent company applies the Net Proceeds of that sale or other disposition in accordance with the “Asset Sale” provisions of the Indenture;

(2)	in connection with any sale of all of the Capital Stock of a Guarantor (or such parent company Guarantor) to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of IASIS, if no Default or Event of Default has occurred and is continuing or if IASIS applies the Net Proceeds of that sale in accordance with the “Asset Sale” provisions of the Indenture; or

(3)	if IASIS properly designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary.

      See “– Repurchase at the Option of Holders – Asset Sales.”

Subordination

      The payment of principal, interest and premium and Liquidated Damages, if any, and any other Obligations under or relating to the notes will be subordinated to the prior payment in full in cash or Cash Equivalents (other than Cash Equivalents of the type referred to in clauses (3) and (4) of the definition thereof) of all Senior Debt of IASIS, including Senior Debt incurred after the date of the Indenture.

      The holders of Senior Debt will be entitled to receive payment in full in cash or Cash Equivalents (other than Cash Equivalents of the type referred to in clauses (3) and (4) of the definition thereof) of all Obligations due in respect of Senior Debt (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt, whether or not such interest is an allowable claim) before the holders of notes will be entitled to receive any payment or distribution of any kind or character with respect to any Obligations on, or relating to, the notes (except that holders of notes may receive and retain Permitted Junior Securities and payments made from the trust described under “– Legal Defeasance and Covenant Defeasance” so long as the trust was created in accordance with all relevant conditions specified in the Indenture at the time it was created), in the event of any distribution to creditors of IASIS:

(1)	in a liquidation or dissolution of IASIS;

(2)	in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to IASIS or its property;

(3)	in an assignment for the benefit of creditors; or

(4)	in any marshaling of IASIS’ assets and liabilities.

      IASIS also may not make any payment or distribution of any kind with respect to any Obligations on or with respect to, the notes or acquire any notes for cash or property or otherwise (except in Permitted Junior Securities or from the trust described under “– Legal Defeasance and Covenant Defeasance” so long as the trust was created in accordance with all relevant conditions specified in the Indenture at the time it was created) if:

(1)	a payment default on Designated Senior Debt occurs and is continuing; or

(2)	any other default occurs and is continuing on any Designated Senior Debt that permits holders of that Designated Senior Debt (or their Representative) to accelerate its maturity and the Trustee receives a notice of such default which by its terms states that it is a “Payment Blockage Notice” hereunder (a “Payment Blockage Notice”) from the Representative of that Designated Senior Debt.

      Payments on and distributions with respect to any Obligations on, or with respect to, the notes may and shall be resumed:

(1)	in the case of a payment default, upon the date on which the default is cured or waived; and

(2)	in case of a nonpayment default, the earlier of (a) the date on which all nonpayment defaults are cured or waived, (b) 179 days after the date of delivery of the applicable Payment Blockage Notice or (c) the date on which the Trustee receives notice from the Representative for such Designated Senior Debt rescinding the Payment Blockage Notice, unless the maturity of any Designated Senior Debt has been accelerated.

      No new Payment Blockage Notice will be effective unless and until at least 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice.

      No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 consecutive days.

      If the Trustee or any holder of the notes receives any payment or distribution of assets of any kind or character, whether in cash, properties or securities, in respect of any Obligations with respect to the notes (except in Permitted Junior Securities or from the trust described under “– Legal Defeasance and Covenant Defeasance” so long as the trust was created in accordance with all relevant conditions specified in the Indenture at the time it was created) at a time when such payment is prohibited by these subordination provisions, the Trustee or the Holder, as the case may be, shall hold the payment in trust for the benefit of the holders of Senior Debt. Upon the proper written request of the holders of Senior Debt or their representative, the Trustee or the Holder, as the case may be, shall forthwith deliver the amounts in trust to the holders of Senior Debt (on a pro rata basis based on the aggregate principal amount of the Senior Debt) or their proper representative.

      IASIS must promptly notify holders of Senior Debt if payment of the notes is accelerated because of an Event of Default.

      As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of IASIS, holders of notes may recover less ratably than creditors of IASIS who are holders of Senior Debt. See “Risk Factors – Your right to receive payments on the notes is junior to our existing senior indebtedness and possibly all our future borrowings. Further, the Guarantees of the notes are junior to all of our Guarantors’ existing senior indebtedness and possibly to all their future borrowings.”

Optional Redemption

      At any time prior to June 15, 2006, IASIS may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes issued under the Indenture at a redemption price of 108.50% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that:

(1)	at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by IASIS and its Subsidiaries); and

(2)	the redemption must occur within 90 days of the date of the closing of such Equity Offering.

      Except pursuant to the preceding paragraph, the notes will not be redeemable at IASIS’ option prior to June 15, 2006.

      After June 15, 2006, IASIS may redeem all or a part of the notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on June 15 of the years indicated below:

Year	Percentage

2006	104.250%
2007	102.125%
2008	100.000%

Mandatory Redemption

      IASIS is not required to make mandatory redemption or sinking fund payments with respect to the notes.

Repurchase at the Option of Holders

Change of Control

      If a Change of Control occurs, each holder of notes will have the right to require IASIS to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that holder’s notes pursuant to a Change of Control Offer on the terms set forth in the Indenture. In the Change of Control Offer, IASIS will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the date of purchase. Within 30 days following any Change of Control, IASIS will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in such notice (the “Change of Control Payment Date”), which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice. IASIS will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, IASIS will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Indenture by virtue of such conflict.

      On the Change of Control Payment Date, IASIS will, to the extent lawful:

(1)	accept for payment all notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(2)	deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all notes or portions thereof so tendered; and

(3)	deliver or cause to be delivered to the Trustee the notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of notes or portions thereof being purchased by IASIS.

      The Paying Agent will promptly mail to each holder of notes so tendered the Change of Control Payment for such notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each such new note will be in a principal amount of $1,000 or an integral multiple thereof.

      Prior to complying with any of the provisions of this “Change of Control” covenant, but in any event within 90 days following a Change of Control, IASIS will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of notes required by this covenant. IASIS will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

      IASIS shall first comply with the covenant in the first sentence in the immediately preceding paragraph before it shall be required to repurchase notes pursuant to the provisions described above. IASIS’s failure to comply with the covenant described in the immediately preceding sentence may (with notice and lapse of time) constitute an Event of Default described under clause (2) under the caption “– Events of Default and Remedies.”

      The provisions described above that require IASIS to make a Change of Control Offer following a Change of Control will be applicable regardless of whether any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders of the notes to require that IASIS repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

      IASIS will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by IASIS and purchases all notes validly tendered and not withdrawn under such Change of Control Offer.

      The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of IASIS and its Restricted Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require IASIS to repurchase such notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of IASIS and its Restricted Subsidiaries taken as a whole to another Person or group may be uncertain.

Asset Sales

      IASIS will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)	IASIS (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of (as reasonably determined by IASIS or such Restricted Subsidiary); and

(2)	at least 75% of the consideration therefor received by IASIS or such Restricted Subsidiary is in the form of cash or Cash Equivalents other than in the case where IASIS or such Restricted Subsidiary is undertaking a Hospital Swap. For purposes of this provision, each of the following shall be deemed to be cash:

(a)	any liabilities (as shown on IASIS’ or such Restricted Subsidiary’s most recent balance sheet), of IASIS or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to a novation agreement that releases IASIS or such Restricted Subsidiary from further liability; and

(b)	any securities, notes or other obligations received by IASIS or any such Restricted Subsidiary from such transferee that are (subject to ordinary settlement periods) converted by IASIS or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion) within 180 days of the applicable Asset Sale.

      Notwithstanding the foregoing, the 75% limitation referred to in clause (2) will not apply to any Asset Sale in which the cash or Cash Equivalents portion of the consideration received therefrom, determined in accordance with the foregoing provision, is equal to or greater than what the after-tax proceeds would have been had such Asset Sale complied with the aforementioned 75% limitation.

      Within 365 days after the receipt of any Net Proceeds from an Asset Sale, IASIS may apply such Net Proceeds at its option:

(1)	to repay Senior Debt and, if the Senior Debt repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

(2)	to acquire all or substantially all of the assets of, or the Voting Stock of, another Permitted Business;

(3)	to make capital expenditures; or

(4)	to acquire other assets that are used or useful in a Permitted Business;

provided that the requirements of clauses (2) through (4) above shall be deemed to be satisfied if an agreement (including a lease, whether a capital lease or an operating lease) committing to make the acquisitions or expenditures referred to therein is entered into by IASIS or its Restricted Subsidiary within 365 days after the receipt of such Net Proceeds and such Net Proceeds are applied in accordance with such agreement.

      Notwithstanding the foregoing, in the event that a Restricted Subsidiary dividends or distributes to all of its stockholders on a pro rata basis any proceeds of an Asset Sale to IASIS or another Restricted Subsidiary, IASIS or such Restricted Subsidiary need only apply its share of such proceeds in accordance with the preceding clauses (1) through (4).

      Pending the final application of any such Net Proceeds, IASIS may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture.

      Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $20.0 million, IASIS will make an Asset Sale Offer to all holders of notes and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, IASIS may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the notes and such other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of notes and such other pari passu Indebtedness tendered. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

      IASIS will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sales provisions of the Indenture, IASIS will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the Indenture by virtue of such conflict.

      The agreements governing IASIS’ outstanding Senior Debt currently prohibit IASIS from purchasing any notes, and also provides that certain change of control or asset sale events with respect to IASIS would constitute a default under these agreements. Any future credit agreements or other agreements relating to Senior Debt to which IASIS becomes a party may contain similar restrictions and provisions. In the event a Change of Control or Asset Sale occurs at a time when IASIS is prohibited from purchasing notes, IASIS could seek the consent of its senior lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If IASIS does not obtain such a consent or repay such borrowings, IASIS will remain prohibited from purchasing notes. In such case, IASIS’ failure to purchase tendered notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under such Senior Debt. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the holders of notes.

Selection and Notice

      If less than all of the notes are to be redeemed at any time, the Trustee will select notes for redemption as follows:

(1)	if the notes are listed, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

(2)	if the notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

      No notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. Notices of redemption may not be conditional.

      If any note is to be redeemed in part only, the notice of redemption that relates to that note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder thereof upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

Certain Covenants

Restricted Payments

      IASIS will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)	declare or pay any dividend or make any other payment or distribution on account of IASIS’ or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving IASIS or any of its Restricted Subsidiaries) or to the direct or indirect holders of IASIS’ or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of IASIS or payable to IASIS or a Restricted Subsidiary of IASIS);

(2)	purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving IASIS) any Equity Interests of IASIS or any direct or indirect parent of IASIS;

(3)	make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the notes or the Subsidiary Guarantees, except a payment of interest or principal at or after the Stated Maturity thereof; or

(4)	make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment:

(1)	no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

(2)	IASIS would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “– Incurrence of Indebtedness and Issuance of Preferred Stock;” and

(3)	such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by IASIS and its Restricted Subsidiaries after the date of the Indenture (excluding Restricted Payments permitted by clauses (2) through (12) of the next succeeding paragraph and the aggregate amount of outstanding Permitted Investments allowed pursuant to clause (16) of the definition of Permitted Investments), is less than the sum, without duplication, of:

(a)	50% of the Consolidated Net Income of IASIS for the period (taken as one accounting period) from the beginning of the first fiscal quarter ending after the date of the Indenture to the end of IASIS’ most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

(b)	100% of the aggregate net cash proceeds received by IASIS since the date of the Indenture as a contribution to its equity capital (other than Disqualified Stock) or from the issue or sale of Equity Interests of IASIS (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of IASIS that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of IASIS), plus

(c)	the lesser of (i) all cash returns (including dividends, interest, distributions, returns of principal and profits on sale) on Restricted Investments that were made after the date of the Indenture (less the cost of disposition, if any); provided that the amount of cash return on such Restricted Investment shall be excluded from Consolidated Net Income for purposes of calculating clause 3(a) above on an after tax basis to the extent included in Consolidated Net Income, and (ii) the initial amount of such Restricted Investment, plus

(d)	upon redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary not in violation of the Indenture, the fair market value of the net assets of such Subsidiary.

      The preceding provisions will not prohibit:

(1)	the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture;

(2)	the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of IASIS) of, Equity Interests of IASIS (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3)(b) of the preceding paragraph;

(3)	the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of IASIS or any Guarantor with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

(4)	the payment of any dividend by a Restricted Subsidiary of IASIS to the holders of its common Equity Interests on a pro rata basis;

(5)	the declaration and payment of dividends to holders of any class or series of Disqualified Stock of IASIS issued after the date of the Indenture in accordance with the covenant described below under the caption “– Incurrence of Indebtedness and Issuance of Preferred Stock;”

(6)	the declaration and payment of regularly accruing dividends to holders of any class or series of Designated Preferred Stock of IASIS issued on or after the date of the Indenture; provided that at the time of the designation of such Preferred Stock as Designated Preferred Stock, and after giving effect to such designation on a pro forma basis (for purposes of making determinations on a pro forma basis pursuant to this clause (6), treating all dividends which will accrue on such Designated Preferred Stock during the four full fiscal quarters immediately following such issuance, as well as all other Designated Preferred Stock then outstanding, as if the same will in fact be, or have in fact been, paid in cash), IASIS would have been able to incur at least $1.00 of additional Indebtedness (other than Permitted Debt) in accordance with the covenant described below under the caption “– Incurrence of Indebtedness and Issuance of Preferred Stock;”

(7)	the retirement of any shares of Disqualified Stock of IASIS by conversion into, or by exchange for, shares of Refinancing Disqualified Stock of IASIS, or out of the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of IASIS) of other shares of Refinancing Disqualified Stock of IASIS;

(8)	payments to JLL Healthcare LLC in an amount not to exceed $500,000 per annum to pay its operating and administrative expenses incurred in the ordinary course of business;

(9)	payments pursuant to the Tax Sharing Agreement;

(10)	the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of IASIS or any Restricted Subsidiary of IASIS held by any member of IASIS’ (or any of its Restricted Subsidiaries’) management pursuant to any management equity subscription agreement or stock option agreement in effect as of the date of the Indenture; provided that the aggregate price paid (excluding the cancellation of debt owing by such management member) for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $2.0 million in any twelve-month period;

(11)	the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options;

(12)	the purchase by IASIS of fractional shares upon conversion of any convertible debt securities of IASIS into Equity Interests of IASIS; and

(13)	additional Restricted Payments having an aggregate amount not to exceed $8.0 million since the date of the indenture.

      The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by IASIS or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be determined by the Board of Directors.

      For purposes of determining compliance with this “Restricted Payments” covenant, in the event that a Restricted Payment meets the criteria of more than one of the types of Restricted Payments described in the above clauses, IASIS, in its sole discretion, may order and classify, and from time to time may reorder and reclassify, such Restricted Payment if it would have been permitted at the time such Restricted Payment was made and at the time of any such reclassification.

Incurrence of Indebtedness and Issuance of Preferred Stock

      IASIS will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and IASIS will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that IASIS may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Guarantors may incur Indebtedness or issue preferred stock, if the Fixed Charge Coverage Ratio for IASIS’ most recently ended four full fiscal quarters for which financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the preferred stock or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period;

      The first paragraph of this covenant will not prohibit any of the following (collectively, “Permitted Debt”):

(1)	the incurrence by IASIS and any Restricted Subsidiary of additional Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the face amount thereof) not to exceed $350.0 million plus the greater of (x) $125.0 million and (y) the amount equal to 85% of the net book value of receivables and 65% of the net book value of inventory of IASIS and its Restricted Subsidiaries on a consolidated basis at the time such Indebtedness is incurred, as determined in accordance with GAAP, less the aggregate amount of all scheduled repayments and mandatory prepayments, of the principal amount of any term Indebtedness under a Credit Facility (other than repayments that are concurrently reborrowed) that have actually been made since the date of the Indenture and less the aggregate amount of all Net Proceeds of Asset Sales that have actually been applied by IASIS or any of its Restricted Subsidiaries since the date of the Indenture to repay revolving credit Indebtedness to the extent that the corresponding revolving credit commitments have been permanently reduced under a Credit Facility pursuant to the covenant described above under the caption “– Repurchase at the Option of Holders – Asset Sales” (provided that such amount shall be reduced to the extent of any reduction or elimination of any commitment under any Credit Facility resulting from or relating to the consummation of any Qualified Receivables Transaction; provided that such reduction shall apply only for so long as such Qualified Receivables Transaction is in effect);

(2)	the incurrence by IASIS and its Restricted Subsidiaries of the Existing Indebtedness;

(3)	the incurrence by IASIS and the Guarantors of Indebtedness represented by the outstanding notes and the new notes;

(4)	the incurrence by IASIS or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of IASIS or such Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed the greater of $50.0 million and 3% of Total Assets at any time outstanding;

(5)	the incurrence by IASIS or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (4), (5), (14) or (18) of this paragraph;

(6)	the incurrence by IASIS or any of its Restricted Subsidiaries of intercompany Indebtedness between or among IASIS and any of its Restricted Subsidiaries; provided, however, that:

(a)	if IASIS or any Guarantor is the obligor on such Indebtedness, unless such Indebtedness is owing to IASIS or another Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the notes, in the case of IASIS, or the Subsidiary Guarantee, in the case of a Guarantor; and

(b)	(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than IASIS or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either IASIS or a Restricted Subsidiary thereof; shall be deemed, in each case, to constitute an incurrence of such Indebtedness by IASIS or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7)	the issuance by any Restricted Subsidiary of preferred stock to IASIS and any of its Restricted Subsidiaries; provided, however, that

(a)	any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than IASIS or a Restricted Subsidiary thereof and

(b)	any sale or other transfer of any such preferred stock to a Person that is not either IASIS or a Restricted Subsidiary thereof; shall be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (7);

(8)	the issuance of Refinancing Disqualified Stock, Refinancing Preferred Stock and Refinancing Subsidiary Preferred Stock;

(9)	the incurrence by IASIS or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging

(a)	interest rate risk with respect to any floating or fixed rate Indebtedness that is permitted by the terms of this Indenture to be outstanding or

(b)	fluctuations in foreign currency exchange rates or commodity prices, with respect to currencies or commodities used by IASIS or its Restricted Subsidiaries in the ordinary course of business;

(10)	the guarantee by IASIS or any of the Guarantors of Indebtedness of IASIS or a Restricted Subsidiary of IASIS that was permitted to be incurred by another provision of this covenant;

(11)	the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of IASIS as accrued;

(12)	Indebtedness of IASIS or any Restricted Subsidiary arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, that such Indebtedness is extinguished within five business days of incurrence;

(13)	Indebtedness of IASIS or any of its Restricted Subsidiaries represented by letters of credit for the account of IASIS or such Restricted Subsidiary, as the case may be, including, without limitation, in order to provide security for workers’ compensation claims or payment obligations in connection with self-insurance and other Indebtedness with respect to workers’ compensation claims, self-insurance and similar obligations of IASIS or any Restricted Subsidiary;

(14)	the incurrence by IASIS of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) (which amount may, but need not be, incurred in whole or in part under the Credit Facilities) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (14), not to exceed $100.0 million;

(15)	Indebtedness arising from any agreement entered into by IASIS or any of its Restricted Subsidiaries providing for indemnification, purchase price adjustment, holdback, contingency payment obligations based on the performance of the acquired or disposed assets or similar obligations (other than Guarantees of Indebtedness) incurred by any Person in connection with the acquisition or disposition of assets permitted by the Indenture;

(16)	trade letters of credit, performance and surety bonds, completion guarantees or similar arrangements of IASIS or any of its Restricted Subsidiaries in the ordinary course of business;

(17)	Physician Support Obligations incurred by IASIS or any of its Restricted Subsidiaries;

(18)	Acquired Debt of Restricted Subsidiaries acquired or assumed by IASIS or another Restricted Subsidiary of IASIS, or resulting from the merger or consolidation of one or more Persons into or with one or more Restricted Subsidiaries of IASIS; provided, that

(a)	such Acquired Debt is not incurred in contemplation of the respective acquisition, merger or consolidation, and

(b)	after giving effect to any Acquired Debt acquired or assumed pursuant to this clause (18), IASIS would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of this “– Incurrence of Indebtedness and Issuance of Preferred Stock” covenant; and

(19)	the incurrence by a Receivables Subsidiary of Indebtedness in a Qualified Receivables Transaction.

      For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (19) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, IASIS will be permitted to classify such item of Indebtedness on the date of its incurrence, or from time to time reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. Indebtedness under Credit Facilities outstanding on the date on which notes are first issued and authenticated under the Indenture shall be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt. Notwithstanding anything to the contrary in this covenant, for so long as Biltmore Surgery Center, L.P. is not a Guarantor, Biltmore Surgery Center, L.P. may not incur Indebtedness under clauses (1), (4) and (18) above in an aggregate principal amount at any time outstanding in excess of $10.0 million.

No Senior Subordinated Debt

      IASIS will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of IASIS and senior in any respect in right of payment to the notes. No Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to the Senior Debt of such Guarantor and senior in any respect in right of payment to such Guarantor’s Subsidiary Guarantee.

Liens

      IASIS will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness or trade payables on any asset now owned or hereafter acquired, except Permitted Liens, unless:

(1)	if such Lien secures Indebtedness which is subordinated to the notes, any such Lien shall be subordinated to the Lien granted to the holders of the notes to the same extent as such Indebtedness is subordinated to the notes; and

(2)	in all other cases, the notes are equally and ratably secured.

Dividend and Other Payment Restrictions Affecting Subsidiaries

      IASIS will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)	pay dividends or make any other distributions on its Capital Stock to IASIS or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to IASIS or any of its Restricted Subsidiaries;

(2)	make loans or advances to IASIS or any of its Restricted Subsidiaries; or

(3)	transfer any of its properties or assets to IASIS or any of its Restricted Subsidiaries.

      However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1)	Existing Indebtedness and the Credit Agreement as in effect on the date of the Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such Existing Indebtedness, as in effect on the date of the Indenture;

(2)	the Indenture, the notes and the Subsidiary Guarantees;

(3)	applicable law, rule, regulation or order;

(4)	any contract or Capital Stock of a Person acquired by IASIS or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such contract was entered into in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired, provided that, in the case of any such contract evidencing Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred;

(5)	customary non-assignment provisions in leases or other agreements entered into in the ordinary course of business;

(6)	customary restrictions in Capital Lease Obligations, security agreements or mortgages securing Indebtedness of IASIS or a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such Capital Lease Obligations, security agreements and mortgages;

(7)	any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

(8)	Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(9)	Liens securing Indebtedness that limit the right of the debtor to dispose of the assets subject to such Lien;

(10)	provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

(11)	restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(12)	contracts entered into in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of IASIS or any Restricted Subsidiary in any manner material to IASIS or any Restricted Subsidiary;

(13)	customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of IASIS or any Restricted Subsidiary;

(14)	Indebtedness or other contractual requirements of a Receivables Subsidiary in connection with a Qualified Receivables Transaction, provided that such restrictions apply only to such Receivables Subsidiary; and

(15)	restrictions on the transfer of property or assets required by any regulatory authority having jurisdiction over IASIS or any Restricted Subsidiary or any of their businesses.

Merger, Consolidation or Sale of Assets

      IASIS may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not IASIS is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of IASIS and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

      (1) either:

(a)	IASIS is the surviving corporation; or

(b)	the Person formed by or surviving any such consolidation or merger (if other than IASIS) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(2)	the Person formed by or surviving any such consolidation or merger (if other than IASIS) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of IASIS under the notes, the Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;

(3)	immediately after such transaction no Default or Event of Default exists; and

(4)	IASIS or the Person formed by or surviving any such consolidation or merger (if other than IASIS), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made, will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “– Incurrence of Indebtedness and Issuance of Preferred Stock.”

      In addition, IASIS may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. This “Merger, Consolidation or Sale of Assets” covenant will not apply to (x) a merger, consolidation, sale, assignment, transfer, conveyance or other disposition of assets between or among IASIS and any Guarantor or (y) transfers of accounts receivable and related assets of the type specified in the definition of “Qualified Receivables Transaction” (or a fractional undivided interest therein) by a Receivables Subsidiary in a Qualified Receivables Transaction.

      Notwithstanding the foregoing clause (4), IASIS may merge with an Affiliate incorporated or organized solely either (a) for the purpose of reincorporating or reorganizing IASIS in another jurisdiction or (b) to realize tax benefits without complying with the foregoing clause (4) provided, that, immediately after giving effect to such transaction on a pro forma basis, either (A) the surviving entity could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the “– Incurrence of Indebtedness and Issuance of Preferred Stock” covenant and (B) the Fixed Charge Coverage Ratio of the surviving entity is not less than the Fixed Charge Coverage Ratio of IASIS immediately prior to such transaction and the surviving entity conducts no business other than a Permitted Business except to such extent as would not be material to such surviving entity and its Restricted Subsidiaries taken as a whole.

Designation of Restricted and Unrestricted Subsidiaries

      The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by IASIS and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of such designation and will either reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption “– Restricted Payments” or reduce the amount available for future Investments under one or more clauses of the definition of Permitted Investments, as IASIS shall determine. That designation will only be permitted if such Investment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

Transactions with Affiliates

      IASIS will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), unless:

(1)	such Affiliate Transaction is on terms that are no less favorable to IASIS or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by IASIS or such Restricted Subsidiary with an unrelated Person; and

(2)	IASIS delivers to the Trustee:

(a)	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a resolution of the Board of Directors set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

(b)	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

      The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1)	reasonable fees and compensation paid to, and indemnity and similar arrangements provided on behalf of, officers, directors or employees of IASIS or any Restricted Subsidiary of IASIS as determined in good faith by IASIS’ Board of Directors or senior management;

(2)	transactions between or among IASIS and/or its Restricted Subsidiaries;

(3)	the payment of management fees to any Affiliate of IASIS not to exceed in the aggregate to all Affiliates, in any twelve-month period, the greater of (a) $1.0 million and (b) an amount equal to 1% of Consolidated Cash Flow and the reimbursement of expenses incurred by Affiliates from time to time in the course of providing management, investment banking, commercial banking, or financial advisory services to, or monitoring their investments in, IASIS;

(4)	Permitted Investments or Restricted Payments that are permitted by the provisions of the Indenture described above under the caption “– Restricted Payments;”

(5)	loans and advances to officers and employees of IASIS or any of its Restricted Subsidiaries for bona fide business purposes in the ordinary course of business;

(6)	transactions between IASIS and any of its Affiliates involving investment banking, commercial banking, financial advisory and related activities;

(7)	issuances of securities or payments or distributions in connection with employment incentive plans, employee stock plans, employees stock option plans and similar plans and arrangements approved by the Board of Directors of IASIS;

(8)	sales and issuances of the Capital Stock of IASIS (other than Disqualified Stock) to the extent otherwise permitted under the Indenture;

(9)	any agreements or arrangements in effect on, or entered into on or prior to, the date of the Indenture (including the Tax Sharing Agreement), or any amendment, modification, or supplement thereto or any replacement thereof, so long as any such amendment, modification, supplement or replacement agreement is not materially more disadvantageous to the holders of the notes than the original agreements as in effect on the date of the Indenture, as determined in good faith by IASIS’ Board of Directors or senior management, and any transactions contemplated by any of the foregoing agreements or arrangements;

(10)	the existence of, or the performance by IASIS or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement, partnership agreement or limited liability company members agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the date of the Indenture and any similar agreements which it may enter into thereafter, in each case subject to compliance with the other provisions of the Indenture; provided, however, that the existence, or the performance by IASIS or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the date of the Indenture shall only be permitted by this clause (10) to the extent that the terms (taken as a whole) of any such amendment or new agreement are not otherwise materially disadvantageous to the holders of the notes, as determined in good faith by IASIS’ Board of Directors or senior management; and

(11)	transactions between or among IASIS and/or its Subsidiaries or transactions between a Receivables Subsidiary and any Person in which the Receivables Subsidiary has an Investment.

Additional Subsidiary Guarantees

      If IASIS or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary or if any Restricted Subsidiary becomes a Domestic Subsidiary of IASIS after the date of the Indenture, then that newly acquired or created Domestic Subsidiary must become a Guarantor and execute a supplemental indenture and deliver an Opinion of Counsel to the Trustee; provided, that no such Domestic Subsidiary shall be required to become a Guarantor, execute a supplemental indenture and deliver an Opinion of Counsel (a) for so long as a Credit Agreement shall be in effect, if it is not an obligor thereunder and is not required to deliver a Guarantee under such Credit Agreement of the obligations of IASIS thereunder or (b) if such Domestic Subsidiary is a Receivables Subsidiary.

Business Activities

      IASIS will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to IASIS and its Subsidiaries taken as a whole. Any Receivables Subsidiary and any Subsidiary thereof may engage in a business related or ancillary to a Qualified Receivables Transaction.

Reports

      Whether or not required by the Commission, so long as any notes are outstanding, IASIS will furnish to the holders of notes, within the time periods specified in the Commission’s rules and regulations:

(1)	all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if IASIS were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by IASIS’ certified independent accountants; and

(2)	all current reports that would be required to be filed with the Commission on Form 8-K if IASIS were required to file such reports.

      In addition, following the consummation of the exchange offer contemplated by the Registration Rights Agreement, whether or not required by the Commission, IASIS will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, IASIS and the Subsidiary Guarantors have agreed that, for so long as any notes remain outstanding, they will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

      If IASIS has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of IASIS and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of IASIS.

Events of Default and Remedies

      Each of the following is an Event of Default:

(1)	default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the notes, whether or not prohibited by the subordination provisions of the Indenture;

(2)	default in payment when due of the principal of, or premium, if any, on the notes, whether or not prohibited by the subordination provisions of the Indenture;

(3)	failure by IASIS or any of its Subsidiaries to comply with the provisions described under the captions “– Repurchase at the Option of Holders – Asset Sales,” or “– Certain Covenants – Merger, Consolidation or Sale of Assets;”

(4)	failure by IASIS or any of its Subsidiaries to comply with any of the other covenants in the Indenture for a period of 60 consecutive days after written notice by the Trustee or by the holders of at least 25% in principal amount of the notes;

(5)	default under any mortgage, indenture or instrument under which there is issued and outstanding any Indebtedness for money borrowed by IASIS or any of its Restricted Subsidiaries (or the payment of which is guaranteed by IASIS or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, if that default:

(a)	is caused by a failure to pay principal at the final stated maturity of such Indebtedness (a “Payment Default”); or

(b)	results in the acceleration of such Indebtedness prior to its express maturity,

in the case of both clauses (a) and (b), only if the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a

Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more;

(6)	failure by IASIS or any of its Subsidiaries to pay final judgments aggregating in excess of $10.0 million (net of any amounts covered by insurance or indemnity arrangements provided by a reputable and creditworthy insurance company or other Person), which judgments are not paid, discharged or stayed for a period of 60 consecutive days after such judgments become final and non-appealable;

(7)	except as permitted by the Indenture, any Subsidiary Guarantee by a Guarantor that is a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor that is a Significant Subsidiary, or any Person acting on behalf of any Guarantor that is a Significant Subsidiary, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and

(8)	certain events of bankruptcy or insolvency with respect to IASIS or any of its Restricted Subsidiaries which is a Significant Subsidiary.

      In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to IASIS, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee (upon request of Holders of at least 25% in principal amount of the Notes then outstanding) or the holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable by notice in writing to IASIS and the Trustee specifying the respective Event of Default and that such notice is a “notice of acceleration” (the “Acceleration Notice”), and the same (1) shall become immediately due and payable or (2) if there are any amounts outstanding under the Credit Agreement, shall become immediately due and payable upon the first to occur of an acceleration under the Credit Agreement or five Business Days after receipt by IASIS and the Representative under the Credit Agreement of such Acceleration Notice but only if such Event of Default is then continuing. The holders of a majority in aggregate principal amount of the then outstanding notes by written notice to the Trustee may on behalf of all of the holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

      Holders of the notes may not enforce the Indenture or the notes except as provided in the Indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or Liquidated Damages) if it determines that withholding notice is in their interest.

      The holders of a majority in aggregate principal amount of the notes then outstanding by notice to the Trustee may on behalf of the holders of all of the notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or Liquidated Damages on, or the principal of, the notes.

      In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of IASIS with the intention of avoiding payment of the premium that IASIS would have had to pay if IASIS then had elected to redeem the notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the notes. If an Event of Default occurs prior to June 15, 2006, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of IASIS with the intention of avoiding the prohibition on redemption of the notes prior to June 15, 2006, then the premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the notes.

      IASIS is required to deliver to the Trustee annually a statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, IASIS is required to deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

      No director, officer, employee, incorporator or stockholder of IASIS or any Guarantor, as such, shall have any liability for any obligations of IASIS or the Guarantors under the notes, the Indenture, the Subsidiary Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

      IASIS may, at its option and at any time, elect to have all of its obligations discharged with respect to outstanding notes and all obligations of the Guarantors discharged with respect to their Subsidiary Guarantees (“Legal Defeasance”) except for:

(1)	the rights of holders of outstanding notes to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on such Notes when such payments are due from the trust referred to below;

(2)	IASIS’ obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the Trustee, and IASIS’ and the Guarantor’s obligations in connection therewith; and

(4)	the Legal Defeasance provisions of the Indenture.

      In addition, IASIS may, at its option and at any time, elect to have the obligations of IASIS and the Guarantors released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants shall not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “Events of Default” will no longer constitute an Event of Default with respect to the notes.

      In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)	IASIS must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and Liquidated Damages, if any, on the outstanding notes on the stated maturity or on the applicable redemption date, as the case may be, and IASIS must specify whether the notes are being defeased to maturity or to a particular redemption date;

(2)	in the case of Legal Defeasance, IASIS shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) IASIS has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)	in the case of Covenant Defeasance, IASIS shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)	no Default or Event of Default shall have occurred and be continuing either: (a) on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit); or (b) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

(5)	such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which IASIS or any of its Subsidiaries is a party or by which IASIS or any of its Subsidiaries is bound;

(6)	IASIS must have delivered to the Trustee an Opinion of Counsel to the effect that, assuming no intervening bankruptcy of IASIS or any Guarantor between the date of deposit and the 91st day following the deposit and assuming that no holder is an “insider” of IASIS under applicable bankruptcy law, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

(7)	IASIS must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by IASIS with the intent of preferring the holders of notes over the other creditors of IASIS with the intent of defeating, hindering, delaying or defrauding creditors of IASIS or others; and

(8)	IASIS must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

      Except as provided in the next three succeeding paragraphs, the Indenture or the notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing default or compliance with any provision of the Indenture or the notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

      Without the consent of each holder affected, an amendment or waiver may not (with respect to any notes held by a non-consenting holder):

(1)	reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

(2)	reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption “– Repurchase at the Option of Holders”);

(3)	reduce the rate of or change the time for payment of interest on any note;

(4)	waive a Default or Event of Default in the payment of principal of, or interest or premium, or Liquidated Damages, if any, on the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration);

(5)	make any note payable in money other than that stated in the notes;

(6)	make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on the notes;

(7)	waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption “– Repurchase at the Option of Holders”);

(8)	release any Guarantor from any of its obligations under its Subsidiary Guarantee or the Indenture, except in accordance with the terms of the Indenture; or

(9)	make any change in the preceding amendment and waiver provisions.

      In addition, any amendment to, or waiver of, the provisions of the Indenture relating to subordination that adversely affects the rights of the holders of the notes will require the consent of the holders of at least 75% in aggregate principal amount of notes then outstanding.

      Notwithstanding the preceding, without the consent of any holder of notes, IASIS, the Guarantors and the Trustee may amend or supplement the Indenture or the notes:

(1)	to cure any ambiguity, defect or inconsistency;

(2)	to provide for uncertificated notes in addition to or in place of certificated notes;

(3)	to provide for the assumption of IASIS’ obligations to holders of notes in the case of a merger or consolidation or sale of all or substantially all of IASIS’ assets;

(4)	to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the Indenture of any such holder;

(5)	to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(6)	to provide for the issuance of Additional Notes in accordance with the provisions set forth in the Indenture; or

(7)	to allow any Guarantor to execute a supplemental indenture and/or a Subsidiary Guarantee with respect to the notes.

Satisfaction and Discharge

      The Indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

(1)	either:

(a)	all notes that have been authenticated (except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has theretofore been deposited in trust and thereafter repaid to IASIS) have been delivered to the Trustee for cancellation; or

(b)	all notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and IASIS or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the Trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

(2)	no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which IASIS or any Guarantor is a party or by which IASIS or any Guarantor is bound;

(3)	IASIS or any Guarantor has paid or caused to be paid all sums payable by it under the Indenture; and

(4)	IASIS has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the notes at maturity or the redemption date, as the case may be.

      In addition, IASIS must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

      If the Trustee becomes a creditor of IASIS or any Guarantor, the Indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

      The holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur and be continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his or her own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of notes, unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Book-Entry, Delivery and Form

      The outstanding notes were offered and sold to qualified institutional buyers in reliance on Rule 144A (“Rule 144A Notes”) and in offshore transactions in reliance on Regulation S (“Regulation S Notes”). The new notes have been registered under the Securities Act and are freely transferable. Except as set forth below, the new notes will be issued in registered, global form in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The new notes will be issued upon completion of the exchange offer.

      The new notes initially will be represented by one or more notes in registered, global form without interest coupons (the “Global Notes”). The Global Notes will be deposited upon issuance with the Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

      Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See “– Exchange of Book-Entry Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form.

Depository Procedures

      The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. IASIS takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

      DTC has advised IASIS that DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

      DTC has also advised IASIS that, pursuant to procedures established by it:

(1)	upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the Initial Purchasers with portions of the principal amount of the Global Notes; and

(2)	ownership of these interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

      Investors in the Global Notes who are Participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. Euroclear and Clearstream will hold interests in the Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., Brussels office, as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the Notes, see “– Exchange of Global Notes for Certificated Notes.”

      Except as described below, owners of interest in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “Holders” thereof under the Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee thereunder. Accordingly, each holder owning a beneficial interest in a Global Note must rely on the procedures of DTC and, if such holder is not a Participant or an Indirect Participant, on the procedures of the Participant through which such holder owns its interest, to exercise any rights of a holder of notes under the Indenture or such Global Note. IASIS understands that under existing industry practice, in the event that IASIS requests any action of the holders of notes, or a holder that is an owner of a beneficial interest in a Global Note desires to take any action that DTC, as the holder of such Global Note, is entitled to take, DTC would authorize the Participants to take such action and the Participants would authorize holders owning through such Participants to take such action or would otherwise act upon the instruction of such holders.

      Payments in respect of the principal of, and interest and premium and Liquidated Damages, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, IASIS and the Trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving payments and for all other purposes. Consequently, neither IASIS, the Trustee nor any agent of IASIS or the Trustee has or will have any responsibility or liability for:

(1)	any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2)	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

      DTC has advised IASIS that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or IASIS. Neither IASIS nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and IASIS and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

      Except for trades involving only Euroclear and Clearstream participants, interests in the Global Notes are expected to trade in DTC’s Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and the Participants. See “– Same Day Settlement and Payment.”

      Subject to the transfer restrictions set forth under “Notice to Investors,” transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

      Subject to compliance with the transfer restrictions applicable to the notes described herein, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

      DTC has advised IASIS that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such Notes to its Participants.

      Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither IASIS nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

      A Global Note is exchangeable for definitive notes in registered certificated form (“Certificated Notes”) if:

(1)	DTC (a) notifies IASIS that it is unwilling or unable to continue as depositary for the Global Notes and IASIS fails to appoint a successor depositary or (b) has ceased to be a clearing agency registered under the Exchange Act;

(2)	IASIS, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Certificated Notes; or

(3)	there shall have occurred and be continuing a Default or Event of Default with respect to the notes.

      In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the applicable restrictive legend referred to in “Notice to Investors,” unless that legend is not required by applicable law.

Exchange of Certificated Notes for Global Notes

      Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such Notes. See “Notice to Investors.”

Same Day Settlement and Payment

      IASIS will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, interest and Liquidated Damages, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note holder. IASIS will make all payments of principal, interest and premium and Liquidated Damages, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder’s registered address. The notes represented by the Global Notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. IASIS expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

      Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised IASIS that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date. The information in this section concerning DTC, Euroclear and Clearstream and their book-

entry systems has been obtained from sources that IASIS believes to be reliable, but IASIS takes no responsibility for the accuracy thereof.

Certain Definitions

      Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

      “Acquired Debt” means, with respect to any specified Person:

(1)	Indebtedness of any other Person existing at the time such other Person is merged or consolidated with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(2)	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

      “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings. No Person (other than IASIS or any Subsidiary of IASIS) in whom a Receivables Subsidiary makes an Investment in connection with a Qualified Receivables Transaction will be deemed to be an Affiliate of IASIS or any of its Subsidiaries solely by reason of such Investment.

      “Asset Sale” means:

(1)	the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, conveyance or other disposition of all or substantially all of the assets of IASIS and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption “– Repurchase at the Option of Holders – Change of Control” and/or the provisions described above under the caption “– Certain Covenants – Merger, Consolidation or Sale of Assets” and not by the provisions of the Asset Sale covenant; and

(2)	the issuance of Equity Interests by any of IASIS’ Restricted Subsidiaries or the sale of Equity Interests in any of IASIS’ Subsidiaries.

      Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

(1)	any single transaction or series of related transactions that involves assets having a fair market value of less than the greater of (a) $1.0 million and (b) 1% of Consolidated Cash Flow;

(2)	a sale or transfer of assets between or among IASIS and its Restricted Subsidiaries,

(3)	an issuance of Equity Interests by a Restricted Subsidiary to IASIS or to another Restricted Subsidiary;

(4)	the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business and any sale or other disposition of damaged, worn out or obsolete assets;

(5)	the sale or other disposition of cash or Cash Equivalents;

(6)	a Restricted Payment or Permitted Investment that is permitted by the covenant described above under the caption “– Certain Covenants – Restricted Payments;”

(7)	the sale, lease, conveyance, disposition or other transfer of (a) the Capital Stock of or any Investment in any Unrestricted Subsidiary or (b) Permitted Investments made pursuant to clause (16) of the definition thereof;

(8)	surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(9)	the licensing of intellectual property in the ordinary course of business;

(10)	granting of Liens not otherwise prohibited by the Indenture;

(11)	leases or subleases to third persons in the ordinary course of business that do not interfere in any material respect with the business of IASIS or any of its Restricted Subsidiaries;

(12)	sales of accounts receivable and related assets of the type specified in the definition of “Qualified Receivables Transaction” to a Receivables Subsidiary for the fair market value thereof, less amounts required to be established as reserves and customary discounts pursuant to contractual agreements with entities that are not Affiliates of IASIS entered into as part of a Qualified Receivables Transaction;

(13)	transfers of accounts receivable and related assets of the type specified in the definition of “Qualified Receivables Transaction” (or a fractional undivided interest therein) by a Receivables Subsidiary in a Qualified Receivables Transaction; and

(14)	the substantially contemporaneous sale and leaseback of an asset acquired after the date of the Indenture; provided that such sale and leaseback occurs within 180 days after the date of the acquisition of such asset by IASIS and its Restricted Subsidiaries.

      “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” shall have a corresponding meaning.

      “Board of Directors” means:

(1)	with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)	with respect to a partnership, the Board of Directors of the general partner of the partnership; and

(3)	with respect to any other Person, the board or committee of such Person serving a similar function.

      “Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

      “Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

      “Cash Equivalents” means:

(1)	United States dollars;

(2)	securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition;

(3)	certificates of deposit, demand and time deposits, eurodollar time deposits, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million;

(4)	repurchase obligations with a term of not more than one year for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)	commercial paper having one of the two highest ratings obtainable from Moody’s Investors Service, Inc. (“Moody’s”) or Standard & Poor’s Rating Services (“S&P”) and in each case maturing within one year after the date of acquisition;

(6)	marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof having one of the two highest ratings obtainable from Moody’s or S&P and maturing within one year from the date of acquisition thereof; and

(7)	money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition.

      “Change of Control” means the occurrence of any of the following:

(1)	the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of IASIS and its Restricted Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to a Principal or a Related Party of a Principal;

(2)	the adoption of a plan relating to the liquidation or dissolution of IASIS;

(3)	the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above), other than the Principals and their Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of IASIS, measured by voting power rather than number of shares;

(4)	during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of IASIS (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of IASIS has been approved by the Principals or a majority of the directors then still in office who either were directors at the beginning of such period or whose election or recommendation for election was previously so approved) cease to constitute a majority of the Board of Directors of IASIS.

      “Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

(1)	an amount equal to any extraordinary gain or loss and any net gain or loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent that such gains or losses were utilized in computing such Consolidated Net Income; plus

(2)	provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3)	consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

(4)	depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses and items (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses and items were deducted in computing such Consolidated Net Income; minus

(5)	non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

      Notwithstanding the foregoing, the provision for taxes based on the income or profits of, the interest expense of, and the depreciation and amortization and other non-cash items of, a Restricted Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent and in the same proportion that Net Income of that Restricted Subsidiary was included in calculating the Consolidated Net Income of that Person.

      “Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP (before dividends on Preferred Stock); provided that:

(1)	the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary thereof;

(2)	the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders;

(3)	the cumulative effect of a change in accounting principles shall be excluded;

(4)	there shall be added to the Net Income of such Person the amount of any decrease in the deferred tax asset for such period relating to the actual cash tax benefit realized by IASIS (or the consolidated tax group of which IASIS is a member) resulting from the election under Section 338(h)(10) of the Code in respect of the Paracelsus Recapitalization;

(5)	income or losses attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued) shall be excluded;

(6)	all extraordinary gains and losses, non-recurring cumulative effects of accounting changes and, without duplication, non-recurring or unusual gains and losses and all restructuring charges shall be excluded;

(7)	any non-cash charges attributable to applying the purchase method of accounting in accordance with GAAP shall be excluded; and

(8)	non-cash charges relating to employee benefit or other management compensation plans of IASIS or a Restricted Subsidiary (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense incurred in a prior period) to the extent that such non-cash charges are deducted in computing such Consolidated Net Income; provided, further that if IASIS or any Restricted Subsidiary makes a cash payment in respect of such non-cash charge in any period, such cash payment shall (without duplication) be deducted from the Consolidated Net Income of IASIS for such period.

      “Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of February 7, 2003 by and among IASIS, the guarantors party thereto, and Bank of America, National Association, as administrative agent, and the other lenders that are a party thereto, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Subsidiaries of IASIS as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

      “Credit Facilities” means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

      “Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

      “Designated Preferred Stock” means Preferred Stock (not constituting Disqualified Stock) of IASIS (excluding any Preferred Stock issued prior to the date of the Indenture and any Preferred Stock issued in exchange or substitution therefor) that is designated as Designated Preferred Stock on or after the date of issuance thereof pursuant to an Officers’ Certificate delivered to the Trustee on the designation thereof, the cash proceeds of which are excluded from the calculation set forth in clause 3(b) of the covenant described above under the caption “– Certain Covenants – Restricted Payments.”

      “Designated Senior Debt” means:

      (1) any Indebtedness under or in respect of the Credit Agreement; and

(2)	any other Senior Debt permitted under the Indenture the principal amount of which is $25.0 million or more and that has been designated by IASIS in the instrument or agreement relating to the same as “Designated Senior Debt.”

      “Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature (other than for Capital Stock which is not Disqualified Stock). Notwithstanding the preceding sentence, (a) any Capital Stock that would constitute

Disqualified Stock solely because the holders thereof have the right to require IASIS to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that IASIS may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “– Certain Covenants – Restricted Payments,” and (b) any Capital Stock that would constitute Disqualified Stock solely because such Capital Stock is issued pursuant to any plan for the benefit of employees of IASIS or its Subsidiaries or by any such plan to such employees and may be required to be repurchased by IASIS in order to satisfy applicable statutory or regulatory obligations shall not constitute Disqualified Stock. The amount of Disqualified Stock shall be its mandatory maximum redemption price or liquidation preference, as applicable, plus accrued dividends.

      “Domestic Subsidiary” means any Restricted Subsidiary that was formed under the laws of the United States or any state thereof or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of IASIS or any Guarantor.

      “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

      “Equity Offering” means a sale by IASIS of shares of its Capital Stock (however designated and whether voting or non-voting) (other than Disqualified Stock) and any and all rights, warrants or options to acquire such Capital Stock.

      “Existing Indebtedness” means Indebtedness of IASIS and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of the Indenture.

      “Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)	the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, net of interest income, whether paid or accrued, including, without limitation, original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations and excluding amortization of deferred financing costs; plus

(2)	any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(3)	the product of (a) all dividends paid (whether or not in cash), on any series of Disqualified Stock or Designated Preferred Stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of IASIS (other than Disqualified Stock) or to IASIS or a Restricted Subsidiary of IASIS, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

      “Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

      In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)	acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act;

(2)	the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and

(3)	the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

      “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the Indenture.

      “Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

      “Guarantors” means each Restricted Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the Indenture and their respective successors and assigns; provided that upon the release of such Subsidiary Guarantee pursuant to the Indenture, such Person shall cease to be a Guarantor.

      “Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)	interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

(2)	other agreements or arrangements designed to protect such Person against fluctuations in interest rates, currency exchange rates or commodity prices.

      “Hospital” means a hospital, outpatient clinic, long-term care facility, medical office building or other facility, business or other asset that is used or useful in or related to the provision of healthcare services.

      “Hospital Swap” means an exchange of assets and, to the extent necessary to equalize the value of the assets being exchanged, cash by IASIS or a Restricted Subsidiary for one or more Hospitals and/or one or more Related Businesses or for 100% of the Capital Stock of any Person owning or operating one or more Hospitals and/or one or more Related Businesses, provided that cash does not exceed 20% of the sum of the amount of the cash and the fair market value of the Capital Stock or assets received or given by IASIS or a Restricted Subsidiary in such transaction, unless such excess cash is applied in accordance with the requirements of the third paragraph of the “Asset Sales” covenant.

      “Indebtedness” means, without duplication with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses or trade payables incurred in the ordinary course of business), whether or not contingent, in respect of:

(1)	borrowed money;

(2)	evidenced by bonds, the notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)	banker’s acceptances;

(4)	representing Capital Lease Obligations;

(5)	the balance deferred and unpaid of the purchase price of any property due more than six months after such property is acquired; or

(6)	representing the net obligations under any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person.

      The amount of any Indebtedness outstanding as of any date shall be:

(1)	the accreted value thereof, in the case of any Indebtedness issued with original issue discount; or

(2)	the principal amount thereof in the case of all other Indebtedness.

      “Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel, relocation, payroll, entertainment and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If IASIS or any Subsidiary of IASIS sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of IASIS such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of IASIS, IASIS shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “– Certain Covenants – Restricted Payments.” The acquisition by IASIS or any Subsidiary of IASIS of a Person that holds an Investment in a third Person shall be deemed to be an Investment by IASIS or such Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption “– Certain Covenants – Restricted Payments.” The outstanding amount of any Investment shall be the original cost thereof, reduced by all returns on such Investment (including dividends, interest, distributions, returns of principal and profits on sale).

      “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and, except in connection with any Qualified Receivables Transaction, any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

      “Liquidated Damages” means all liquidated damages then owing pursuant to Section 5 of the Registration Rights Agreement.

      “Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1)	any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2)	any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

      “Net Proceeds” means the aggregate cash proceeds received by IASIS or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under a Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

      “Non-Recourse Debt” means Indebtedness:

(1)	as to which neither IASIS nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) (other than the pledge of the stock of an Unrestricted Subsidiary; provided that such pledge otherwise constitutes Non-Recourse Debt), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2)	no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of IASIS or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

(3)	as to which the lenders of such Indebtedness have been notified in writing or have agreed in writing (in the agreement relating thereto or otherwise) that they will not have any recourse to the stock or assets of IASIS or any of its Restricted Subsidiaries.

      “Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

      “Paracelsus Recapitalization” means the recapitalization of IASIS, which at the time of such recapitalization was a wholly owned Subsidiary of Paracelsus Healthcare Corporation that owned certain hospital assets located in Utah, pursuant to that certain Recapitalization Agreement dated as of August 16, 1999.

      “Permitted Business” means any business (i) which is the same, similar, ancillary or related to any of the businesses that IASIS and its Restricted Subsidiaries are engaged in on the date of the Indenture or (ii) in the healthcare industry.

      “Permitted Investments” means:

(1)	any Investment in (including Guarantees of the obligations of) IASIS or a Restricted Subsidiary of IASIS; provided that for so long as either of Health Choice Arizona, Inc. or Biltmore Surgery Center, L.P. is not a Guarantor, IASIS will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make an Investment (other than Investments required to be made under applicable laws, rules and regulations or pursuant to contractual obligations with regulatory bodies) in Health Choice Arizona, Inc. and/or Biltmore Surgery Center, L.P., in excess of an aggregate of $20.0 million; provided further, that if either of Health Choice Arizona, Inc. or Biltmore Surgery Center, L.P. becomes a Guarantor, the restriction on Investments referred to in the first proviso of this clause in the entity or entities which becomes a Guarantor will cease to apply for so long as such entity remains a Guarantor.

(2)	any Investment in cash and Cash Equivalents;

(3)	any Investment by IASIS or any Restricted Subsidiary of IASIS in a Person, if as a result of such Investment:

(a)	such Person becomes a Restricted Subsidiary of IASIS; or

(b)	such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, IASIS or a Restricted Subsidiary of IASIS;

(4)	any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “– Repurchase at the Option of Holders – Asset Sales;”

(5)	any acquisition of assets (including Capital Stock) solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of IASIS;

(6)	Hedging Obligations;

(7)	loans and advances made to and guarantees provided for the benefit of officers and employees of IASIS and its Restricted Subsidiaries in the ordinary course of business not to exceed $5.0 million in the aggregate at any one time outstanding;

(8)	Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business;

(9)	Investments in securities of trade debtors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or in good faith settlement of delinquent obligations of such trade debtors or customers or in good faith compromise or resolution of litigation, arbitration or other disputes with Persons who are not Affiliates;

(10)	obligations of one or more officers or other employees of IASIS or any of its Restricted Subsidiaries in connection with such officer’s or employee’s acquisition of shares of common stock of IASIS so long as no cash or other assets are paid by IASIS or any of its Restricted Subsidiaries to such officers or employees in connection with the acquisition of any such obligations;

(11)	Investments in any of the notes;

(12)	receivables owing to IASIS or any Restricted Subsidiary created in the ordinary course of business;

(13)	the acquisition by a Receivables Subsidiary in connection with a Qualified Receivables Transaction of Equity Interests of a trust or other Person established by such Receivables Subsidiary to effect such Qualified Receivables Transaction; and any other Investment by IASIS or a Subsidiary of IASIS in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Transaction customary for such transactions;

(14)	Physician Support Obligations;

(15)	in the event IASIS or a Restricted Subsidiary shall establish a Subsidiary for the purpose of insuring the healthcare businesses or facilities owned or operated by IASIS, any Subsidiary, any physician employed by or on the medical staff of any such business or facility (the “Insurance Subsidiary”), Investments in an amount which do not exceed the minimum amount of capital required under the laws of the jurisdiction in which the Insurance Subsidiary is formed, and any Investment by such Insurance Subsidiary which is a legal investment for an insurance company under the laws of the jurisdiction in which the Insurance Subsidiary is formed and made in the ordinary course of business and rated in one of the four highest rating categories;

(16)	other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (16) that are at the time outstanding not to exceed an amount equal to the greater of (x) $30.0 million and (y) 3% of Total Assets; and

(17)	Investments in connection with Hospital Swaps.

      “Permitted Junior Securities” means debt or equity securities of IASIS or any successor corporation issued pursuant to a plan of reorganization or readjustment of IASIS that are subordinated to the payment of all then outstanding Senior Debt of IASIS at least to the same extent that the notes are subordinated to the payment of all Senior Debt of IASIS on the date of the Indenture, so long as:

(1)	the effect of the use of this defined term in the subordination provisions contained in the Indenture is not to cause the notes to be treated as part of:

(a)	the same class of claims as the Senior Debt of IASIS; or

(b)	any class of claims pari passu with, or senior to, the Senior Debt of IASIS for any payment or distribution in any case or proceeding or similar event relating to the liquidation, insolvency, bankruptcy, dissolution, winding up or reorganization of IASIS; and

(2)	to the extent that any Senior Debt of IASIS outstanding on the date of consummation of any such plan of reorganization or readjustment is not paid in full in cash or Cash Equivalents (other than Cash Equivalents of the type referred to in clauses (3) and (4) of the definition thereof) on such date, either:

(a)	the holders of any such Senior Debt not so paid in full in cash or Cash Equivalents (other than Cash Equivalents of the type referred to in clauses (3) and (4) of the definition thereof) have consented to the terms of such plan of reorganization or readjustment; or

(b)	such holders receive securities which constitute Senior Debt of IASIS (which are guaranteed pursuant to guarantees constituting Senior Debt of each Guarantor) and which have been determined by the relevant court to constitute satisfaction in full in money or money’s worth of any Senior Debt of IASIS (and any related Senior Debt of the Guarantors) not paid in full in cash or Cash Equivalents (other than Cash Equivalents of the type referred to in clauses (3) and (4) of the definition thereof).

      “Permitted Liens” means:

(1)	Liens of IASIS and any Guarantor securing Senior Debt that was permitted by the terms of the Indenture to be incurred;

(2)	Liens in favor of IASIS or the Guarantors;

(3)	Liens on property of a Person existing at the time such Person is merged with or into or consolidated with or is acquired by, IASIS or any Subsidiary of IASIS; provided that such Liens were in existence prior to the contemplation of such merger, consolidation or acquisition and do not extend to any assets other than those of the Person merged into, consolidated with or acquired by IASIS or the Subsidiary;

(4)	Liens on property existing at the time of acquisition thereof by IASIS or any Subsidiary of IASIS, provided that such Liens were in existence prior to the contemplation of such acquisition;

(5)	Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(6)	Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled “– Certain Covenants – Incurrence of Indebtedness and Issuance of Preferred Stock” covering only the assets acquired, constructed or improved with such Indebtedness;

(7)	Liens existing on the date of the Indenture;

(8)	Liens for taxes, assessments or governmental charges or claims that (i) are not yet delinquent or (ii) are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that in the case of clause (ii), any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(9)	Liens incurred in the ordinary course of business of IASIS or any Subsidiary of IASIS with respect to obligations that do not exceed $10.0 million at any one time outstanding;

(10)	security for the payment of workers’ compensation, unemployment insurance, other social security benefits or other insurance-related obligations (including, but not limited to, in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto) entered into in the ordinary course of business;

(11)	deposits or pledges in connection with bids, tenders, leases and contracts (other than contracts for the payment of money) entered into in the ordinary course of business;

(12)	zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), none of which interferes in any material respect with the ordinary conduct of the business of IASIS or any of its Subsidiaries or materially impairs the use of any parcel of property;

(13)	deposits or pledges to secure public or statutory obligations, progress payments, surety and appeal bonds or other obligations of like nature incurred in the ordinary course of business;

(14)	survey title exceptions, title defects, encumbrances, easements, reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph or telephone lines and other similar purposes or zoning or other restrictions as to the use of real property not materially interfering with the ordinary conduct of the business of IASIS and its Subsidiaries taken as a whole;

(15)	Liens arising by operation of law in favor of landlords, mechanics, carriers, warehousemen, materialmen, laborers, employees, suppliers or the like, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof;

(16)	leases, subleases, licenses or sublicenses to third parties entered into in the ordinary course of business;

(17)	Liens securing any Permitted Refinancing Indebtedness so long as the Lien securing such Permitted Refinancing Indebtedness is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or under such written arrangements could secure) the original Indebtedness; or incurred in respect of any Indebtedness secured by, or securing any refinancing, refunding, extension, renewal or replacement (in whole or in part) of any other obligation secured by, any other Permitted Liens, provided that any such new Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose could secure) the obligations to which such Liens relate;

(18)	Liens securing Hedging Obligations;

(19)	Liens arising out of judgments, decrees, orders or awards in respect of which IASIS shall in good faith be prosecuting an appeal or proceedings for review which appeal or proceedings shall not have been finally terminated, or if the period within which such appeal or proceedings may be initiated shall not have expired;

(20)	Liens on Capital Stock of an Unrestricted Subsidiary that secure Indebtedness or other obligation of such Unrestricted Subsidiary;

(21)	Liens incurred in connection with a Qualified Receivables Transaction (which in the case of IASIS and its Restricted Subsidiaries (other than Receivables Subsidiaries) shall be limited to receivables and related assets referred to in the definition of Qualified Receivables Transaction); and

(22)	Liens on the assets of Health Choice Arizona, Inc. securing Indebtedness of IASIS and the Restricted Subsidiaries under the Credit Facilities that was permitted by the terms of the Indenture to be incurred.

      “Permitted Refinancing Indebtedness” means any Indebtedness of IASIS or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of IASIS or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)	the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of all fees, commissions, discounts, costs, expenses and premiums incurred in connection therewith);

(2)	if such Indebtedness is not Senior Debt, either (a) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded or (b) all scheduled payments on or in respect of such Permitted Refinancing Indebtedness (other than interest payments) shall be at least 91 days following the final scheduled maturity of the notes; and if such Indebtedness is Senior Debt and has a final stated maturity later than the final stated maturity of the notes, such Permitted Refinancing Indebtedness has a final stated maturity later than the final stated maturity of the notes;

(3)	if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(4)	such Indebtedness is incurred either by IASIS or any Guarantor or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

      “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

      “Physician Support Obligation” means a loan to or on behalf of, or a guarantee of indebtedness of, a physician or healthcare professional providing service to patients in the service area of a Hospital or other health care facility operated by IASIS or any of its Restricted Subsidiaries made or given by IASIS or any Subsidiary of IASIS (a) in the ordinary course of its business and (b) pursuant to a written agreement having a period not to exceed five years.

      “Principals” means JLL Partners, Inc. (“JLL”), investment funds managed by JLL, partners of JLL, an entity controlled by any of the foregoing and/or by a trust of the type described hereafter, and/or a trust for the benefit of any of the foregoing.

      “Qualified Receivables Transaction” means any transaction or series of transactions entered into by IASIS or any of its Subsidiaries pursuant to which IASIS or any of its Subsidiaries sells, conveys or otherwise transfers to:

(1)	a Receivables Subsidiary (in the case of a transfer by IASIS or any of its Subsidiaries, which transfer may be effected through IASIS or one or more Subsidiaries); and

(2)	any other Person (in the case of a transfer by a Receivables Subsidiary), or grants a security interest in, any accounts receivable, instruments, chattel paper, general intangibles and similar assets (whether now existing or arising in the future, the “Receivables”) of IASIS or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such Receivables, all contracts, contract rights and all guarantees or other obligations in respect of such Receivables, proceeds of such Receivables and any other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions of such type;

provided that a Receivables Subsidiary participating in a Qualified Receivables Transaction shall meet the requirements set forth in the definition of “Receivables Subsidiary.”

      “Receivables Subsidiary” means a Subsidiary of IASIS which engages in no activities other than in connection with the financing of accounts receivable and which is designated by the Board of Directors of IASIS (as provided below) as a Receivables Subsidiary (a) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which:

(1)	is guaranteed by IASIS or any Subsidiary of IASIS (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction);

(2)	is recourse to or obligates IASIS or any Subsidiary of IASIS in any way other than pursuant to representations, warranties, covenants and indemnities customarily entered into in connection with a Qualified Receivables Transaction; or

(3)	subjects any property or asset of IASIS or any Subsidiary of IASIS (other than accounts receivable and related assets as provided in the definition of “Qualified Receivables Transaction”), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants and indemnities customarily entered into in connection with a Qualified Receivables Transaction;

(b) with which neither IASIS nor any Subsidiary of IASIS has any material contract, agreement, arrangement or understanding other than on terms no less favorable to IASIS or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of IASIS, other than as may be customary in a Qualified Receivables Transaction including for fees payable in the ordinary course of business in connection with servicing accounts receivable; and (c) with which neither IASIS nor any Subsidiary of IASIS has any obligation to maintain or preserve such Subsidiary’s financial condition or cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of IASIS will be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of IASIS giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions.

      “Refinancing Disqualified Stock” means any Disqualified Stock of IASIS issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace or refund other Disqualified Stock of IASIS; provided that:

(1)	the amount of such Refinancing Disqualified Stock does not exceed the amount of the Disqualified Stock so extended, refinanced, renewed, replaced or refunded (plus all accrued dividends thereon and the amount of all fees, commissions, discounts, costs, expenses and premiums incurred in connection therewith); and

(2)	either (a) such Refinancing Disqualified Stock by its terms, or upon the happening of any event, matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise at the option of the holder thereof, in whole or in part, on or later than the final maturity date of, or date that by its terms, or upon the happening of any event, matures, or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise at the option of the holder thereof, in whole or in part, of, the Disqualified Stock being extended, refinanced, renewed, replaced or refunded or (b) all scheduled payments on or in respect of such Refinancing Disqualified Stock (other than dividend payments) shall be at least 91 days following the final scheduled maturity of the Notes.

      “Refinancing Preferred Stock” means any preferred stock of IASIS issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace or refund other preferred stock of IASIS; provided that:

(1)	the amount of such Refinancing Preferred Stock does not exceed the amount of the preferred stock so extended, refinanced, renewed, replaced or refunded (plus all accrued dividends thereon and the amount of all fees, commissions, discounts, costs, expenses and premiums incurred in connection therewith); and

(2)	such Refinancing Preferred Stock is not Disqualified Stock.

      “Refinancing Subsidiary Preferred Stock” means any preferred stock of any Restricted Subsidiary of IASIS issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace or refund other preferred stock of such Restricted Subsidiary; provided that:

(1)	the amount of such Refinancing Subsidiary Preferred Stock does not exceed the amount of the preferred stock so extended, refinanced, renewed, replaced or refunded (plus all accrued dividends thereon and the amount of all fees, commissions, discounts, costs, expenses and premiums incurred in connection therewith); and

(2)	such Refinancing Subsidiary Preferred Stock is not Disqualified Stock.

      “Related Business” means a healthcare business affiliated or associated with a Hospital or any business related or ancillary to the provision of healthcare services or information or the investment in, or the management, leasing or operation of, a Hospital.

      “Related Party” means:

(1)	any controlling stockholder, 80% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of any Principal; or

(2)	any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause (1).

      “Representative” means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Debt; provided that if, and for so long as, any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt in respect of any Designated Senior Debt.

      “Restricted Investment” means an Investment other than a Permitted Investment.

      “Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

      “Senior Debt” means:

(1)	all Indebtedness outstanding under all Credit Facilities (including our Bank Credit Facility), all Hedging Obligations (including guarantees thereof) with respect thereto of IASIS and the Guarantors, whether outstanding on the date of the Indenture or thereafter incurred;

(2)	any other Indebtedness incurred by IASIS and the Guarantors, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the notes or the Subsidiary Guarantees, as the case may be; and

(3)	all Obligations with respect to the items listed in the preceding clauses (1) and (2) (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law).

      Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

(1)	any liability for federal, state, local or other taxes owed or owing by IASIS or the Guarantors;

(2)	any Indebtedness of IASIS or any Guarantor to any of its Subsidiaries;

(3)	any trade payables; or

(4)	the portion of any Indebtedness that is incurred in violation of the Indenture (but only to the extent so incurred).

      “Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

      “Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

      “Subsidiary” means, with respect to any specified Person:

(1)	any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)	any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

      “Subsidiary Guarantee” means the Guarantee of the notes by a Guarantor.

      “Tax Sharing Agreement” means the Tax Sharing Agreement among JLL Healthcare, IASIS and its Subsidiaries as in effect on the date of the Indenture, with such amendments and modifications thereto, or may be made from time to time which are not materially disadvantageous to the holders of the notes.

      “Total Assets” means the total consolidated assets of IASIS and its Restricted Subsidiaries as set forth on the most recent consolidated balance sheet of IASIS and its Restricted Subsidiaries.

      “Unrestricted Subsidiary” means any Subsidiary of IASIS that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

(1)	has no Indebtedness other than Non-Recourse Debt;

(2)	is not party to any agreement, contract, arrangement or understanding with IASIS or any Restricted Subsidiary of IASIS unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to IASIS or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of IASIS;

(3)	is a Person with respect to which neither IASIS nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4)	has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of IASIS or any of its Restricted Subsidiaries.

      except in the case of clause (3) or (4), to the extent

(a)	that IASIS or such Restricted Subsidiary could otherwise provide such a guarantee or incur such Indebtedness (other than as Permitted Debt) pursuant to “– Certain Covenants – Incurrence of Indebtedness and Issuance of Preferred Stock” above and

(b)	the provision of such guarantee and the incurrence of such indebtedness otherwise would be permitted under “– Certain Covenants – Restricted Payments” above.

      Any designation of a Subsidiary of IASIS as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “– Certain Covenants – Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of IASIS as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “– Certain Covenants – Incurrence of Indebtedness and Issuance of Preferred Stock,” IASIS shall be in default of such covenant. The Board of Directors of IASIS may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of IASIS of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption “– Certain Covenants – Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

      “Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

      “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)	the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)	the then outstanding principal amount of such Indebtedness.

PLAN OF DISTRIBUTION

      Based on interpretations by the staff of the Securities and Exchange Commission in no action letters issued to third parties, we believe that you may transfer new notes issued in the exchange offer in exchange for the outstanding notes if:

•	you acquire the new notes in the ordinary course of your business;

•	you have no arrangement or understanding with any person to participate in a distribution of the outstanding notes or the new notes;

•	you are not our “affiliate” within the meaning of Rule 405 under the Securities Act, or if you are our affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act, to the extent applicable; and

•	if you are not a broker-dealer, you are not engaged in, and do not intend to engage in, the distribution of the new notes.

      Each broker-dealer registered as such under the Securities Exchange Act of 1934 that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for outstanding notes where those outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date of the exchange offer and ending on the close of business 180 days after the expiration date, or such shorter period as will terminate when all new notes covered by this prospectus have been sold pursuant to this prospectus, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any resale of new notes.

      We will not receive any proceeds from any sale of new notes by brokers-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit of any such resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

      For a period of 180 days after the expiration date or such shorter period as will terminate when all new notes covered by this prospectus have been sold pursuant to this prospectus, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the outstanding notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the outstanding notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

Overview

      The following is a summary of the material U.S. federal income tax considerations relating to the exchange of the outstanding notes by an initial beneficial owner of the outstanding notes. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury Regulations and judicial decisions and administrative interpretations thereunder, as of the date hereof, all of which are subject to change or to differing interpretation, possibly with retroactive effect. Prospective investors should note that any such change or interpretation with retroactive effect could result in federal income tax consequences different from those discussed below. This summary does not purport to address all tax considerations that may be important to a particular holder in light of the holder’s circumstances or to certain categories of investors (such as certain financial institutions, insurance companies, tax-exempt organizations, dealers in securities or foreign currency, controlled foreign corporations, passive foreign investment companies, foreign personal holding companies, persons who hold the outstanding notes through partnerships or other pass-through entities, U.S. expatriates, persons who hold the outstanding notes as part of a hedge, conversion, straddle or other risk reduction transaction or U.S. Holders (as defined below) that have a “functional currency” other than the U.S. dollar) that may be subject to special rules. This discussion also does not deal with purchasers of subsequent offerings under the same Indenture or subsequent holders of the outstanding notes. This summary assumes the holders hold the outstanding notes as “capital assets” within the meaning of Section 1221 of the Code. This discussion does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction or the applicability of U.S. federal gift or estate taxation.

      This summary discusses the federal income tax considerations applicable to the initial owners of the outstanding notes who are beneficial owners of the outstanding notes and who purchased the outstanding notes for cash at their “issue price” as defined in Section 1273 of the Code and the regulations thereunder and does not discuss the tax considerations applicable to subsequent purchasers of the outstanding notes. We have not sought any ruling from the Internal Revenue Service, or IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with those statements and conclusions. In addition, those statements and conclusions do not preclude the IRS from successfully asserting, or a court from adopting, a contrary position.

      BENEFICIAL OWNERS OF OUTSTANDING NOTES CONSIDERING THE EXCHANGE OF OUTSTANDING NOTES FOR NEW NOTES SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE UNITED STATES FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

      As used herein, the term “U.S. Holder” means a beneficial owner of an outstanding note that is:

•	an individual citizen or resident of the U.S.;

•	a corporation (including any entity treated as a corporation for U.S. tax purposes) created or organized in or under the laws of the U.S. or of any political subdivision thereof;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of the source of the income; or

•	a trust subject to the primary supervision of a U.S. court and the control of one or more U.S. persons, or a trust in existence on August 20, 1996 that has elected to continue to be treated as a U.S. person.

If a partnership (including for this purpose any entity treated as a partnership for U.S. tax purposes) is a beneficial owner of outstanding notes, the U.S. tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Both a partnership holding outstanding notes and the partners in that partnership should consult their tax advisors about the U.S. federal income tax consequences of participating in this exchange offer.

      As used herein, the term “Non-U.S. Holder” means a beneficial owner of an outstanding note that is not a U.S. Holder.

      The exchange of the outstanding notes for new notes pursuant to the exchange offer should not constitute a material modification of the terms of the outstanding notes and therefore should not constitute a taxable event for U.S. federal income tax purposes. In that event, the exchange would have no U.S. federal income tax consequences to a U.S. Holder or Non-U.S. Holder, so that the U.S. Holder’s or Non-U.S. Holder’s holding period and adjusted tax basis for an outstanding note would not be affected and thus the U.S. Holder or Non-U.S. Holder will have the same adjusted tax basis and holding period in the new note as it had in the outstanding note immediately before the exchange, and the U.S. Holder or Non-U.S. Holder would continue to take into account income in respect of a new note in the same manner as before the exchange.

      THE PRECEDING DISCUSSION OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, EACH BENEFICIAL OWNER OF OUTSTANDING NOTES SHOULD CONSULT ITS TAX ADVISOR AS TO THE PARTICULAR U.S. FEDERAL, STATE, AND LOCAL TAX CONSEQUENCES OF PARTICIPATING IN THE EXCHANGE OFFER, AND THE FOREIGN TAX CONSEQUENCES OF PARTICIPATING IN THE EXCHANGE OFFER, AS WELL AS THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

WHERE YOU CAN FIND MORE INFORMATION

      We file reports and other information with the Securities and Exchange Commission. We filed with the Securities and Exchange Commission a registration statement on Form S-4 under the Securities Act with respect to the exchange offer covered by this prospectus. This prospectus does not contain all the information included in the registration statement nor all of the exhibits. Additional information about our company is included in the registration statement and the exhibits. Statements contained in this prospectus regarding the contents of any contract or any other document to which reference is made are not necessarily complete, and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. A copy of the registration statement and the exhibits filed may be inspected without charge at the public reference room maintained by the Securities and Exchange Commission in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained upon the payment of the fees prescribed by the Securities and Exchange Commission. Information on the operation of the public reference room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of this Web site is http://www.sec.gov.

      You may request a copy of any of our filings with the Securities and Exchange Commission, or any of the agreements or other documents that constitute exhibits to those filings, at no cost, by writing or telephoning us at the following address or phone number:

IASIS Healthcare Corporation
113 Seaboard Lane, Suite A-200
Franklin, Tennessee 37067
Attention: Corporate Secretary
Telephone: (615) 844-8747

      To obtain delivery of any of our filings, agreements or other documents, you must make your request to us no later than five business days before the expiration date of the exchange offer. The exchange offer will expire at 5:00 p.m., New York City time, on           , 2003. The exchange offer can be extended by us in our sole discretion. See “The Exchange Offer — Expiration Date.”

LEGAL MATTERS

      Certain legal matters in connection with the exchange offer will be passed upon for us by Bass, Berry & Sims PLC, Nashville, Tennessee.

EXPERTS

      Our consolidated financial statements as of September 30, 2002 and for each of the fiscal years in the three year period ended September 30, 2002, have been audited by Ernst & Young LLP, independent auditors, as stated in their report thereon appearing elsewhere herein. We have included our financial statements in the prospectus in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors of

IASIS Healthcare Corporation

      We have audited the accompanying consolidated balance sheets of IASIS Healthcare Corporation as of September 30, 2002 and 2001, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the three years in the period ended September 30, 2002. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of IASIS Healthcare Corporation at September 30, 2002 and 2001, and the consolidated results of its operations and its cash flows for each of the three years in the period ended September 30, 2002, in conformity with accounting principles generally accepted in the United States.

      As discussed in Note 1 to the consolidated financial statements, in 2002 the Company changed its method of accounting for goodwill and other intangible assets.

ERNST & YOUNG LLP

Nashville, Tennessee

November 20, 2002

IASIS HEALTHCARE CORPORATION

CONSOLIDATED BALANCE SHEETS

	September 30,

	2002	2001

	(in thousands except
	share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$—	$6,056
Accounts receivable, net of allowance for doubtful accounts of $34,450 and $25,945, respectively	154,452	147,810
Inventories	23,909	21,891
Prepaid expenses and other current assets	15,697	13,835
Assets held for sale	22,106	25,106

Total current assets	216,164	214,698
Property and equipment, net	402,171	335,037
Goodwill	252,397	291,894
Other assets, net	27,751	24,680

Total assets	$898,483	$866,309

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$51,920	$48,062
Salaries and benefits payable	16,692	16,806
Accrued interest payable	15,016	18,297
Medical claims payable	30,262	21,871
Other accrued expenses and other current liabilities	19,023	22,043
Current portion of long-term debt and capital lease obligations	26,252	19,603

Total current liabilities	159,165	146,682
Long-term debt and capital lease obligations	556,691	530,574
Other long-term liabilities	22,347	18,380
Minority interest	4,736	4,379
Stockholders’ equity:
Preferred stock – $0.01 par value, authorized 5,000,000 shares; no shares issued and outstanding at September 30, 2002 and 2001	—	—
Common stock – $0.01 par value, authorized 100,000,000 shares; 31,984,779 shares issued and 31,955,863 shares outstanding at September 30, 2002; 31,961,445 shares issued and 31,932,529 shares outstanding at September 30, 2001	320	320
Nonvoting common stock – $0.01 par value, authorized 10,000,000 shares; no shares issued and outstanding at September 30, 2002 and 2001	—	—
Additional paid-in capital	450,718	450,496
Treasury stock, at cost, 16,306,541 shares at September 30, 2002 and 2001	(155,300)	(155,300)
Accumulated deficit	(140,194)	(129,222)

Total stockholders’ equity	155,544	166,294

Total liabilities and stockholders’ equity	$898,483	$866,309

See accompanying notes

IASIS HEALTHCARE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended September 30,

	2002	2001	2000

	(in thousands)
Net revenue	$949,888	$889,541	$815,163
Costs and expenses:
Salaries and benefits	324,713	317,439	285,451
Supplies	132,960	132,332	123,376
Other operating expenses	289,954	262,671	234,176
Provision for bad debts	72,238	73,417	60,579
Interest, net	55,317	64,346	62,352
Depreciation and amortization	46,111	53,163	47,559
Provision for asset revaluation, closure and other costs	—	16,612	—
Recapitalization costs	—	—	3,478

Total costs and expenses	921,293	919,980	816,971

Earnings (loss) from continuing operations before minority interests, income taxes and cumulative effect of a change in accounting principle	28,595	(30,439)	(1,808)
Minority interests	1,042	441	74

Earnings (loss) from continuing operations before income taxes and cumulative effect of a change in accounting principle	27,553	(30,880)	(1,882)
Income tax expense	—	—	2,219

Net earnings (loss) from continuing operations before cumulative effect of a change in accounting principle	27,553	(30,880)	(4,101)
Discontinued operations:
Loss from discontinued physician practice operations	—	—	(3,226)
Reversal of excess loss accrual (loss on disposal) of physician practice operations, including provision of $941 for operating losses during phase out period	972	1,000	(7,376)

Net earnings (loss) before cumulative effect of a change in accounting principle	28,525	(29,880)	(14,703)
Cumulative effect of a change in accounting principle	(39,497)	—	—

Net loss	(10,972)	(29,880)	(14,703)
Preferred stock dividends reversed (accrued) and accretion of preferred stock discount	—	25,348	(25,402)

Net loss attributable to common stockholders	$(10,972)	$(4,532)	$(40,105)

See accompanying notes.

IASIS HEALTHCARE CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended September 30,

	2002	2001	2000

	(in thousands)
Cash flows from operating activities
Net loss	$(10,972)	$(29,880)	$(14,703)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	46,111	53,163	47,559
Minority interests	1,042	441	74
Cumulative effect of a change in accounting principle	39,497	—	—
Deferred tax assets, net	—	—	(3,182)
Loss (gain) on sale of property and equipment	7	(314)	—
Provision for asset revaluation and closure costs	—	11,900	—
Loss accrual (reversal of excess loss accrual) for discontinued operations	(972)	(1,000)	7,376
Changes in operating assets and liabilities, net of the effect of acquisitions and dispositions:
Accounts receivable	(6,427)	(2,695)	(117,440)
Inventories, prepaid expenses and other current assets	(3,706)	3,678	(8,525)
Accounts payable and other current liabilities	12,525	12,833	49,467

Net cash provided by (used in) operating activities	77,105	48,126	(39,374)

Cash flows from investing activities
Purchases of property and equipment	(47,625)	(39,323)	(53,692)
Purchase of real estate	(55,338)	—	—
Proceeds from sale of property and equipment	148	3,131	—
Payments for acquisitions and dispositions, net	—	(101)	(436,918)
Change in other assets	(5,377)	(1,366)	(1,250)

Net cash used in investing activities	(108,192)	(37,659)	(491,860)

Cash flows from financing activities
Proceeds from credit facility	—	—	160,000
Proceeds from issuance of preferred stock	—	—	160,000
Proceeds from issuance of common stock	222	1,900	35
Repurchase of common stock	—	—	(155,025)
Proceeds from senior bank debt borrowings	190,100	141,000	330,000
Proceeds from issuance of senior subordinated notes	—	—	230,000
Payment of debt and capital leases	(162,019)	(148,989)	(164,249)
Common and preferred stock issuance costs incurred	—	—	(2,625)
Debt financing costs incurred	(2,587)	—	(26,902)
Other	(685)	1,678	—

Net cash provided by (used in) financing activities	25,031	(4,411)	531,234

Increase (decrease) in cash and cash equivalents	(6,056)	6,056	—
Cash and cash equivalents at beginning of period	6,056	—	—

Cash and cash equivalents at end of period	$—	$6,056	$—

Supplemental disclosure of cash flow information:
Cash paid for interest	$58,875	$65,962	$43,547

Cash paid for income taxes, net of refunds	$(1,830)	$2,183	$—

Supplemental schedule of investing activities:
Effects of acquisitions and dispositions, net:
Assets (acquired) disposed of, net of cash	$—	$853	$(487,731)
Liabilities assumed (paid)	—	(679)	41,353
Issuance (repurchase) of preferred and common stock, net	—	(275)	9,460

Payment for acquisitions and dispositions, net	$—	$(101)	$(436,918)

Supplemental schedule of noncash investing and financing activities:
Capital lease obligations incurred to acquire equipment	$4,686	$668	$205

Exchange of preferred stock for common stock	$—	$189,278	$—

See accompanying notes

IASIS HEALTHCARE CORPORATION

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

					Stockholder’s
					Deficit of Former
	Common Stock		Additional		Parent Company/
			Paid-In	Treasury	Accumulated
	Shares	Par Value	Capital	Stock	Deficit	Total

	(in thousands except share amounts)
Balance at September 30, 1999	—	$—	$—	$—	$(84,585)	$(84,585)
Recapitalization:
Effect of recapitalization	13,964,996	140	280,822	—	—	280,962
Repurchase of common stock held by Paracelsus	—	—	—	(155,025)	—	(155,025)
Acquisition of management company	435,617	4	4,145	—	—	4,149
Stock options exercised	3,675	—	35	—	—	35
Net loss	—	—	—	—	(14,703)	(14,703)
Accretion of preferred stock discount	—	—	—	—	(54)	(54)
Preferred stock dividends	—	—	(25,348)	—	—	(25,348)

Balance at September 30, 2000	14,404,288	144	259,654	(155,025)	(99,342)	5,431
Shares issued	152,501	2	1,450	—	—	1,452
Stock options exercised	46,985	1	447	—	—	448
Exchange of preferred stock for common stock	17,357,671	173	163,757	—	—	163,930
Reversal of preferred stock dividends	—	—	25,348	—	—	25,348
Repurchase of common stock	—	—	—	(275)	—	(275)
Other	—	—	(160)	—	—	(160)
Net loss		—	—	—	(29,880)	(29,880)

Balance at September 30, 2001	31,961,445	320	450,496	(155,300)	(129,222)	166,294
Shares issued	23,334	—	222	—	—	222
Net loss	—	—	—	—	(10,972)	(10,972)

Balance at September 30, 2002	31,984,779	$320	$450,718	$(155,300)	$(140,194)	$155,544

See accompanying notes

IASIS HEALTHCARE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.     Organization and Significant Accounting Policies

Basis of Presentation

      IASIS Healthcare Corporation (“IASIS” or the “Company”) (formerly known as Paracelsus Utah Facilities, the Company’s predecessor entity) operates networks of medium-sized hospitals in high-growth urban and suburban markets. At September 30, 2002, the Company owned or leased 14 hospitals with a total of 2,106 beds in service. The Company’s hospitals are located in four regions: Salt Lake City, Utah; Phoenix, Arizona; Tampa-St. Petersburg, Florida; and three cities within the state of Texas, including San Antonio. The Company also operates four ambulatory surgery centers and a Medicaid managed health plan called Health Choice Arizona, Inc. (“Health Choice” or the “Plan”), serving over 58,000 members in Arizona.

      The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the accompanying consolidated financial statements and notes. Actual results could differ from those estimates.

      The consolidated financial statements include all subsidiaries and entities under common control of the Company. Control is generally defined by the Company as ownership of a majority of the voting interest of an entity. Significant intercompany transactions have been eliminated. Investments in entities that the Company does not control, but in which it has a substantial ownership interest and can exercise significant influence, are accounted for using the equity method.

Recently Issued Accounting Pronouncements

      In June 2001, the Financial Accounting Standards Board (FASB) issued Statements of Financial Accounting Standards (SFAS) No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets. SFAS No. 141 is effective for transactions completed subsequent to June 30, 2001 and SFAS No. 142 is effective for fiscal years beginning after December 15, 2001. SFAS No. 141 requires that all business combinations be accounted for under the purchase method of accounting. Under the provisions of SFAS No. 142, goodwill and intangible assets deemed to have indefinite lives are no longer amortized but are subject to annual impairment tests in accordance with the Statement. Other intangible assets will continue to be amortized over their useful lives. The Company adopted SFAS No. 141 and 142 effective October 1, 2001 (see Note 5).

      SFAS No. 143, Accounting for Asset Retirement Obligations, was issued in August 2001 by the FASB and is effective for financial statements issued for fiscal years beginning after June 15, 2002, with earlier application encouraged. SFAS No. 143 establishes accounting standards for recognition and measurement of a liability for an asset retirement obligation and the associated retirement costs. SFAS No. 143 applies to all entities and to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and (or) the normal operation of a long-lived asset, except for certain obligations of lessees. The Company does not expect SFAS No. 143 to have a material effect on its results of operations or financial position.

      In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, and the accounting and reporting provisions of Accounting Principles Board Opinion No. 30, Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions. SFAS No. 144 clarifies certain implementation issues related to SFAS No. 121 and provides a single framework for evaluating long-lived assets to be disposed of by sale. SFAS No. 144 is effective for fiscal years beginning after December 15, 2001, with earlier application encouraged. The Company does not expect that adoption of this Statement will have a significant impact on the Company’s results of operations or financial position.

IASIS HEALTHCARE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statement Nos. 4, 44, and 64, Amendment of SFAS No. 13, and Technical Corrections. Under certain provisions of SFAS No. 145, gains and losses related to the extinguishment of debt should no longer be segregated on the income statement as extraordinary items net of the effects of income taxes. Instead, those gains and losses should be included as a component of income before income taxes. The provisions of SFAS No. 145 are effective for fiscal years beginning after May 15, 2002, with early adoption encouraged. Any gain or loss on extinguishment of debt that was classified as an extraordinary item in prior periods presented that does not meet the criteria in Accounting Principles Board Opinion No. 30 for classification as an extraordinary item should be reclassified upon adoption. The Company does not expect SFAS No. 145 to have a material effect on the Company’s results of operations or financial position.

      In July 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. The standard requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. Examples of costs covered by the standard include lease termination costs and certain employee severance costs that are associated with a restructuring, discontinued operation, plant closing, or other exit or disposal activity. The provisions of this Statement are effective for exit or disposal activities initiated after December 31, 2002. The Company does not anticipate the adoption of this standard to materially impact the Company’s results of operations or financial position.

Net Revenue

      The Company’s healthcare facilities have entered into agreements with third-party payors, including government programs and managed care health plans, under which the facilities are paid based upon established charges, the cost of providing services, predetermined rates per diagnosis, fixed per diem rates or discounts from established charges.

      Net patient service revenue is reported at the estimated net realizable amounts from third-party payors and others for services rendered, including estimated retroactive adjustments under reimbursement agreements with third-party payors. Retroactive adjustments are accrued on an estimated basis in the period the related services are rendered and are adjusted, if necessary, in future periods when final settlements are determined.

      The calculation of appropriate payments from the Medicare and Medicaid programs as well as terms governing agreements with other third-party payors are complex and subject to interpretation. As a result, there is at least a reasonable possibility that recorded estimates will change by a material amount in the near term. The Company believes that it is in compliance with all applicable laws and regulations and is not aware of any pending or threatened investigations involving allegations of potential wrongdoing that would have a material effect on the Company’s financial statements. Compliance with such laws and regulations can be subject to future government review and interpretation as well as significant regulatory action including fines, penalties and exclusion from the Medicare and Medicaid programs.

      The Company provides care without charge to patients who are financially unable to pay for the healthcare services they receive. Because the Company does not pursue collection of amounts determined to qualify as charity care, they are not reported in net revenue.

      Health Choice is a prepaid Medicaid managed health plan that derives approximately 100% of its revenue through a contract with the Arizona Health Care Cost Containment System (“AHCCCS”) to provide specified health services through contracted providers to qualified Medicaid enrollees. Revenue generated under the AHCCCS contract with Health Choice represented approximately 15%, 12% and 11% of the net revenue of IASIS for the years ended September 30, 2002, 2001 and 2000, respectively. The contract with AHCCCS commenced on October 1, 1997 for an initial term of one year and reserves to AHCCCS the option to extend the term of the contract from time to time through September 30, 2002. Legislation recently

IASIS HEALTHCARE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

enacted in Arizona permits AHCCCS to extend contracts through October 1, 2004. Under the current amendment effective October 1, 2001, the contract has been extended through September 30, 2003.

      Contractually, Health Choice is reimbursed by AHCCCS for healthcare costs that exceed stated amounts at a rate ranging from 75% to 100% of qualified healthcare costs in excess of stated levels of $5,000 to $35,000, depending on eligibility classification of the member. Qualified costs must be incurred during the contract year and are the lesser of the amount paid by the Plan or the AHCCCS fee schedule. Amounts are recognized under the contract with AHCCCS when healthcare costs exceed stated amounts as provided under the contract including estimates of such costs at the end of each accounting period. Capitation payments received by Health Choice are recognized as revenue in the month that members are entitled to healthcare services.

Cash and Cash Equivalents

      The Company considers highly liquid investments with original maturities of three months or less to be cash equivalents.

Accounts Receivable

      The Company receives payments for services rendered from federal and state agencies (under the Medicare, Medicaid and TRICARE programs), managed care health plans, commercial insurance companies, employers and patients. During the years ended September 30, 2002, 2001 and 2000 approximately 39%, 38% and 37%, respectively, of the Company’s net patient revenue related to patients participating in the Medicare and Medicaid programs. The Company recognizes that revenue and receivables from government agencies are significant to its operations, but does not believe that there are significant credit risks associated with these government agencies. The Company believes that concentration of credit risk from other payors is limited by the number of patients and payors.

      Net Medicare settlement receivables estimated as of September 30, 2002 and 2001 and included in accounts receivable in the accompanying consolidated balance sheets approximated $14.0 million and $12.5 million, respectively.

Inventories

      Inventories, principally medical supplies and pharmaceuticals, are stated at the lower of average cost or market.

Long-lived Assets

      (a) Property and Equipment Property and equipment are stated at cost. Routine maintenance and repairs are charged to expense as incurred. Expenditures that increase capacities or extend useful lives are capitalized. Depreciation expense, including amortization of assets capitalized under capital leases, is computed using the straight-line method and was $41.6 million, $37.6 million, and $32.8 million for the years ended September 30, 2002, 2001 and 2000, respectively. Buildings and improvements are depreciated over estimated useful lives ranging generally from 14 to 40 years. Estimated useful lives of equipment vary generally from 3 to 25 years. Leaseholds are amortized on a straight-line basis over the lesser of the terms of the respective leases or their estimated useful lives. During 2002, the Company capitalized approximately $800,000 of interest associated with a construction project at its Odessa, Texas facility.

      (b) Goodwill The Company adopted SFAS No. 142 effective October 1, 2001. As a result of the transitional impairment test required by SFAS No. 142, the Company recorded an impairment charge to goodwill of $39.5 million as of October 1, 2001. The impairment charge to goodwill is reflected as a cumulative effect of a change in accounting principle in the accompanying consolidated statements of operations. The impairment relates to goodwill associated with the Arizona market included in the acute care service segment and was based on a discounted cash flow analysis using a discount rate of 17%. Pursuant to

IASIS HEALTHCARE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

the provisions of SFAS No. 142, goodwill is no longer amortized but is subject to annual impairment reviews (see Note 5).

      (c) Other Assets Other assets consist primarily of costs associated with the issuance of debt which are amortized over the life of the related debt and costs to recruit physicians to the Company’s markets, which are deferred and amortized over the term of the respective physician recruitment agreement, which is generally three years. Amortization of deferred financing costs is included in depreciation and amortization expense. Amortization of physician recruiting costs is included in other operating expenses.

Income Taxes

      For the periods prior to the recapitalization (see Note 2), Paracelsus filed consolidated federal and state income tax returns which included all of its eligible subsidiaries, including the Company. The provisions for income taxes in the accompanying consolidated statements of operations for periods prior to the recapitalization were completed on a separate return basis (i.e., assuming the Company had not been included in a consolidated income tax return with Paracelsus). All income tax payments for these periods were made by the Company through Paracelsus.

      The Company accounts for income taxes under the asset and liability method. This approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities.

Medical Claims Payable

      Monthly capitation payments made by Health Choice to physicians and other healthcare providers are expensed in the month services are contracted to be performed. Claims expense for non-capitated arrangements is accrued as services are rendered by hospitals, physicians, and other healthcare providers during the year. The Plan’s medical claims expense was approximately $122.7 million, $99.2 million and $69.1 million for the years ended September 30, 2002, 2001 and 2000, respectively, and is included in other operating expenses in the accompanying consolidated statements of operations.

      Medical claims payable related to Health Choice include claims received but not paid and an estimate of claims incurred but not reported. Incurred but not reported claims are estimated using a combination of historical claims payment data and current inpatient utilization trends based upon preauthorization logs.

Stock Based Compensation

      The Company, from time to time, grants stock options for a fixed number of common shares to employees. The Company accounts for employee stock option grants in accordance with APB Opinion No. 25, Accounting for Stock Issued to Employees and, accordingly, recognizes no compensation expense for the stock option grants when the exercise price of the options equals, or is greater than, the market value of the underlying stock on the date of grant.

Fair Value of Financial Instruments

      Cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities are reflected in the accompanying consolidated financial statements at fair value because of the short-term nature of these instruments. The fair value of the Company’s long-term bank facility debt and capital lease obligations also approximate carrying value as they bear interest at current market rates. The estimated fair value of the Company’s senior subordinated notes approximated the carrying value of $230.0 million at September 30, 2002. The estimated fair value of the senior subordinated notes at September 30, 2002 is based upon quoted market prices at that date.

IASIS HEALTHCARE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Reclassifications

      Certain prior period amounts have been reclassified to conform to current period presentation. Such reclassifications had no material effect on the financial position and results of operations as previously reported.

2.     Recapitalization and Acquisition Transactions

      IASIS was formed in October 1999 through a series of transactions that were arranged by JLL Partners, Inc. (formerly known as Joseph Littlejohn & Levy, Inc.) and members of the Company’s management team. JLL Partners, Inc. is the private equity firm that controls JLL Healthcare, LLC, the Company’s largest stockholder.

Recapitalization

      Effective October 8, 1999, Paracelsus and unrelated third parties recapitalized five acute care hospitals (Paracelsus Utah Facilities) in Salt Lake City, Utah owned by a subsidiary of Paracelsus, valued at $287.0 million, net of a working capital adjustment of $1.0 million. In connection with the recapitalization, JLL Healthcare, LLC and some of the Company’s stockholders purchased 13,124,996 shares of the outstanding common stock of the Paracelsus subsidiary for an aggregate of $125.0 million. The subsidiary then repurchased $155.0 million of its common stock from Paracelsus, which is being held as treasury stock at September 30, 2002. The recapitalization transaction resulted in Paracelsus retaining an approximately 6% minority interest at an implied value of approximately $8.0 million in the subsidiary. After the recapitalization, the former Paracelsus subsidiary changed its name to IASIS Healthcare Corporation and changed its fiscal year end to September 30. The Company’s $155.0 million purchase of its own stock was financed with a $160.0 million credit facility, which was subsequently repaid concurrent with the Company’s issuance of preferred stock, offering of senior subordinated notes and borrowing under a bank credit facility. The Company expensed legal, accounting and other related costs of approximately $3.5 million associated with the recapitalization during the year ended September 30, 2000.

      Prior to the recapitalization, all equity accounts of the Company were combined and reported as Stockholder’s Deficit of Former Parent Company due to the Company’s status as a combination of subsidiaries of Paracelsus Healthcare Corporation.

The Tenet Acquisition

      Effective October 15, 1999, the Company acquired ten acute care hospitals and other related facilities and assets (“Tenet hospitals”) from Tenet Healthcare Corporation (“Tenet”) for approximately $431.8 million in cash and approximately $41.2 million in assumed liabilities. The Company did not acquire accounts receivable from Tenet but financed the related growth in working capital with proceeds from borrowings under its bank credit facility and other sources of capital.

Management Company Acquisition

      Concurrent with the Tenet transaction, a company formed by members of the Company’s management to acquire and operate hospitals and related businesses was merged with and into a wholly owned subsidiary of the Company. In the merger, stockholders of this company received shares of the Company’s common stock and preferred stock with a total value of approximately $9.5 million.

IASIS HEALTHCARE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Other Information

      The following table summarizes the allocation of the aggregate purchase price of the acquisitions (in thousands):

		Management
	Tenet Hospitals	Company	Total

Purchase price, including direct costs of acquisition	$436,918	$9,460	$446,378
Identifiable assets acquired	220,850	289	221,139
Liabilities assumed	(41,203)	(150)	(41,353)

Identifiable net assets acquired	179,647	139	179,786

Goodwill	$257,271	$9,321	$266,592

      Direct costs of acquisitions of approximately $5.1 million were capitalized as a component of the purchase price and primarily consist of legal fees, professional and accounting fees and other costs related to the transactions.

      The Tenet transaction and merger with a company formed by members of the Company’s management were accounted for using the purchase method of accounting. The operating results of the acquired companies have been included in the accompanying consolidated and combined statements of operations from their date of acquisition, October 15, 1999.

      In connection with the recapitalization and the Tenet transaction, the Company assumed the Medicare provider numbers of the prior owners but did not assume any liability or obligation of Paracelsus or Tenet owed to payors, including private insurers and government payors such as Medicare and Medicaid programs. IASIS also did not assume any cost report reimbursements, settlements, repayments, or fines, if any, to the extent they relate to periods prior to the respective closing dates of these transactions. The agreements with Paracelsus and Tenet include customary indemnification and hold harmless provisions for any damages incurred by the Company related to these types of excluded liabilities.

      During fiscal 2000, the Company was a party to a transition services agreement with Paracelsus under which Paracelsus agreed to provide specified services to the Company, including data processing services and systems technology services, at the service provider’s cost plus 2%. For the year ended September 30, 2000, the Company paid approximately $290,000 to Paracelsus pursuant to this agreement. This agreement was terminated in April 2000.

      Pursuant to the terms and conditions of a stockholders’ agreement among the Company, JLL Healthcare, LLC, and certain other stockholders, the Company has agreed to pay certain administrative fees and expenses incurred by JLL Healthcare, LLC, during the term of the stockholders agreement. During the years ended September 30, 2002, 2001 and 2000, the Company paid JLL Healthcare, LLC approximately $450,000, $150,000 and $1.4 million, respectively, for its administrative fees and expenses. Payments to JLL Healthcare, LLC for the year ended September 30, 2000, included approximately $1.3 million of expenses relating to the recapitalization, acquisition and merger transactions.

Pro Forma Results

      The following represents the unaudited pro forma results of consolidated operations as if the acquisitions of the Tenet hospitals and the management company had occurred as of the beginning of the respective

IASIS HEALTHCARE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

period, after giving effect to certain adjustments, including the depreciation and amortization of the assets acquired and changes in net interest expense resulting from changes in consolidated debt (in thousands):

Year Ended
September 30, 2000

Net revenue	$838,017
Net loss	(19,499)

      The pro forma information given above does not purport to be indicative of what actually would have occurred if the acquisitions had occurred as of the date assumed and is not intended to be a projection of the impact on future results or trends.

3.     Long-Term Debt and Capital Lease Obligations

      Long-term debt and capital lease obligations consist of the following (in thousands):

	September 30,

	2002	2001

Bank facilities	$347,846	$319,375
Senior subordinated notes	230,000	230,000
Capital lease obligations (see Note 10)	5,097	802

	582,943	550,177
Less current maturities	26,252	19,603

	$556,691	$530,574

Bank Facilities

      Under a credit facility dated October 15, 1999, a syndicate of lenders made a total of $455.0 million available to the Company in the form of an $80.0 million Tranche A term loan, a $250.0 million Tranche B term loan and a $125.0 million revolving credit facility (collectively, the “Bank Facilities”). Effective October 5, 2001, the Company amended its Bank Facilities. The amended Bank Facilities provided for an additional $30.0 million incremental term loan on substantially the same terms and conditions as the Company’s existing Bank Facilities. The amended Bank Facilities also provided for revisions to certain financial covenants.

      On October 15, 2001, the Company acquired the land and buildings at two of its hospitals previously operated under long-term leases for an aggregate purchase price of approximately $55.3 million. The purchase price was financed by the $30.0 million new incremental term loan and borrowings under the Company’s revolving credit facility.

      As of September 30, 2002, amounts outstanding under the Tranche A, Tranche B and incremental term loans were $57.5 million, $242.5 million and $29.8 million, respectively. The proceeds from the Tranche A and Tranche B term loans together with proceeds from the offering of the senior subordinated notes and the issuance of preferred stock were used for the following purposes:

•	repay in its entirety a $200.0 million credit facility of which approximately $160.0 million was outstanding in connection with the recapitalization transaction,

•	finance a portion of the acquisition of the Tenet hospitals,

•	fund an opening cash balance required for working capital, and

•	pay related fees and expenses associated with the recapitalization and acquisition transactions.

IASIS HEALTHCARE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      The $125.0 million revolving credit facility is available for working capital and other general corporate purposes, and any outstanding amounts will be due and payable on September 30, 2004. At September 30, 2002, $18.0 million was drawn under the revolving credit facility and the Company had issued approximately $31.1 million in letters of credit, resulting in remaining availability under the revolving credit facility of approximately $75.9 million. The revolving credit facility includes a $75.0 million sub-limit for letters of credit that may be issued by the Company.

      The Tranche A term loan and revolving credit facility mature on September 30, 2004. The Tranche B term loan matures on September 30, 2006. Repayments under the term loans are due in quarterly installments. There are no substantial required repayments of the Tranche B term loan until September 30, 2005. Required repayments under the Bank Facilities during the next four quarters total $25.3 million. In addition, the loans under the Bank Facilities are subject to mandatory prepayment under specific circumstances, including from a portion of excess cash flow and the net proceeds of specified casualty events, asset sales and debt issuances, each subject to various exceptions. The loans under the Bank Facilities bear interest at variable rates at specified margins above either Morgan Guaranty Trust Company of New York’s alternate base rate or its reserve-adjusted Eurodollar rate. The weighted average interest rate on the Bank Facilities was approximately 6.5% for the year ended September 30, 2002. The Company also pays a commitment fee equal to 0.5% of the average daily amount available under the revolving credit facility.

      The Bank Facilities require the Company to comply with various financial ratios and tests and contain covenants limiting the Company’s ability to, among other things, incur debt, engage in acquisitions or mergers, sell assets, make investments or capital expenditures, make distributions or stock repurchases and pay dividends. The Bank Facilities are guaranteed by the Company’s subsidiaries and these guaranties are secured by a pledge of substantially all of the subsidiaries’ assets. Substantially all of the Company’s outstanding common stock is pledged for the benefit of the Company’s lenders as security for the Company’s obligations under the Bank Facilities.

Senior Subordinated Notes

      On October 13, 1999, the Company issued $230.0 million of 13% senior subordinated notes due 2009. On May 25, 2000, the Company exchanged all of its outstanding 13% senior subordinated notes due 2009 for 13% senior subordinated exchange notes due 2009 that have been registered under the Securities Act of 1933, as amended (the “Notes”). Terms and conditions of the exchange offer were as set forth in the registration statement on Form S-4 filed with the Securities and Exchange Commission that became effective on April 17, 2000. The Notes are unsecured obligations and are subordinated in right of payment to all existing and future senior indebtedness of the Company. Interest on the Notes is payable semi-annually.

      Except with respect to a change of control, the Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes. The Notes are guaranteed, jointly and severally, by all of the Company’s subsidiaries (“Subsidiary Guarantors”). The Company is a holding company with no independent assets or operations apart from its ownership of the Subsidiary Guarantors. At September 30, 2002, all of the Subsidiary Guarantors fully and unconditionally guaranteed the Notes and, with the exception of Odessa Regional Hospital, LP, all were 100% owned. The indenture for the Notes contains certain covenants, including but not limited to, restrictions on new indebtedness, asset sales, capital expenditures, dividends and the Company’s ability to merge or consolidate.

IASIS HEALTHCARE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      Maturities of long-term debt, excluding capital lease obligations at September 30, 2002 are as follows (in thousands):

2003	$25,307
2004	55,808
2005	202,154
2006	484
2007	64,093
Thereafter	230,000

$577,846

4.     Property and Equipment

      Property and equipment consist of the following (in thousands):

	September 30,

	2002	2001

Land	$34,045	$24,731
Buildings and improvements	241,973	179,220
Equipment	244,456	214,678

	520,474	418,629
Less accumulated depreciation and amortization	(134,753)	(93,096)

	385,721	325,533
Construction-in-progress (estimated cost to complete at September 30, 2002 – $29,300)	16,450	9,504

	$402,171	$335,037

      Assets leased under capital leases were $5.0 million and $1.0 million, net of accumulated amortization of approximately $1.9 million and $1.4 million, at September 30, 2002 and 2001, respectively.

Purchase of St. Luke’s Properties

      On October 15, 2001, the Company acquired the land and buildings under an operating lease in the Phoenix, Arizona market for an aggregate purchase price of approximately $55.3 million. The purchase price was financed by the $30.0 million new incremental term loan and borrowings under the Company’s revolving credit facility. The Company incurred approximately $7.7 million per year in rent expense under the operating lease for fiscal year 2000.

5.     Goodwill

      Effective October 1, 2001, the Company adopted the provisions of SFAS No. 141 and SFAS No. 142. Under the provisions of SFAS No. 142 amortization of goodwill ceased as of October 1, 2002. The following

IASIS HEALTHCARE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

table presents the net losses for the years ended September 30, 2002, 2001 and 2000 assuming SFAS No. 142 had been adopted on October 1, 1999 (in thousands):

	Year Ended September 30,

	2002	2001	2000

Reported net loss	$(10,972)	$(29,880)	$(14,703)
Add back: Goodwill amortization
	—	11,955	10,571
Adjusted net loss	$(10,972)	$(17,925)	$(4,132)

6.     Preferred and Common Stock

      Concurrent with the Tenet transaction, the Company issued 160,000 shares of mandatory redeemable Series A preferred stock for proceeds, net of issuance costs, of $158.6 million. In connection with the merger with the company formed by members of the Company’s management, the Company issued 5,311 shares of mandatory redeemable Series B preferred stock valued at an aggregate of $5.3 million, net of issuance costs. On October 26, 2000, all shares of the Company’s mandatory redeemable Series A and Series B preferred stock were exchanged for shares of the Company’s common stock on the basis of ten common shares for each preferred share. The preferred stock was exchanged for common stock without benefit to the preferred stockholders of the accrued dividends, therefore, previously accrued preferred stock dividends were reversed. The exchange decreased the net loss attributable to common stockholders and increased stockholders’ equity by approximately $25.3 million and $189.3 million, respectively, for the year ended September 30, 2001.

      On February 6, 2001, the Company declared a 10.5-for-one stock split of the outstanding common stock and common stock options effective March 6, 2001. The financial statements reflect the stock split as a retroactive restatement of all common stock and common stock options for all periods presented.

      Effective March 6, 2001, the Company amended and restated its certificate of incorporation to increase the authorized shares of common stock from 5,000,000 to 100,000,000 shares, increase the authorized shares of preferred stock from 550,000 to 5,000,000 shares and authorize 10,000,000 shares of a new class of nonvoting common stock.

7.     Stock Options

      The IASIS Healthcare Corporation 2000 Stock Option Plan (“2000 Stock Option Plan”) affords an incentive to selected directors, officers, employees and consultants of the Company through the grant of stock options. The maximum number of shares of common stock reserved for the grant of stock options under the 2000 Stock Option Plan is 7,208,940, subject to adjustment as provided for in the 2000 Stock Option Plan. The number of options to be granted and the exercise price per share of common stock purchasable upon exercise of an option will be determined by a committee of the Board of Directors, subject to stockholder approval. In the case of an incentive stock option, the exercise price will not be less than the fair market value of a share of common stock on the date of its grant. As a condition to the exercise of an option, the optionee shall agree to be bound by the terms and conditions of a stockholders’ agreement among the Company, JLL Healthcare, LLC, and certain other stockholders, including restrictions on transferability contained therein. The options become exercisable in part on the date of grant or over a period not to exceed seven years after the date of grant, subject to earlier vesting provisions as provided for in the 2000 Stock Option Plan. All options granted under the 2000 Stock Option Plan expire no later than 10 years from the respective dates of grant. At September 30, 2002, there were 617,438 options available for grant.

IASIS HEALTHCARE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      Information regarding the Company’s stock option activity for the periods indicated is summarized below:

	Stock	Option Price	Weighted Average
	Options	Per Share	Exercise Price

Balance at September 30, 1999	—	$—	$—
Granted	5,399,821	$9.52 – 40.00	$24.13
Exercised	(3,675)	$9.52	$9.52
Forfeited	—	$—	$—

Balance at September 30, 2000	5,396,146	$9.52 – 40.00	$24.14
Granted	2,777,044	$9.52 – 40.00	$24.35
Exercised	(46,985)	$9.52	$9.52
Forfeited	(2,412,132)	$9.52 – 40.00	$24.28

Balance at September 30, 2001	5,714,073	$9.52 – 40.00	$24.31
Granted	2,396,103	$9.52 – 40.00	$24.35
Exercised	—	$—	$—
Forfeited	(1,569,334)	$9.52 – 40.00	$24.29

Balance at September 30, 2002	6,540,842	$9.52 – 40.00	$24.32

      The following table summarizes information regarding the options outstanding and exercisable at September 30, 2002:

	Options Outstanding

		Weighted-
	Number	Average	Options	Options	Options
	Outstanding at	Remaining	Exercisable at	Exercisable at	Exercisable at
	September 30,	Contractual	September 30,	September 30,	September 30,
Exercise Price	2002	Life	2002	2001	2000

$9.52	2,131,539	8.6	934,474	653,660	218,504
$24.76	2,464,745	8.6	1,053,981	705,579	181,861
$40.00	1,944,558	8.6	832,920	559,177	143,885

	6,540,842		2,821,375	1,918,416	544,250

      The per share weighted-average fair value of stock options granted at an exercise price of $9.52 during fiscal years 2002, 2001, and 2000 was $3.01, $2.11 and $2.54, respectively, on the date of grant using a minimum value option-pricing model based on the following assumptions:

	2002	2001	2000

Risk-free interest rate	2.70% - 5.03%	4.64% - 5.57%	5.75% – 6.63%
Expected life	2 1/2 to 5 years	2 1/2 to 5 years	2 1/2 to 5 years
Expected dividend yield	0.0%	0.0%	0.0%

IASIS HEALTHCARE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      If the Company had measured compensation cost for the stock options granted under the fair value based method prescribed by SFAS No. 123, Accounting for Stock-Based Compensation, the Company’s net loss would have been changed to the pro forma amounts set forth below (in thousands):

	2002	2001	2000

Net loss
As reported	$(10,972)	$(29,880)	$(14,703)
Pro forma	(11,327)	(30,243)	(15,145)

      The effect of applying SFAS No. 123 for providing pro forma disclosure is not likely to be representative of the effect on reported net income for future years.

8.     Income Taxes

      Income tax expense for the years ended September 30, 2002, 2001 and 2000 on income from continuing operations consists of the following (in thousands):

	2002	2001	2000

Current:
Federal	$—	$(2,816)	$3,299
State	—	(366)	366
Deferred:
Federal	—	2,672	(1,530)
State	—	510	84

	$—	$—	$2,219

      A reconciliation of the federal statutory rate to the effective income tax rate applied to income from continuing operations for the years ended September 30, 2002, 2001 and 2000 follows (in thousands):

	2002	2001	2000

Federal statutory rate	$9,644	$(10,808)	$(659)
State income taxes, net of federal income tax benefit	—	94	293
Non-deductible goodwill amortization	—	408	410
Other non-deductible expenses	144	226	209
Change in valuation allowance charged to tax provision	(10,084)	10,110	1,727
Other items, net	296	(30)	239

Provision for income taxes	$—	$—	$2,219

IASIS HEALTHCARE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      A summary of the items comprising the deferred tax assets and liabilities at September 30 follows (in thousands):

	2002		2001

	Assets	Liabilities	Assets	Liabilities

Depreciation and fixed asset basis differences	$—	$32,304	$—	$19,495
Amortization and intangible asset basis differences	43,300	—	39,522	—
Allowance for doubtful accounts	4,588	—	8,419	—
Accrued expenses and other long-term liabilities	12,280		8,744
Deductible carryforwards and credits	38,875	—	27,480	—
Other, net	2,316	—	—	88
Valuation allowance	(69,055)	—	(64,582)	—

Total	$32,304	$32,304	$19,583	$19,583

      There were no net deferred income tax assets at either September 30, 2002 or September 30, 2001.

      At September 30, 2002, federal and state net operating loss carryforwards are available to offset future taxable income of approximately $99 million. The net operating losses begin to expire in 2019. Approximately $2 million of this loss is subject to annual limitations of approximately $500,000 and will result in a reduction of intangible assets if used in the future. In addition, the Company has $1.9 million of deferred tax assets related to the Tenet acquisition whose future realization will result in a reduction of intangible assets.

      The Company maintains a valuation allowance for deferred tax assets it believes will more likely than not be realized. The valuation allowance increased $4.5 million during the year ended September 30, 2002.

9.     Contingencies

Net Revenue

      Final determination of amounts earned under the Medicare and Medicaid programs often occurs in subsequent years because of audits by the programs, rights of appeal and the application of numerous technical provisions. In the opinion of management, adequate provision has been made for adjustments that may result from such routine audits and appeals.

Current Operations

      Laws and regulations governing the Medicare and Medicaid and other federal healthcare programs are complex and subject to interpretation. The Company’s management believes that the Company is in compliance with all applicable laws and regulations in all material respects and is not aware of any pending or threatened investigations involving allegations of potential wrongdoing. While no such regulatory inquiries have been made, compliance with such laws and regulations can be subject to future government review and interpretation as well as significant regulatory action including fines, penalties, and exclusion from the Medicare, Medicaid and other federal healthcare programs.

      The Company has acquired and will continue to acquire businesses with prior operating histories. Acquired companies may have unknown or contingent liabilities, including liabilities for failure to comply with healthcare laws and regulations, such as billing and reimbursement, fraud and abuse and similar anti-referral laws. Although the Company institutes policies designed to conform practices to its standards following completion of acquisitions, there can be no assurance that the Company will not become liable for past activities that may later be asserted to be improper by private plaintiffs or government agencies. Although the Company generally seeks to obtain indemnification from prospective sellers covering such

IASIS HEALTHCARE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

matters, there can be no assurance that any such matter will be covered by indemnification, or if covered, that such indemnification will be adequate to cover potential losses and fines.

Professional, General and Workers Compensation Liability Risks

      The Company is subject to claims and legal actions in the ordinary course of business, including claims relating to patient treatment and personal injuries. To cover these types of claims, the Company maintains general liability and professional liability insurance in excess of self-insured retentions through a commercial insurance carrier in amounts that the Company believes to be sufficient for its operations, although, potentially, some claims may exceed the scope of coverage in effect. Plaintiffs in these matters may request punitive or other damages that may not be covered by insurance. The Company is currently not a party to any such proceedings that, in the Company’s opinion, would have a material adverse effect on the Company’s business, financial condition or results of operations. The Company expenses an actuarially determined estimate of the costs it expects to incur under the self-insured retention exposure for general and professional liability claims. As of September 30, 2002 and 2001, the Company’s professional and general liability accrual for asserted and unasserted claims was approximately $17.6 million and $9.4 million, respectively, which is included within other long-term liabilities in the accompanying consolidated balance sheets. For the years ended September 30, 2002, 2001 and 2000, the Company’s total premiums and self-insured retention cost for professional and general liability insurance was approximately $15.6 million, $6.3 million and $6.1 million, respectively, which is included in other operating expenses in the accompanying consolidated statements of operations.

      The Company is subject to claims and legal actions in the ordinary course of business relative to workers compensation and other labor and employment matters. To cover these types of claims, the Company maintains workers compensation insurance coverage with a self-insured retention. The Company accrues costs of workers compensation claims based upon estimates derived from its claims experience.

Health Choice

      Health Choice has entered into a capitated contract whereby the Plan provides healthcare services in exchange for fixed periodic and supplemental payments from AHCCCS. These services are provided regardless of the actual costs incurred to provide these services. The Company receives reinsurance and other supplemental payments from AHCCCS to cover certain costs of healthcare services that exceed certain thresholds. The Company believes the capitated payments, together with reinsurance and other supplemental payments are sufficient to pay for the services Health Choice is obligated to deliver. As of September 30, 2002, the Company has provided performance guaranties in the form of a surety bond in the amount of $9.4 million and a letter of credit in the amount of $11.2 million for the benefit of AHCCCS to support its obligations under the Health Choice contract to provide and pay for the healthcare services. In October, 2002, the Company eliminated the surety bond and increased the letter of credit amount to $20.6 million.

Tax Sharing Agreement

      The Company and some of its subsidiaries are included in JLL Healthcare, LLC’s consolidated group for U.S. federal income tax purposes as well as in some consolidated, combined or unitary groups which include JLL Healthcare, LLC for state, local and foreign income tax purposes. The Company and JLL Healthcare, LLC entered into a tax sharing agreement in connection with the recapitalization. The tax sharing agreement requires the Company to make payments to JLL Healthcare, LLC such that, with respect to tax returns for any taxable period in which the Company or any of its subsidiaries is included in JLL Healthcare, LLC’s consolidated group or any combined group, including JLL Healthcare, LLC, the amount of taxes to be paid by the Company will be determined, subject to some adjustments, as if the Company and each of its subsidiaries included in JLL Healthcare, LLC’s consolidated group or a combined group including JLL Healthcare, LLC filed their own consolidated, combined or unitary tax return.

IASIS HEALTHCARE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      Each member of a consolidated group for U.S. federal income tax purposes is jointly and severally liable for the federal income tax liability of each other member of the consolidated group. Accordingly, although the tax sharing agreement allocates tax liabilities between the Company and JLL Healthcare, LLC, for any period in which the Company is included in JLL Healthcare, LLC’s consolidated group, the Company could be liable in the event that any federal tax liability was incurred, but not discharged, by any other member of JLL Healthcare, LLC’s consolidated group.

10.     Leases

      The Company leases various buildings, office space and equipment under capital and operating lease agreements. The leases expire at various times and have various renewal options. Operating lease rental expense relating primarily to the rental of buildings and equipment for the years ended September 30, 2002, 2001 and 2000 approximated $31.9 million, $35.9 million and $31.8 million, respectively.

      Future minimum payments at September 30, 2002, by fiscal year and in the aggregate, under capital leases and noncancellable operating leases, net of sublease income, with initial terms of one year or more consist of the following (in thousands):

		Net
	Capital	Operating
	Leases	Leases

2003	$1,433	$22,639
2004	1,351	19,641
2005	1,343	17,487
2006	1,153	14,431
2007	835	12,314
Thereafter	—	79,030

Total minimum lease payments	6,115	$165,542

Amount representing interest (at rates ranging from 7.9% to 11.65%)	1,018

Present value of net minimum lease payments (including $945 classified as current)	$5,097

      Aggregate future minimum rentals to be received under noncancellable subleases as of September 30, 2002 were approximately $5.6 million.

      In June 2002, the Company amended one of its facility lease agreements. Under the amended lease agreement, the current lease term expires in January 2004 and includes an option to extend the term an additional 15 years. The future minimum lease payments shown above assume the exercise of the option to extend the lease for the additional 15-year term with an annual lease cost of $5.25 million, beginning in February 2004.

11.     Discontinued Operations

      During the fourth quarter of fiscal 2000, the Company implemented plans to sell its physician practice operations and close related practice support offices during fiscal 2001, resulting in an estimated loss on sale and closure of $7.4 million in the fiscal year ended September 30, 2000. The estimated loss on sale and closure and operating results of the physician practice operations are reflected as discontinued operations in the accompanying consolidated statements of operations. The Company estimated losses of approximately $900,000 from the physician practice operations from the date the Company committed itself to the sale and closure through the projected sale and closure dates. The remainder of the estimated loss on sale and closure consisted primarily of lease termination costs. During the years ended September 30, 2002 and 2001, $972,000 and $1.0 million, respectively, of previously recorded loss accruals were reversed because the actual

IASIS HEALTHCARE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

costs of discontinuing these operations were less than previously estimated. At September 30, 2002, the remaining accrual for estimated loss on sale and closure was $1.3 million. Of these costs, $1.2 million is expected to be paid subsequent to fiscal year 2003 and is recorded within other long-term liabilities in the accompanying consolidated balance sheets. Net revenue for the physician practice operations for the year ended September 30, 2000 was approximately $11.7 million.

12.     Retirement Plans

      Substantially all employees who are employed by the Company or its subsidiaries, upon qualification, are eligible to participate in a defined contribution 401(k) plan (the “Retirement Plan”). Employees who elect to participate generally make contributions from 1% to 20% of their eligible compensation, and the Company matches, at its discretion, such contributions up to a maximum percentage. Generally, employees immediately vest 100% in their own contributions and vest in the employer portion of contributions in a period not to exceed five years. Company contributions to the Retirement Plan were approximately $3.1 million, $3.9 million and $3.3 million for the years ended September 30, 2002, 2001 and 2000, respectively.

13.     Segment and Geographic Information

      The Company’s acute care hospitals and related healthcare businesses are similar in their activities and the economic environments in which they operate (i.e., urban and suburban markets). Accordingly, the Company’s reportable operating segments consist of (1) acute care hospitals and related healthcare businesses, collectively, and (2) its Medicaid managed health plan, Health Choice and a related entity (collectively referred to as Health Choice). Prior to the Tenet transaction, including Health Choice, management had determined that the Company did not have separately reportable segments as defined under Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information. The following is a financial summary by business segment for the periods indicated (in thousands):

	Year Ended September 30,

	2002	2001	2000

Acute Care Service:
Net patient revenue	$818,119	$786,680	$732,814
Revenue between segments	(6,387)	(7,693)	(7,073)

Net revenue	811,732	778,987	725,741
Salaries and benefits	319,413	312,741	281,006
Supplies	132,600	131,970	123,023
Other operating expenses(1)	164,629	161,287	152,850
Provision for bad debts	72,238	73,417	60,579

EBITDA(2)	122,852	99,572	108,283
Interest, net	55,365	64,460	62,214
Depreciation and amortization	45,978	53,038	47,406

Earnings (loss) from continuing operations before minority interests, income taxes and cumulative effect of a change in accounting principle	21,509	(17,926)	(1,337)
Provision for asset revaluation, closure and other costs	—	16,612	—
Recapitalization costs	—	—	3,478
Minority interests	1,042	441	74

IASIS HEALTHCARE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	Year Ended September 30,

	2002	2001	2000

Earnings (loss) from continuing operations before income taxes and cumulative effect of a change in accounting principle	$20,467	$(34,979)	$(4,889)

Segment assets	$895,167	$854,866	$870,501

Capital expenditures	$47,197	$39,308	$53,670

Health Choice:
Capitation premiums and other payments	$138,156	$110,554	$89,422
Revenue between segments	—	—	—

Net revenue	138,156	110,554	89,422
Salaries and benefits	5,300	4,698	4,445
Supplies	360	362	353
Other operating expenses	125,325	101,384	81,326
Provision for bad debts	—	—	—

EBITDA (2)	7,171	4,110	3,298
Interest, net	(48)	(114)	138
Depreciation and amortization	133	125	153

Earnings from continuing operations before minority interests, income taxes and cumulative effect of a change in accounting principle	7,086	4,099	3,007
Provision for asset revaluation, closure and other costs	—	—	—
Recapitalization costs	—	—	—
Minority interests	—	—	—

Earnings from continuing operations before income taxes and cumulative effect of a change in accounting principle	$7,086	$4,099	$3,007

Segment assets	$3,316	$11,257	$2,695

Capital expenditures	$428	$15	$22

(1)	Amounts exclude provision for asset revaluation, closure and other costs and recapitalization costs.

(2)	EBITDA represents earnings from continuing operations before interest expense, minority interests, income taxes, provision for asset revaluation, closure and other costs, recapitalization costs and depreciation and amortization.

IASIS HEALTHCARE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

14.     Accrued Expenses and Other Current Liabilities

      A summary of other accrued expenses and other current liabilities consists of the following (in thousands):

	September 30

	2002	2001

Employee health insurance payable	$3,178	$3,300
Taxes other than income taxes	5,163	8,304
Workers compensation insurance payable	4,441	2,973
Accrued closure costs for Rocky Mountain Medical Center	2,094	3,351
Other	4,147	4,115

	$19,023	$22,043

15.     Allowances for Doubtful Accounts

      A summary of activity in the Company’s allowance for doubtful accounts follows (in thousands):

			Accounts
			Written Off,
	Beginning	Provision for	Net of	Ending
	Balance	Bad Debts	Recoveries	Balance

Allowance for doubtful accounts:
Year ended September 30, 2000	$10,850	$60,579	$(40,026)	$31,403
Year ended September 30, 2001	31,403	73,417	(78,875)	25,945
Year ended September 30, 2002	25,945	72,238	(63,733)	34,450

16.     Asset Revaluation, Closure and Other Costs

      During the year ended September 30, 2001, the Company recorded $11.9 million of charges relating to asset revaluation and closure expenses of Rocky Mountain Medical Center, $2.5 million of employee severance costs and the write-off of deferred initial public offering costs totaling $2.2 million.

Asset Revaluation and Closure Costs Related to Rocky Mountain Medical Center

      In the third quarter of fiscal 2001, the Company recorded a pre-tax asset revaluation charge of approximately $2.8 million related to the closure of Rocky Mountain Medical Center and revaluation of net assets in conjunction with their classification as held for sale. At September 30, 2002 , Rocky Mountain Medical Center net assets held for sale and expected to be sold within the next 12 months consisted of property and equipment and totaled approximately $22.1 million, net of the asset revaluation allowance.

      The Company adopted and implemented an exit plan and recorded pre-tax closure charges of approximately $9.1 million in the third quarter of fiscal 2001 with respect to the closure of Rocky Mountain Medical Center. These closure plans included the involuntary termination of approximately 200 hospital and business office personnel, which were completed by September 30, 2001. Accrued closure costs totaled approximately $2.2 million and $5.6 million at September 30, 2002 and 2001, respectively. The following

IASIS HEALTHCARE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

table summarizes the closure costs accrual and payment activity for the years ended September 30, 2002 and 2001(in thousands):

		Facility
	Severance	and Lease	Contract	Other
	and Related	Termination	Termination	Exit
	Costs	Costs	Costs	Costs	Total

Balances at September 30, 2000	$—	$—	$—	$—	$—
Charges	1,475	3,486	2,407	1,693	9,061
Payments	(1,659)	(737)	(439)	(585)	(3,420)
Re-allocation of charge	450	—	—	(450)	—

Balances at September 30, 2001	$266	$2,749	$1,968	$658	$5,641
Charges	—	—	—	—	—
Payments	(155)	(1,415)	(432)	(1,480)	(3,482)
Re-allocation of charge	(111)	—	(1,536)	1,647	—

Balances at September 30, 2002	$—	$1,334	$—	$825	$2,159

      Net revenue and pre-tax losses from Rocky Mountain Medical Center were $12.9 million and $16.1 million, respectively, for the year ended September 30, 2001, excluding the $11.9 million asset revaluation and closure charge, and $4.5 million and $15.7 million, respectively, for the year ended September 30, 2000.

Other Costs

      The Company recorded employee severance costs of $2.5 million during the year ended September 30, 2001 related to management severance and the termination of employees in one of its markets. As of September 30, 2002 and 2001, the Company had paid approximately $2.1 and $1.2 million of these costs, respectively.

      On January 22, 2001, the Company filed a Registration Statement on Form S-1 with the Securities and Exchange Commission, which was amended on February 13, 2001 and March 6, 2001, to register the sale of up to 13,350,000 shares of its common stock, plus up to an additional 2,002,500 shares pursuant to the underwriters’ over-allotment options, through an underwritten public offering. The Company subsequently decided not to pursue the public offering and it was terminated. The Company expensed $2.2 million of offering costs incurred during the year ended September 30, 2001. As of September 30, 2002 the Company had paid these amounts.

17.     Subsequent Event

      In October 2002, the Company sold its 50% interest in Sandy City ASC, an ambulatory surgery center in West Jordan, Utah, for net cash proceeds of $2.9 million. As a result of this sale, the Company recorded a gain of approximately $1.2 million in the first quarter of fiscal year 2003.

18.     Supplemental Condensed Consolidating Financial Information

      The Notes described in Note 3 are fully and unconditionally guaranteed on a joint and several basis by all of the Company’s Subsidiary Guarantors.

      A summarized condensed consolidating balance sheet as of September 30, 2002 and 2001 and condensed consolidating statements of operations and cash flows for the years ended September 30, 2002 and 2001 for the Company, segregating the parent company issuer, the combined 100% owned Subsidiary Guarantors, the non-100% owned Subsidiary Guarantor and eliminations, are found below. Separate audited financial statements of the non-100% owned Subsidiary Guarantor, Odessa Regional Hospital, LP (“Odessa”), are

IASIS HEALTHCARE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

included as Exhibit 99.1 to the Company’s filing on Form 10-K. During the year ended September 30, 2001, Odessa sold 11.2% of its limited partner units, which reduced the Company’s ownership accordingly, however, Odessa’s guaranty continues to be full and unconditional with respect to the Notes. Prior to this sale, all of the Company’s Subsidiary Guarantors were 100% owned, thus no condensed consolidating financial statements are provided for prior periods.

IASIS HEALTHCARE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Condensed Consolidating Balance Sheet
September 30, 2002

		Subsidiary Guarantors

	Parent		Non-100%		Condensed
	Issuer	100% Owned	Owned	Eliminations	Consolidated

	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$—	$—	$—	$—	$—
Accounts receivable, net	—	145,704	8,748	—	154,452
Inventories	—	22,218	1,691	—	23,909
Prepaid expenses and other current assets	—	14,792	905	—	15,697
Assets held for sale	—	22,106	—	—	22,106

Total current assets	—	204,820	11,344	—	216,164
Property and equipment, net	—	378,715	23,456	—	402,171
Net investment in and advances to subsidiaries	870,372	(833,886)	(3,426)	(33,060)	—
Goodwill	—	223,570	28,827	—	252,397
Other assets, net	18,006	9,081	664	—	27,751

Total assets	$888,378	$(17,700)	$60,865	$(33,060)	$898,483

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$—	$49,986	$1,934	$—	$51,920
Salaries and benefits payable	—	15,645	1,047	—	16,692
Accrued interest payable	15,016	—	—	—	15,016
Medical claims payable	—	30,262	—	—	30,262
Other accrued expenses and other current liabilities	—	18,824	199	—	19,023
Current portion of long-term debt and capital lease obligations	25,307	945	470	(470)	26,252

Total current liabilities	40,323	115,662	3,650	(470)	159,165
Long-term debt and capital lease obligations	552,539	4,152	32,590	(32,590)	556,691
Other long-term liabilities	—	22,347	—	—	22,347
Minority interest	—	4,736	—	—	4,736
Stockholders’ equity	295,516	(164,597)	24,625	—	155,544

Total liabilities and stockholders’ equity	$888,378	$(17,700)	$60,865	$(33,060)	$898,483

IASIS HEALTHCARE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Condensed Consolidating Balance Sheet
September 30, 2001

		Subsidiary Guarantors

	Parent		Non-100%		Condensed
	Issuer	100% Owned	Owned	Eliminations	Consolidated

	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$—	$6,056	$—	$—	$6,056
Accounts receivable, net	—	139,196	8,614	—	147,810
Inventories	—	20,782	1,109	—	21,891
Prepaid expenses and other current assets	—	13,406	429	—	13,835
Assets held for sale	—	25,106	—	—	25,106

Total current assets	—	204,546	10,152	—	214,698
Property and equipment, net	—	319,607	15,430	—	335,037
Net investment in and advances to subsidiaries	843,420	(813,591)	3,644	(33,473)	—
Goodwill	—	263,067	28,827	—	291,894
Other assets, net	19,768	4,875	37	—	24,680

Total assets	$863,188	$(21,496)	$58,090	$(33,473)	$866,309

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$—	$45,001	$3,061	$—	$48,062
Salaries and benefits payable	—	16,098	708	—	16,806
Accrued interest payable	18,297	—	—	—	18,297
Medical claims payable	—	21,871	—	—	21,871
Other accrued expenses and other current liabilities	—	21,825	218	—	22,043
Current portion of long-term debt and capital lease obligations	19,375	228	413	(413)	19,603

Total current liabilities	37,672	105,023	4,400	(413)	146,682
Long-term debt and capital lease obligations	530,000	574	33,060	(33,060)	530,574
Other long-term liabilities	—	18,380	—	—	18,380
Minority interest	—	4,379	—	—	4,379
Stockholders’ equity	295,516	(149,852)	20,630	—	166,294

Total liabilities and stockholders’ equity	$863,188	$(21,496)	$58,090	$(33,473)	$866,309

IASIS HEALTHCARE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Condensed Consolidating Statement of Operations
For the Year Ended September 30, 2002

		Subsidiary Guarantors

	Parent		Non-100%		Condensed
	Issuer	100% Owned	Owned	Eliminations	Consolidated

	(in thousands)
Net revenue	$—	$902,598	$48,539	$(1,249)	$949,888
Costs and expenses:
Salaries and benefits	—	307,577	17,136	—	324,713
Supplies	—	127,751	5,209	—	132,960
Other operating expenses	—	281,352	8,602	—	289,954
Provision for bad debts	—	68,104	4,134	—	72,238
Interest, net	55,158	159	3,559	(3,559)	55,317
Depreciation and amortization	4,347	40,227	1,537	—	46,111
Management fees	—	—	1,249	(1,249)	—
Equity in earnings of affiliates	(44,974)	—	—	44,974	—

Total costs and expenses	14,531	825,170	41,426	40,166	921,293
Earnings (loss) from continuing operations before minority interests, income taxes and cumulative effect of a change in accounting principle	(14,531)	77,428	7,113	(41,415)	28,595
Minority interests	—	1,042	—	—	1,042

Earnings (loss) from continuing operations before income taxes and cumulative effect of a change in accounting principle	(14,531)	76,386	7,113	(41,415)	27,553
Income tax expense	—	—	—	—	—

Net earnings (loss) from continuing operations before cumulative effect of a change in accounting principle	(14,531)	76,386	7,113	(41,415)	27,553
Discontinued operations	—	972	—	—	972

Net earnings (loss) before cumulative effect of a change in accounting principle	(14,531)	77,358	7,113	(41,415)	28,525
Cumulative effect of a change in accounting principle	—	(39,497)	—	—	(39,497)

Net earnings (loss)	$(14,531)	$37,861	$7,113	$(41,415)	$(10,972)

IASIS HEALTHCARE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Condensed Consolidating Statement of Operations
For the Year Ended September 30, 2001

		Subsidiary Guarantors

	Parent		Non-100%		Condensed
	Issuer	100% Owned	Owned	Eliminations	Consolidated

	(in thousands)
Net revenue	$—	$851,033	$39,646	$(1,138)	$889,541
Costs and expenses:
Salaries and benefits	—	302,275	15,164	—	317,439
Supplies	—	127,377	4,955	—	132,332
Other operating expenses	—	256,652	6,019	—	262,671
Provision for bad debts	—	69,561	3,856	—	73,417
Interest, net	64,224	122	4,136	(4,136)	64,346
Depreciation and amortization	3,705	47,313	2,145	—	53,163
Provision for asset revaluation, closure and other costs	—	16,612	—	—	16,612
Management fees	—	—	1,138	(1,138)	—
Equity in earnings of affiliates	(33,913)	—	—	33,913	—

Total costs and expenses	34,016	819,912	37,413	28,639	919,980
Earnings (loss) from continuing operations before minority interests and income taxes	(34,016)	31,121	2,233	(29,777)	(30,439)
Minority interests	—	441	—	—	441

Earnings (loss) from continuing operations before income taxes	(34,016)	30,680	2,233	(29,777)	(30,880)
Income tax expense	—	—	—	—	—

Net earnings (loss) from continuing operations	(34,016)	30,680	2,233	(29,777)	(30,880)
Discontinued operations	—	1,000	—	—	1,000

Net earnings (loss)	(34,016)	31,680	2,233	(29,777)	(29,880)
Preferred stock dividends reversed	25,348	—	—	—	25,348

Net earnings (loss) due to common stockholders	$(8,668)	$31,680	$2,233	$(29,777)	$(4,532)

IASIS HEALTHCARE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Condensed Consolidating Statement of Cash Flows
For the Year Ended September 30, 2002

		Subsidiary Guarantors

	Parent		Non-100%		Condensed
	Issuer	100% Owned	Owned	Eliminations	Consolidated

		(in thousands)
Cash flows from operating activities
Net earnings (loss)	$(14,531)	$37,861	$7,113	$(41,415)	$(10,972)
Adjustments to reconcile net earnings (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	4,347	40,227	1,537	—	46,111
Minority interests	—	1,042	—	—	1,042
Cumulative effect of a change in accounting principle	—	39,497	—	—	39,497
Loss (gain) on sale of property and equipment	—	7	—	—	7
Reversal of excess loss accrual for discontinued operations	—	(972)	—	—	(972)
Equity in earnings of affiliates	(44,974)	—	—	44,974	—
Changes in operating assets and liabilities, net of the effect of dispositions:
Accounts receivable	—	(6,292)	(135)	—	(6,427)
Inventories, prepaid expenses and other current assets	—	(2,650)	(1,056)	—	(3,706)
Accounts payable and other current liabilities	1,654	11,678	(807)	—	12,525

Net cash provided by (used in) operating activities	(53,504)	120,398	6,652	3,559	77,105

Cash flows from investing activities
Purchases of property and equipment	—	(38,061)	(9,564)	—	(47,625)
Purchase of real estate	—	(55,338)	—	—	(55,338)
Proceeds from sale of property and equipment	—	148	—	—	148
Payments for dispositions, net	—	—	—	—	—
Change in other assets	—	(4,750)	(627)	—	(5,377)

Net cash used in investing activities	—	(98,001)	(10,191)	—	(108,192)

Cash flows from financing activities
Proceeds from issuance of common stock	222	—	—	—	222
Proceeds from senior bank debt borrowings	190,100	—	—	—	190,100
Payment of debt and capital leases	(161,216)	(390)	(413)	—	(162,019)
Change in intercompany balances with affiliates, net	24,398	(25,165)	4,326	(3,559)	—
Debt financing cost incurred	—	(2,587)	—	—	(2,587)
Other	—	(311)	(374)	—	(685)

Net cash provided by (used in) financing activities	53,504	(28,453)	3,539	(3,559)	25,031

Net increase in cash and cash equivalents	—	(6,056)	—	—	(6,056)
Cash and cash equivalents at beginning of period	—	6,056	—	—	6,056

Cash and cash equivalents at end of period	$—	$—	$—	$—	$—

IASIS HEALTHCARE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Condensed Consolidating Statement of Cash Flows
For the Year Ended September 30, 2001

		Subsidiary Guarantors

	Parent		Non-100%		Condensed
	Issuer	100% Owned	Owned	Eliminations	Consolidated

		(in thousands)
Cash flows from operating activities
Net earnings (loss)	$(34,016)	$31,680	$2,233	$(29,777)	$(29,880)
Adjustments to reconcile net earnings (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	3,705	47,313	2,145	—	53,163
Minority interests	—	441	—	—	441
Gain on sale of property and equipment	—	(314)	—	—	(314)
Provision for asset revaluation and closure costs	—	11,900	—	—	11,900
Reversal of excess loss accrual for discontinued operations	—	(1,000)	—	—	(1,000)
Equity in earnings of affiliates	(33,913)	—	—	33,913	—
Changes in operating assets and liabilities, net of the effect of dispositions:
Accounts receivable	—	(115)	(2,580)	—	(2,695)
Inventories, prepaid expenses and other current assets	—	3,696	(18)	—	3,678
Accounts payable and other current liabilities	(1,723)	12,540	2,016	—	12,833

Net cash provided by (used in) operating activities	(65,947)	106,141	3,796	4,136	48,126

Cash flows from investing activities
Purchases of property and equipment	—	(34,724)	(4,599)	—	(39,323)
Proceeds from sale of property and equipment	—	3,131	—	—	3,131
Payments for dispositions, net	—	(101)	—	—	(101)
Change in other assets	—	(1,348)	(18)	—	(1,366)

Net cash used in investing activities	—	(33,042)	(4,617)	—	(37,659)

Cash flows from financing activities
Proceeds from issuance of common stock	1,900	—	—	—	1,900
Proceeds from senior bank debt borrowings	141,000	—	—	—	141,000
Payment of debt and capital leases	(148,293)	(696)	—	—	(148,989)
Change in intercompany balances with affiliates, net	71,340	(65,998)	(1,206)	(4,136)	—
Other	—	(349)	2,027	—	1,678

Net cash provided by (used in) financing activities	65,947	(67,043)	821	(4,136)	(4,411)

Net increase in cash and cash equivalents	—	6,056	—	—	6,056
Cash and cash equivalents at beginning of period	—	—	—	—	—

Cash and cash equivalents at end of period	$—	$6,056	$—	$—	$6,056

IASIS HEALTHCARE CORPORATION

CONDENSED AND CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	March 31,	September 30,
	2003	2002

	(in thousands except share
	amounts)
ASSETS
Current assets:
Cash and cash equivalents	$6,362	$—
Accounts receivable, net of allowance for doubtful accounts of $39,095 and $34,450, respectively	155,935	154,452
Inventories	23,996	23,909
Prepaid expenses and other current assets	14,993	15,697
Assets held for sale	22,106	22,106

Total current assets	223,392	216,164
Property and equipment, net	415,679	402,171
Goodwill	252,204	252,397
Other assets, net	34,459	27,751

Total assets	$925,734	$898,483

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$48,543	$47,061
Salaries and benefits payable	23,367	21,551
Accrued interest payable	16,754	15,016
Medical claims payable	31,146	30,262
Accrued expenses and other current liabilities	15,994	19,023
Current portion of long-term debt and capital lease obligations	5,032	26,252

Total current liabilities	140,836	159,165
Long-term debt and capital lease obligations	581,741	556,691
Other long-term liabilities	25,691	22,347
Minority interest	3,490	4,736

Total liabilities	751,758	742,939
Stockholders’ equity
Preferred stock – $0.01 par value, authorized 5,000,000 shares; no shares issued and outstanding at March 31, 2003 and September 30, 2002
Common stock – $0.01 par value, authorized 100,000,000 shares; 31,985,029 shares and 31,984,779 shares issued at March 31, 2003 and September 30, 2002, respectively, and 31,956,113 shares and 31,955,863 shares outstanding at March 31, 2003 and September 30, 2002, respectively	320	320
Nonvoting common stock – $0.01 par value, authorized 10,000,000 shares; no shares issued and outstanding at March 31, 2003 and September 30, 2002	—	—
Additional paid-in capital	450,720	450,718
Treasury stock, at cost, 16,306,541 shares at March 31, 2003 and September 30, 2002	(155,300)	(155,300)
Accumulated deficit	(121,764)	(140,194)

Total stockholders’ equity	173,976	155,544

Total liabilities and stockholders’ equity	$925,734	$898,483

IASIS HEALTHCARE CORPORATION

CONDENSED AND CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Six Months Ended
	March 31,

	2003	2002

	(in thousands)
Net revenue	$526,201	$465,305
Costs and expenses:
Salaries and benefits	182,952	158,045
Supplies	73,451	65,998
Other operating expenses	155,703	143,155
Provision for bad debts	39,865	34,365
Interest, net	26,448	28,539
Depreciation and amortization	25,533	21,668
Loss on debt extinguishment	3,900	—

Total costs and expenses	507,852	451,770

Earnings before gain on sale of assets, minority interests, income taxes and cumulative effect of a change in account principle	18,349	13,535
Loss (gain) on sale of assets, net	(780)	7
Minority interests	699	524

Earnings before income taxes and cumulative effect of a change in accounting principle	18,430	13,004
Income tax expense	—	—

Net earnings before cumulative effect of a change in accounting principle	$18,430	$13,004
Cumulative effect of a change in accounting principle	—	(39,497)

Net earnings (loss)	$18,430	$(26,493)

See accompanying notes.

IASIS HEALTHCARE CORPORATION

CONDENSED AND CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Six Months Ended
	March 31,

	2003	2002

	(in thousands)
Cash flows from operating activities:
Net earnings (loss)	$18,430	$(26,493)
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Depreciation and amortization	25,533	21,668
Minority interests	699	524
Cumulative effect of a change in accounting principle	—	39,497
(Gain) loss on sale of assets	(780)	7
Loss on debt extinguishment	3,900	—
Changes in operating assets and liabilities, net of disposals:
Accounts receivable	(1,340)	(6,913)
Inventories, prepaid expenses and other current assets	(916)	(5,249)
Accounts payable and other accrued liabilities	6,583	6,431

Net cash provided by operating activities	52,109	29,472

Cash flows from investing activities:
Purchases of property and equipment	(36,520)	(16,107)
Purchase of real estate	—	(55,338)
Proceeds from sales of assets	2,863	149
Change in other assets	(1,732)	(2,578)

Net cash used in investing activities	(35,389)	(73,874)

Cash flows from financing activities:
Proceeds from issuance of common stock	2	222
Proceeds from senior bank debt borrowings	454,100	120,300
Payment of debt and capital leases	(453,450)	(79,673)
Debt financing costs incurred	(10,600)	(2,347)
Distribution of minority interests	(410)	—
Other	—	(156)

Net cash provided by (used in) financing activities	(10,358)	38,346

Increase (decrease) in cash and cash equivalents	6,362	(6,056)
Cash and cash equivalents at beginning of the period	—	6,056

Cash and cash equivalents at end of the period	$6,362	$—

Supplemental disclosure of cash flow information:
Cash paid for interest	$24,789	$28,937

Cash paid (refunded) for income taxes, net	$6	$(1,831)

Supplemental schedule of noncash investing and financing activities:
Capital lease obligations incurred to acquire equipment	$3,318	$—

See accompanying notes.

IASIS HEALTHCARE CORPORATION

NOTES TO UNAUDITED CONDENSED AND CONSOLIDATED
FINANCIAL STATEMENTS

1.     Basis of Presentation

      The unaudited condensed and consolidated financial statements include the accounts of IASIS Healthcare Corporation (“IASIS” or “the Company”) and all subsidiaries and entities under common control of the Company and have been prepared in accordance with accounting principles generally accepted in the United States for interim financial reporting and in accordance with Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and notes required by accounting principles generally accepted in the United States for complete financial statements. The balance sheet at September 30, 2002 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2002.

      In the opinion of management, the accompanying unaudited condensed and consolidated financial statements contain all material adjustments (consisting of normal recurring items) necessary for a fair presentation of results for the interim periods presented. The results of operations for any interim period are not necessarily indicative of results for the full year.

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the accompanying unaudited condensed and consolidated financial statements and notes. Actual results could differ from those estimates.

      IASIS operates networks of medium-sized hospitals in high-growth urban and suburban markets. At March 31, 2003, the Company owned or leased 14 hospitals with a total of 2,116 beds in service. The Company’s hospitals are located in four regions:

•	Salt Lake City, Utah;

•	Phoenix, Arizona;

•	Tampa-St. Petersburg, Florida; and

•	three cities in Texas, including San Antonio.

      The Company also operates three ambulatory surgery centers and a Medicaid managed health plan in Phoenix called Health Choice, serving over 60,900 members at March 31, 2003.

2.     Recently Issued Accounting Pronouncements

      In January 2003, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 46, Consolidation of Variable Interest Entities (“VIEs”), an Interpretation of Accounting Research Bulletin No. 51 (“FIN 46”). FIN 46 requires certain VIEs to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective for all new VIEs created or acquired after January 31, 2003. For VIEs created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after June 15, 2003. The Company does not expect this interpretation to have a material effect on its future results of operations or financial position.

      In November 2002, the FASB issued Interpretation No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees (“FIN 45”). FIN 45 requires a guarantor to recognize, at the inception of a guarantee, a liability for the fair value of the obligation it has undertaken in issuing the guarantee. The Company will apply FIN 45 to guarantees, if any, issued or modified after December 31, 2002. The adoption of FIN 45 did not have a material effect on the Company’s consolidated financial position or results of operations.

IASIS HEALTHCARE CORPORATION

NOTES TO UNAUDITED CONDENSED AND CONSOLIDATED

FINANCIAL STATEMENTS

3.     Long-Term Debt and Capital Lease Obligations

      Long-term debt and capital lease obligations consist of the following (in thousands):

	March 31,	September 30,
	2003	2002

Bank facilities	$349,126	$347,846
Senior subordinated notes	230,000	230,000
Capital lease obligations	7,647	5,097

	586,773	582,943
Less current maturities	5,032	26,252

	$581,741	$556,691

Bank Facilities

      On October 15, 1999, the Company entered into a bank credit facility through which a syndicate of lenders made a total of $455.0 million available in the form of an $80.0 million tranche A term loan, a $250.0 million tranche B term loan and a $125.0 million revolving credit facility. Effective October 5, 2001, the Company amended its bank credit facility to provide for an additional $30.0 million incremental senior secured term loan on substantially the same terms and conditions as the existing bank credit facility. The new incremental term loan was used solely to fund the purchase on October 15, 2001 of the land and buildings at two facilities in Arizona previously operated under long-term leases and related costs and expenses. The amended bank credit facility also provided for revisions to certain financial covenants.

      On February 7, 2003, the Company completed the refinancing of its bank credit facility to provide for a new $475.0 million credit facility in the form of a $350.0 million, six year term B loan and $125.0 million, five year revolving credit facility. The loans under the new credit facility accrue interest at variable rates at specified margins above either the agent bank’s alternate base rate or its Eurodollar rate. Principal payments on the new term B loan are due in quarterly installments of $875,000 beginning March 31, 2003 until maturity. The new credit facility is also subject to mandatory prepayment under specific circumstances including a portion of excess cash flow and the net proceeds from an initial public offering, asset sales, debt issuances and specified casualty events, each subject to various exceptions. Proceeds from the new credit facility were used to refinance amounts outstanding under the previous credit facility and to fund closing and other transaction related costs of $10.6 million incurred in connection with the refinancing. The new credit facility increased the Company’s annual capital expenditure limitation to $80.0 million per year. In addition, the new credit facility provides for revisions to certain financial covenants and replaced the fixed charge coverage covenant under the previous credit facility with a senior leverage test. The new $125.0 million revolving credit facility is available for working capital and other general corporate purposes. Consistent with the previous credit facility, the new bank credit facility requires that the Company comply with various financial ratios and tests and contains covenants limiting the Company’s ability to, among other things, incur debt, engage in acquisitions or mergers, sell assets, make investments or capital expenditures, make distributions or stock repurchases and pay dividends. The new bank credit facility includes a 1% prepayment penalty on voluntary prepayments made during the first year on amounts outstanding under the term loan. The new bank credit facility is guaranteed by the Company’s subsidiaries and these guaranties are secured by a pledge of substantially all of the subsidiaries’ assets. Substantially all of the Company’s outstanding common stock is pledged for the benefit of the Company’s lenders as security for the Company’s obligations under the new credit facility.

      At March 31, 2003, there was $349.1 million outstanding under the six year term B loan and no amounts outstanding under the revolving credit facility. The new revolving credit facility includes a

IASIS HEALTHCARE CORPORATION

NOTES TO UNAUDITED CONDENSED AND CONSOLIDATED

FINANCIAL STATEMENTS

$75.0 million sub-limit for letters of credit that may be issued. At March 31, 2003, the Company had issued $38.3 million in letters of credit. The loans under the previous bank credit facility accrued interest at variable rates at specified margins above either the agent bank’s alternate base rate or its reserve-adjusted Eurodollar rate. The weighted average interest rate of outstanding borrowings under the bank credit facilities was approximately 5.78% for the six months ended March 31, 2003. The Company pays a commitment fee equal to 0.5% of the average daily amount available under the new revolving credit facility. During the three months ended March 31, 2003, the Company expensed approximately $3.9 million in unamortized deferred financing costs associated with the previous credit facility.

Senior Subordinated Notes

      On October 13, 1999, the Company issued $230.0 million of 13% senior subordinated notes due 2009. On May 25, 2000, the Company exchanged all of its outstanding 13% senior subordinated notes due 2009 for 13% senior subordinated exchange notes due 2009 that have been registered under the Securities Act of 1933, as amended (the “Notes”). Terms and conditions of the exchange offer were as set forth in the registration statement on Form S-4 filed with the Securities and Exchange Commission that became effective on April 17, 2000. The Notes are unsecured obligations and are subordinated in right of payment to all existing and future senior indebtedness of the Company. Interest on the Notes is payable semi-annually.

      Except with respect to a change of control, the Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes. The Notes are guaranteed, jointly and severally, by all of the Company’s subsidiaries (“Subsidiary Guarantors”). The Company is a holding company with no independent assets or operations apart from its ownership of the Subsidiary Guarantors. At March 31, 2003, all of the Subsidiary Guarantors fully and unconditionally guaranteed the Notes and, with the exception of Odessa Regional Hospital, LP, all were 100% owned by the Company. The indenture for the Notes contains certain covenants, including but not limited to, restrictions on new indebtedness, asset sales, capital expenditures, dividends and the Company’s ability to merge or consolidate.

4.     Stock Benefit Plans

      The Company, from time to time, grants stock options for a fixed number of common shares to employees. Statement of Financial Accounting Standards (“SFAS”) No. 123, Accounting for Stock-Based Compensation, encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to account for employee stock option grants in accordance with APB Opinion No. 25, Accounting for Stock Issued to Employees, and, accordingly, uses the intrinsic method to value options and recognizes no compensation expense for the stock option grants when the exercise price of the options equals, or is greater than, the market value of the underlying stock on the date of grant.

      Pro forma information regarding interim net earnings is required by SFAS No. 148, Accounting for Stock-Based Compensation — Transition and Disclosure, and has been determined as if the Company had accounted for its employee stock options under the fair value method. The fair value for these options was estimated at the date of grant using a minimum value option valuation model with the following range of weighted-average assumptions:

	March 31,	March 31,
	2003	2002

Risk-free interest rate	2.70% - 5.03%	4.64% - 5.57%
Expected life	2 1/2 to 5 years	2 1/2 to 5 years
Expected dividend yield	0.0%	0.0%

IASIS HEALTHCARE CORPORATION

NOTES TO UNAUDITED CONDENSED AND CONSOLIDATED

FINANCIAL STATEMENTS

      If the Company had measured compensation cost for the stock options granted under the fair value based method prescribed by SFAS No. 123, Accounting for Stock-Based Compensation, the Company’s net earnings (loss) would have been changed to the pro forma amounts set forth below (in thousands):

	Six Months Ended,

	March 31,	March 31,
	2003	2002

Net earnings, as reported	$10,938	$12,715
Less: stock-based compensation expense determined under fair value based method	(222)	(128)

Pro forma net earnings (loss)	$10,716	$12,587

      The effect of applying SFAS No. 123 for providing pro forma disclosure is not likely to be representative of the effect on reported net income for future years.

5.     Contingencies

Net Revenue

      The calculation of appropriate payments from the Medicare and Medicaid programs as well as terms governing agreements with other third party payors are complex and subject to interpretation. Final determination of amounts earned under the Medicare and Medicaid programs often occurs subsequent to the year in which services are rendered because of audits by the programs, rights of appeal and the application of numerous technical provisions. As a result, there is at least a reasonable possibility that recorded estimates will change by a material amount in the near term. In the opinion of management, adequate provision has been made for adjustments that may result from such routine audits and appeals.

Professional, General and Workers Compensation Liability Risks

      The Company is subject to claims and legal actions in the ordinary course of business, including claims relating to patient treatment and personal injuries. To cover these types of claims, the Company maintains general liability and professional liability insurance in excess of self-insured retentions through a commercial insurance carrier in amounts that the Company believes to be sufficient for its operations, although, potentially, some claims may exceed the scope of coverage in effect. Plaintiffs may request punitive or other damages that may not be covered by insurance. The Company is currently not a party to any such proceedings that, in the Company’s opinion, would have a material adverse effect on the Company’s business, financial condition or results of operations. The Company expenses an actuarially determined estimate of the costs it expects to incur under the self-insured retention exposure for professional liability claims. As of March 31, 2003 and September 30, 2002, the Company’s professional and general liability accrual for asserted and unasserted claims was approximately $21.4 million and $17.6 million, respectively, which is included within other long-term liabilities in the accompanying condensed and consolidated balance sheets.

      The Company is subject to claims and legal actions in the ordinary course of business relative to workers compensation and other labor and employment matters. To cover these types of claims, the Company maintains workers compensation insurance coverage with a self-insured retention. The Company accrues costs of workers compensation claims based upon estimates derived from its claims experience.

Health Choice

      Health Choice has entered into a capitated contract whereby the plan provides healthcare services in exchange for fixed periodic and supplemental payments from the Arizona Health Care Cost Containment System (“AHCCCS”). These services are provided regardless of the actual costs incurred to provide these services. The Company receives reinsurance and other supplemental payments from AHCCCS to cover certain costs of healthcare services that exceed certain thresholds. The Company believes the capitated payments,

IASIS HEALTHCARE CORPORATION

NOTES TO UNAUDITED CONDENSED AND CONSOLIDATED

FINANCIAL STATEMENTS

together with reinsurance and other supplemental payments, are sufficient to pay for the services Health Choice is obligated to deliver. As of March 31, 2003, the Company provided performance guaranties in the form of a letter of credit in the amount of $20.6 million for the benefit of AHCCCS to support its obligations under the Health Choice contract to provide and pay for the healthcare services.

Tax Sharing Agreement

      The Company and some of its subsidiaries are included in JLL Healthcare, LLC’s consolidated group for U.S. Federal income tax purposes as well as in some consolidated, combined or unitary groups which include JLL Healthcare, LLC for state, local and foreign income tax purposes. The Company and JLL Healthcare, LLC have entered into a tax sharing agreement that requires the Company to make payments to JLL Healthcare, LLC such that, with respect to tax returns for any taxable period in which the Company or any of its subsidiaries is included in JLL Healthcare, LLC’s consolidated group or any combined group, including JLL Healthcare, LLC, the amount of taxes to be paid by the Company will be determined, subject to some adjustments, as if the Company and each of its subsidiaries included in JLL Healthcare, LLC’s consolidated group or a combined group including JLL Healthcare, LLC filed their own consolidated, combined or unitary tax return.

      Each member of a consolidated group for U.S. Federal income tax purposes is jointly and severally liable for the Federal income tax liability of each other member of the consolidated group. Accordingly, although the tax sharing agreement allocates tax liabilities between the Company and JLL Healthcare, LLC, for any period in which the Company is included in JLL Healthcare, LLC’s consolidated group, the Company could be liable in the event that any Federal tax liability was incurred, but not discharged, by any other member of JLL Healthcare, LLC’s consolidated group.

Other

      The Company has been advised that its hospital in San Antonio, Texas, Southwest General Hospital, is a subject of an investigation relating to the provision of hyperbaric oxygen therapy services. In a letter dated February 11, 2003, the U.S. Attorney for the Western District of Texas stated that the investigation relates to certain billing practices for these services since 1998. The Company is cooperating with the U.S. Attorney’s office with respect to this investigation. Based on information currently available, the Company believes the investigation relates primarily to the period when Tenet Healthcare Corporation (“Tenet”) owned the hospital. Although the Company is unable to predict the outcome of this investigation, management does not currently believe it will have a material adverse effect on the Company’s business, financial condition or results of operations.

      Tenet and its affiliates are defendants in a civil action brought on January 9, 2003 in the U.S. District Court for the Central District of California by the United States for the improper assignment of diagnostic codes and submitting false claims to Medicare. The litigation stems from an investigation by the U.S. Department of Justice, in conjunction with the Office of Inspector General, of certain hospital billings to Medicare for inpatient stays reimbursed pursuant to diagnosis related groups 79 (pneumonia), 415 (operating room procedure for infectious and parasitic diseases), 416 (septicemia) and 475 (respiratory system diagnosis with mechanical ventilator). Although hospitals that the Company acquired from Tenet are referenced in the complaint, all of the actions complained of occurred prior to December 31, 1998 and thus before the hospitals’ acquisition by the Company. The Company has informed Tenet that the Company has no obligation or liability for any of the matters described in the complaint and that the Company is entitled to indemnification if any damages or relief were to be sought against IASIS in connection with the proceeding.

      The Company believes it is in material compliance with all applicable laws and regulations and is not aware of any pending or threatened investigations involving allegations of potential wrongdoing that it believes would have a material effect on its financial statements. Compliance with such laws and regulations

IASIS HEALTHCARE CORPORATION

NOTES TO UNAUDITED CONDENSED AND CONSOLIDATED

FINANCIAL STATEMENTS

can be subject to future government review and interpretation as well as significant regulatory action including fines, penalties and exclusion from the Medicare and Medicaid programs.

6.     Goodwill

      The Company adopted SFAS No. 142 effective October 1, 2001. As a result of the transitional impairment test required by SFAS No. 142, the Company recorded an impairment charge to goodwill of $39.5 million as of October 1, 2001. The impairment charge to goodwill is reflected as a cumulative effect of a change in accounting principle in the accompanying condensed and consolidated statements of operations. The impairment relates to goodwill associated with the Arizona market included in the acute care service segment and was based on a discounted cash flow analysis. Pursuant to the provisions of SFAS No. 142, goodwill is no longer amortized but is subject to annual impairment reviews.

7.     Asset Revaluation and Closure Costs

      In the third quarter of fiscal 2001, the Company recorded a pre-tax asset revaluation charge of approximately $2.8 million related to the closure of Rocky Mountain Medical Center and revaluation of net assets in conjunction with their classification as held for sale. At March 31, 2003, Rocky Mountain Medical Center net assets held for sale consisted of property and equipment and totaled approximately $22.1 million.

      The Company adopted and implemented an exit plan and recorded pre-tax closure charges of approximately $9.1 million in the third quarter of fiscal 2001 with respect to the closure of Rocky Mountain Medical Center. At March 31, 2003, accrued closure costs totaled approximately $898,000. During the six months ended March 31, 2003, the Company paid a total of $1.3 million in closure costs, which consisted of $500,000 in facility and lease termination costs and $800,000 in other exist costs.

8.     Segment and Geographic Information

      The Company’s acute care hospitals and related healthcare businesses are similar in their activities and the economic environments in which they operate (i.e., urban and suburban markets). Accordingly, the Company’s reportable operating segments consist of (1) acute care hospitals and related healthcare businesses, collectively, and (2) its Medicaid managed health plan, Health Choice and a related entity (collectively

IASIS HEALTHCARE CORPORATION

NOTES TO UNAUDITED CONDENSED AND CONSOLIDATED

FINANCIAL STATEMENTS

referred to as Health Choice). The following is a financial summary by business segment for the periods indicated:

	Three Months		Six Months
	Ended		Ended
	March 31,		March 31,

	2003	2002	2003	2002

Acute Care Service:
Net patient revenue	$235,802	$210,143	$455,527	$399,291
Revenue between segments	(1,625)	(1,407)	(3,533)	(2,844)

Net revenue	234,177	208,736	451,994	396,447
Salaries and benefits	92,495	79,047	179,738	155,535
Supplies	37,663	34,608	73,224	65,801
Other operating expenses	44,905	41,002	88,880	79,892
Provision for bad debts	20,154	17,591	39,865	34,365

EBITDA(1)	38,960	36,488	70,287	60,854
Loss on debt extinguishment	3,900	—	3,900	—
Interest expense, net	13,131	14,036	26,448	28,587
Depreciation and amortization	12,653	11,153	25,471	21,612
Loss (gain) on sale of assets, net	—	—	(780)	7

Earnings before minority interests, income taxes and cumulative effect of a change in accounting principle	9,276	11,299	15,248	10,648
Minority interests	421	301	699	524

Earnings before income taxes and cumulative effect of a change in accounting principle	$8,855	$10,998	$14,549	$10,124

Segment assets	$922,043	$905,150	$922,043	$905,150

Health Choice:
Capitation premiums and other payments	$37,259	$35,688	$74,207	$68,858
Revenue between segments	—	—	—	—

Net revenue	37,259	35,688	74,207	68,858
Salaries and benefits	1,658	1,271	3,214	2,510
Supplies	105	97	227	197
Other operating expenses	33,384	32,576	66,823	63,263
Provision for bad debts	—	—	—	—

EBITDA(1)	2,112	1,744	3,943	2,888
Loss on debt extinguishment	—	—	—	—
Interest income	—	—	—	(48)
Depreciation and amortization	29	27	62	56

Earnings before minority interests, income taxes and cumulative effect of a change in accounting principle	2,083	1,717	3,881	2,880
Minority interests	—	—	—	—

IASIS HEALTHCARE CORPORATION

NOTES TO UNAUDITED CONDENSED AND CONSOLIDATED

FINANCIAL STATEMENTS

	Three Months		Six Months
	Ended		Ended
	March 31,		March 31,

	2003	2002	2003	2002

Earnings before income taxes and cumulative effect of a change in accounting principle	$2,083	$1,717	$3,881	$2,880

Segment assets	$3,691	$20,060	$3,691	$20,060

(1)	EBITDA represents earnings before interest expense, loss (gain) on sale of assets, loss on debt extinguishment, minority interests, income taxes, cumulative effect of a change in accounting principle and depreciation and amortization.

9.     Supplemental Condensed Consolidating Financial Information

      The Notes described in Note 3 are fully and unconditionally guaranteed on a joint and several basis by all of the Company’s Subsidiary Guarantors.

      A summarized condensed consolidating balance sheet at March 31, 2003 and September 30, 2002 and condensed consolidating statements of operations and statements of cash flows for the three months and six months ended March 31, 2003 and 2002 for the Company, segregating the parent company issuer, the combined 100% owned Subsidiary Guarantors, the non-100% owned Subsidiary Guarantor and eliminations, are found below. Separate unaudited financial statements of the non-100% owned Subsidiary Guarantor, Odessa Regional Hospital, LP (“Odessa”), are included as Exhibit 99.1 to the Company’s filing on Form 10-Q. On February 1, 2001, Odessa sold 11.2% of its limited partner units, which reduced the Company’s ownership accordingly. However, Odessa’s guaranty continues to be full and unconditional with respect to the Notes.

IASIS HEALTHCARE CORPORATION

NOTES TO UNAUDITED CONDENSED AND CONSOLIDATED FINANCIAL STATEMENTS

Condensed Consolidating Balance Sheet (Unaudited)
March 31, 2003

		Subsidiary Guarantors

	Parent	100%	Non-100%		Condensed
	Issuer	Owned	Owned	Eliminations	Consolidated

	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$—	$6,362	$—	$—	$6,362
Accounts receivable, net	—	145,326	10,609	—	155,935
Inventories	—	22,262	1,734	—	23,996
Prepaid expenses and other current assets	—	14,682	311	—	14,993
Assets held for sale	—	22,106	—	—	22,106

Total current assets	—	210,738	12,654	—	223,392
Property and equipment, net	—	391,894	23,785	—	415,679
Net investment in and advances to subsidiaries	868,864	(834,849)	6,853	(40,868)	—
Goodwill	—	223,377	28,827	—	252,204
Other assets, net	22,755	10,747	957	—	34,459

Total assets	$891,619	$1,907	$73,076	$(40,868)	$925,734

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$—	$46,409	$2,134	$—	$48,543
Salaries and benefits payable	—	22,652	715	—	23,367
Accrued interest payable	16,754	—	—	—	16,754
Medical claims payable	—	31,146	—	—	31,146
Accrued expenses and other current liabilities	—	15,634	360	—	15,994
Current portion of long-term debt and capital lease obligations	3,500	723	809	—	5,032
Total current liabilities	20,254	116,564	4,018	—	140,836
Long-term debt and capital lease obligations	575,625	6,121	40,863	(40,868)	581,741
Other long-term liabilities	—	25,691	—	—	25,691
Minority interest	—	3,490	—	—	3,490

Total liabilities	595,879	151,866	44,881	(40,868)	751,758
Stockholders’ equity	295,740	(149,959)	28,195	—	173,976

Total liabilities and stockholders’ equity	$891,619	$1,907	$73,076	$(40,868)	$925,734

IASIS HEALTHCARE CORPORATION

NOTES TO UNAUDITED CONDENSED AND CONSOLIDATED FINANCIAL STATEMENTS

Condensed Consolidating Balance Sheet
September 30, 2002

		Subsidiary Guarantors

	Parent	100%	Non-100%		Condensed
	Issuer	Owned	Owned	Eliminations	Consolidated

	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$—	$—	$—	$—	$—
Accounts receivable, net	—	145,704	8,748	—	154,452
Inventories	—	22,218	1,691	—	23,909
Prepaid expenses and other current assets	—	14,792	905	—	15,697
Assets held for sale	—	22,106	—	—	22,106

Total current assets	—	204,820	11,344	—	216,164
Property and equipment, net	—	378,715	23,456	—	402,171
Net investment in and advances to subsidiaries	870,372	(833,886)	(3,426)	(33,060)	—
Goodwill	—	223,570	28,827	—	252,397
Other assets, net	18,006	9,081	664	—	27,751

Total assets	$888,378	$(17,700)	$60,865	$(33,060)	$898,483

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$—	$45,127	$1,934	$—	$47,061
Salaries and benefits payable	—	20,504	1,047	—	21,551
Accrued interest payable	15,016	—	—	—	15,016
Medical claims payable	—	30,262	—	—	30,262
Accrued expenses and other current liabilities	—	18,824	199	—	19,023
Current portion of long-term debt and capital lease obligations	25,307	945	470	(470)	26,252

Total current liabilities	40,323	115,662	3,650	(470)	159,165
Long-term debt and capital lease obligations	552,539	4,152	32,590	(32,590)	556,691
Other long-term liabilities	—	22,347	—	—	22,347
Minority interest	—	4,736	—	—	4,736

Total liabilities	592,862	146,897	36,240	(33,060)	742,939
Stockholders’ equity	295,516	(164,597)	24,625	—	155,544

Total liabilities and stockholders’ equity	$888,378	$(17,700)	$60,865	$(33,060)	$898,483

IASIS HEALTHCARE CORPORATION

NOTES TO UNAUDITED CONDENSED AND CONSOLIDATED FINANCIAL STATEMENTS

Condensed Consolidating Statement of Operations
For the Three Months Ended March 31, 2003 (Unaudited)

		Subsidiary
		Guarantors

		100%	Non-100%		Condensed
	Parent Issuer	Owned	Owned	Eliminations	Consolidated

	(In thousands)
Net revenue	$—	$254,015	$17,769	$(348)	$271,436
Costs and expenses:
Salaries and benefits	—	88,630	5,523	—	94,153
Supplies	—	35,402	2,366	—	37,768
Other operating expenses	—	75,659	2,630	—	78,289
Provision for bad debts	—	18,799	1,355	—	20,154
Interest, net	12,920	211	1,262	(1,262)	13,131
Depreciation and amortization	839	11,318	525	—	12,682
Loss on debt extinguishment	3,900	—	—	—	3,900
Management fees	—	—	348	(348)	—
Equity in earnings of affiliates	(27,335)	—	—	27,335	—

Total costs and expenses	(9,676)	230,019	14,009	25,725	260,077
Earnings (loss) from operations before minority interests and income taxes	9,676	23,996	3,760	(26,073)	11,359
Minority interests	—	421	—	—	421

Earnings (loss) from operations before income taxes	9,676	23,575	3,760	(26,073)	10,938
Income tax expense	—	—	—	—	—

Net earnings (loss)	$9,676	$23,575	$3,760	$(26,073)	$10,938

IASIS HEALTHCARE CORPORATION

NOTES TO UNAUDITED CONDENSED AND CONSOLIDATED FINANCIAL STATEMENTS

Condensed Consolidating Statement of Operations
For the Three Months Ended March 31, 2002 (Unaudited)

		Subsidiary Guarantors

		100%	Non-100%		Condensed
	Parent Issuer	Owned	Owned	Eliminations	Consolidated

	(In thousands)
Net revenue	$—	$232,582	$12,078	$(236)	$244,424
Costs and expenses:
Salaries and benefits	—	76,361	3,957	—	80,318
Supplies	—	33,500	1,205	—	34,705
Other operating expenses	—	71,613	1,965	—	73,578
Provision for bad debts	—	16,561	1,030	—	17,591
Interest, net	13,831	205	1,083	(1,083)	14,036
Depreciation and amortization	1,071	9,760	349	—	11,180
Management fees	—	—	236	(236)	—
Equity in earnings of affiliates	(26,534)	—	—	26,534	—

Total costs and expenses	(11,632)	208,000	9,825	25,215	231,408
Earnings (loss) from operations before minority interests and income taxes	11,632	24,582	2,253	(25,451)	13,016
Minority interests	—	301	—	—	301

Earnings (loss) from operations before income taxes	11,632	24,281	2,253	(25,451)	12,715
Income tax expense	—	—	—	—	—

Net earnings (loss)	$11,632	$24,281	$2,253	$(25,451)	$12,715

IASIS HEALTHCARE CORPORATION

NOTES TO UNAUDITED CONDENSED AND CONSOLIDATED FINANCIAL STATEMENTS

Condensed Consolidating Statement of Operations
For the Six Months Ended March 31, 2003 (Unaudited)

		Subsidiary Guarantors

		100%	Non-100%		Condensed
	Parent Issuer	Owned	Owned	Eliminations	Consolidated

	(In thousands)
Net revenue	$—	$492,874	$33,989	$(662)	$526,201
Costs and expenses:
Salaries and benefits	—	172,113	10,839	—	182,952
Supplies	—	68,656	4,795	—	73,451
Other operating expenses	—	150,527	5,176	—	155,703
Provision for bad debts	—	37,085	2,780	—	39,865
Interest, net	26,166	282	2,517	(2,517)	26,448
Depreciation and amortization	1,952	22,549	1,032	—	25,533
Loss on debt extinguishment	3,900	—	—	—	3,900
Management fees	—	—	662	(662)	—
Equity in earnings of affiliates	(47,931)	—	—	47,931	—

Total costs and expenses	(15,913)	451,212	27,801	44,752	507,852
Earnings (loss) from operations before minority interests and income taxes	15,913	41,662	6,188	(45,414)	18,349
Loss (gain) on sale of assets, net	—	(780)	—	—	(780)
Minority interests	—	699	—	—	699

Earnings before income taxes	15,913	41,743	6,188	(45,414)	18,430
Income tax expense	—	—	—	—	—

Net earnings (loss)	$15,913	$41,743	$6,188	$(45,414)	$18,430

IASIS HEALTHCARE CORPORATION

NOTES TO UNAUDITED CONDENSED AND CONSOLIDATED FINANCIAL STATEMENTS

Condensed Consolidating Statement of Operations
For the Six Months Ended March 31, 2002 (Unaudited)

		Subsidiary
		Guarantors

	Parent	100%	Non-100%		Condensed
	Issuer	Owned	Owned	Eliminations	Consolidated

	(in thousands)
Net revenue	$—	$442,742	$23,013	$(450)	$465,305
Costs and expenses:
Salaries and benefits	—	150,314	7,731	—	158,045
Supplies	—	63,696	2,302	—	65,998
Other operating expenses	—	139,289	3,866	—	143,155
Provision for bad debts	—	32,389	1,976	—	34,365
Interest, net	28,239	300	2,170	(2,170)	28,539
Depreciation and amortization	2,130	18,843	695	—	21,668
Management fees	—	—	450	(450)	—
Equity in earnings of affiliates	(41,203)	—	—	41,203	—

Total costs and expenses	(10,834)	404,831	19,190	38,583	451,770
Earnings (loss) from operations before loss on sale of assets, minority interests, income taxes and cumulative effect of a change in accounting principle	10,834	37,911	3,823	(39,033)	13,535
Loss on sale of assets, net	—	7	—	—	7
Minority interests	—	524	—	—	524

Earnings (loss) before income taxes and cumulative effect of a change in accounting principle	10,834	37,380	3,823	(39,033)	13,004
Income tax expense	—	—	—	—	—

Net earnings (loss) before cumulative effect of a change in accounting principle	$10,834	$37,380	$3,823	$(39,033)	$13,004
Cumulative effect of a change in accounting principal	—	(39,497)	—	—	(39,497)

Net earnings (loss)	$10,834	$(2,117)	$3,823	$(39,033)	$(26,493)

IASIS HEALTHCARE CORPORATION

NOTES TO UNAUDITED CONDENSED AND CONSOLIDATED FINANCIAL STATEMENTS

Condensed Consolidating Statement of Cash Flows
For the Six Months Ended March 31, 2003 (Unaudited)

		Subsidiary
		Guarantors

	Parent	100%	Non-100%		Condensed
	Issuer	Owned	Owned	Eliminations	Consolidated

	(Unaudited)
Cash flows from operating activities
Net earnings (loss)	$15,913	$41,743	$6,188	$(45,414)	$18,430
Adjustments to reconcile net earnings (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	1,952	22,549	1,032	—	25,533
Minority interests	—	699	—	—	699
Gain on sale of property and equipment	—	(780)	—	—	(780)
Loss on debt extinguishment	—	3,900	—	—	3,900
Equity in earnings of affiliates	(47,931)	—	—	47,931	—
Changes in operating assets and liabilities, net of the effect of dispositions:
Accounts receivable	—	520	(1,860)	—	(1,340)
Inventories, prepaid expenses and other current assets	—	(1,466)	550	—	(916)
Accounts payable and other accrued liabilities	1,737	4,817	29	—	6,583

Net cash provided by (used in) operating activities	(28,329)	71,982	5,939	2,517	52,109

Cash flows from investing activities
Purchases of property and equipment	—	(36,000)	(520)	—	(36,520)
Proceeds from sale of property and equipment	—	2,863	—	—	2,863
Change in other assets	—	(1,439)	(293)	—	(1,732)

Net cash used in investing activities	—	(34,576)	(813)	—	(35,389)

Cash flows from financing activities
Proceeds from issuance of common stock	—	2	—	—	2
Proceeds from senior bank debt borrowings	454,100	—	—	—	454,100
Payment of debt and capital leases	(452,821)	(593)	(36)	—	(453,450)
Debt financing costs incurred	(10,600)	—	—	—	(10,600)
Change in intercompany balances with affiliates, net	44,012	(36,805)	(4,690)	(2,517)	—
Distribution of minority interests	—	(10)	(400)	—	(410)

Net cash provided by (used in) financing activities	34,691	(37,406)	(5,126)	(2,517)	(10,358)

Net increase in cash and cash equivalents	6,362	—	—	—	6,362
Cash and cash equivalents at beginning of period	—	—	—	—	—

Cash and cash equivalents at end of period	$6,362	$—	$—	$—	$6,362

IASIS HEALTHCARE CORPORATION

NOTES TO UNAUDITED CONDENSED AND CONSOLIDATED FINANCIAL STATEMENTS

Condensed Consolidating Statement of Cash Flows
For the Six Months Ended March 31, 2002 (Unaudited)

		Subsidiary
		Guarantors

	Parent	100%	Non-100%		Condensed
	Issuer	Owned	Owned	Eliminations	Consolidated

	(In thousands)
Cash flows from operating activities
Net earnings (loss)	$10,834	$(2,117)	$3,823	$(39,033)	$(26,493)
Adjustments to reconcile net earnings (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	2,130	18,843	695	—	21,668
Minority interests	—	524	—	—	524
Cumulative effect of a change in accounting principle	—	39,497	—	—	39,497
Loss on sale of property and equipment	—	7	—	—	7
Equity in earnings of affiliates	(41,203)	—	—	41,203	—
Changes in operating assets and liabilities net of disposals:
Accounts receivable	—	(6,710)	(203)	—	(6,913)
Inventories, prepaid expenses and other current assets	—	(4,567)	(682)	—	(5,249)
Accounts payable and other accrued liabilities	(652)	7,967	(884)	—	6,431

Net cash provided by (used in) operating activities	(28,891)	53,444	2,749	2,170	29,472

Cash flows from investing activities
Purchases of property and equipment	—	(10,395)	(5,712)	—	(16,107)
Purchase of real estate	—	(55,338)	—	—	(55,338)
Proceeds from sale of property and equipment	—	149	—	—	149
Change in other assets	—	(2,578)	—	—	(2,578)

Net cash used in investing activities	—	(68,162)	(5,712)	—	(73,874)

Cash flows from financing activities
Proceeds from issuance of common stock	222	—	—	—	222
Proceeds from senior bank debt borrowings	120,300	—	—	—	120,300
Payment of debt and capital leases	(79,550)	(123)	—	—	(79,673)
Change in intercompany balances with affiliates, net	(9,734)	8,941	2,963	(2,170)	—
Debt financing costs incurred	(2,347)	—	—	—	(2,347)
Other	—	(156)	—	—	(156)

Net cash provided by (used in) financing activities	28,891	8,662	2,963	(2,170)	38,346

Decrease in cash and cash equivalents	—	(6,056)	—	—	(6,056)
Cash and cash equivalents at beginning of period	—	6,056	—	—	6,056

Cash and cash equivalents at end of period	$—	$—	$—	$—	$—

IASIS HEALTHCARE CORPORATION

NOTES TO UNAUDITED CONDENSED AND CONSOLIDATED

FINANCIAL STATEMENTS

10. Subsequent Event

      On April 1, 2003, the Company sold limited partnership units in the Company’s subsidiary that owns Jordan Valley Hospital to third party investors, including physicians, for a net amount of $1.3 million. The net proceeds of this equity sale will be used to fund a portion of the expansion of the hospital, which is expected to be completed within the next 18 to 24 months. After giving effect to this sale, the Company owns approximately 97.4% of the equity of this subsidiary.

PART II

Item 20.     Indemnification of Directors and Officers

      Section 145 of the Delaware General Corporation Law, or the DGCL, permits a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation) or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may indemnify against expenses, (including attorneys’ fees) judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. If the person indemnified is not wholly successful in such action, suit or proceeding, but is successful, on the merits or otherwise, in one or more but less than all claims, issues or matters in such proceeding, he or she may be indemnified against expenses actually and reasonably incurred in connection with each successfully resolved claim, issue or matter. In the case of an action or suit by or in the right of the corporation to procure a judgment in its favor, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware, or the court in which such action or suit was brought, shall determine upon application that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 provides that, to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or manner therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

      The Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws of IASIS and each of the By-Laws of Arizona Diagnostic & Surgical Center, Inc., Baptist Joint Venture Holdings, Inc., Beaumont Hospital Holdings, Inc., Biltmore Surgery Center Holdings, Inc., Brookwood Diagnostic Center of Tampa, Inc., CliniCare of Texas, Inc., CliniCare of Utah, Inc., Davis Hospital & Medical Center, Inc., Davis Surgical Center Holdings, Inc., First Choice Physicians Network Holdings, Inc., IASIS Finance, Inc., IASIS Healthcare Holdings, Inc., IASIS Home Infusion and Medical Equipment, Inc., IASIS Management Company, IASIS Physician Services, Inc., IASIS Transco, Inc., Jordan Valley Hospital Holdings, Inc., MCS/AZ, Inc., Metro Ambulatory Surgery Center, Inc., Palms of Pasadena Homecare, Inc., Pioneer Valley Health Plan, Inc., Pioneer Valley Hospital, Inc., Rocky Mountain Medical Center, Inc., Salt Lake Regional Medical Center, Inc., Sandy City Holdings, Inc., Southridge Plaza Holdings, Inc., SSJ St. Petersburg Holdings, Inc. and Tampa Bay Staffing Solutions, Inc., referred to collectively as the Delaware Corporate Subsidiary Guarantors, provide for indemnification by IASIS and each of the Delaware Corporate Subsidiary Guarantors of each of their respective directors and officers to the fullest extent permitted by the DGCL and such right to indemnification shall continue as to a person who has ceased to be a director or officer of IASIS or of each of the Delaware Subsidiary Guarantors, as the case may be, and shall inure to the benefit of his or her heirs, executors and administrators. IASIS’ and each of the Delaware Subsidiary Guarantors’ By-Laws provide that every person will be indemnified against any expenses (including attorneys’ fees), judgments, fines, amounts paid in settlement actually and reasonably incurred on such actions, suits or proceedings (including an action by or in the right of IASIS, subject to certain conditions), whether by fact that he or she is or was a director or officer of IASIS or of each of the Delaware Corporate Subsidiary Guarantors, as the case may be, or is or was serving at the request of IASIS or of each of the Delaware Corporate Subsidiary Guarantors, as the case may be, as a director, officer, employee or agent of another corporation or enterprise, subject in all instances to the requirements that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of IASIS or of each of the Delaware Corporate Subsidiary Guarantors, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. While these provisions provide directors with protection from awards for monetary damages for breaches of their duty of care, they do not eliminate such duty. Accordingly, these provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director’s breach of his or her duty of care.

      IASIS also has entered into agreement with its directors and executive officers that require, among other things, that we indemnify them against certain liabilities that may arise by reason of their status or service as directors and executive officers to the fullest extent permitted by Delaware law.

      Section 17-108 of the Delaware Revised Uniform Limited Partnership Act, or the LP Act, empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever. In accordance with such section, the limited partnership agreements of Jordan Valley Hospital, LP, Memorial Hospital of Tampa, LP, Mesa General Hospital, LP, Odessa Regional Hospital, LP, Palms of Pasadena Hospital, LP, Southeast Texas Hospital, LP, Southwest General Hospital, LP, St. Luke’s Behavioral Hospital, LP, St. Luke’s Medical Center, LP, Tempe St. Luke’s Hospital, LP and Town & Country Hospital, LP, referred to collectively as the Limited Partnership Subsidiary Guarantors, each provide that the Limited Partnership Subsidiary Guarantor, its receivers or its trustee, shall indemnify, hold harmless and pay all judgments and claims against the general partner, IASIS Healthcare Holdings, Inc., in the case of each Limited Partnership Subsidiary Guarantor, its officers, directors, shareholders, employees, agents, subsidiaries and assigns from any liability, loss or damage incurred by reason of any act performed, or omitted to be performed in connection with the partnership business, including reasonable costs, attorney fees and any amount expended in the settlement of any claims of liability, loss or damage, unless the loss, liability or damage was caused by the intentional misconduct, gross negligence or knowing violation of law by the indemnified person.

      Article 5 of the Business Corporation Act of the State of Arizona, or the BCASA, permits an Arizona corporation to indemnify a person made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a proceeding by or in the right of the corporation or a proceeding charging improper personal benefit to the director), because he or she is or was a director or officer of the corporation or is or was serving at the corporation’s request as a director, officer or partner, trustee, employee or agent of another corporation or other enterprise. A corporation may indemnify such persons against obligations to pay a judgment, settlement, penalty or fine or reasonable expenses incurred with respect to such proceedings if their conduct was in good faith and not opposed to the best interests of the corporation (except that conduct in an official capacity with the corporation shall be in the best interests of the corporation), and, with respect to criminal proceedings, the individual had no reasonable cause to believe the conduct was unlawful. The BCASA allows a corporation to indemnify a director or officer in connection with a proceeding by or in the right of the corporation, against reasonable expenses, including attorney fees, incurred in connection therewith unless the director or officer was adjudged liable to the corporation. A corporation may indemnify a director or officer in connection with a proceeding charging improper personal benefit to the director or officer unless the director or officer was adjudged liable on the basis that personal benefit was improperly received by the director or officer.

      The articles of incorporation and by-laws of Biltmore Surgery Center, Inc., an Arizona corporation, also referred to as the Arizona Subsidiary Guarantor, provide for indemnification by the corporation of its directors and officers to the fullest extent permitted by the BCASA and such right to indemnification shall continue as to a person who has ceased to be a director, officer, employee, fiduciary or agent and shall inure to the benefit of his or her heirs, executors and administrators. The corporation’s by-laws provide that any such person may be indemnified against all costs, charges, expenses, liabilities and losses (including, without limitation, attorneys’ fees, judgments, fines, employee benefit plan exercise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection with any action, suit or proceeding, whether by fact that he or she is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee, fiduciary or agent of another corporation or other enterprise. Unless otherwise determined by the board of directors, the corporation may indemnify any such person seeking indemnification in connection with a proceeding initiated by him or her only if the proceeding was authorized by the board.

      Section 48-2b-105(1)(l) of the Utah Limited Liability Company Act, or the ULLCA, permits a limited liability company to indemnify its members, managers and any other persons to the same extent that a partnership may indemnify any of the partners, managers, employees or agents of the partnership against expenses actually and reasonably incurred by the member or manager in connection with the defense of an action, suit or proceeding, whether civil or criminal, in which the member or manager is made a party.

      The operating agreement of IASIS Healthcare MSO Sub of Salt Lake City, LLC, also referred to the Utah Subsidiary Guarantor, a member managed limited liability company whose sole member is IASIS, provides for the indemnification of all its members and employees to the fullest extent of the ULLCA.

      IASIS, and the Delaware Corporate Subsidiary Guarantors, the Limited Partnership Subsidiary Guarantors, the Arizona Subsidiary Guarantor and the Utah Subsidiary Guarantor, referred to collectively as the Subsidiary Guarantors, have each purchased and maintain insurance to protect persons entitled to indemnification pursuant to their by-laws, limited partnership agreements or operating agreements, as the case may be, against liabilities asserted against or incurred by them in such capacity or arising out of their status as such.

Item 21.     Exhibits

Exhibit No.	Description

2.1	Recapitalization Agreement, dated as of August 16, 1999, by and among Paracelsus Healthcare Corporation, PHC/CHC Holdings, Inc., PHC/Psychiatric Healthcare Corporation, PHC-Salt Lake City, Inc., Paracelsus Pioneer Valley Hospital, Inc., Pioneer Valley Health Plan, Inc., PHC-Jordan Valley, Inc., Paracelsus PHC Regional Medical Center, Paracelsus Davis Hospital, Inc., PHC Utah, Inc., Clinicare of Utah, Inc. and JLL Hospital, LLC(1)
2.2	Asset Sale Agreement between Tenet Healthcare Corporation and JLL Hospital, LLC, dated August 15, 1999(1)
2.3	Amendment No. 1 to Asset Sale Agreement, made and entered into as of October 15, 1999, by and between Tenet Healthcare Corporation and IASIS Healthcare Corporation(1)
2.4	Amendment No. 2 to Asset Sale Agreement, made and entered into as of October 15, 1999, by and between Tenet Healthcare Corporation and IASIS Healthcare Corporation(1)
2.5	Asset Sale Agreement between Odessa Hospital, Ltd., and JLL Hospital, LLC, dated as of August 15, 1999(1)
2.6	Amendment No. 1 to Asset Sale Agreement, dated as of October 15, 1999, by and between Odessa Hospital, Ltd. and IASIS Healthcare Corporation(1)
3.1	Amended and Restated Certificate of Incorporation of IASIS Healthcare Corporation, as filed with the Secretary of State of the State of Delaware on March 6, 2001(2)
3.2	Amended and Restated By-Laws of IASIS Healthcare Corporation(1)
3.3	Certificate of Incorporation of Advanced Medical Equipment, Inc., as filed with the Secretary of State of the State of Delaware on November 10, 1999
3.4	Certificate of Amendment to the Certificate of Incorporation of Advanced Medical Equipment, Inc., changing its name to IASIS Transco, Inc., as filed with the Secretary of State of the State of Delaware on November 19, 2002
3.5	Certificate of Incorporation of Arizona Diagnostics & Surgical Center, Inc., as filed with the Secretary of State of the State of Delaware on November 1, 1999
3.6	Certificate of Amendment to the Certificate of Incorporation of Arizona Diagnostics & Surgical Center, Inc., changing its name to Arizona Diagnostic & Surgical Center, Inc., as filed with the Secretary of State of the State of Delaware on January 6, 2000
3.7	Certificate of Incorporation of Baptist Joint Venture Holdings, Inc., as filed with the Secretary of State of the State of Delaware on October 1, 1999(1)

Exhibit No.	Description

3.8	Certificate of Incorporation of Beaumont Hospital Holdings, Inc., as filed with the Secretary of State of the State of Delaware on October 4, 1999(1)
3.9	Certificate of Incorporation of Biltmore Surgery Center, Inc., as filed with the Secretary of State of the State of Delaware on October 1, 1999(1)
3.10	Certificate of Amendment to the Certificate of Incorporation of Biltmore Surgery Center, Inc., changing its name to Biltmore Surgery Center Holdings, Inc., as filed with the Secretary of State of the State of Delaware on November 9, 1999(1)
3.11	Certificate of Incorporation of Brookwood Diagnostic Center of Tampa, Inc., as filed with the Secretary of State of the State of Delaware on November 10, 1999
3.12	Certificate of Incorporation of CliniCare of Arizona, Inc., as filed with the Secretary of State of the State of Delaware on November 29, 1999
3.13	Certificate of Amendment to the Certificate of Incorporation of CliniCare of Arizona, Inc., changing its name to Oasis Staffing Services, Inc., as filed with the Secretary of State of the State of Delaware on July 20, 2001
3.14	Certificate of Amendment to the Certificate of Incorporation of Oasis Staffing Services, Inc., changing its name to CliniCare of Arizona, Inc., as filed with the Secretary of State of the State of Delaware on December 5, 2002
3.15	Certificate of Amendment to the Certificate of Incorporation of CliniCare of Arizona, Inc., changing its name to IASIS Physician Services, Inc., as filed with the Secretary of State of the State of Delaware on May 21, 2003
3.16	Certificate of Incorporation of CliniCare of Texas, Inc., as filed with the Secretary of State of the State of Delaware on November 29, 1999
3.17	Certificate of Incorporation of CliniCare of Utah, Inc., as filed with the Secretary of State of the State of Delaware on September 23, 1999(1)
3.18	Certificate of Incorporation of Davis Hospital & Medical Center, Inc., as filed with the Secretary of State of the State of Delaware on September 23, 1999(1)
3.19	Certificate of Incorporation of Davis Surgical Center Holdings, Inc., as filed with the Secretary of State of the State of Delaware on October 1, 1999(1)
3.20	Certificate of Incorporation of First Choice Physicians Network Holdings, Inc., as filed with the Secretary of State of the State of Delaware on October 1, 1999(1)
3.21	Certificate of Incorporation of IASIS Healthcare Holdings, Inc., as filed with the Secretary of State of the State of Delaware on September 23, 1999(1)
3.22	Certificate of Incorporation of IASIS Home Infusion and Medical Equipment, Inc., as filed with the Secretary of State of the State of Delaware on October 22, 1999
3.23	Certificate of Incorporation of IASIS Homecare of Arizona, Inc., as filed with the Secretary of State of the State of Delaware on October 22, 1999
3.24	Certificate of Amendment to the Certificate of Incorporation of IASIS Homecare of Arizona, Inc., changing its name to IASIS Finance, Inc., as filed with the Secretary of State of the State of Delaware on September 29, 2000
3.25	Certificate of Incorporation of IASIS Management Company, as filed with the Secretary of State of the State of Delaware on October 4, 1999(1)
3.26	Certificate of Incorporation of Jordan Valley Hospital, Inc., as filed with the Secretary of State of the State of Delaware on September 23, 1999(1)
3.27	Certificate of Amendment to the Certificate of Incorporation of Jordan Valley Hospital, Inc., changing its name to Jordan Valley Hospital Holdings, Inc., as filed with the Secretary of State of the State of Delaware on April 17, 2003

Exhibit No.	Description

3.28	Certificate of Incorporation of MCS/AZ, Inc., as filed with the Secretary of State of the State of Delaware on October 29, 1999
3.29	Certificate of Incorporation of Metro Ambulatory Surgery Center, Inc., as filed with the Secretary of State of the State of Delaware on October 1, 1999(1)
3.30	Certificate of Incorporation of Palms of Pasadena Homecare, Inc., as filed with the Secretary of State of the State of Delaware on October 22, 1999
3.31	Certificate of Incorporation of Pioneer Valley Health Plan, Inc., as filed with the Secretary of State of the State of Delaware on September 23, 1999(1)
3.32	Certificate of Incorporation of Pioneer Valley Hospital, Inc., as filed with the Secretary of State of the State of Delaware on September 23, 1999(1)
3.33	Certificate of Incorporation of Rocky Mountain Medical Center, Inc., as filed with the Secretary of State of the State of Delaware on September 23, 1999(1)
3.34	Certificate of Incorporation of Salt Lake Regional Medical Center, Inc., as filed with the Secretary of State of the State of Delaware on September 23, 1999(1)
3.35	Certificate of Incorporation of Sandy City Holdings, Inc., as filed with the Secretary of State of the State of Delaware on October 1, 1999(1)
3.36	Certificate of Incorporation of Southridge Plaza Holdings, Inc., as filed with the Secretary of State of the State of Delaware on October 1, 1999(1)
3.37	Certificate of Incorporation of SSJ St. Petersburg Holdings, Inc., as filed with the Secretary of State of the State of Delaware on October 1, 1999(1)
3.38	Certificate of Incorporation of Town & County Homecare, Inc., as filed with the Secretary of State of the State of Delaware on October 22, 1999
3.39	Certificate of Amendment to the Certificate of Incorporation of Town & Country Homecare, Inc., changing its name to IASIS Holdco of Florida, Inc., as filed with the Secretary of State of the State of Delaware on March 30, 2001
3.40	Certificate of Amendment to the Certificate of Incorporation of IASIS Holdco of Florida, Inc., changing its name to Tampa Bay Staffing Solutions, Inc., as filed with the Secretary of State of the State of Delaware on September 13, 2001
3.41	Form of By-Laws of Delaware Corporate Subsidiary Guarantors(1)
3.42	Certificate of Limited Partnership of Jordan Valley Hospital, LP, as filed with the Secretary of State of the State of Delaware on February 11, 2003
3.43	Certificate of Limited Partnership of Memorial Hospital of Tampa, LP, as filed with the Secretary of State of the State of Delaware on September 24, 1999(1)
3.44	Certificate of Limited Partnership of Mesa General Hospital, LP, as filed with the Secretary of State of the State of Delaware on September 24, 1999(1)
3.45	Certificate of Limited Partnership of Odessa Regional Hospital, LP, as filed with the Secretary of State of the State of Delaware on September 24, 1999(1)
3.46	Certificate of Limited Partnership of Palms of Pasadena Hospital, LP, as filed with the Secretary of State of the State of Delaware on September 24, 1999(1)
3.47	Certificate of Limited Partnership of Southeast Texas Hospital, LP, as filed with the Secretary of State of the State of Delaware on May 22, 2003
3.48	Certificate of Limited Partnership of Southwest General Hospital, LP, as filed with the Secretary of State of the State of Delaware on September 24, 1999(1)

Exhibit No.	Description

3.49	Certificate of Limited Partnership of St. Luke’s Behavioral Hospital, LP, as filed with the Secretary of State of the State of Delaware on September 24, 1999(1)
3.50	Certificate of Limited Partnership of St. Luke’s Medical Center, LP, as filed with the Secretary of State of the State of Delaware on September 24, 1999(1)
3.51	Certificate of Limited Partnership of Tempe St. Luke’s Hospital, LP, as filed with the Secretary of State of the State of Delaware on September 24, 1999(1)
3.52	Certificate of Limited Partnership of Town & Country Hospital, LP, as filed with the Secretary of State of the State of Delaware on September 24, 1999(1)
3.53	Form of Limited Partnership Agreement of Memorial Hospital of Tampa, LP, Mesa General Hospital, LP, Palms of Pasadena Hospital, LP, Southwest General Hospital, LP, St. Luke’s Behavioral Hospital, LP, St. Luke’s Medical Center, LP, Tempe St. Luke’s Hospital, LP and Town & Country Hospital, LP(1)
3.54	Limited Partnership Agreement of Jordan Valley Hospital, LP
3.55	Amended and Restated Limited Partnership Agreement of Odessa Regional Hospital, LP
3.56	Limited Partnership Agreement of Southeast Texas Hospital, LP
3.57	Articles of Incorporation of Biltmore Surgery Center, Inc. as filed with the Executive Secretary of the Arizona Corporation Commission on September 23, 1996(1)
3.58	By-Laws of Biltmore Surgery Center, Inc., an Arizona corporation(1)
3.59	Articles of Organization of IASIS Healthcare MSO Sub of Salt Lake City, LLC, as filed with the Utah Division of Corporations and Commercial Code on October 5, 1998(1)
3.60	Operating Agreement of IASIS Healthcare MSO Sub of Salt Lake City, LLC(1)
4.1	Indenture, dated as of June 6, 2003, among IASIS Healthcare Corporation, the Subsidiary Guarantors and The Bank of New York, as Trustee
4.2	Form of Subsidiary Guarantee dated as of June 6, 2003, executed by each of the Subsidiary Guarantors
4.3	Indenture, dated as of October 15, 1999, among IASIS Healthcare Corporation, the Delaware and Limited Partnership Subsidiary Guarantors and The Bank of New York, as Trustee(1)
4.4	Supplemental Indenture, dated October 25, 1999, among IASIS Healthcare Corporation, the Delaware and Limited Partnership Subsidiary Guarantors, the Arizona Subsidiary Guarantor, as guaranteeing subsidiary and The Bank of New York, as Trustee(1)
4.5	Supplemental Indenture, dated November 4, 1999, among IASIS Healthcare Corporation, the Delaware, Limited Partnership and Arizona Subsidiary Guarantors, the Utah Subsidiary Guarantor, as guaranteeing subsidiary and The Bank of New York, as Trustee(1)
4.6	Supplemental Indenture dated September 29, 2000, between IASIS Finance, Inc., as Subsidiary Guarantor, and The Bank of New York, as Trustee
4.7	Supplemental Indenture dated April 1, 2003, between Jordan Valley Hospital, LP, as Subsidiary Guarantor, and The Bank of New York, as Trustee
4.8	Senior Subordinated Guarantee, dated October 15, 1999 by the Delaware and Limited Partnership Subsidiary Guarantors in favor of (i) the holders of IASIS Healthcare Corporation’s outstanding 13% Senior Subordinated Notes due 2009 and 13% Senior Subordinated Exchange Notes due 2009 to be issued in the Exchange Offer and covered by this Registration Statement and (ii) the Bank of New York, as Trustee under the Indenture governing the above-referenced notes(1)

Exhibit No.	Description

4.9	Senior Subordinated Guarantee, dated October 25, 1999 by the Arizona Subsidiary Guarantor in favor of (i) the holders of IASIS Healthcare Corporation’s outstanding 13% Senior Subordinated Notes due 2009 and 13% Senior Subordinated Exchange Notes due 2009 to be issued in the Exchange Offer and covered by this Registration Statement and (ii) the Bank of New York, as Trustee under the Indenture governing the above-referenced notes(1)
4.10	Senior Subordinated Guarantee, dated November 4, 1999 by the Utah Subsidiary Guarantor in favor of (i) the holders of IASIS Healthcare Corporation’s outstanding 13% Senior Subordinated Notes due 2009 and 13% Senior Subordinated Exchange Notes due 2009 to be issued in the Exchange Offer and covered by this Registration Statement and (ii) the Bank of New York, as Trustee under the Indenture governing the above-referenced notes(1)
4.11	Registration Rights Agreement Dated June 6, 2003, by and among IASIS Healthcare Corporation, the Guarantors signatories thereto and Banc Of America Securities LLC, Bear, Stearns & Co. Inc. and Citigroup Global Markets Inc.
4.12	Form of IASIS Healthcare Corporation 13% Senior Subordinated Exchange Note due 2009(1)
4.13	Form of IASIS Healthcare Corporation 8 1/2% Senior Subordinated Note due 2009 (included in Exhibit 4.1)
4.14	Form of IASIS Healthcare Corporation 8 1/2% Senior Subordinated Exchange Note due 2009
5	Opinion of Bass, Berry & Sims PLC*
10.1	Stockholders Agreement, dated as of October 8, 1999, by and among IASIS Healthcare Corporation, JLL Healthcare, LLC, Paracelsus Healthcare Corporation and each of the other investors listed thereto(1)
10.2	Amendment to Stockholders Agreement dated December 19, 2000, by and among IASIS Healthcare Corporation, JLL Healthcare, LLC, BTIP/Berenson Minella and Berenson Minella Investments LLC(3)
10.3	Amendment to Stockholders Agreement dated February 6, 2001 between IASIS Healthcare Corporation and JLL Healthcare, LLC(4)
10.4	Tenet Buypower Purchasing Assistance Agreement, dated as of October 15, 1999, by and between IASIS Healthcare Corporation and Tenet HealthSystem Medical, Inc.(1)
10.5	Tax Sharing Agreement, dated as of October 8, 1999, among JLL Healthcare, LLC and its affiliates(1)
10.6	IASIS Healthcare Corporation 2000 Stock Option Plan(5)
10.7	Senior Executive Officer Compensation Plan(6)
10.8	Lease dated as of July 29, 1977, by and between Sierra Equities, Inc., as Landlord, and Mesa General Hospital, Inc., as Tenant(7)
10.9	Addendum to Lease entered into by and between Sierra Equities, Inc., as Landlord, and Mesa General Hospital, Inc., as Tenant(7)
10.10	Conforming Amendment to Lease dated as of June 10, 1991, by and between Sierra Equities, Inc., as Landlord, and Mesa General Hospital, Inc., as Tenant(7)
10.11	Amendment to Hospital Lease dated as of October 31, 2000, by and between Sierra Equities, Inc., as Landlord, and Mesa General Hospital, L.P., as Tenant(7)
10.12	Amended and Restated Pioneer Hospital Lease dated as of June 28, 2002, by and between Health Care Property Investors, Inc. and Pioneer Valley Hospital, Inc.(8)
10.13	Form of Indemnification Agreement(4)
10.14	Employment Agreement dated May 1, 2000 between IASIS Healthcare Corporation and Mr. C. Wayne Gower(4)

Exhibit No.	Description

10.15	Employment Agreement dated May 1, 2000 between IASIS Healthcare Corporation and Mr. John K. Crawford(4)
10.16	Employment Agreement dated February 7, 2001 between IASIS Healthcare Corporation and David R. White(9)
10.17	Form of Employment Agreement between IASIS Healthcare Corporation and each of Sandra K. McRee and W. Carl Whitmer(9)
10.18	Contract between Arizona Health Care Cost Containment System Administration and Health Choice Arizona dated August 25, 1997, effective as of October 1, 1997 (including Amendment Nos. 1-17)(9)
10.19	Amendment No. 18 to Contract between Arizona Health Care Cost Containment System and Health Choice Arizona dated March 6, 2002, effective as of April 1, 2002(10)
10.20	Amendment No. 17 to Contract between Arizona Health Care Cost Containment System and Health Choice Arizona, dated May 17, 2002, effective as of April 1, 2002(8)
10.21	Amendment No. 19 to Contract between Arizona Health Care Cost Containment System and HealthChoice Arizona, dated September 20, 2002, effective as of October 1, 2002.(11)
10.22	Amendment No. 20 to Contract between Arizona Health Care Cost Containment System and HealthChoice Arizona, dated December 13, 2002, effective as of January 1, 2003.(12)
10.23	Sale and Purchase Agreement dated as of August 31, 2001 by and among Meditrust Healthcare Corporation, IASIS Healthcare Holdings, Inc. and St. Luke’s Medical Center, LP(9)
10.24	Amended and Restated Credit Agreement dated as of February 7, 2003, among IASIS Healthcare Corporation, as Borrower, Certain Subsidiaries of the Borrower, as Guarantors, Various Lenders, CitiCorp North America, Inc. and UBS AG, Stamford Branch, as Co-Syndication Agents, General Electric Capital Corporation and Residential Funding Corporation dba GMAC-RFC Health Capital, as Co-Documentation Agents, Bank of America, N.A., as Administrative Agent and Banc of America Securities, LLC and Salomon Smith Barney Inc., as Joint Lead Arrangers and Joint Book Managers(13)
10.25	First Amendment to Credit Agreement dated as of May 21, 2003, by and among IASIS Healthcare Corporation, the Subsidiary Guarantors, the Lenders party thereto and Bank of America, N.A., as Administrative Agent
12	Statement regarding computation of ratios
21	Subsidiaries of IASIS Healthcare Corporation
23.1	Consent of Ernst & Young LLP
23.2	Consent of Bass, Berry & Sims PLC (included in Exhibit 5)*
24	Power of Attorney (included on the signature page of this Registration Statement)
25	Statement of Eligibility on Form T-1 of The Bank of New York, as Trustee
99.1	Letter of Transmittal
99.2	Form of Letter to Clients
99.3	Form of Letter to Registered Holders and Depository Trust Company Participants
99.4	Form of Notice of Guaranteed Delivery

Exhibit No.	Description

99.5	Financial Statements of Odessa Regional Hospital, LP as of and for the years ended September 30, 2002, 2001 and 2000(11)
99.6	Financial Statements of Odessa Regional Hospital, LP as of and for the six months ended March 31, 2003 and 2002(14)

*	Denotes documents to be filed by amendment.

(1)	Incorporated by reference to the Company’s Registration Statement on Form S-4 (Registration No. 333-94521).

(2)	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001.

(3)	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2000.

(4)	Incorporated by reference to the Company’s Registration Statement on Form S-1 (Registration No. 333-54086).

(5)	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2000.

(6)	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2001.

(7)	Incorporated by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2000.

(8)	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2002.

(9)	Incorporated by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2001.

(10)	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2002.

(11)	Incorporated by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2002.

(12)	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2002.

(13)	Incorporated by reference to the Company’s Current Report on Form 8-K filed on February 11, 2003.

(14)	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2003.

Item 22.     Undertakings.

      (a)   The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)	The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in the documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

(d)	The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, each of the registrants has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in City of Franklin, State of Tennessee on the 27th day of June, 2003.

IASIS HEALTHCARE CORPORATION

By:	/s/ DAVID R. WHITE

Name: David R. White

Title:	Chairman of the Board, President and

Chief Executive Officer

ARIZONA DIAGNOSTIC & SURGICAL CENTER, INC.

By:	/s/ DAVID R. WHITE

Name: David R. White
Title: President & Chief Executive Officer

BAPTIST JOINT VENTURE HOLDINGS, INC.

By:	/s/ DAVID R. WHITE

Name: David R. White
Title: President & Chief Executive Officer

BEAUMONT HOSPITAL HOLDINGS, INC.

By:	/s/ DAVID R. WHITE

Name: David R. White
Title: President & Chief Executive Officer

BILTMORE SURGERY CENTER, INC.

By:	/s/ DAVID R. WHITE

Name: David R. White
Title: President & Chief Executive Officer

BILTMORE SURGERY CENTER HOLDINGS, INC.

By:	/s/ DAVID R. WHITE

Name: David R. White
Title: President & Chief Executive Officer

BROOKWOOD DIAGNOSTIC CENTER OF TAMPA, INC.

By:	/s/ DAVID R. WHITE

Name: David R. White
Title: President & Chief Executive Officer

CLINICARE OF TEXAS, INC.

By:	/s/ DAVID R. WHITE

Name: David R. White
Title: President & Chief Executive Officer

CLINICARE OF UTAH, INC.

By:	/s/ DAVID R. WHITE

Name: David R. White
Title: President & Chief Executive Officer

DAVIS HOSPITAL & MEDICAL CENTER, INC.

By:	/s/ DAVID R. WHITE

Name: David R. White
Title: President & Chief Executive Officer

DAVIS SURGICAL CENTER HOLDINGS, INC.

By:	/s/ DAVID R. WHITE

Name: David R. White
Title: President & Chief Executive Officer

FIRST CHOICE PHYSICIANS NETWORK HOLDINGS, INC.

By:	/s/ DAVID R. WHITE

Name: David R. White
Title: President & Chief Executive Officer

IASIS FINANCE, INC.

By:	/s/ DAVID R. WHITE

Name: David R. White
Title: President & Chief Executive Officer

IASIS HEALTHCARE HOLDINGS, INC.

By:	/s/ DAVID R. WHITE

Name: David R. White
Title: President & Chief Executive Officer

IASIS HEALTHCARE MSO SUB OF SALT LAKE CITY, LLC

By:	/s/ DAVID R. WHITE

Name: David R. White
Title: President & Chief Executive Officer

IASIS HOME INFUSION AND MEDICAL EQUIPMENT, INC.

By:	/s/ DAVID R. WHITE

Name: David R. White
Title: President & Chief Executive Officer

IASIS MANAGEMENT COMPANY

By:	/s/ DAVID R. WHITE

Name: David R. White
Title: President & Chief Executive Officer

IASIS PHYSICIAN SERVICES, INC.

By:	/s/ DAVID R. WHITE

Name: David R. White
Title: President & Chief Executive Officer

IASIS TRANSCO, INC.

By:	/s/ DAVID R. WHITE

Name: David R. White
Title: President & Chief Executive Officer

JORDAN VALLEY HOSPITAL HOLDINGS, INC.

By:	/s/ DAVID R. WHITE

Name: David R. White
Title: President & Chief Executive Officer

JORDAN VALLEY HOSPITAL, LP

By:	IASIS Healthcare Holdings, Inc.,

General Partner

By:	/s/ DAVID R. WHITE

Name: David R. White
Title: President & Chief Executive Officer

MCS/AZ, INC.

BY:	/s/ DAVID R. WHITE

NAME: DAVID R. WHITE
TITLE: President & Chief Executive Officer

MEMORIAL HOSPITAL OF TAMPA, LP

By:	IASIS Healthcare Holdings, Inc.

General Partner

By:	/s/ DAVID R. WHITE

Name: David R. White
Title: President & Chief Executive Officer

MESA GENERAL HOSPITAL, LP

By:	IASIS Healthcare Holdings, Inc.

General Partner

By:	/s/ DAVID R. WHITE

Name: David R. White
Title: President & Chief Executive Officer

METRO AMBULATORY SURGERY CENTER, INC.

By:	/s/ DAVID R. WHITE

Name: David R. White
Title: President & Chief Executive Officer

ODESSA REGIONAL HOSPITAL, LP

By:	IASIS Healthcare Holdings, Inc.

General Partner

By:	/s/ DAVID R. WHITE

Name: David R. White
Title: President & Chief Executive Officer

PALMS OF PASADENA HOMECARE, INC.

By:	/s/ DAVID R. WHITE

Name: David R. White
Title: President & Chief Executive Officer

PALMS OF PASADENA HOSPITAL, LP

By:	IASIS Healthcare Holdings, Inc.

General Partner

By:	/s/ DAVID R. WHITE

Name: David R. White
Title: President & Chief Executive Officer

PIONEER VALLEY HEALTH PLAN, INC.

By:	/s/ DAVID R. WHITE

Name: David R. White
Title: President & Chief Executive Officer

PIONEER VALLEY HOSPITAL, INC.

By:	/s/ DAVID R. WHITE

Name: David R. White
Title: President & Chief Executive Officer

ROCKY MOUNTAIN MEDICAL CENTER, INC.

By:	/s/ DAVID R. WHITE

Name: David R. White
Title: President & Chief Executive Officer

SALT LAKE REGIONAL MEDICAL CENTER, INC.

By:	/s/ DAVID R. WHITE

Name: David R. White
Title: President & Chief Executive Officer

SANDY CITY HOLDINGS, INC.

By:	/s/ DAVID R. WHITE

Name: David R. White
Title: President & Chief Executive Officer

SOUTHEAST TEXAS HOSPITAL, LP

By:	IASIS Healthcare Holdings, Inc.

General Partner

By:	/s/ DAVID R. WHITE

Name: David R. White
Title: President & Chief Executive Officer

SOUTHRIDGE PLAZA HOLDINGS, INC.

By:	/s/ DAVID R. WHITE

Name: David R. White
Title: President & Chief Executive Officer

SOUTHWEST GENERAL HOSPITAL, LP

By:	IASIS Healthcare Holdings, Inc.

General Partner

By:	/s/ DAVID R. WHITE

Name: David R. White
Title: President & Chief Executive Officer

SSJ ST. PETERSBURG HOLDINGS, INC.

By:	/s/ DAVID R. WHITE

Name: David R. White
Title: President & Chief Executive Officer

ST. LUKE’S BEHAVIORAL HOSPITAL, LP

By:	IASIS Healthcare Holdings, Inc.

General Partner

By:	/s/ DAVID R. WHITE

Name: David R. White
Title: President & Chief Executive Officer

ST. LUKE’S MEDICAL CENTER, LP

By:	IASIS Healthcare Holdings, Inc.

General Partner

By:	/s/ DAVID R. WHITE

Name: David R. White
Title: President & Chief Executive Officer

TAMPA BAY STAFFING SOLUTIONS, INC.

By:	/s/ DAVID R. WHITE

Name: David R. White
Title: President & Chief Executive Officer

TEMPE ST. LUKE’S HOSPITAL, LP

By:	IASIS Healthcare Holdings, Inc.

General Partner

By:	/s/ DAVID R. WHITE

Name: David R. White
Title: President & Chief Executive Officer

TOWN & COUNTRY HOSPITAL, LP

By:	IASIS Healthcare Holdings, Inc.

General Partner

By:	/s/ DAVID R. WHITE

Name: David R. White
Title: President & Chief Executive Officer

      Each person whose signature appears below constitutes and appoints David R. White, W. Carl Whitmer and Frank A. Coyle, and each of them individually without the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary full to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by the virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on its behalf by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID R. WHITE David R. White	Chairman of the Board of IASIS Healthcare Corporation, President and Chief Executive Officer of IASIS Healthcare Corporation, the Arizona Subsidiary Guarantor, the Delaware Corporate Subsidiary Guarantors and the Utah Subsidiary Guarantor (Principal Executive Officer)	June 27, 2003

/s/ W. CARL WHITMER W. Carl Whitmer	Vice President and Chief Financial Officer of IASIS Healthcare Corporation, the Arizona Subsidiary Guarantor, the Delaware Corporate Subsidiary Guarantors and the Utah Subsidiary Guarantor (Principal Financial and Accounting Officer)	June 27, 2003

/s/ MICHAEL S. BERK Michael S. Berk	Director of IASIS Healthcare Corporation	June 27, 2003

/s/ JAY R. BLOOM Jay R. Bloom	Director of IASIS Healthcare Corporation	June 27, 2003

/s/ RAMSEY A. FRANK Ramsey A. Frank	Director of IASIS Healthcare Corporation, the Arizona Subsidiary Guarantor and the Delaware Corporate Subsidiary Guarantors	June 27, 2003

/s/ ANTHONY GRILLO Anthony Grillo	Director of IASIS Healthcare Corporation	June 27, 2003

/s/ ROBERT E. KISS Robert E. Kiss	Director of IASIS Healthcare Corporation	June 27, 2003

/s/ PAUL S. LEVY Paul S. Levy	Director of IASIS Healthcare Corporation, the Arizona Subsidiary Guarantor and the Delaware Corporate Subsidiary Guarantors	June 27, 2003

/s/ JEFFREY C. LIGHTCAP Jeffrey C. Lightcap	Director of IASIS Healthcare Corporation, the Arizona Subsidiary Guarantor and the Delaware Corporate Subsidiary Guarantors	June 27, 2003

/s/ FRANK J. RODRIGUEZ Frank J. Rodriguez	Director of IASIS Healthcare Corporation	June 27, 2003

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Recapitalization Agreement, dated as of August 16, 1999, by and among Paracelsus Healthcare Corporation, PHC/CHC Holdings, Inc., PHC/Psychiatric Healthcare Corporation, PHC-Salt Lake City, Inc., Paracelsus Pioneer Valley Hospital, Inc., Pioneer Valley Health Plan, Inc., PHC-Jordan Valley, Inc., Paracelsus PHC Regional Medical Center, Paracelsus Davis Hospital, Inc., PHC Utah, Inc., Clinicare of Utah, Inc. and JLL Hospital, LLC(1)
2.2	Asset Sale Agreement between Tenet Healthcare Corporation and JLL Hospital, LLC, dated August 15, 1999(1)
2.3	Amendment No. 1 to Asset Sale Agreement, made and entered into as of October 15, 1999, by and between Tenet Healthcare Corporation and IASIS Healthcare Corporation(1)
2.4	Amendment No. 2 to Asset Sale Agreement, made and entered into as of October 15, 1999, by and between Tenet Healthcare Corporation and IASIS Healthcare Corporation(1)
2.5	Asset Sale Agreement between Odessa Hospital, Ltd., and JLL Hospital, LLC, dated as of August 15, 1999(1)
2.6	Amendment No. 1 to Asset Sale Agreement, dated as of October 15, 1999, by and between Odessa Hospital, Ltd. and IASIS Healthcare Corporation(1)
3.1	Amended and Restated Certificate of Incorporation of IASIS Healthcare Corporation, as filed with the Secretary of State of the State of Delaware on March 6, 2001(2)
3.2	Amended and Restated By-Laws of IASIS Healthcare Corporation(1)
3.3	Certificate of Incorporation of Advanced Medical Equipment, Inc., as filed with the Secretary of State of the State of Delaware on November 10, 1999
3.4	Certificate of Amendment to the Certificate of Incorporation of Advanced Medical Equipment, Inc., changing its name to IASIS Transco, Inc., as filed with the Secretary of State of the State of Delaware on November 19, 2002
3.5	Certificate of Incorporation of Arizona Diagnostics & Surgical Center, Inc., as filed with the Secretary of State of the State of Delaware on November 1, 1999
3.6	Certificate of Amendment to the Certificate of Incorporation of Arizona Diagnostics & Surgical Center, Inc., changing its name to Arizona Diagnostic & Surgical Center, Inc., as filed with the Secretary of State of the State of Delaware on January 6, 2000
3.7	Certificate of Incorporation of Baptist Joint Venture Holdings, Inc., as filed with the Secretary of State of the State of Delaware on October 1, 1999(1)
3.8	Certificate of Incorporation of Beaumont Hospital Holdings, Inc., as filed with the Secretary of State of the State of Delaware on October 4, 1999(1)
3.9	Certificate of Incorporation of Biltmore Surgery Center, Inc., as filed with the Secretary of State of the State of Delaware on October 1, 1999(1)
3.10	Certificate of Amendment to the Certificate of Incorporation of Biltmore Surgery Center, Inc., changing its name to Biltmore Surgery Center Holdings, Inc., as filed with the Secretary of State of the State of Delaware on November 9, 1999(1)
3.11	Certificate of Incorporation of Brookwood Diagnostic Center of Tampa, Inc., as filed with the Secretary of State of the State of Delaware on November 10, 1999
3.12	Certificate of Incorporation of CliniCare of Arizona, Inc., as filed with the Secretary of State of the State of Delaware on November 29, 1999
3.13	Certificate of Amendment to the Certificate of Incorporation of CliniCare of Arizona, Inc., changing its name to Oasis Staffing Services, Inc., as filed with the Secretary of State of the State of Delaware on July 20, 2001

Exhibit
Number	Description

3.14	Certificate of Amendment to the Certificate of Incorporation of Oasis Staffing Services, Inc., changing its name to CliniCare of Arizona, Inc., as filed with the Secretary of State of the State of Delaware on December 5, 2002
3.15	Certificate of Amendment to the Certificate of Incorporation of CliniCare of Arizona, Inc., changing its name to IASIS Physician Services, Inc., as filed with the Secretary of State of the State of Delaware on May 21, 2003
3.16	Certificate of Incorporation of CliniCare of Texas, Inc., as filed with the Secretary of State of the State of Delaware on November 29, 1999
3.17	Certificate of Incorporation of CliniCare of Utah, Inc., as filed with the Secretary of State of the State of Delaware on September 23, 1999(1)
3.18	Certificate of Incorporation of Davis Hospital & Medical Center, Inc., as filed with the Secretary of State of the State of Delaware on September 23, 1999(1)
3.19	Certificate of Incorporation of Davis Surgical Center Holdings, Inc., as filed with the Secretary of State of the State of Delaware on October 1, 1999(1)
3.20	Certificate of Incorporation of First Choice Physicians Network Holdings, Inc., as filed with the Secretary of State of the State of Delaware on October 1, 1999(1)
3.21	Certificate of Incorporation of IASIS Healthcare Holdings, Inc., as filed with the Secretary of State of the State of Delaware on September 23, 1999(1)
3.22	Certificate of Incorporation of IASIS Home Infusion and Medical Equipment, Inc., as filed with the Secretary of State of the State of Delaware on October 22, 1999
3.23	Certificate of Incorporation of IASIS Homecare of Arizona, Inc., as filed with the Secretary of State of the State of Delaware on October 22, 1999
3.24	Certificate of Amendment to the Certificate of Incorporation of IASIS Homecare of Arizona, Inc., changing its name to IASIS Finance, Inc., as filed with the Secretary of State of the State of Delaware on September 29, 2000
3.25	Certificate of Incorporation of IASIS Management Company, as filed with the Secretary of State of the State of Delaware on October 4, 1999(1)
3.26	Certificate of Incorporation of Jordan Valley Hospital, Inc., as filed with the Secretary of State of the State of Delaware on September 23, 1999(1)
3.27	Certificate of Amendment to the Certificate of Incorporation of Jordan Valley Hospital, Inc., changing its name to Jordan Valley Hospital Holdings, Inc., as filed with the Secretary of State of the State of Delaware on April 17, 2003
3.28	Certificate of Incorporation of MCS/AZ, Inc., as filed with the Secretary of State of the State of Delaware on October 29, 1999
3.29	Certificate of Incorporation of Metro Ambulatory Surgery Center, Inc., as filed with the Secretary of State of the State of Delaware on October 1, 1999(1)
3.30	Certificate of Incorporation of Palms of Pasadena Homecare, Inc., as filed with the Secretary of State of the State of Delaware on October 22, 1999
3.31	Certificate of Incorporation of Pioneer Valley Health Plan, Inc., as filed with the Secretary of State of the State of Delaware on September 23, 1999(1)
3.32	Certificate of Incorporation of Pioneer Valley Hospital, Inc., as filed with the Secretary of State of the State of Delaware on September 23, 1999(1)
3.33	Certificate of Incorporation of Rocky Mountain Medical Center, Inc., as filed with the Secretary of State of the State of Delaware on September 23, 1999(1)
3.34	Certificate of Incorporation of Salt Lake Regional Medical Center, Inc., as filed with the Secretary of State of the State of Delaware on September 23, 1999(1)

Exhibit
Number	Description

3.35	Certificate of Incorporation of Sandy City Holdings, Inc., as filed with the Secretary of State of the State of Delaware on October 1, 1999(1)
3.36	Certificate of Incorporation of Southridge Plaza Holdings, Inc., as filed with the Secretary of State of the State of Delaware on October 1, 1999(1)
3.37	Certificate of Incorporation of SSJ St. Petersburg Holdings, Inc., as filed with the Secretary of State of the State of Delaware on October 1, 1999(1)
3.38	Certificate of Incorporation of Town & County Homecare, Inc., as filed with the Secretary of State of the State of Delaware on October 22, 1999
3.39	Certificate of Amendment to the Certificate of Incorporation of Town & Country Homecare, Inc., changing its name to IASIS Holdco of Florida, Inc., as filed with the Secretary of State of the State of Delaware on March 30, 2001
3.40	Certificate of Amendment to the Certificate of Incorporation of IASIS Holdco of Florida, Inc., changing its name to Tampa Bay Staffing Solutions, Inc., as filed with the Secretary of State of the State of Delaware on September 13, 2001
3.41	Form of By-Laws of Delaware Corporate Subsidiary Guarantors (1)
3.42	Certificate of Limited Partnership of Jordan Valley Hospital, LP, as filed with the Secretary of State of the State of Delaware on February 11, 2003
3.43	Certificate of Limited Partnership of Memorial Hospital of Tampa, LP, as filed with the Secretary of State of the State of Delaware on September 24, 1999(1)
3.44	Certificate of Limited Partnership of Mesa General Hospital, LP, as filed with the Secretary of State of the State of Delaware on September 24, 1999(1)
3.45	Certificate of Limited Partnership of Odessa Regional Hospital, LP, as filed with the Secretary of State of the State of Delaware on September 24, 1999(1)
3.46	Certificate of Limited Partnership of Palms of Pasadena Hospital, LP, as filed with the Secretary of State of the State of Delaware on September 24, 1999(1)
3.47	Certificate of Limited Partnership of Southeast Texas Hospital, LP, as filed with the Secretary of State of the State of Delaware on May 22, 2003
3.48	Certificate of Limited Partnership of Southwest General Hospital, LP, as filed with the Secretary of State of the State of Delaware on September 24, 1999(1)
3.49	Certificate of Limited Partnership of St. Luke’s Behavioral Hospital, LP, as filed with the Secretary of State of the State of Delaware on September 24, 1999(1)
3.50	Certificate of Limited Partnership of St. Luke’s Medical Center, LP, as filed with the Secretary of State of the State of Delaware on September 24, 1999(1)
3.51	Certificate of Limited Partnership of Tempe St. Luke’s Hospital, LP, as filed with the Secretary of State of the State of Delaware on September 24, 1999(1)
3.52	Certificate of Limited Partnership of Town & Country Hospital, LP, as filed with the Secretary of State of the State of Delaware on September 24, 1999(1)
3.53	Form of Limited Partnership Agreement of Memorial Hospital of Tampa, LP, Mesa General Hospital, LP, Palms of Pasadena Hospital, LP, Southwest General Hospital, LP, St. Luke’s Behavioral Hospital, LP, St. Luke’s Medical Center, LP, Tempe St. Luke’s Hospital, LP and Town & Country Hospital, LP(1)
3.54	Limited Partnership Agreement of Jordan Valley Hospital, LP
3.55	Amended and Restated Limited Partnership Agreement of Odessa Regional Hospital, LP
3.56	Limited Partnership Agreement of Southeast Texas Hospital, LP
3.57	Articles of Incorporation of Biltmore Surgery Center, Inc. as filed with the Executive Secretary of the Arizona Corporation Commission on September 23, 1996(1)
3.58	By-Laws of Biltmore Surgery Center, Inc., an Arizona corporation(1)

Exhibit
Number	Description

3.59	Articles of Organization of IASIS Healthcare MSO Sub of Salt Lake City, LLC, as filed with the Utah Division of Corporations and Commercial Code on October 5, 1998(1)
3.60	Operating Agreement of IASIS Healthcare MSO Sub of Salt Lake City, LLC(1)
4.1	Indenture, dated as of June 6, 2003, among IASIS Healthcare Corporation, the Subsidiary Guarantors and The Bank of New York, as Trustee
4.2	Form of Subsidiary Guarantee dated as of June 6, 2003, executed by each of the Subsidiary Guarantors
4.3	Indenture, dated as of October 15, 1999, among IASIS Healthcare Corporation, the Delaware and Limited Partnership Subsidiary Guarantors and The Bank of New York, as Trustee(1)
4.4	Supplemental Indenture, dated October 25, 1999, among IASIS Healthcare Corporation, the Delaware and Limited Partnership Subsidiary Guarantors, the Arizona Subsidiary Guarantor, as guaranteeing subsidiary and The Bank of New York, as Trustee(1)
4.5	Supplemental Indenture, dated November 4, 1999, among IASIS Healthcare Corporation, the Delaware, Limited Partnership and Arizona Subsidiary Guarantors, the Utah Subsidiary Guarantor, as guaranteeing subsidiary and The Bank of New York, as Trustee(1)
4.6	Supplemental Indenture dated September 29, 2000, between IASIS Finance, Inc., as Subsidiary Guarantor, and The Bank of New York, as Trustee
4.7	Supplemental Indenture dated April 1, 2003, between Jordan Valley Hospital, LP, as Subsidiary Guarantor, and The Bank of New York, as Trustee
4.8	Senior Subordinated Guarantee, dated October 15, 1999 by the Delaware and Limited Partnership Subsidiary Guarantors in favor of (i) the holders of IASIS Healthcare Corporation’s outstanding 13% Senior Subordinated Notes due 2009 and 13% Senior Subordinated Exchange Notes due 2009 to be issued in the Exchange Offer and covered by this Registration Statement and (ii) the Bank of New York, as Trustee under the Indenture governing the above-referenced notes(1)
4.9	Senior Subordinated Guarantee, dated October 25, 1999 by the Arizona Subsidiary Guarantor in favor of (i) the holders of IASIS Healthcare Corporation’s outstanding 13% Senior Subordinated Notes due 2009 and 13% Senior Subordinated Exchange Notes due 2009 to be issued in the Exchange Offer and covered by this Registration Statement and (ii) the Bank of New York, as Trustee under the Indenture governing the above-referenced notes(1)
4.10	Senior Subordinated Guarantee, dated November 4, 1999 by the Utah Subsidiary Guarantor in favor of (i) the holders of IASIS Healthcare Corporation’s outstanding 13% Senior Subordinated Notes due 2009 and 13% Senior Subordinated Exchange Notes due 2009 to be issued in the Exchange Offer and covered by this Registration Statement and (ii) the Bank of New York, as Trustee under the Indenture governing the above-referenced notes(1)
4.11	Registration Rights Agreement Dated June 6, 2003, by and among IASIS Healthcare Corporation, the Guarantors signatories thereto and Banc Of America Securities LLC, Bear, Stearns & Co. Inc. and Citigroup Global Markets Inc.
4.12	Form of IASIS Healthcare Corporation 13% Senior Subordinated Exchange Note due 2009(1)
4.13	Form of IASIS Healthcare Corporation 8 1/2% Senior Subordinated Note due 2009 (included in Exhibit 4.1)
4.14	Form of IASIS Healthcare Corporation 8 1/2% Senior Subordinated Exchange Note due 2009
5	Opinion of Bass, Berry & Sims PLC*
10.1	Stockholders Agreement, dated as of October 8, 1999, by and among IASIS Healthcare Corporation, JLL Healthcare, LLC, Paracelsus Healthcare Corporation and each of the other investors listed thereto(1)

Exhibit
Number	Description

10.2	Amendment to Stockholders Agreement dated December 19, 2000, by and among IASIS Healthcare Corporation, JLL Healthcare, LLC, BTIP/Berenson Minella and Berenson Minella Investments LLC(3)
10.3	Amendment to Stockholders Agreement dated February 6, 2001 between IASIS Healthcare Corporation and JLL Healthcare, LLC(4)
10.4	Tenet Buypower Purchasing Assistance Agreement, dated as of October 15, 1999, by and between IASIS Healthcare Corporation and Tenet HealthSystem Medical, Inc.(1)
10.5	Tax Sharing Agreement, dated as of October 8, 1999, among JLL Healthcare, LLC and its affiliates(1)
10.6	IASIS Healthcare Corporation 2000 Stock Option Plan(5)
10.7	Senior Executive Officer Compensation Plan(6)
10.8	Lease dated as of July 29, 1977, by and between Sierra Equities, Inc., as Landlord, and Mesa General Hospital, Inc., as Tenant(7)
10.9	Addendum to Lease entered into by and between Sierra Equities, Inc., as Landlord, and Mesa General Hospital, Inc., as Tenant(7)
10.10	Conforming Amendment to Lease dated as of June 10, 1991, by and between Sierra Equities, Inc., as Landlord, and Mesa General Hospital, Inc., as Tenant(7)
10.11	Amendment to Hospital Lease dated as of October 31, 2000, by and between Sierra Equities, Inc., as Landlord, and Mesa General Hospital, L.P., as Tenant(7)
10.12	Amended and Restated Pioneer Hospital Lease dated as of June 28, 2002, by and between Health Care Property Investors, Inc. and Pioneer Valley Hospital, Inc.(8)
10.13	Form of Indemnification Agreement(4)
10.14	Employment Agreement dated May 1, 2000 between IASIS Healthcare Corporation and Mr. C. Wayne Gower(4)
10.15	Employment Agreement dated May 1, 2000 between IASIS Healthcare Corporation and Mr. John K. Crawford(4)
10.16	Employment Agreement dated February 7, 2001 between IASIS Healthcare Corporation and David R. White(9)
10.17	Form of Employment Agreement between IASIS Healthcare Corporation and each of Sandra K. McRee and W. Carl Whitmer(9)
10.18	Contract between Arizona Health Care Cost Containment System Administration and Health Choice Arizona dated August 25, 1997, effective as of October 1, 1997 (including Amendment Nos. 1-17)(9)
10.19	Amendment No. 18 to Contract between Arizona Health Care Cost Containment System and Health Choice Arizona dated March 6, 2002, effective as of April 1, 2002(10)
10.20	Amendment No. 17 to Contract between Arizona Health Care Cost Containment System and Health Choice Arizona, dated May 17, 2002, effective as of April 1, 2002(8)
10.21	Amendment No. 19 to Contract between Arizona Health Care Cost Containment System and HealthChoice Arizona, dated September 20, 2002, effective as of October 1, 2002.(11)
10.22	Amendment No. 20 to Contract between Arizona Health Care Cost Containment System and HealthChoice Arizona, dated December 13, 2002, effective as of January 1, 2003.(12)
10.23	Sale and Purchase Agreement dated as of August 31, 2001 by and among Meditrust Healthcare Corporation, IASIS Healthcare Holdings, Inc. and St. Luke’s Medical Center, LP(9)

Exhibit
Number	Description

10.24	Amended and Restated Credit Agreement dated as of February 7, 2003, among IASIS Healthcare Corporation, as Borrower, Certain Subsidiaries of the Borrower, as Guarantors, Various Lenders, CitiCorp North America, Inc. and UBS AG, Stamford Branch, as Co-Syndication Agents, General Electric Capital Corporation and Residential Funding Corporation dba GMAC-RFC Health Capital, as Co-Documentation Agents, Bank of America, N.A., as Administrative Agent and Banc of America Securities, LLC and Salomon Smith Barney Inc., as Joint Lead Arrangers and Joint Book Managers(13)
10.25	First Amendment to Credit Agreement dated as of May 21, 2003, by and among IASIS Healthcare Corporation, the Subsidiary Guarantors, the Lenders party thereto and Bank of America, N.A., as Administrative Agent
12	Statement regarding computation of ratios
21	Subsidiaries of IASIS Healthcare Corporation
23.1	Consent of Ernst & Young LLP
23.2	Consent of Bass, Berry & Sims PLC (included in Exhibit 5)*
24	Power of Attorney (included on the signature page of this Registration Statement)
25	Statement of Eligibility on Form T-1 of The Bank of New York, as Trustee
99.1	Letter of Transmittal
99.2	Form of Letter to Clients
99.3	Form of Letter to Registered Holders and Depository Trust Company Participants
99.4	Form of Notice of Guaranteed Delivery
99.5	Financial Statements of Odessa Regional Hospital, LP as of and for the years ended September 30, 2002, 2001 and 2000(11)
99.6	Financial Statements of Odessa Regional Hospital, LP as of and for the six months ended March 31, 2003 and 2002(14)

*	Denotes documents to be filed by amendment.

(1)	Incorporated by reference to the Company’s Registration Statement on Form S-4 (Registration No. 333-94521).

(2)	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001.

(3)	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2000.

(4)	Incorporated by reference to the Company’s Registration Statement on Form S-1 (Registration No. 333-54086).

(5)	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2000.

(6)	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2001.

(7)	Incorporated by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2000.

(8)	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2002.

(9)	Incorporated by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2001.

(10)	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2002.

(11)	Incorporated by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2002.

(12)	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2002.

(13)	Incorporated by reference to the Company’s Current Report on Form 8-K filed on February 11, 2003.

(14)	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2003.

      (b) Financial Statement Schedules.